As filed with the Securities and Exchange Commission on April 15, 2022

Registration No. 333-253114

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADVENT TECHNOLOGIES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	6770	83-0982969
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

200 Clarendon Street
Boston, MA 02116
(857) 264-7035
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vassilios Gregoriou
Chief Executive Officer
200 Clarendon Street
Boston, MA 02116
(857) 264-7035
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Katherine J. Blair, Esq.
Manatt, Phelps & Phillips, LLP
2049 Century Park East, Suite 1700
Los Angeles, CA 90067
(310) 312-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment No. 1”) to the Registration Statement on Form S-1 (File No. 333-253114) (the “Registration Statement”), as originally declared effective by the Securities and Exchange Commission ("SEC") on March 30, 2021, is being filed to include information contained in the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 31, 2022, and to update certain other information in the Registration Statement. During the year ended December 31, 2021, the registrant issued under the Registration Statement 22,798 shares of common stock upon the exercise of public warrants, thereby reducing the number of shares of common stock set forth in the prospectus contained in the Registration Statement that may be issued by the registrant upon exercise of public warrants.

The information included in this filing amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement on February 16, 2021.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the SEC. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

SUBJECT TO COMPLETION, DATED April 15, 2022

PRELIMINARY PROSPECTUS

ADVENT TECHNOLOGIES HOLDINGS, INC.

Primary Offering Of
26,369,557 Shares of Common Stock

Secondary Offering of
23,210,601 Shares of Common Stock
4,340,278 Warrants to Purchase Common Stock

This prospectus relates to the issuance by us of up to an aggregate of (i) 22,029,279 shares of our common stock that may be issued upon exercise of warrants to purchase common stock at an exercise price of $11.50 per share (the “public warrants”) issued by AMCI Acquisition Corp. (“AMCI”) in its initial public offering; (ii) 3,940,278 shares of our common stock that may be issued upon exercise of placement warrants at an exercise price of $11.50 per share that were originally sold to AMCI Sponsor LLC (the “Sponsor”) in a private placement consummated simultaneously with AMCI’s IPO (the “placement warrants”); and (iii) up to an aggregate of 400,000 shares of our common stock that may be issued upon the exercise of the working capital warrants at an exercise price of $11.50 per share that were issued to the Sponsor in connection with loans made by it to AMCI prior to the closing of the Business Combination (as defined below), (the “working capital warrants” and, together with the placement warrants and the public warrants, the “warrants”).

This prospectus also relates to the offer and sale, from time to time, by the selling securityholders named in this prospectus (the “Selling Securityholders”), or any of their permitted transferees, of (i) up to an aggregate of 6,500,000 shares of our common stock that were issued to certain investors (collectively, the “PIPE Investors”) in a private placement in connection with the closing of the Business Combination; (ii) up to an aggregate of 12,370,323 shares of our common stock otherwise held by the Selling Securityholders; (iii) up to an aggregate of 3,940,278 shares of our common stock that may be issued upon exercise of the placement warrants held by the Selling Securityholders; (iv) up to an aggregate of 400,000 shares of our common stock that may be issued upon the exercise of the working capital warrants held by the Selling Securityholders and (v) up to an aggregate of 3,940,278 placement warrants and 400,000 working capital warrants held by the Selling Securityholders, as further described in this prospectus. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

We will not receive any proceeds from the sale of shares of common stock or warrants by the Selling Securityholders pursuant to this prospectus, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders and any of their permitted transferees may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. Additional information on the Selling Securityholders, and the times and manner in which they may offer and sell the securities under this prospectus, is provided under “Selling Securityholders” and “Plan of Distribution” in this prospectus.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock and warrants are listed on Nasdaq under the symbols “ADN” and “ADNWW”, respectively. On April 14, 2022, the closing price of our common stock was $2.46 per share and the closing price of our warrants was $0.4696 per warrant.

We are an “emerging growth company” and a “smaller reporting company” as such terms are defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 13 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders and their permitted transferees may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings.

We may use the shelf registration statement to issue up to an aggregate of 26,369,557 shares of our common stock that may be issued upon exercise of the public warrants, the placement warrants and the working capital warrants. The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 23,210,601 shares of our common stock and up to 4,340,278 placement warrants and working capital warrants. The Selling Securityholders and their permitted transferees may use the shelf registration statement to sell such securities from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the common stock being offered and the terms of the offering.

A prospectus supplement or post-effective amendment may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement, post-effective amendment or any related free writing prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the U.S.: neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the U.S. Persons outside the U.S. who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the U.S.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

SELECTED DEFINITIONS

Unless the context otherwise requires, in this prospectus, references to “Advent”, the “Company”, “us”, “we”, “our” and any related terms prior to the closing of the Business Combination are intended to mean Advent Technologies Inc., a Delaware corporation, and its consolidated subsidiaries and after the closing of the Business Combination are intended to mean Advent Technologies Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

“AMCI” means AMCI Acquisition Corp., a Delaware corporation, which was renamed “Advent Technologies Holdings, Inc.” in connection with the Closing.

“AMCI IPO” means AMCI’s initial public offering.

“Business Combination” means the Merger and the other transactions contemplated by the Merger Agreement.

“Closing” means the closing of the Business Combination.

“Combined Entity” means AMCI after giving effect to the Business Combination, including Advent and any other direct or indirect subsidiaries of AMCI.

“common stock” means the common stock, par value $0.0001 per share, of Advent Technologies Holdings, Inc. following the Business Combination; such common stock was previously designated Class A common stock of AMCI, and which includes any shares of Class B common stock of AMCI that was converted into Class A common stock in connection with the Closing pursuant to the amended and restated certification of AMCI prior to the Business Combination.

“DGCL” means the Delaware General Corporation Law, as amended.

“Effective Time” means the effective time of the Merger in accordance with the Merger Agreement.

“Exchange Act” means Securities Exchange Act of 1934, as amended.

“EY” means Ernst & Young (Hellas) Certified Auditors Accountants S.A., Advent’s independent auditor.

“Marcum” means Marcum LLP, AMCI’s independent auditor.

“Merger” means the merger of Merger Sub with and into Advent, with Advent continuing as the surviving corporation and as a wholly-owned subsidiary of AMCI, in accordance with the terms of the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated October 12, 2020, and amended on October 19, 2020 and amended again on December 31, 2020, by and among AMCI, Merger Sub, the Purchaser Representative, Advent Technologies Inc. and the Seller Representative.

“Merger Sub” means AMCI Merger Sub Corp., a newly-formed Delaware corporation and wholly-owned subsidiary of AMCI.

“PIPE Investment” refers to the sale of shares of newly issued Class A common stock to the PIPE Investors in a private placement that was consummated simultaneously with the closing of the Business Combination.

“PIPE Investors” means the investors in the PIPE Investment.

“PIPE Subscription Agreements” means the subscription agreements, dated December 22, 2020, by and among AMCI and the investors named therein relating to the PIPE Investment.

“Placement Warrants” means 3,940,278 warrants to purchase shares of Class A common stock issued to Sponsor in the Private Placement, which, after the Business Combination, entitles the holder thereof to purchase one share of common stock for $11.50 per share.

“Private Placement” means the private placement consummated simultaneously with the AMCI IPO in which AMCI issued to the Sponsor the Placement Warrants.

“Public Warrants” means warrants underlying the Units issued in the AMCI IPO, which after the Business Combination, entitles the holder thereof to purchase one share of common stock for $11.50 per share.

 “Purchaser Representative” means Sponsor in the capacity as the Purchaser Representative under the Merger Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Representative” means Vassilios Gregoriou in the capacity as the Seller Representative under the Merger Agreement.

“Sponsor” means AMCI Sponsor LLC.

“Units” means Units issued in the AMCI IPO, including any overallotment securities acquired by AMCI’s underwriters, consisting of one share of Class A common stock and one Public Warrant.

“Warrants” means any of the Placement Warrants, the Public Warrants and the Working Capital Warrants.

“Working Capital Warrants” means 400,000 warrants issued to the Sponsor in connection with its election to convert loans made by it to AMCI prior to the closing of AMCI’s initial business combination in accordance with the AMCI IPO prospectus at a price of $1.00 per warrant, which warrants are identical to the Placement Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to maintain the listing of our shares of common stock and warrants on Nasdaq;

•	our ability to raise financing in the future;

•	our success in retaining or recruiting officers, key employees or directors;

•	factors relating to our business, operations and financial performance, including:

o	our ability to control the costs associated with our operations;

o	our ability to grow and manage growth profitably;

o	our reliance on complex machinery for our operations and production;

o	the market’s willingness to adopt our technology;

o	our ability to maintain relationships with customers;

o	the potential impact of product recalls;

o	our ability to compete within our industry;

o	increases in costs, disruption of supply or shortage of raw materials;

o
risks associated with strategic alliances or acquisitions, including the acquisition of SerEnergy A/S, a Danish stock corporation (“SerEnergy”) and fischer eco solutions GmbH, a German limited liability company (“FES”), former wholly-owned subsidiaries of F.E.R. fischer Edelstahlrohre GmbH, completed on August 31, 2021;

o	the impact of unfavorable changes in U.S. and international regulations;

o	the availability of and our ability to meet the terms and conditions for government grants and economic incentives; and

o	our ability to protect our intellectual property rights;

•
market conditions and global and economic factors beyond our control, including the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and our liquidity, operations and personnel;

•	volatility of our stock price and potential share dilution;

•	future exchange and interest rates; and

•	other factors detailed herein under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the U.S. Securities and Exchange Commission. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our common stock, see the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information” and the financial statements included elsewhere in this prospectus.

The Company

Advent is an advanced materials and technology development company operating in the fuel cell and hydrogen technology space. Advent develops, manufactures and assembles the critical components that determine the performance of hydrogen fuel cells and other energy systems. Advent’s core product offering is the Membrane Electrode Assembly (MEA) at the center of the fuel cell. The Advent MEA, which derives its key benefits from the properties of Advent’s engineered membrane technology, enables a more robust, longer-lasting and ultimately lower-cost fuel cell product.

To date, Advent’s principal operations have been developing and manufacturing MEAs, and designing fuel cell stacks and complete fuel cell systems, for a range of customers in the stationary power, portable power, automotive, aviation, energy storage and sensor markets. Advent has its headquarters in Boston, Massachusetts in the U.S., a product development function in Boston, Massachusetts in the U.S., and a MEA assembly and production facility in Patras, Greece.

The majority of Advent’s current revenues derive predominantly from the sale of MEAs, but also from the sale of membranes and electrodes for specific applications in the iron flow battery and cellphone markets respectively. Whilst MEA sales and associated revenues are expected to provide the majority of Advent’s future income, both of these markets remain commercially viable and have the potential to generate material future revenues based on Advent’s existing customers. Advent has also secured grant funding for a range of projects from research agencies and other organizations in the U.S. and Greece and expects to continue to be eligible for grant funding based on its product development activities over the foreseeable future.

Advent plans to scale up both its U.S. and Greece operations in order to handle substantial increases in MEA production volumes, and enable it to execute a range of product development programs that are designed to increase Advent’s overall product suite, improve the performance of its core MEA product and optimize its production operations to improve unit production costs.

Background

Advent Technologies Holdings, Inc., a Delaware corporation (the “Company”), was originally named AMCI Acquisition Corp. (“AMCI”), and was established as a special purpose acquisition company, which completed its initial public offering in November 2018. AMCI was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and, prior to the Business Combination, the Company was a “shell company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because it had no operations and nominal assets consisting almost entirely of cash.

On February 4, 2021, AMCI consummated the Business Combination pursuant to the terms of the Merger Agreement, including the merger of AMCI Merger Sub Corp., a newly-formed Delaware corporation and wholly-owned subsidiary of AMCI (“Merger Sub”) with and into Advent Technologies Inc., with Advent Technologies Inc. continuing as the surviving corporation and as a wholly-owned subsidiary of AMCI, in accordance with the terms of the Agreement and Plan of Merger, dated October 12, 2020 , and amended on October 19, 2020 and amended again on December 31, 2020, by and among AMCI, Merger Sub, AMCI Sponsor LLC in its capacity as the Purchaser Representative, Advent Technologies Inc. and Vassilios Gregoriou in the capacity as the Seller Representative.

In connection with the Closing, AMCI changed its name to “Advent Technologies Holdings, Inc.” and each outstanding share of Class A common stock, including any shares of Class B common stock that were converted into shares of Class A common stock, were redesignated as common stock. We continued the listing of our common stock and public warrants on the Nasdaq Stock Market under the symbols “ADN” and “ADNWW”, respectively. Prior to the Closing, our Class A common stock, public warrants and units were listed on the Nasdaq Stock Market under the symbols “AMCI”, “AMCIW” and “AMCIU”.

The rights of holders of our common stock and warrants are governed by our second amended and restated certificate of incorporation, our amended and restated bylaws and the Delaware General Corporation Law (the “DGCL”), and in the case of the warrants, the Warrant Agreement, dated November 15, 2018 by and between AMCI and Continental Stock Transfer & Trust Company, as warrant agent. See the sections entitled “Description of Securities” and “Selling Securityholders.”

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Advent elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, Advent, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time Advent is no longer considered to be an emerging growth company. At times, Advent may elect to early adopt a new or revised standard. See Note 2 of the accompanying audited financial statements for the recent accounting pronouncements adopted and the recent accounting pronouncements not yet adopted for the years ending December 31, 2020 and 2019.

In addition, Advent intends to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, Advent intends to rely on such exemptions, Advent is not required to, among other things: (a) provide an auditor’s attestation report on Advent’s system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

Advent will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of Advent’s first fiscal year following the fifth anniversary of the Closing, (b) the last date of Advent’s fiscal year in which Advent has total annual gross revenue of at least $1.1 billion, (c) the date on which Advent is deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which Advent has issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors”, which represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations.

These risk factors include, but are not limited to, the following:

•	We may be unable to adequately control the costs associated with our operations.

•
We may need to raise additional funds and these funds may not be available to us when we need them. If we cannot raise additional funds when we need them, our operations and prospects could be negatively affected.

•	If we fail to manage our future growth effectively, we may not be able to market and sell our fuel cells successfully.

•	We will rely on complex machinery for our operations and production involves a significant degree of risk and uncertainty in terms of operational performance and costs.

•	Our future growth is dependent upon the market’s willingness to adopt our hydrogen-powered fuel cell and membrane technology.

•	We Continue to Generate a Low Level of Revenue from our core product MEA and Developing Commercial Sales to Major Organizations.

•	Future product recalls could materially adversely affect our business, prospects, operating results and financial condition.

•	If we are unable to attract and retain key employees and hire qualified management, technical and fuel cell and system engineering personnel, our ability to compete could be harmed.

•	We have been, and may in the future be, adversely affected by the global COVID-19 pandemic.

•	Increases in costs, disruption of supply or shortage of raw materials could harm our business.

•	We are or may be subject to risks associated with strategic alliances or acquisitions.

•	We may experience difficulties integrating the operations of acquired companies into our business and in realizing the expected benefits of these acquisitions.

•	We are subject to substantial regulation and unfavorable changes to, or failure by us to comply with, these regulations could substantially harm our business and operating results.

•	We face risks associated with our international operations, including unfavorable regulatory, political, tax and labor conditions, which could harm our business.

•	The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on our business, prospects, financial condition and operating results.

•
We may not be able to obtain or agree on acceptable terms and conditions for all or a significant portion of the government grants, loans and other incentives for which we may apply in the future. As a result, our business and prospects may be adversely affected.

•	We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and cause us to incur substantial costs.

•	Our business may be adversely affected if we are unable to protect our intellectual property rights from unauthorized use by third parties.

•	Our patent applications may not issue as patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

•	Our management team has limited experience managing a public company.

•
The SEC released a public statement regarding accounting for warrants which resulted in our warrants being accounted for as liabilities rather than as equity and a restatement of our previously issued financial statements.

•
The restatement of the Company's financial statements in May 2021 has subjected us to additional risks and uncertainties, including increased professional costs and the increased possibility of legal proceedings.

•
Certain of our warrants are accounted for as a warrant liability and are recorded at fair value upon issuance with changes in fair value each period to be reported in earnings, which may have an adverse effect on the market price of our common stock.

•	Obtaining the MIL-STD certification for the Honey Badger and advancing it for U.S. army integration is subject to risks and uncertainty.

•
Cybersecurity risks and attacks, security incidents, and data breaches could compromise our intellectual property or other proprietary information, could disrupt our electronic infrastructure, operations and manufacturing, and could impact our competitive position, reputation, results of operations, financial condition, and cash flows.

•	Our global operations are subject to data privacy laws and regulations that impose significant compliance costs and create reputational and legal risk.

•	A write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth.

•
Delaware law and our second amended and restated certificate of incorporation and bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

•
The second amended and restated certificate of incorporation designate a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between us and our stockholders, and also provide that the federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, each of which could limit the ability of our stockholders to choose the judicial forum for disputes with us or our directors, officers, or employees.

•
We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

•	An active market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

•	Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

•	Our common stock price may change significantly and you could lose all or part of your investment as a result.

•
Because there are no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock at a price greater than what you paid for it.

•	Our stockholders may experience dilution in the future.

•
If securities or industry analysts do not publish research or reports about our business, if they change their recommendations regarding our common stock or if our operating results do not meet their expectations, our common stock price and trading volume could decline.

•	Future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price for our common stock to decline.

•
As a public company, we are subject to additional laws, regulations and stock exchange listing standards, which impose additional costs on us and may strain our resources and divert our management’s attention.

•
We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

•	We may redeem unexpired public warrants prior to their exercise at a time that is disadvantageous for warrant holders.

•
Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial condition and results of operations.

•	The exercise of Warrants for our common stock would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Corporate Information

Our principal executive offices are located at 200 Clarendon Street, Boston, MA 02116. Our telephone number is (857) 264-7035, and our website address is https://www.advent.energy. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING
We are registering the issuance by us of up to 26,369,557 shares of our common stock that may be issued upon exercise of public warrants, placement warrants, and working capital warrants. We are also registering the resale by the Selling Securityholders or their permitted transferees of (ii) up to 23,210,601 shares of our common stock and up to 4,340,278 placement warrants and working capital warrants. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 13 of this prospectus.

Issuance of Common Stock

The following information is as of March 31, 2022 and does not give effect to issuances of our common stock or warrants after such date, or the exercise of warrants after such date.

Shares of our common stock to be issued upon exercise of all public warrants, private warrants and working capital warrants	26,369,557 shares

Shares of our common stock outstanding prior to the exercise of all warrants	51,253,591 shares(1)

Use of Proceeds
We will receive up to an aggregate of approximately $303.2 million from the exercise of all public warrants, private placement warrants and working capital warrants assuming the exercise in full of all such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for working capital and general corporate purposes.

Resale of Common Stock and Warrants
Shares of common stock offered by the Selling
Securityholders (including 18,870,323 outstanding
shares of common stock and 4,340,278 shares of
common stock that may be issued upon exercise of
warrants)
23,210,601 shares

Warrants offered by the Selling Securityholders (representing the placement warrants and the working capital warrants)	4,340,278 warrants

Exercise price	$11.50 per share, subject to adjustment as described herein

Redemption	The warrants are redeemable in certain circumstances. See “Description of Securities-Warrants” for further discussion.

Use of proceeds
We will not receive any proceeds from the sale of the common stock and warrants to be offered by the Selling Securityholders. With respect to shares of common stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash.

Ticker symbols	“ADN” and “ADNWW” for the common stock and warrants, respectively.
(1)  The number of shares of common stock outstanding is based on 51,253,591 shares of common stock outstanding as of March 31, 2022 and does not include:

•     6,915,892 shares of common stock reserved for issuance for awards in accordance with the 2021 Equity Incentive Plan;

•     22,029,279 shares of common stock underlying the public warrants, 3,940,278 shares of common stock underlying the placement warrants and 400,000 shares of common stock underlying the working capital warrants.

MARKET PRICE, TICKER SYMBOL AND DIVIDEND INFORMATION

Market Price and Ticker Symbol

Our common stock and warrants are currently listed on Nasdaq under the symbols “ADN” and “ADNWW”, respectively.

The closing price of the common stock and warrants on April 14, 2022, was $2.46 and $0.4696, respectively.

Holders

As of March 31, 2022, there were approximately 50 holders of record of shares of our common stock and 6 holders of record of our warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Dividend Policy

We have never declared or paid any dividends on our common stock. We do not anticipate declaring or paying any cash dividends on our capital stock in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the board of directors at such time.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below as well as the other information included in this prospectus, including “Cautionary Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included elsewhere in this prospectus, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Risk Factors Relating to Our Operations and Business

We may be unable to adequately control the costs associated with our operations.

We will require significant capital to develop and grow our business, including developing and manufacturing our fuel cells and building Advent’s brand. We expect to incur significant expenses which will impact our profitability, including research and development expenses, raw material procurement costs, sales and distribution expenses as we build Advent’s brand and market our fuel cells, and general and administrative expenses as we scale our operations. Our ability to become profitable in the future will not only depend on our ability to successfully market our fuel cells and other products and services, but also to control our costs. If we are unable to cost efficiently design, manufacture, market, sell, distribute and service our fuel cells, our margins, profitability and prospects would be materially and adversely affected.

We may need to raise additional funds and these funds may not be available to us when we need them. If we cannot raise additional funds when we need them, our operations and prospects could be negatively affected.

The scale-up of production of our fuel cells, membranes and electrodes, together with the associated investment in our assembly line and product development activities, will consume capital. While we expect that we will have sufficient capital to fund our planned operations through to breakeven, we may need to raise additional funds through the issuance of equity, equity related or debt securities, or through obtaining credit from government or financial institutions. This capital will be necessary to fund our ongoing operations, continue research, development and design efforts, improve infrastructure, and introduce new technologies. We cannot be certain that additional funds will be available to us on favorable terms when required, or at all. If we cannot raise additional funds when we need them, our financial condition, results of operations, business and prospects could be materially adversely affected.

If we fail to manage our future growth effectively, we may not be able to market and sell our fuel cells successfully.

Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results and financial condition. We intend to expand our operations significantly. Our future expansion will include:

•	training new personnel;

•	forecasting production and revenue;

•	geographic expansion;

•	controlling expenses and investments in anticipation of expanded operations;

•	entry into new material contracts;

•	establishing or expanding design, production, licensing and sales; and

•	implementing and enhancing administrative infrastructure, systems and processes.

We intend to hire additional personnel, including design and production personnel. Because our technologies are different from traditional electric vehicle battery technology, individuals with sufficient training in alternative fuel and electric vehicles may not be available to hire, and as a result, we will need to expend significant time and expense training the employees we do hire. Competition for individuals with experience designing and manufacturing hydrogen fuel cells is high, and we may not be able to attract, integrate, train, motivate or retain additional highly qualified personnel in the future. The failure to attract, integrate, train, motivate and retain these additional employees could seriously harm our business and prospects.

We will rely on complex machinery for our operations and production involves a significant degree of risk and uncertainty in terms of operational performance and costs.

We will rely heavily on complex machinery for our operations and our production will involve a significant degree of uncertainty and risk in terms of operational performance and costs. Our membrane and fuel cell production plant will consist of large-scale machinery combining many components. The production plant components are likely to suffer unexpected malfunctions from time to time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of the production plant components may significantly affect the intended operational efficiency. Operational performance and costs can be difficult to predict and are often influenced by factors outside of our control, such as, but not limited to, scarcity of natural resources, environmental hazards and remediation, costs associated with decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, fire, and seismic activity and natural disasters. Should operational risks materialize, it may result in the personal injury to or death of workers, the loss of production equipment, damage to manufacturing facilities, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, all which could have a material adverse effect on our business, results of operations, cash flows, financial condition or prospects.

Our future growth is dependent upon the market’s willingness to adopt our hydrogen-powered fuel cell and membrane technology.

Our growth is highly dependent upon the adoption by the automotive, aerospace, power and energy industries. If the market for our fuel cells and membranes does not develop at the rate or to the extent that we expect, our business, prospects, financial condition and operating results will be harmed. The market for alternative fuel and energy storage systems is still new and is characterized by rapidly changing technologies, price competition, numerous competitors, evolving government regulation and industry standards and uncertain customer demands and behaviors.

Factors that may influence the adoption of our fuel cell and membrane technology include:

•	perceptions about safety, design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of alternative fuel or electric vehicles;

•	improvements in the fuel economy of internal combustion engines and battery powered vehicles;

•	the availability of service for alternative fuel vehicles;

•	volatility in the cost of energy, oil, gasoline and hydrogen;

•	government regulations and economic incentives promoting fuel efficiency, alternate forms of energy, and regulations banning internal combustion engines;

•	the availability of tax and other governmental incentives to sell hydrogen;

•	volatility in the cost of energy, oil, gasoline and hydrogen;

•	government regulations and economic incentives promoting fuel efficiency, alternate forms of energy, and regulations banning internal combustion engines;

•	the availability of tax and other governmental incentives to sell hydrogen;

•	perceptions about and the actual cost of alternative fuel; and

•	macroeconomic factors.

We Continue to Generate a Low Level of Revenue from our core product MEA and Developing Commercial Sales to Major Organizations.

Based on conversations with existing customers and incoming inquiries from new customers, we anticipate substantial increased demand for our MEAs from a wide range of customers as we scale up our production facilities and testing capabilities, and as the awareness our MEA capabilities become widely known in the industry. We expect both its existing customers to increase order volume, and to generate substantial new orders from major organizations, with some of whom it is already in discussions regarding prospective commercial partnerships and joint development agreements. As of December 31, 2021, we were still generating a low level of revenues compared to our future projections and have not made any commercial sales to major organizations.

Future product recalls could materially adversely affect our business, prospects, operating results and financial condition.

Any product recall in the future may result in adverse publicity, damage our brand and materially adversely affect our business, prospects, operating results and financial condition. In the future, we may voluntarily or involuntarily, initiate a recall if any of our fuel cells or membranes prove to be defective. Such recalls involve significant expense and diversion of management attention and other resources, which could adversely affect our brand image in our target markets, as well as our business, prospects, financial condition and results of operations.

If we are unable to attract and retain key employees and hire qualified management, technical and fuel cell and system engineering personnel, our ability to compete could be harmed.

Our success depends, in part, on our ability to retain our key personnel. The unexpected loss of or failure to retain one or more of our key employees could adversely affect our business. Our success also depends, in part, on our continuing ability to identify, hire, attract, train and develop other highly qualified personnel.

Competition for these employees can be intense, and our ability to hire, attract and retain them depends on our ability to provide competitive compensation. We may not be able to attract, assimilate, develop or retain qualified personnel in the future, and our failure to do so could adversely affect our business, including the execution of our global business strategy. Any failure by our management team to perform as expected may have a material adverse effect on our business, prospects, financial condition and results of operations.

We have been, and may in the future be, adversely affected by the global COVID-19 pandemic.

We face various risks related to epidemics, pandemics, and other outbreaks, including the recent COVID-19 pandemic. The impact of COVID-19, including changes in consumer and business behavior, pandemic fears and market downturns, and restrictions on business and individual activities, has created significant volatility in the global economy and led to reduced economic activity. The spread of COVID-19 has also impacted our potential customers and suppliers by disrupting the manufacturing, delivery and overall supply chain of fuel cell manufacturers and suppliers.

Actions taken around the world to help mitigate the spread of COVID-19 include restrictions on travel, quarantines in certain areas and forced closures for certain types of public places and businesses. COVID-19 and actions taken to mitigate its spread have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which Advent operates. For example, In May 2021, Advent’s research and development activities in Boston were limited by the restrictions imposed on laboratory work in the U.S., with laboratories being run at approximately 25% occupancy, with the result that certain business development activities have moved more slowly. Additionally, in Patras, Greece, approximately half of the Company’s workforce have worked from home during the temporary lockdowns imposed by the Greek authorities, although these have largely been in support functions. These measures limit operations in our U.S. and Greece locations and have and may continue to adversely impact our employees, research and development activities and operations and the operations of our suppliers, vendors and business partners, and may negatively impact our sales and marketing activities. We may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, suppliers, vendors and business partners.

The extent to which the COVID-19 pandemic continues to impact our business, prospects and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including the duration and spread of the pandemic, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating activities can resume. Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of the global economic impact, including any recession that has occurred or may occur in the future.

There are no comparable recent events that may provide guidance as to the effect of the spread of COVID-19 and a pandemic, and, as a result, the ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain.

Increases in costs, disruption of supply or shortage of raw materials could harm our business.

Once we increase production, we may experience increases in the cost or a sustained interruption in the supply or shortage of raw materials. Any such increase or supply interruption could materially negatively impact our business, prospects, financial condition and operating results. We use various raw materials including precious group metals such as platinum; carbon black; polymer precursors, reactants, and solvents; as well as carbon cloth and carbon fiber paper. The prices for these raw materials fluctuate depending on market conditions and global demand and could adversely affect our business and operating results.

We are or may be subject to risks associated with strategic alliances or acquisitions.

We have entered into, and may in the future enter into additional, strategic alliances, including joint ventures or minority equity investments with various third parties to further our business purpose. These alliances could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the third party and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffers negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.

When appropriate opportunities arise, we may acquire additional assets, products, technologies or businesses that are complementary to our existing business. In addition to possible stockholder approval, we may need approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may disrupt our business strategy if we fail to do so. Furthermore, acquisitions and the subsequent integration of new assets and businesses into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

We may experience difficulties integrating the operations of acquired companies into our business and in realizing the expected benefits of these acquisitions.

We completed the acquisition of SerEnergy and FES on August 31, 2021. Acquisitions involve numerous risks, any of which could harm our business and negatively affect our financial condition and results of operations. The success of our acquisition of FES and SerEnergy will depend in part on our ability to realize the anticipated business opportunities from combining their and our operations in an efficient and effective manner. These integration processes could take longer than anticipated and could result in the loss of key employees, the disruption of each company’s ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers, employees or other third parties, or our ability to achieve the anticipated benefits of the acquisitions, and could harm our financial performance. If we are unable to successfully or timely integrate the operations of FES and SerEnergy with our business, we may incur unanticipated liabilities and be unable to realize the revenue growth, synergies and other anticipated benefits resulting from the acquisitions, or fully offset the costs of the acquisition, and our business, results of operations and financial condition could be materially and adversely affected.

We are subject to substantial regulation and unfavorable changes to, or failure by us to comply with, these regulations could substantially harm our business and operating results.

Our fuel cells and membranes are subject to substantial regulation under international, federal, state, and local laws. We expect to incur significant costs in complying with these regulations. Regulations related to alternative energy are currently evolving and we face risks associated with changes to these regulations, including but not limited to:

•	increased subsidies for corn and ethanol production, which could reduce the operating cost of vehicles that use ethanol or a combination of ethanol and gasoline; and

•
increased sensitivity by regulators to the needs of established automobile manufacturers with large employment bases, high fixed costs and business models based on the internal combustion engine, which could lead them to pass regulations that could reduce the compliance costs of such established manufacturers or mitigate the effects of government efforts to promote alternative fuel vehicles.

Compliance with changing regulations could be burdensome, time consuming, and expensive. To the extent compliance with new regulations is cost prohibitive, our business, prospects, financial condition and operating results would be adversely affected.

We face risks associated with our international operations, including unfavorable regulatory, political, tax and labor conditions, which could harm our business.

We face risks associated with our international operations, including possible unfavorable regulatory, political, tax and labor conditions, which could harm our business. We have international operations in Greece that are subject to the legal, political, regulatory and social requirements and economic conditions in these jurisdictions. We are subject to a number of risks associated with international business activities that may increase our costs, impact our ability to sell our fuel cells and membranes and require significant management attention. These risks include:

•	difficulty in staffing and managing foreign operations;

•
foreign government taxes, regulations and permit requirements, including foreign taxes that we may not be able to offset against taxes imposed upon us in the U.S., and foreign tax and other laws limiting our ability to repatriate funds to the U.S.;

•	fluctuations in foreign currency exchange rates and interest rates;

•	U.S. and foreign government trade restrictions, tariffs and price or exchange controls;

•	foreign labor laws, regulations and restrictions;

•	changes in diplomatic and trade relationships;

•	political instability, natural disasters, war or events of terrorism; and

•	the strength of international economies.

If we fail to successfully address these risks, our business, prospects, operating results and financial condition could be materially harmed.

The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on our business, prospects, financial condition and operating results.

Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of alternative energies or other reasons may result in the diminished competitiveness of the alternative fuel industry generally. This could materially and adversely affect the growth of the alternative fuel automotive markets and our business, prospects, financial condition and operating results.

While certain tax credits and other incentives for alternative energy production and alternative fuel vehicles have been available in the past, there is no guarantee these programs will be available in the future. If current tax incentives are not available in the future, our financial position could be harmed.

We may not be able to obtain or agree on acceptable terms and conditions for all or a significant portion of the government grants, loans and other incentives for which we may apply in the future. As a result, our business and prospects may be adversely affected.

We anticipate continuing to apply for federal and state grants, loans and tax incentives under government programs designed to stimulate the economy and support the production of alternative fuel vehicles and related technologies. We anticipate that in the future there will be new opportunities for us to apply for grants, loans and other incentives from the U.S., state and foreign governments. Our ability to obtain funds or incentives from government sources is subject to the availability of funds under applicable government programs and approval of our applications to participate in such programs. The application process for these funds and other incentives will likely be highly competitive. We cannot assure you that we will be successful in obtaining any of these additional grants, loans and other incentives. If we are not successful in obtaining any of these additional incentives and we are unable to find alternative sources of funding to meet our planned capital needs, our business and prospects could be materially adversely affected.

We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may own or obtain patents, trademarks or other proprietary rights that would prevent or limit our ability to make, use, develop, license or sell our fuel cell and membrane technologies, which could make it more difficult for us to operate our business. We may receive inquiries from patent or trademark owners inquiring whether we infringe their proprietary rights. Companies owning patents or other intellectual property rights relating to fuel cells may allege infringement of such rights. In response to a determination that we have infringed upon a third party’s intellectual property rights, we may be required to do one or more of the following:

•	cease development, sales, license or use of fuel cells or membranes that incorporate the asserted intellectual property;

•	pay substantial damages;

•	obtain a license from the owner of the asserted intellectual property right, which license may not be available on reasonable terms or at all; or

•	redesign one or more aspects or systems of our fuel cells or membranes.

A successful claim of infringement against us could materially adversely affect our business, prospects, operating results and financial condition. Any litigation or claims, whether valid or invalid, could result in substantial costs and diversion of resources.

We also plan to license patents and other intellectual property from third parties and we may face claims that our use of this in-licensed technology infringes the intellectual property rights of others. In such cases, we will seek indemnification from our licensors. However, our rights to indemnification may be unavailable or insufficient to cover our costs and losses.

Our business may be adversely affected if we are unable to protect our intellectual property rights from unauthorized use by third parties.

Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue, which would adversely affect our business, prospects, financial condition and operating results. Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we will rely on a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyright, trademarks, intellectual property licenses and other contractual rights to establish and protect our rights in our technology.

The protection of our intellectual property rights will be important to our future business opportunities. However, the measures we take to protect our intellectual property from unauthorized use by others may not be effective for various reasons, including the following:

•	any patent applications we submit may not result in the issuance of patents;

•	the scope of our issued patents may not be broad enough to protect our proprietary rights;

•	our issued patents may be challenged and/or invalidated by our competitors;

•	the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make aggressive enforcement impracticable;

•	current and future competitors may circumvent our patents; and

•	our in-licensed patents may be invalidated, or the owners of these patents may breach our license arrangements.

Patent, trademark, and trade secret laws vary significantly throughout the world. Some foreign countries do not protect intellectual property rights to the same extent as do the laws of the U.S. Further, policing the unauthorized use of our intellectual property in foreign jurisdictions may be difficult. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the U.S.

Our patent applications may not issue as patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

We cannot be certain that we are the first inventor of the subject matter to which we have filed a particular patent application, or if we are the first party to file such a patent application. If another party has filed a patent application to the same subject matter as we have, we may not be entitled to the protection sought by the patent application. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, we cannot be certain that the patent applications that we file will issue, or that our issued patents will afford protection against competitors with similar technology. In addition, our competitors may design around our issued patents, which may adversely affect our business, prospects, financial condition or operating results.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly-traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our management team and could divert their attention away from the day-to-day management of our business, which could materially and adversely affect our business, financial condition, operating results, cash flows and prospects.

The SEC released a public statement regarding accounting for warrants which resulted in our warrants being accounted for as liabilities rather than as equity and a restatement of our previously issued financial statements.

On April 12, 2021, the staff of the SEC issued a public statement entitled "Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies ("SPACs") (the "Statement"). In the Statement, the SEC staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC's balance sheet as opposed to equity. Since issuance, our warrants were accounted for as equity within our balance sheet, and after discussion and evaluation, including with our independent auditors, we have concluded that our warrants should be presented as liabilities with subsequent fair value remeasurement. Therefore, we conducted a valuation of our warrants and restated our previously issued financial statements, which resulted in unanticipated costs and diversion of management resources and may result in potential loss of investor confidence. Although we have now completed the restatement, we cannot guarantee that we will have no further inquiries from the SEC or Nasdaq regarding our restated financial statements or matters relating thereto. Any future inquiries from the SEC or Nasdaq as a result of the restatement of our historical financial statements will, regardless of the outcome, likely consume a significant amount of our resources in addition to those resources already consumed in connection with the restatement itself.

The restatement of the Company's financial statements in May 2021 has subjected us to additional risks and uncertainties, including increased professional costs and the increased possibility of legal proceedings.

As a result of the restatement of our financial statements discussed above, we have become subject to additional risks and uncertainties, including, among others, increased professional fees and expenses and time commitment that may be required to address matters related to the restatement, and scrutiny of the SEC and other regulatory bodies which could cause investors to lose confidence in the Company's reported financial information and could subject the Company to civil or criminal penalties or shareholder litigation. We could face monetary judgments, penalties or other sanctions that could have a material adverse effect on the Company's business, financial condition and results of operations and could cause its stock price to decline.

Certain of our warrants are accounted for as a warrant liability and are recorded at fair value upon issuance with changes in fair value each period to be reported in earnings, which may have an adverse effect on the market price of our common stock.

Following the restatement of our historical financial statements, we account for our warrants as a warrant liability and recorded at fair value upon issuance any changes in fair value each period reported in earnings as determined by the Company based upon a valuation report obtained from its independent third party valuation firm. The impact of changes in fair value on earnings may have an adverse effect on the market price of our common stock.

Obtaining the MIL-STD certification for the Honey Badger and advancing it for U.S. army integration is subject to risks and uncertainty.

Obtaining the MIL-STD certification for the Honey Badger and advancing it for U.S. army integration is subject to risks and uncertainty, and may not be completed on the timeline the Company expects, or at all.

Cybersecurity risks and attacks, security incidents, and data breaches could compromise our intellectual property or other proprietary information, could disrupt our electronic infrastructure, operations and manufacturing, and could impact our competitive position, reputation, results of operations, financial condition, and cash flows.

We rely upon the information technology and data security infrastructure and its capacity, reliability, and security in connection with various aspects of our business activities.  We also rely on our ability to expand and continually update these technologies and related infrastructure in response to the changing needs of our business.  We face challenges related to supporting our older technologies and implementing necessary upgrades and the hardening of current technologies.  In addition, some of these technologies are managed by third-party service providers and are not under our direct control.  If we experience a problem with a critical technology, including during upgrades or new technology implementations, any resulting disruptions could have an adverse effect on our business operations and our performance.

Our business operations rely upon our electronic infrastructure and that of our third-party vendors, including to handle information and data such as intellectual property, personal information, protected information, financial information and other confidential and proprietary information related to our business and our employees, prospects, customers, suppliers and other business partners.  While we maintain certain administrative, technical, and physical safeguards and take preventive and proactive measures to combat known and unknown cybersecurity risks, we currently are building out and maturing our electronic infrastructure and safeguards.  There is no assurance that our current controls and our ongoing efforts will be sufficient to eliminate security risks.

Cyberattacks are increasing in frequency and evolving in nature. We and our third-party providers are at risk of attack through use of increasingly sophisticated methods, including malware, phishing, ransomware, and the deployment of technologies to find and exploit vulnerabilities.  Our electronic infrastructure, and information technology systems maintained by our third-party providers, have been in the past, and may be in the future, subjected to attempts to gain unauthorized access, disable, destroy, maliciously control or cause other business disruptions.  In some cases, it is difficult to anticipate or to detect immediately such incidents and any damage caused.  While these types of incidents have not had a material impact on our business to-date, future incidents involving access to or improper use of our systems, or those of our third-parties, could compromise confidential, proprietary or otherwise sensitive information.

In addition, cyberattacks could negatively impact our reputation and our competitive position and could result in litigation with third parties, regulatory action, significant remediation costs, and  loss of business and customers relationships, any of which could adversely impact our business, our financial condition, and our operating results. Although we maintain some insurance coverage, we cannot be certain that coverage would apply to cyber risks, that it may be adequate for liabilities incurred, or that any insurer will not accept or deny coverage of future claims.

We may experience problems with the operation of our electronic infrastructure or the technology systems of third parties on which we rely, as well as the development and deployment of new electronic infrastructure, that could adversely affect, or even disrupt, all or a portion of our operations until resolved.  In addition, as a result of the COVID-19 pandemic a large percentage of our salaried employees continue to work remotely full or part-time.  This remote working environment may pose a heightened risk for security breaches or other disruptions of our information technology environment.

Our global operations are subject to data privacy laws and regulations that impose significant compliance costs and create reputational and legal risk.

Due to the international scope of our operations, we may be subject to a complex system of regulatory requirements regarding data privacy, such as the European Union General Data Protection Regulation and California’s Consumer Privacy Act and its amendments.

Our numerous foreign operations are governed by laws, rules and business practices that differ from those of the U.S.  We cannot predict now our future data privacy risks or the nature, scope or effect of future regulatory requirements to which our operations might be subject or the manner in which existing laws might be administered or interpreted.

A write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth.

Goodwill and other intangible assets are a component of our assets. As a part of our acquisition of SerEnergy and FES on August 31, 2021, we recognized $29.4 million in goodwill and $19.8 million in other intangible assets. As of December 31, 2021, goodwill was $30.0 million and other intangible assets were $23.3 million of our total assets of $163.0 million. We may have to write off all or part of our goodwill or other intangible assets if their value becomes impaired. Although this write-off would be a non-cash charge, it could reduce our earnings and our financial condition.

Risks Related to Ownership of Our Common Stock and Warrants

Delaware law and our second amended and restated certificate of incorporation and amended and restated bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

Our second amended and restated certificate of incorporation and our amended and restated bylaws, and the Delaware General Corporations Law (“DGCL”), contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our board of directors and therefore depress the trading price of our common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors or taking other corporate actions, including effecting changes in our management. Among other things, our second amended and restated certificate of incorporation and amended and restated bylaws include provisions regarding:

•	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our board of directors;

•
the ability of our board of directors to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	the limitation of the liability of, and the indemnification of, our directors and officers;

•
the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•	the requirement that directors may only be removed from our board of directors for cause;

•
a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of stockholders and could delay the ability of stockholders to force consideration of a stockholder proposal or to take action, including the removal of directors;

•
the requirement that a special meeting of stockholders may be called only by our board of directors, the chairperson of our board of directors, our chief executive officer or our president (in the absence of a chief executive officer), which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	controlling the procedures for the conduct and scheduling of board of directors and stockholder meetings;

•
the requirement for the affirmative vote of holders of at least 65% of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, to amend, alter, change or repeal any provision of  the second amended and restated certificate of incorporation or amended and restated bylaws, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our board of directors and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

•
the ability of our board of directors to amend the amended and restated bylaws, which may allow our board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the amended and restated bylaws to facilitate an unsolicited takeover attempt; and

•
advance notice procedures with which stockholders must comply to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our board of directors and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of surviving entity.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our board of directors or management.

In addition, as a Delaware corporation, we will be subject to provisions of Delaware law, including Section 203 of the DGCL, which may generally prohibit certain stockholders holding 15% or more of our outstanding capital stock from engaging in certain business combinations with us for a specified period of time unless certain conditions are met.

Any provision of the second amended and restated certificate of incorporation, amended and restated bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of our capital stock and could also affect the price that some investors are willing to pay for our common stock.

The second amended and restated certificate of incorporation designate a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between us and our stockholders, and also provide that the federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, each of which could limit the ability of our stockholders to choose the judicial forum for disputes with us or our directors, officers, or employees.

The second amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative action or proceeding brought on its behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of its directors, officers, or other employees to us or our stockholders, (3) any action arising pursuant to any provision of the Delaware General Corporation Law, or the second amended and restated certificate of incorporation or the amended and restated bylaws or (4) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court having jurisdiction over indispensable parties named as defendants. The second amended and restated certificate of incorporation also provides that the federal district courts of the U.S. will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. The exclusive forum provision is applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to this provision. This exclusive-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees. If a court were to find the exclusive-forum provision be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could harm its results of operations.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although we conducted due diligence on Advent, we cannot assure you that this diligence revealed all material issues that may be present in Advent’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our control will not later arise. As a result, the company may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in losses. Even if the due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that the company reports charges of this nature could contribute to negative market perceptions about the Company or our securities. Accordingly, our stockholders could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the Proxy Statement / Prospectus relating to the business combination contained an actionable material misstatement or material omission.

An active market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

The price of our securities may vary significantly due to factors specific to our business as well as to general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

NASDAQ may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our securities are currently listed on Nasdaq. However, we cannot assure you that our securities will continue to be listed on Nasdaq in the future. In order to continue listing its securities on Nasdaq, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally $2,500,000) and a minimum number of holders of its securities (generally 300 public holders). Additionally, we are required to demonstrate compliance with Nasdaq’s listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our stock price would generally be required to be at least $4 per share and its stockholders’ equity would generally be required to be at least $5 million and we will be required to have a minimum of 300 public holders. We cannot assure you that we will be able to meet those initial listing requirements at all times.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for its securities;

•	reduced liquidity for its securities;

•
a determination that our common stock is a “penny stock” which will require brokers trading in the common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

Our common stock price may change significantly and you could lose all or part of your investment as a result.

The trading price of our common stock is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares of our common stock at an attractive price due to a number of factors such as those listed in “Risk Factors Relating to Our Operations and Business” and the following:

•	results of operations that vary from the expectations of securities analysts and investors;

•	results of operations that vary from our competitors;

•	changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

•	declines in the market prices of stocks generally;

•	strategic actions by us or our competitors;

•	announcements by us or our competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

•	any significant change in our management;

•	changes in general economic or market conditions or trends in our industry or markets;

•	changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	future sales of our common stock or other securities;

•	investor perceptions of the investment opportunity associated with our common stock relative to other investment alternatives;

•	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

•	litigation involving us, our industry, or both, or investigations by regulators into our operations or those of our competitors;

•	guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

•	the development and sustainability of an active trading market for our common stock;

•	actions by institutional or activist stockholders;

•	changes in accounting standards, policies, guidelines, interpretations or principles; and

•	other events or factors, including those resulting from pandemics, natural disasters, war, acts of terrorism or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

Because there are no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock at a price greater than what you paid for it.

We intend to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of common stock will be at the sole discretion of the board of directors. The board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications of the payment of dividends by us to our stockholders or by its subsidiaries to it and such other factors as the board of directors may deem relevant. As a result, you may not receive any return on an investment in our common stock unless you sell your common stock for a price greater than that which you paid for it.

Our stockholders may experience dilution in the future.

The percentage of shares of our common stock owned by current stockholders may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including, without limitation, equity awards that we may grant to its directors, officers and employees, or exercise of warrants. Such issuances may have a dilutive effect on our earnings per share, which could adversely affect the market price of our common stock.

If securities or industry analysts do not publish research or reports about our business, if they change their recommendations regarding our common stock or if our operating results do not meet their expectations, our common stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our businesses. If no securities or industry analysts commence coverage of us or our business, the trading price for our common stock could be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our securities or publish unfavorable research about our businesses, or if our operating results do not meet analyst expectations, the trading price of our common stock would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our common stock price and trading volume to decline.

Future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price for our common stock to decline.

The sale of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that it deems appropriate.

As of March 31, 2022, we have a total of 51,253,591 shares of our common stock outstanding. All shares held by public stockholders prior to the Business Combination and all of the shares issued in the Business Combination to former Old Advent stockholders are freely tradable without registration under the Securities Act, and without restriction by persons other than our “affiliates” (as defined under Rule 144 of the Securities Act, “Rule 144”), including our directors, executive officers and other affiliates.

The shares of Advent's common stock reserved for future issuance under the 2021 Equity Incentive Plan will become eligible for sale in the public market once those shares are issued, subject to any applicable vesting requirements, lockup agreements and other restrictions imposed by law. A total of 6,915,892 shares of common stock have been reserved for future issuance under the 2021 Equity Incentive Plan. We filed a registration statement on Form S-8 on June 10, 2021, which covers the 6,915,892 shares of our common stock reserved under the 2021 Equity Incentive Plan. We are expected to file one or more registration statements on Form S-8 under the Securities Act to register shares of our common stock or securities convertible into or exchangeable for shares of our common stock issued pursuant to the Equity Incentive Plan. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

In the future, we may also issue our securities in connection with investments or acquisitions. The amount of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding shares of our common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders.

As a public company, we are subject to additional laws, regulations and stock exchange listing standards, which impose additional costs on us and may strain our resources and divert our management’s attention.

Advent previously operated on a private basis and following the Business Combination it became a wholly-owned subsidiary of a public company that is subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the listing requirements of Nasdaq and other applicable securities laws and regulations. Compliance with these laws and regulations will increase our legal and financial compliance costs and make some activities more difficult, time-consuming or costly, which may strain our resources or divert management’s attention.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. We may continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We cannot predict whether investors will find securities issued by us less attractive because we will rely on these exemptions. If some investors find those securities less attractive as a result of its reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

We may redeem unexpired public warrants prior to their exercise at a time that is disadvantageous for warrant holders.

We will have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of  $0.01 per warrant, provided that the last reported sales price of our common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the public warrants become redeemable by us, we may exercise our redemption right when the registration statement to which this prospectus forms a part comes into effect with respect to the shares of common stock underlying such warrants. Redemption of the outstanding public warrants could force you to: (1) exercise your warrants and pay the related exercise price at a time when it may be disadvantageous for you to do so; (2) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (3) accept the nominal redemption price which, at the time the outstanding public warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the placement warrants or working capital warrants will be redeemable by us for cash so long as they are held by our sponsor or its permitted transferees.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial condition and results of operations.

Accounting principles and related pronouncements, implementation guidelines and interpretations we apply to a wide range of matters that are relevant to our business, including, but not limited to, revenue recognition, leases and stock-based compensation, are complex and involve subjective assumptions, estimates and judgments by our management. Changes in accounting pronouncements or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported or expected financial performance.

The exercise of Warrants for our common stock would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

As of March 31, 2022, we had Warrants to purchase an aggregate of 26,369,557 shares of our common stock outstanding. To the extent remaining Warrants are exercised, additional shares of common stock will be issued, which will result in dilution to the then-existing holders of common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such Warrants may be exercised could adversely affect the market price of our common stock.

The valuation of our Warrants could increase the volatility in our net income (loss) in our consolidated statements of earnings (loss).

The change in fair value of our Warrants is the result of changes in stock price and Warrants outstanding at each reporting period. The Change in Fair Value of Warrant Liabilities represents the mark-to-market fair value adjustments to the outstanding Warrants issued in connection with the initial public offering of ACMI and the concurrent private placement. Significant changes in our stock price or number of Warrants outstanding may adversely affect our net income (loss) in our consolidated statements of earnings (loss).

USE OF PROCEEDS

All of the securities offered by the Selling Securityholders (including shares of common stock underlying warrants) pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $303.2 million from the exercise of all public warrants, placement warrants, and working capital warrants, assuming the exercise in full of all such warrants for cash.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of the warrants for general corporate purposes including, but not limited to, working capital for operations, capital expenditures and future acquisitions. There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our Common Stock and Public Warrants are currently listed on the Nasdaq Capital Market under the symbols “ADN” and “ADNWW,” respectively. Prior to the consummation of the Business Combination, AMCI’s Class A Common Stock, public warrants and units were listed on the Nasdaq Stock Market under the symbols “AMCI,” “AMCIW” and “AMCIU,” respectively.

Holders

As of March 31, 2022, there were approximately 50 holders of record of shares of our common stock and 6 holders of record of our warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Dividend Policy

We have never declared or paid any dividends on our common stock. We do not anticipate declaring or paying any cash dividends on our capital stock in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the board of directors at such time.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are provided to aid you in your analysis of the financial aspects of the merger with AMCI Acquisition Corp. (“AMCI”) and the consummation of the PIPE Investment, effective February 4, 2021, and the acquisitions of SerEnergy A/S (“SerEnergy”) and fischer eco solutions GmbH (“FES”), effective August 31, 2021. The merger with AMCI, consummation of the PIPE Investment and acquisitions of SerEnergy and FES are collectively referred to as the “Transactions.”

The following unaudited pro forma condensed combined statements of operations are based upon the historical consolidated statements of operations of AMCI, SerEnergy and FES, after giving effect to the Transactions, and after applying the assumptions, reclassifications and adjustments described in the accompanying notes. The Transactions were consummated during 2021 and are therefore reflected in the historical audited consolidated balance sheet of Advent Technologies Holdings, Inc. as of December 31, 2021. Therefore, no unaudited pro forma condensed combined balance sheet has been presented herein. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 are presented as if the Transactions had occurred on January 1, 2021.

The unaudited pro forma condensed combined statements of operations should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro forma condensed combined statements of operations were based on and should be read in conjunction with:

•
the audited historical consolidated financial statements and accompanying notes of Advent Technologies Holdings, Inc. for the year ended December 31, 2021, included in our Annual Report on Form 10-K filed on March 31, 2022;

•	the unaudited historical financial statements of AMCI for the period from January 1, 2021 through February 4, 2021, the date of the merger;

•	the unaudited historical financial statements of SerEnergy for the period from January 1, 2021 through August 31, 2021, the date of the acquisition;

•	the unaudited historical financial statements of FES for the period from January 1, 2021 through August 31, 2021, the date of the acquisition.

The unaudited pro forma condensed combined statements of operations have been presented for illustrative purposes only. The pro forma information is not necessarily indicative of what our results of operations actually would have been had the Transactions been completed as of the dates indicated or that may be achieved in the future. In addition, the unaudited pro forma condensed combined statements of operations do not purport to project our future operating results. The actual results reported in periods following the Transactions may differ significantly from those reflected in these unaudited pro forma condensed combined statements of operations.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(All amounts in USD, except for number of shares)

	Historical					Historical

		4(B)	Transaction					Transaction
		Advent	Accounting					Accounting
	4(A)	Technologies	Adjustments			4(C)	4(D)	Adjusments		Pro Forma
	AMCI	Holdings, Inc.	(Note 4)		Total	SerEnergy	FES	(Note 4)		Combined
Revenue, net	$-	$7,068,842	$-		$7,068,842	$29,467,465	$7,917,955	$(28,470,144)	4(d)	$15,984,118
Cost of revenues	-	(5,406,216)			(5,406,216)	(11,294,911)	(9,763,059)	13,056,755	4(d)	(13,407,431)
Gross profit / (loss)	-	1,662,626	-		1,662,626	18,172,554	(1,845,104)	(15,413,389)		2,576,687
Cost and operating expenses:
Income from grants	-	829,207	-		829,207	1,033,513	-	-		1,862,720
Research and development expenses	-	(3,540,540)	-		(3,540,540)	(3,662,878)	(3,466,461)	3,729,541	4(d)	(6,940,338)
Administrative and selling expenses	(165,942)	(41,876,741)	5,693,750	4(a), 4(b)	(36,348,933)	(2,960,818)	(1,658,577)	-		(40,968,328)
Amortization of intangibles	-	(1,184,830)	-		(1,184,830)	-	(1,543,485)	(56,515)	4(d), 4(e)	(2,784,830)
Operating costs and formation costs	-	-	-		-	-	-	-		-
Franchise tax expense	-	-	-		-	-	-	-		-
Other operating expenses	-	-	-		-	-	-	-		-
Operating profit / (loss)	(165,942)	(44,110,278)	5,693,750		(38,582,470)	12,582,371	(8,513,627)	(11,740,363)		(46,254,089)
Change in fair value of warrant liabilities	4,866,238	22,743,057	-		27,609,295	-	-	-		27,609,295
Other income - dividends and interest	69,712	-	(69,712)	4(c)	-	-	-	-		-
Finance costs	-	(51,561)	-		(51,561)	(150,187)	(474,011)	624,198	4(f)	(51,561)
Foreign exchange differences, net	-	(42,708)	-		(42,708)	-	-	-		(42,708)
Other income (expense), net	-	15,638	-		15,638	(34,454)	8,987,638	(8,987,638)	4(g)	(18,816)
Loss before income tax	4,770,008	(21,445,852)	5,624,038		(11,051,806)	12,397,730	-	(20,103,803)		(18,757,879)
Income tax	-	922,510	-		922,510	(977,866)	-	(44,141)		(99,497)
Net loss	$4,770,008	$(20,523,342)	$5,624,038		$(10,129,296)	$11,419,864	$-	$(20,147,944)		$(18,857,376)
Weighted average number of common shares outstanding, basic and diluted		45,814,868			46,128,745					51,253,591
Basic and diluted net loss per share		$(0.45)	Note 5		$(0.22)	Note 5				$(0.37)	Note 5

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Description of the Transactions

Merger with AMCI Acquisition Corp.

On October 12, 2020, AMCI, Merger Sub and Advent Technologies, Inc. (“Advent”), entered into the original Merger Agreement, pursuant to which Merger Sub merged with and into Advent, effective as of February 4, 2021, for an aggregate value equal to $250 million minus the amount of the Closing Net Indebtedness, with each share of New Advent common stock valued for such purposes at $10.00. Advent survived the Business Combination as a wholly owned subsidiary of AMCI, and AMCI was renamed to “Advent Technologies Holdings, Inc.”

Upon the closing of the Business Combination, AMCI’s certificate of incorporation was amended and restated to, among other things, authorize the issuance of 111 million shares, of which 110 million are shares of common stock, par value $0.0001 per share and 1 million shares are shares of undesignated preferred stock, par value $0.0001 per share.

In connection with the execution of the Business Combination Agreement, AMCI entered into separate subscription agreement with a number of investors (each a “Subscriber”), pursuant to which the Subscribers agreed to purchase, and AMCI agreed to sell to the Subscribers, an aggregate of 6.5 million shares of common stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $65.0 million, in a private placement pursuant to the subscription agreements (the “PIPE Investment”). The PIPE Investment closed simultaneously with the consummation of the Business Combination.

References to Merger Agreement are construed to refer to the Merger Agreement noted above as amended on October 19, 2020 to remove the requirement for AMCI to cash-out all outstanding Warrants and as amended again on December 31, 2020 to (a) reduce the size of the board of directors of the Combined Entity following the Business Combination from nine members to seven members, (b) increase the amount of aggregate cash bonus payments to be made in connection with Closing from $3.0 million to $5.0 million, and (c) amend certain terms of the form of employment agreement of Christos Kaskavelis.

After giving effect to the redemption of the Class A public shares, Advent’s shareholders hold 25.0 million shares of AMCI common stock immediately after the Closing, which approximates a 54% ownership level.

Stockholder	%	No. shares
Advent	54.3	25,033,398
Public	19.6	9,059,530
Sponsor	5.4	2,474,009
AMCI’s executive management	1.1	485,000
Other AMCI holders	5.5	2,554,010
PIPE Investors	14.1	6,500,000
Total	100%	46,105,947

The foregoing ownership percentages with respect to the Combined Entity following the Business Combination reflect that (i) there are no adjustments for the outstanding public, private placement or working capital warrants issued by AMCI; (ii) Advent’s Closing Net Indebtedness was ($0.3 million), computed as debt less cash and cash equivalents, immediately prior to the Closing; (iii) no awards were issued under the Equity Incentive Plan, and (iv) AMCI did not engage in any kind of equity financing prior to the Closing, other than the $65.0 million PIPE investment described above.

Acquisitions of SerEnergy A/S and fischer eco solutions GmbH

On June 25, 2021, the Company entered into a Share Purchase Agreement with F.E.R. Fischer Edelstahlrohre GmbH (the “Seller), effective as of August 31, 2021, which provided for the Company to acquire all of the issued and outstanding equity interests in SerEnergy and FES, two wholly-owned subsidiaries of the Seller, together with certain outstanding shareholder loan receivables. Pursuant to the Share Purchase Agreement, the Company acquired SerEnergy and FES, the fuel cell systems business of fischer Group. SerEnergy is a manufacturer of methanol-powered high-temperature polymer electrolyte membrane (“HT-PEM”) fuel cells and operates facilities in Aalborg, Denmark and in Manila, Philippines. FES provides fuel-cell stack assembly and testing as well as the production of critical fuel cell components of the SerEnergy HT-PEM fuel cells, including membrane electrode assemblies, bipolar plates and reformers.

As consideration for the transactions contemplated by the Share Purchase Agreement, the Company paid to the Seller $17.9 million in cash and on August 31, 2021, the Company issued to the Seller 5.1 million shares of common stock of the Company with a par value $0.0001 per share (the “Share Consideration”). The Share Consideration was capped to shares representing 9.999% of the Company’s common stock outstanding as of the completion (taking into account the common stock issued as the Share Consideration, the “Cap”). An additional amount of $4.4 million, representing cash on the balance sheet of the acquired businesses at closing, will be paid to F.E.R. fischer Edelstahlrohre GmbH to complete the acquisition of SerEnergy and FES.

The merger with AMCI, consummation of the PIPE Investment and the acquisitions of SerEnergy and FES are collectively referred to as the “Transactions.”

Note 2. Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). We have elected not to present Management’s Adjustments and are only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company.

The unaudited pro forma condensed combined statements of operations are based upon the historical consolidated statements of operations of AMCI, SerEnergy and FES, after giving effect to the Transactions, and after applying the assumptions, reclassifications and adjustments described in the accompanying notes. The Transactions were consummated during 2021 and are therefore reflected in the historical audited consolidated balance sheet of Advent Technologies Holdings, Inc. as of December 31, 2021. Therefore, no unaudited pro forma condensed combined balance sheet has been presented herein. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 are presented as if the Transactions had occurred on January 1, 2021.

The unaudited pro forma condensed combined statements of operations should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro forma condensed combined statements of operations were based on and should be read in conjunction with:

•
the audited historical consolidated financial statements and accompanying notes of Advent Technologies Holdings, Inc. for the year ended December 31, 2021, included in our Annual Report on Form 10-K filed on March 31, 2022;

•	the unaudited historical financial statements of AMCI for the period from January 1, 2021 through February 4, 2021, the date of the merger;

•	the unaudited historical financial statements of SerEnergy for the period from January 1, 2021 through August 31, 2021, the date of the acquisition;

•	the unaudited historical financial statements of FES for the period from January 1, 2021 through August 31, 2021, the date of the acquisition.

Management will perform a comprehensive review of the accounting policies of SerEnergy and FES. As a result of the review, management may identify differences between the accounting policies of the Company and SerEnergy and FES, which, when conformed, could have a material impact on the consolidated financial statements of the Company. Based on an initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

AMCI and Advent Technologies Inc. have not had any historical relationship prior to the merger. Additionally, SerEnergy and FES have not had any historical relationship with Advent Technologies Holdings, Inc. prior to the acquisitions. Accordingly, no pro forma adjustments were required to eliminate activities between Advent Technologies Inc. and these entities. However, there were transactions between SerEnergy and FES prior to the acquisitions. As such, management has included pro forma adjustments to eliminate the transactions between SerEnergy and FES.

The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that Management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in these accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to Management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared for informational purposes only to illustrate the effect of the Transactions and is not necessarily indicative of what the actual results of operations would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations of the combined company. They should be read in conjunction with the historical financial statements and notes thereto as discussed above.

Note 3. Accounting Treatment

Merger with AMCI Acquisition Corp

Notwithstanding the legal form of the merger with AMCI, the merger was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, AMCI was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the merger with AMCI was treated as the equivalent of Advent issuing stock for the net assets of AMCI, accompanied by a recapitalization. Advent was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Advent’s stockholders have the greatest voting interest in the Combined Entity with 54.3% voting interest;

•	the largest individual minority stockholder of the Combined Entity was a stockholder of Advent;

•	Advent’s appointed directors represent five out of seven board seats for the Combined Entity’s board of directors;

•	Advent selects all senior management (executives) of the Combined Entity;

•	Advent’s senior management comprise the majority of the senior management of the Combined Entity;

•	Advent operations are the only continuing operations of the Combined Entity.

Acquisitions of SerEnergy A/S and fischer eco solutions GmbH

The acquisitions of SerEnergy and FES were accounted for as business combinations in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Management used its best estimates and assumptions to allocate fair values to the tangible and identifiable intangible assets acquired and liabilities assumed and related income tax impacts as of the acquisition date. Goodwill as of the acquisition date was measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2021

The pro forma notes and transaction accounting adjustments are as follows:

Pro forma notes

(A)	Derived from the unaudited statement of operations of AMCI for the period from January 1, 2021 to February 4, 2021.

(B)	Derived from the audited statement of operations of Advent Technologies Holdings, Inc. for the year ended December 31, 2021.

(C)	Derived from the unaudited statement of operations of SerEnergy for the period from January 1, 2021 to August 31, 2021.

(D)	Derived from the unaudited statement of operations of FES for the period from January 1, 2021 to August 31, 2021.

Pro forma Transaction Accounting Adjustments

(a)
Represents pro forma adjustment to reflect the new compensation arrangements with five key executives of the Combined Entity (Chief Executive Officer, Chief Financial Officer, Chief Marketing Officer, Chief Technology Officer, and Chief Operating Officer and General Counsel and Business Development Representative) in connection with the Business Combination based on the Employment Agreements or Term Sheets entered into on the date of the Merger Agreement, resulting in an aggregate $0.2 million increase in the compensation for these executives from their previous compensation for the period from January 1, 2021 to February 4, 2021, the date of the Merger Agreement.

(b)
Reflects the elimination of non-recurring transaction expenses of both AMCI and Advent in the aggregate amount of $5.9 million incurred in connection with the Business Combination, primarily comprised of transaction bonus agreements with Advent’s management team for aggregate cash bonus payments of $5.0 million payable in connection with the Closing, and one-time signing bonuses with Advent’s management team. This cost is not included in the unaudited pro forma condensed combined statement of operations as it is non-recurring.

(c)	Represents pro forma adjustment to eliminate investment income related to the investment held in the Trust Account.

(d)	Represents pro forma adjustments to eliminate intercompany transactions between SerEnergy and FES.

(e)	Represents incremental amortization expense of $1.6 million recorded as a result of the intangible assets recognized in the acquisitions of SerEnergy and FES.

(f)	Represents interest expense incurred by SerEnergy and FES on loans from the former parent company, which were acquired by Advent in the acquisition and therefore eliminated from the pro forma results.

(g)
Represents income from loss absorption for FES of $9.0 million, reflecting a profit and loss transfer agreement between FES and its former parent company which was terminated upon the acquisition. Due to the termination of the agreement and the fact that the loss absorption would not be an income statement line item under U.S. GAAP, the loss absorption was eliminated from the pro forma results.

Note 5. Net Income (Loss) per Share

Represents the net income (loss) per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Transactions, assuming the shares were outstanding since January 1, 2021. As the Transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire period presented. As the Company incurred losses for the year ended December 31, 2021, the effect of including any potential common shares in the denominator of diluted per-share computations would have been anti-dilutive; therefore, basic and diluted losses per share are the same.

In connection with the merger and PIPE investment, for purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the initial public offering and private placement are converted to Class A common stock of AMCI. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus. This discussion contains “forward-looking statements” reflecting Advent’s current expectations, estimates and assumptions concerning events and financial trends may affect its future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors. Factors that could cause or contribute to such differences include, but are not limited to, economic and competitive conditions, regulatory changes and other uncertainties, as well as those factors included in this prospectus, all of which are difficult to predict. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Overview

Advent is an advanced materials and technology development company operating in the fuel cell and hydrogen technology space. Advent develops, manufactures and assembles the critical components that determine the performance of hydrogen fuel cells and other energy systems. Advent’s core product offerings are full fuel cell systems and the Membrane Electrode Assembly (MEA) at the center of the fuel cell. The Advent MEA, which derives its key benefits from the properties of Advent’s engineered membrane technology, enables a more robust, longer-lasting and ultimately lower-cost fuel cell product.

To date, Advent’s principal operations have been to develop and manufacture MEAs, and to design fuel cell stacks and complete fuel cell systems for a range of customers in the stationary power, portable power, automotive, aviation, energy storage and sensor markets. Advent has its headquarters in Boston, Massachusetts, a product development facility in Livermore, California, and production facilities in Greece, Denmark, Germany and Philippines. In 2022, Advent anticipates opening its new research and development and manufacturing facility at Hood Park in Charlestown, Massachusetts.

The majority of Advent’s current revenue derives from the sale of fuel cell systems and MEAs, as well as the sale of membranes and electrodes for specific applications in the iron flow battery and cellphone markets, respectively. While fuel cell systems and MEA sales and associated revenues are expected to provide the majority of Advent’s future income, both of these markets remain commercially viable and have the potential to generate material future revenues based on Advent’s existing customers. Advent has also secured grant funding for a range of projects from research agencies and other organizations. Advent expects to continue to be eligible for grant funding based on its product development activities over the foreseeable future.

Business Combination and Public Company Costs

On October 12, 2020, Advent Technologies Inc. (“Advent Technologies”) entered into the Merger Agreement with Advent Technologies Holdings, Inc. (formerly known as “AMCI”), a Delaware corporation, AMCI Merger Sub Corp., a newly-formed Delaware corporation and wholly-owned subsidiary of AMCI (“Merger Sub”), AMCI Sponsor LLC, a Delaware limited liability company (“Sponsor”), in its capacity as Purchaser Representative (the “Purchaser Representative”) and Vassilios Gregoriou, in the capacity as Seller Representative ( the “Seller Representative”), pursuant to which, effective February 4, 2021 (the “Closing”), Merger Sub merged with and into Advent Technologies Inc., with Advent Technologies Inc. surviving the Merger as a wholly-owned subsidiary of AMCI and AMCI changed its name to “Advent Technologies Holdings, Inc.”. Advent Technologies Inc. is deemed the accounting predecessor and the combined entity is the successor registrant with the SEC, meaning that Advent Technologies Inc.’s financial statements for previous periods are and will be disclosed in the company’s current and future periodic reports filed with the SEC.

While the legal acquirer in the Merger Agreement is AMCI, for financial accounting and reporting purposes under GAAP, we have determined that Advent Technologies is the accounting acquirer and the Business Combination will be accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting, and the financial statements of the combined entity represent the continuation of the financial statements of Advent Technologies in many respects. Under this method of accounting, AMCI is treated as the acquired entity whereby Advent Technologies is deemed to have issued common stock for the net assets and equity of AMCI, consisting mainly of cash, accompanied by a simultaneous equity recapitalization of AMCI (the “Recapitalization”).

Upon consummation of the Business Combination, the most significant change in Advent Technologies’s reported financial position and results was an increase in cash of approximately $141 million. Total direct and incremental transaction costs of AMCI and Advent Technologies, along with liabilities of AMCI paid off at the Closing, were approximately $23.6 million.

As a consequence of the Business Combination, Advent Technologies became the successor to an SEC-registered and Nasdaq-listed company which has required and will require Advent to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Advent expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.

Additionally, Advent anticipates that its revenue, capital and operating expenditures will increase significantly in connection with its ongoing activities following the Business Combination, as Advent expects to:

•	Expand U.S.-based operations to increase capacity for product testing, development projects and associated research and development activities;

•	Expand production facilities to increase and automate assembly and production of fuel cell systems and MEAs;

•
Develop improved MEA and other products for both existing and new markets, such as ultra-light MEAs designed for aviation applications, to remain at the forefront of the fast-developing hydrogen economy;

•	Increase business development and marketing activities;

•	Increase headcount in management and head office functions in order to appropriately manage Advent’s increased operations;

•	Improve its operational, financial and management information systems;

•	Obtain, maintain, expand, and protect its intellectual property portfolio; and

•	Operate as a public company.

Change in Independent Registered Public Accounting Firm

On February 9, 2021, the audit committee of the board of directors of the Company approved the engagement of Ernst & Young (Hellas) Certified Auditors Accountants S.A. (“EY”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. EY served as independent registered public accounting firm of Advent prior to the Business Combination. Accordingly, Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by EY as the Company’s independent registered public accounting firm following completion of its audit of the Company’s financial statements for the fiscal year ended December 31, 2020, which consists only of the accounts of the pre-Business Combination special purpose acquisition company.

Business Developments

Share Purchase Agreement

On August 31, 2021, pursuant to the Share Purchase Agreement (the “Purchase Agreement”), dated as of June 25, 2021, by and between Advent Technologies Holdings, Inc. (the “Company” or the “Buyer”) and F.E.R. fischer Edelstahlrohre GmbH, a limited liability company incorporated under the Laws of Germany (the “Seller”), the Company acquired (the “Acquisition”) all of the issued and outstanding equity interests in SerEnergy A/S, a Danish stock corporation and a wholly-owned subsidiary of the Seller (“SerEnergy”) and fischer eco solutions GmbH, a German limited liability company and a wholly-owned subsidiary of the Seller (“FES” and together with SerEnergy, the “Target Companies”), together with certain outstanding shareholder loan receivables. As consideration for the transactions contemplated by the Purchase Agreement, the Company paid to the Seller €15,000,000 in cash and on August 31, 2021, the Company issued to the Seller 5,124,846 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”).

Pursuant to the Purchase Agreement, the Company acquired SerEnergy and FES, the fuel cell systems business of fischer Group. SerEnergy is a leading manufacturer of methanol-powered high-temperature polymer electrolyte membrane (“HT-PEM”) fuel cells and operates facilities in Aalborg, Denmark and in Manila, Philippines. FES provides fuel-cell stack assembly and testing as well as the production of critical fuel cell components of the SerEnergy HT-PEM fuel cells, including membrane electrode assemblies, bipolar plates and reformers. FES operates a facility on fischer Group’s campus in Achern, Germany, and Advent agreed to lease that respective portion of the facility at the closing of the Acquisition.

Announced Projects White Dragon & Green HiPo (4.65GW Green Hydrogen & 400MW Fuel Cells), approved by Greek Government and submitted to EU

On September 7, 2021, Advent announced that two Greek Important Projects of Common European Interest (“IPCEI”) had been approved by the Greek Minister of Development and Investments and the Greek Minister of Environment, Energy, and Climate Change. The programs submitted by Advent and the White Dragon consortium of companies aspire to replace Greece’s largest coal-fired plants with renewable solar energy parks, which will be supported by green hydrogen production (4.65GW), and fuel cell heat and power production (400MW). The projects are part of the "Hydrogen Technologies" IPCEI and will now move towards approval at the European Union ("EU") level. As a next step, Advent will demonstrate before the European Commission the economic, environmental, financial, social, and technical feasibility of the projects and the positive spillover effects to the European economy and society. Advent hopes to receive final notification from the European Commission in the second or third quarter of 2022. If approved, the Company will be the technology partner for an €8 billion project.

Collaboration with the DOE

The efforts with the constellation of Department of Energy National Laboratories (Los Alamos National Laboratory, LANL; Brookhaven National Laboratory, BNL; National Renewable Energy Laboratory, NREL) continue to gain momentum. This group of leading scientists and engineers is working closely with Advent’s development and manufacturing teams and are furthering the understanding of breakthrough materials that will advance HT-PEM fuel cells.  This next generation HT-PEM is well suited for heavy duty transportation, marine, and aeronautical applications, as well as delivering benefits in cost and lifetime for stationary power systems used in telecom and other remote power markets.

Advent and BASF New Business GmbH (“BASF”) signed a Memorandum of Understanding (“MoU”)

On December 13, 2021, it was announced that the MoU aims to develop and increase the manufacturing scale of advanced fuel cell membranes designed for long-term operations under extreme conditions.  BASF intends to improve the long-term stability of its Celtec® membrane and to increase production capacity with advanced technical capabilities to enable further improved and competitive Advent fuel cell systems and MEAs.  Under the agreement the two companies will explore the implementation of high-volume manufacturing for the Celtec® membranes, utilize Advent’s fuel cell stack and system testing facilities to assess and qualify the new Celtec® membrane for the SereneU (telecom power), M-ZERØ (methane emissions reduction), and Honey Badger (portable power, defense) Advent product families.  Furthermore, BASF supports the realization of large-scale Important Projects of Common European Interests (“IPCEIs”) White Dragon and Green HiPo (pending EU approval), through materials for power generation, hydrogen generation, and power storage.  The goal of the two projects as submitted by Advent and the White Dragon consortium of companies is to replace Greece’s largest coal-fired power plants with renewable solar energy parks, which will be supported by CO2-free hydrogen production (4.65GW), and fuel cell heat and power production (400MW).  In addition, BASF will also evaluate the producibility of the ion-pair membrane developed in collaboration by Advent and the U.S. Department of Energy.  Advent has substantial experience in the development of high-temperature PEM fuel cell systems namely for stationary and portable applications as well as critical components such as MEAs and Gas Diffusion Electrodes (“GDEs”).  Advent is working to increase the performance and scope of its products to satisfy the requirements of its customers and to address new applications.  BASF has substantial experience in the manufacturing and development of proton-conducting membranes, GDEs, HT-PEM MEAs and the pertinent chemicals, catalysts, and compositions for their application in hydrogen separation and fuel cells.  BASF is constantly improving the quality, robustness and performance of its products to support growth in fuel cell systems applications.

Advent Launches New Product Line, M-ZERØ™ Fuel Cells, to Significantly cut Methane Emissions in North America

The Advent M-ZERØ™ products, designed specifically to generate power in remote environments, will offer the ability to drop methane emissions to effectively zero where they replace methane polluting pneumatic injection technology. M-ZERØ™ will initially be deployed mainly in Canada and the United States with the ultimate goal of providing remote power to up to 185,000 oil and gas wellheads.

Selection of Wearable Fuel Cell for the DOD 2021 Validation Program

On March 31, 2021, we announced that UltraCell’s 50 W Reformed Methanol Wearable Fuel Cell Power System (“Honey Badger”) had been selected by the U.S. Department of Defense’s (“DOD”) National Defense Center for Energy and Environment (“NDCEE”) to take part in its demonstration/validation program for 2021. The NDCEE is a DOD program that addresses high-priority environmental, safety, occupational health, and energy technological challenges that are demonstrated and validated at active installations for military application. UltraCell’s “Honey Badger 50” fuel cell is the only fuel cell that is part of this program that supports the U.S. Army’s goal of having a technology-enabled force by 2028.

UltraCell Purchase Agreement

On February 18, 2021, Advent Technologies Inc., entered into a Membership Interest Purchase Agreement (the “MI Purchase Agreement”) with Bren-Tronics, Inc. (“Bren-Tronics”) and UltraCell, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Bren-Tronics (“UltraCell”). Pursuant to the MI Purchase Agreement, and subject to the terms and conditions therein, on February 18, 2021, Advent acquired 100% of the issued and outstanding membership interests in UltraCell, for $4 million and a maximum of $6 million upon achievement of certain milestones. Advent also assumed the terms of Bren-Tronics lease for property used in UltraCell’s operations in Livermore, California.

Leases

On February 5, 2021, the Company entered into a lease agreement by and among the Company, in its capacity as tenant, and BP Hancock LLC, a Delaware limited liability company, in its capacity as landlord. The lease provides for the rental by the Company of office space at 200 Clarendon Street, Boston, MA 02116 for use as the Company’s executive offices. Under the terms of the lease, the Company leases 6,041 square feet at an initial fixed annual rent of $456,095. The term of the lease is for five years (unless terminated as provided in the lease). The Company provided security in the form of a security deposit in the amount of $114,023.

On March 8, 2021, the Company entered into a lease for 21,401 square feet as a product development and manufacturing center at Hood Park in Charlestown, MA. Under the terms of the lease, the Company will pay an initial fixed annual rent of $1,498,070. The lease has a term of eight years and five months, with an option to extend for five years and is expected to commence in August 2022.  The Company provided security in the form of a security deposit in the amount of $750,000, upon commencement of the lease.

On August 31, 2021, the Company through its wholly owned subsidiary, FES, entered into a lease agreement by and among the Company, in its capacity as lessee, and fischer group SE & Co. KG, having its registered seat in Achern, in its capacity as lessor.  The lease provides for the rental by the Company of office space, workspace and outdoor laboratory at 77855 Achern, Im Gewerbegebiet 7 for use by FES.  Under the terms of the lease, the Company leases 1,017 square feet at a monthly basic rate of Euros 7,768 plus VAT. The lessor has granted the lessee an option right to extend the lease by another five years at the terms and conditions of the lease agreement (option term).  The option right must be exercised by written declaration of the lessee and delivered to the lessor not later than ninety days prior to the expiration of the fixed term.  The lessee is entitled to terminate the lease early (even during fixed lease term or option term), to the end of each calendar quarter with a notice period of four months. The lessee is obliged to furnish security to the lessor upon occupying the leased premises.  The Company provided security in the form of a parent guarantee for a maximum amount of Euro 30,000.

Comparability of Financial Information

Advent’s results of operations and statements of assets and liabilities may not be comparable between periods as a result of the Business Combination.

Key Factors Affecting Our Results

Advent believes that its performance and future success depend on several factors that present significant opportunities for Advent but also pose risks and challenges, including those discussed below.

Increased Customer Demand

Based on conversations with existing customers and incoming inquiries from new customers, Advent anticipates substantial increased demand for its fuel cell systems and MEAs from a wide range of customers as it scales up its production facilities and testing capabilities, and as the awareness of its MEA capabilities becomes widely known in the industry. Advent expects both its existing customers to increase order volume, and to generate substantial new orders from major organizations, with some of whom it is already in discussions regarding prospective commercial partnerships and joint development agreements. As of December 31, 2021, Advent was still generating a low level of revenues compared to its future projections and has not made any commercial sales to these major organizations.

Successful development of the Advanced MEA product

Advent’s future success depends in large part on the increasing integration of the hydrogen fuel cell into the energy transition globally over the next decade. In order to become cost-competitive with existing renewable power generation and energy storage technology and achieve widespread adoption, fuel cells will need to achieve substantial improvement in the cost/kw performance ratio delivered to prospective fuel cell customers, predominantly OEMs, System Integrators and major energy companies. Advent expects to play an important enabling role in the adoption of hydrogen fuel cells, as its MEA technology is the critical determining factor in the cost/kw performance ratio of the fuel cells. In partnership with the Los Alamos National Laboratory, Advent is currently developing its next generation MEA technology (“Advanced MEA”) which is anticipated to deliver as much as three times the power output of its current MEA product. While Advent is already projecting being able to pass through substantial cost benefits to its customers through economies of scale as it increases MEA production, the successful development of the Advanced MEA will be an important factor in delivering the required improvement in cost/kw performance to Advent’s customers.

Basis of Presentation

Advent’s consolidated financial statements have been prepared in accordance with U.S. GAAP. The Company has determined that it operates in one reportable segment. See Note 1 “Basis of Presentation” in the accompanying consolidated financial statements for more information.

Components of Results of Operations

Revenue

Revenues consist of sales of goods (MEAs, membranes, fuel cell stacks, fuel cell systems and electrodes).  Advent expects revenues to increase materially and be weighted towards fuel cell systems and MEA sales over time, in line with the projected increase in MEA production in response to customer demand.

Cost of Revenues

Cost of revenues consists of consumables, raw materials, processing costs and direct labor costs associated with the assembly and manufacture of MEAs, membranes, fuel cell stacks and systems and electrodes. Advent expects cost of revenues to increase substantially in line with increased production. Advent recognizes cost of revenues in the period that revenues are recognized.

Income from Grants

Income from grants consists of cash subsidies received from research agencies and other national and international organizations in support of Advent’s research and development activities. Advent expects to continue to be eligible for grant income and remains in discussion with a number of prospective grantors in relation to a number of product development activities.

Research and Development Expenses

Research and development expenses consist of costs associated with Advent’s research and development activities, such as laboratory costs and sample material costs. Advent expects its research and development activities to increase substantially as it invests in improved technology and products.

Administrative and Selling Expenses

Administrative and selling expenses consist of travel expenses, indirect labor costs, fees paid to consultants, third parties and service providers, taxes and duties, legal and audit fees, depreciation, business development salaries and limited marketing activities, and incentive and stock-based compensation expense. Advent expects administrative and selling expenses to increase in line with MEA production and revenue as the business scales up, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities and other administrative and professional services. Depreciation is also expected to increase as the Company invests in fixed assets in support of the scale-up of the business.

Other Income / (Expenses)

Other income / (expenses) consist of additional de minimis incidental income / (expenses) incurred by the business. These income / (expenses) are expected to remain at a de minimis level in the future.

Change in Fair Value of Warrant Liability

Change in fair value of warrant liability amounting to $22.7 million for the year ended December 31, 2021 represents the change in fair value of the Private Placement Warrants and Working Capital Warrants from February 4, 2021 to December 31, 2021.

Finance Costs

Finance costs consist mainly of bank charges. Finance costs are not anticipated to increase materially as Advent is not intending to take on substantial borrowings at the corporate level in the near future.

Foreign exchange differences, net

Foreign exchange differences, net consists of foreign exchange gains or losses on transactions denominated in foreign currencies and on translation of monetary items denominated in foreign currencies. As the Company scales up, its foreign exchange exposure is likely to increase given its revenues are denominated in both euros and dollars, and a portion of the Company’s costs are denominated in euros.

Amortization of intangibles

The intangible assets of $4.7 million recognized on the acquisition of UltraCell is the Trade Name “UltraCell” ($0.4 million) and the Patented Technology ($4.3 million). The Trade Name has an indefinite useful life while the Patented Technology has a useful life of 10 years, for which amortization expense of $(0.4) million has been recognized for the period from the acquisition date of UltraCell to December 31, 2021.

The intangible assets of $19.8 million recognized on the acquisition of SerEnergy and FES are the Patents amounting to $16.9 million, the Process know-how (IPR&D) amounting to $2.6 million and the Order backlog amounting to $0.3 million. The Patents have a useful life of 10 years, the Process know-how has a useful life of 6 years and the Order backlog has a useful life of 1 year.  Amortization expense of $(0.8) million has been recognized in relation to these intangibles for the period from the acquisition date of SerEnergy and FES to December 31, 2021.

Income taxes

Income taxes amounting to $0.9 million for the year ended December 31, 2021 mainly relates to current income tax benefit of its subsidiary SerEnergy and deferred income tax benefit on tax losses of its subsidiary FES and on intangible assets recognized upon the acquisition of SerEnergy and FES.

Results of Operations

Comparison of the Years Ended December 31, 2021 and 2020

The following table sets forth a summary of our consolidated results of operations for the years ended December 31, 2021 and 2020, and the changes between periods.

	Years Ended December 31,
	2021	2020	$ change	% change
Revenue	$7,068,842	$882,652	$6,186,190	700.9%
Cost of revenue	(5,406,216)	(513,818)	(4,892,398)	952.2%
Gross profit	1,662,626	368,834	1,293,792	350.8%
Income from grants	829,207	206,828	622,379	300.9%
Research and development expenses	(3,540,540)	(102,538)	(3,438,002)	3,352.9%
Administrative and selling expenses	(41,876,741)	(3,546,856)	(38,329,885)	1,080.7%
Amortization of intangible assets	(1,184,830)	-	(1,184,830)	N/A
Operating loss	(44,110,278)	(3,073,732)	(41,036,546)	1,335.1%
Fair value change of warrant liability	22,743,057	-	22,743,057	N/A
Finance expenses, net	(51,561)	(5,542)	(46,019)	830.4%
Foreign exchange losses, net	(42,708)	(26,072)	(16,636)	63.8%
Other income (expenses), net	15,638	(15,696)	31,334	(199.6)%
Loss before income taxes	(21,445,852)	(3,121,042)	(18,324,810)	587.1%
Income taxes	922,510	-	922,510	N/A
Net loss	$(20,523,342)	$(3,121,042)	$(17,402,300)	557.6%
Net loss per share
Basic loss per share	$(0.45)	$(0.15)	$(0.30)	N/A
Basic weighted average number of shares	45,814,868	20,518,894	N/A	N/A
Diluted loss per share	$(0.45)	$(0.15)	$(0.30)	N/A
Diluted weighted average number of shares	45,814,868	20,518,894	N/A	N/A

Revenue

Our total revenue from product sales increased by approximately $6.2 million or 700.9% from approximately $0.9 million in the year ended December 31, 2020 to approximately $7.1 million in the year ended December 31, 2021. The increase in revenue was related to a) increased demand from customers for Advent’s MEAs and other products, as a result of Advent’s customers increasing their own testing and usage of Advent’s products, b) revenue from UltraCell’s operations (acquired on February 18, 2021) and c) revenue from SerEnergy and FES’s operations (acquired on August 31, 2021).

Cost of Revenues

Cost of revenues increased by approximately $4.9 million from approximately $0.5 million in the year ended December 31, 2020 to approximately $5.4 million in the year ended December 31, 2021. The increase in cost of revenues was directly related to the increased revenues and the requirement for increased production of MEAs and fuel cell systems to satisfy customer demand, as well as, cost of revenues attributed to UltraCell’s, SerEnergy’s and FES’s operations.

Gross profit, which is revenue, net minus the cost of revenue, increased to $1.7 million in the year ended December 31, 2021 from $0.4 million in the year ended December 31, 2020.

Research and Development Expenses

Research and development expenses were approximately $3.5 million in the year ended December 31, 2021, primarily related to the Company’s cooperative research and development agreement with the U.S. Department of Energy, as well as the research and development costs of SerEnergy and FES in the four-month period from September 1, 2021 to December 31, 2021.

Administrative and Selling Expenses

Administrative and selling expenses were approximately $41.9 million in the year ended December 31, 2021, and $3.5 million in the year ended December 31, 2020. The increase was primarily due to one-time transaction costs following the Business Combination amounting to $5.9 million, the increased personnel in the Greece and Boston offices, the recognition of stock-based compensation expense amounting to $7.7 million, incentive compensation costs, administrative and selling expenses associated with being a public company, costs of the SerEnergy/FES businesses post-acquisition and a non-recurring $2.4 million charge for executive severance.

Change in fair value of Warrant Liability

The change in fair value of warrant liability amounting to $22.7 million was due to the change in fair value of the Private Placement Warrants and Working Capital Warrants from February 4, 2021 to December 31, 2021.

Liquidity and Capital Resources

As of March 31, 2022, Advent's existing cash resources and projected cash flows are anticipated to be sufficient to support planned operations for the next 12 months. This is based on the amount of cash we raised in the Business Combination and projected results over the next 12 months.

The following table sets forth a summary of our consolidated cash flows for the years ended December 31, 2021 and 2020, and the changes between periods.

	Years Ended December 31,
	2021	2020	$ change	% change
Net Cash used in Operating Activities	$(35,837,000)	$(1,425,068)	$(34,411,932)	2,414.8%

Cash Flows from Investing Activities:
Proceeds from sale of property and equipment	6,970	-	6,970	N/A
Purchases of property and equipment	(3,920,470)	(122,508)	(3,797,962)	3,100.2%
Purchases of intangible assets	(17,747)	-	(17,747)	N/A
Advances for the acquisition of property and equipment	(2,200,158)	-	(2,200,158)	N/A
Acquisition of a subsidiary, net of cash acquired	(19,425,378)	-	(19,425,378)	N/A
Net Cash used in Investing Activities	$(25,556,783)	$(122,508)	$(25,434,275)	20,761.3%

Cash Flows from Financing Activities:
Business Combination and PIPE financing, net of issuance costs paid	141,120,851	-	141,120,851	N/A
Proceeds of issuance of preferred stock	-	1,430,005	(1,430,005)	(100.0)%
Proceeds from issuance of non-vested stock awards	-	21,756	(21,756)	(100.0)%
Repurchase of shares	-	(69,431)	69,431	(100.0)%
Proceeds of issuance of common stock and paid-in capital from warrants exercise	262,177	-	262,177	N/A
State loan proceeds	118,274	-	118,274	N/A
Repayment of convertible promissory notes	-	(500,000)	500,000	(100.0)%
Net Cash provided by Financing Activities	$141,501,302	$882,330	$140,618,972	15,937.2%

Net increase in cash and cash equivalents	$80,107,519	$(665,246)	$80,772,765	(12,141.8)%
Effect of exchange rate changes on cash and cash equivalents	(858,823)	(18,035)	(840,788)	4,662.0%
Cash and cash equivalents at the beginning of year	515,734	1,199,015	(683,281)	(57.0)%
Cash and cash equivalents at the end of year	$79,764,430	$515,734	$79,248,696	15,366.2%

Cash flows used in Operating Activities

Advent’s cash flows used in operating activities reflect the income statement position adjusted for working capital movements in current assets and liabilities. As Advent grows, it expects that operating cash flows will be affected by increased working capital needs to support growth in personnel-related expenditures and fluctuations in accounts receivable, inventory, accounts payable and other current assets and liabilities.

Net cash used in operating activities was approximately $(35.8) million for the year ended December 31, 2021, which related to outflows in connection with one-time transaction costs, administrative and selling expenses, research and development expenses, and costs associated with insurances services and other consulting services.

Net cash used in operating activities was approximately $(1.4) million for the year ended December 31, 2020, mainly related to payments to suppliers, net of receipts from customers.

Cash Flows used in Investing Activities

Advent’s cash flows used in investing activities were approximately $(25.6) million for the year ended December 31, 2021, which related to the acquisition of fixed assets and the amounts paid for the acquisition of UltraCell LLC on February 18, 2021 and the acquisition of SerEnergy and FES on August 31, 2021, net of cash acquired. Advent expects to invest substantially in fixed assets, plant and equipment in the near future as it executes its product development programs. Advent’s cash flows from investing activities were approximately $(0.1) million for the year ended December 31, 2020, which related to the acquisition of fixed assets.

Cash Flows from Financing Activities

Advent’s cash flows from financing activities were approximately $141.5 million for the year ended December 31, 2021, which related to the cash amount contributed at the date of the Merger (February 4, 2021) and proceeds from issuance of common stock and additional paid-in capital from warrants exercise.

Advent’s cash flows from financing activities were approximately $0.9 million for the year ended December 31, 2020, which related to proceeds of issuance of preferred stock and repayment of loan.

Contract Assets and Contract Liabilities

Contract assets reflect revenue recognized and performance obligations satisfied in advance of customer billing. As of December 31, 2021, and 2020, Advent recognized contract assets of $1,617,231 and $85,930, respectively on the consolidated balance sheets. The balance as of December 31, 2021 includes an amount of $587,267 from the SerEnergy and FES acquisition.

Advent recognizes contract liabilities when we receive customer payments or have the unconditional right to receive consideration in advance of the performance obligations being satisfied on our contracts. We receive payments from customers based on the terms established in our contracts. Contract liabilities are classified as either current or long-term liabilities in the consolidated balance sheets based on the timing of when we expect to recognize the related revenue. As of December 31, 2021, and 2020, Advent recognized contract liabilities of $1,118,130 and $167,761, respectively, in the consolidated balance sheets. During the year ended December 31, 2021, the Company recognized the whole amount of $167,761 in revenues. The balance as of December 31, 2021 amounting to $1,118,130 was from the SerEnergy and FES acquisition.

Off-Balance Sheet Commitments and Arrangements

Since the date of our incorporation, Advent has not engaged in any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Critical Accounting Policies and Estimates

Advent’s consolidated financial statements have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires Advent to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date, as well as the reported expenses incurred during the reporting period. Management bases its estimates on historical experience and on various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates, and such differences could be material to Advent’s financial statements.

Emerging Growth Company Status

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Advent elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, Advent, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time Advent is no longer considered to be an emerging growth company. At times, Advent may elect to early adopt a new or revised standard. See Note 2 in the consolidated financial statements included elsewhere in this prospectus for more information about the recent accounting pronouncements adopted and the recent accounting pronouncements not yet adopted for the years ended December 31, 2021 and 2020.

In addition, Advent intends to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, Advent intends to rely on such exemptions, Advent is not required to, among other things: (a) provide an auditor’s attestation report on Advent’s system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

Advent will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of Advent’s first fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended,  (b) the last date of Advent’s fiscal year in which Advent has total annual gross revenue of at least $1.1 billion, (c) the date on which Advent is deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which Advent has issued more than $1.0 billion in non-convertible debt securities during the previous three years.

While Advent’s significant accounting policies are described in the notes to Advent’s financial statements (see Note 2 in the consolidated financial statements), Advent believes that the following accounting policies require a greater degree of judgment and complexity. Accordingly, these are the policies Advent believes are the most critical to aid in fully understanding and evaluating Advent’s financial condition and results of operations.

Revenue Recognition from January 1, 2019

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. We adopted ASU No. 2014-09 on January 1, 2019, using the modified retrospective approach to all contracts not completed at the date of initial application. The prior period comparative information has not been restated and continues to be reported under the accounting guidance in effect for that period.

In accordance with ASC 606, revenue is recognized when control of the promised goods or services are transferred to a customer in an amount that reflects the consideration that the Company expects to receive in exchange for those services. We apply the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its arrangements:

•	identify the contract with a customer,
•	identify the performance obligations in the contract,
•	determine the transaction price,
•	allocate the transaction price to performance obligations in the contract, and
•	recognize revenue as the performance obligation is satisfied.

With significant and recurring customers, we negotiate written master agreements as framework agreements (general terms and conditions of trading), following individual purchase orders. For customers with no master agreements, the approved purchase orders form the contract. Effectively, contracts under the revenue standard have been assessed to be the purchase orders agreed with customers.

We have assessed that each product sold is a single performance obligation because the promised goods are distinct on their own and within the context of the contract. In cases where the agreement includes customization services for the contracted products, we are providing integrated services; therefore, the goods are not separately identifiable, but are inputs to produce and deliver a combined output and form a single performance obligation within the context of the contract. Furthermore, we assessed whether it acts as a principal or agent in each of its revenue arrangements and has concluded that in all sales transactions it acts as a principal. Additionally, we, taking into consideration the guidance and indicative factors provided by ASC 606, concluded that it provides assurance type warranties (warranty period is up to two years) as it does not provide a service to the customer beyond fixing defects that existed at the time of sale. We, based on historical performance, current circumstances, and projections of trends, estimated that no allowance for returns as per warranty policy should be recognized, at the time of sale, accounted for under ASC 460, Guarantees.

Under ASC 606, we estimate the transaction price, including variable consideration, at the commencement of the contract and recognize revenue over the contract term, rather than when fees become fixed or determinable. In other words, where contracts with customers include variable consideration (i.e. volume rebates), we estimate at contract inception the variable consideration and adjust the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. Furthermore, no material rights or significant financing components have been identified in our contracts. Payment terms generally include advance payment requirements. The time between a customer’s payment and completion of the performance obligation is less than one year. Payment terms are in the majority fixed and do not include variable consideration, except from volume rebates.

Revenue from satisfaction of performance obligations is recognized based on identified transaction price. The transaction price reflects the amount to which we have rights under the present contract. It is allocated to the distinct performance obligations based on standalone selling prices of the services promised in the contract. In cases of more than one performance obligation, we allocate transaction price to the distinct performance obligations in proportion to their observable stand-alone selling prices and recognize revenue as those performance obligations are satisfied.

In the majority of cases of product sales, revenue is recognized at a point in time when the customer obtains control of the respective goods that is, when the products are shipped from our facilities as control passes to the customer in accordance with agreed contracts and the stated shipping terms. In cases where the contract includes customization services, which one performance obligation is identified, revenue is recognized over time as our performance does not create an asset with alternative use and we have an enforceable right to payment for performance completed to date. We use the input method (i.e., cost-to-cost method) to measure progress towards complete satisfaction of the performance obligation.

Income from grants and related deferred income

Grants include cash subsidies received from various institutions and organizations. Grants are recognized as other income. Such amounts are recognized in the consolidated statements of operations when all conditions attached to the grants are fulfilled.

Condition to the grants would not be fulfilled unless related costs have been characterized as eligible by the grantors, are actually incurred and there is certainty that costs are allowable. These grants are recognized as deferred income when received and recorded in income when the eligible and allowable related costs and expenses are incurred. Under all grant programs, a coordinator is specified. The coordinator, among other, receives the funding from the grantor and proceeds to its distribution to the parties agreed in the process specified in the program. We assessed whether it acts as a principal or agent in its role as a coordinator for specific grants and has concluded that in all related transactions it acts as an agent.

Goodwill

The Company allocates the fair value of purchase consideration transferred in a business acquisition to the tangible assets acquired, liabilities assumed, and intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration transferred over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from acquired licenses, trade names, in process research and development ("R&D"), useful lives and discount rates, patents, customer clientele, customer contracts and know-how. Management's estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, the Company may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded in the consolidated statement of operations.

For significant acquisitions, the Company obtains independent appraisals and valuations of the intangible (and certain tangible) assets acquired and certain assumed obligations as well as equity. The Company analyzes each acquisition individually and all acquisitions within each reporting period in aggregate to determine if those are material acquisitions in the context of ASC 805-10-50.

The estimated fair values and useful lives of identified intangible assets are based on many factors, including estimates and assumptions of future operating performance and cash flows of the acquired business, estimates of cost avoidance, the nature of the business acquired, the specific characteristics of the identified intangible assets and our historical experience and that of the acquired business. The estimates and assumptions used to determine the fair values and useful lives of identified intangible assets could change due to numerous factors, including product demand, market conditions, regulations affecting the business model of our operations, technological developments, economic conditions and competition.

We conduct a goodwill impairment analysis annually in the fourth fiscal quarter, or more frequently, if changes in facts and circumstances indicate that the fair value of our reporting units may be less than their carrying amounts. In testing goodwill for impairment, the Company first assesses qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events or circumstances, the Company determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then additional impairment testing is not required. When the Company determines a fair value test is necessary, it estimates the fair value of a reporting unit and compares the result with its carrying amount, including goodwill. If the carrying amount of a reporting unit exceeds its fair value, an impairment is recorded equal to the amount by which the carrying value exceeds the fair value, up to the amount of goodwill associated with the reporting unit. Currently, we identify one reporting unit.

Income Taxes

Advent follows the asset and liability method of accounting for income taxes under ASC 740, Income Taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. This method also requires the recognition of future tax benefits, such as net operating loss carry forwards, to the extent that it is more likely than not that such benefits will be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Valuation allowances are reassessed periodically to determine whether it is more likely than not that the tax benefits will be realized in the future and if any existing valuation allowance should be released.

Part of the Advent’s business activities are conducted through its subsidiaries outside of U.S. Earnings from these subsidiaries are generally indefinitely reinvested in the local businesses. Further, local laws and regulations may also restrict certain subsidiaries from paying dividends to their parents. Consequently, Advent generally does not accrue income taxes for the repatriation of such earnings in accordance with ASC 740, “Income Taxes.” To the extent that there are excess accumulated earnings that we intend to repatriate from any such subsidiaries, we recognize deferred tax liabilities on such foreign earnings.

Advent assesses its income tax positions and records tax benefits for all years subject to examination based on the evaluation of the facts, circumstances, and information available at each reporting date. For those tax positions with a greater than 50 percent likelihood of being realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information, Advent records a tax benefit. For those income tax positions that are not likely to be sustained, no tax benefit is recognized in the consolidated financial statements. Advent recognizes interest and penalties related to uncertain tax positions as part of the provision for income taxes.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. For those income tax positions that are not likely to be sustained, no tax benefit is recognized in the consolidated financial statements. Advent recognizes interest and penalties related to uncertain tax positions as part of the provision for income taxes.

For the years ended December 31, 2021 and 2020, net income tax benefits (provisions) of $922,510 and $0, respectively, have been recorded in the consolidated statements of operations. Advent is currently not aware of any issues under review that could result in significant accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities.

The Company and its U.S. subsidiaries may be subject to potential examination by U.S. federal, state and city, while the Company’s subsidiaries outside U.S. may be subject to potential examination by their taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with the U.S. federal, state and city, and tax laws in the countries where business activities of Company’s subsidiaries are conducted. On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (“Tax Reform”) was signed into legislation. As part of the legislation, the U.S. corporate income tax rate was reduced from 35% to 21%, among other changes.

Warrant Liability

The Company accounts for the 26,369,557 warrants (comprising of 22,029,279 Public Warrants and 3,940,278 Private Placement Warrants) issued in connection with the initial public offering and the 400,000 Working Capital Warrants issued at the consummation of the Business Combination in accordance with ASC 815-40-15-7D. If the warrants do not meet the criteria for equity treatment, they must be recorded as liabilities. We have determined that only the Private Placement Warrants and Working Capital Warrants must be recorded as liabilities and accordingly, the Company classifies these warrant instruments as liabilities at their fair value and adjusts the instruments to fair value at each reporting period. These liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of the Private Placement Warrants and the Working Capital Warrants has been determined using either the quoted price, if available, or was based on a modified Black-Scholes-Merton model. The fair value of the Private Placement Warrants and the Working Capital Warrants has been determined based on a modified Black-Scholes-Merton model for the year ended December 31, 2021.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by Advent as of the specified effective date. Unless otherwise discussed, Advent believes that the impact of recently issued standards that are not yet effective will not have a material impact on Advent’s financial position or results of operations under adoption.

See Note 2 in the consolidated financial statements included elsewhere in this prospectus for more information about recent accounting pronouncements, the timing of their adoption and Advent’s assessment, to the extent Advent has made one, of their potential impact on Advent’s financial condition and results of operations.

Supplemental Non-GAAP Measures and Reconciliations

In addition to providing measures prepared in accordance with GAAP, we present certain supplemental non-GAAP measures. These measures are EBITDA, Adjusted EBITDA and Adjusted Net Income / (Loss), which we use to evaluate our operating performance, for business planning purposes and to measure our performance relative to that of our peers. These non-GAAP measures do not have any standardized meaning prescribed by GAAP and therefore may differ from similar measures presented by other companies and may not be comparable to other similarly titled measures. We believe these measures are useful in evaluating the operating performance of the Company’s ongoing business. These measures should be considered in addition to, and not as a substitute for net income, operating expense and income, cash flows and other measures of financial performance and liquidity reported in accordance with GAAP. The calculation of these non-GAAP measures has been made on a consistent basis for all periods presented.

EBITDA and Adjusted EBITDA

These supplemental non-GAAP measures are provided to assist readers in determining our operating performance. We believe this measure is useful in assessing performance and highlighting trends on an overall basis. We also believe EBITDA and Adjusted EBITDA are frequently used by securities analysts and investors when comparing our results with those of other companies. EBITDA differs from the most comparable GAAP measure, net income / (loss), primarily because it does not include interest, income taxes, depreciation of property, plant and equipment, and amortization of intangible assets. Adjusted EBITDA adjusts EBITDA for transactional gains and losses, asset impairment charges, finance and other income and acquisition costs.

The following tables show a reconciliation of net income / (loss) to EBITDA and Adjusted EBITDA for the three months ended December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020.

EBITDA and Adjusted EBITDA	Three months ended December 31, (Unaudited)			Years Ended December 31,
(in Millions of US dollars)	2021	2020	$ change	2021	2020	$ change
Net loss	$(9.00)	$(1.70)	(7.30)	$(20.52)	$(3.12)	(17.40)
Depreciation of property and equipment	$0.38	$0.00	0.38	$0.56	$0.02	0.54
Amortization of intangibles	$0.71	$0.00	0.71	$1.18	$0.00	1.18
Finance (income) costs, net	$0.02	$0.01	0.01	$0.05	$0.01	0.04
Other (income) expenses, net	$0.06	$0.04	0.02	$(0.02)	$0.02	(0.04)
Foreign exchange differences, net	$0.04	$0.00	0.04	$0.04	$0.03	0.01
Income tax	$(0.87)	$0.00	(0.87)	$(0.92)	$0.00	(0.92)
EBITDA	$(8.66)	$(1.65)	(7.01)	$(19.63)	$(3.04)	(16.59)
Net change in warrant liability	$(6.91)	$0.00	(6.91)	$(22.74)	$0.00	(22.74)
One-Time Transaction Related Expenses (1)	$0.00	$0.00	0.00	$5.87	$0.00	5.87
One-Time Transaction Related Expenses (2)	$0.00	$0.00	0.00	$0.89	$0.00	0.89
Executive severance (3)	$0.00	$0.00	0.00	$2.44	$0.00	2.44
Adjusted EBITDA	$(15.57)	$(1.65)	(13.92)	$(33.17)	$(3.04)	(30.13)

(1) Bonus awarded after consummation of the Business Combination effective February 4, 2021.
(2) Transaction costs related to the acquisition of SerEnergy/FES.
(3) Former Financial Officer resignation.

Adjusted Net Income/(Loss)

This supplemental non-GAAP measure is provided to assist readers in determining our financial performance. We believe this measure is useful in assessing our actual performance by adjusting our results from continuing operations for changes in warrant liability and one-time transaction costs. Adjusted Net Loss differs from the most comparable GAAP measure, net income / (loss), primarily because it does not include one-time transaction costs and warrant liability changes. The following table shows a reconciliation of net income/(loss) for three months ended December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020.

Adjusted Net Loss	Three months ended December 31, (Unaudited)			Years Ended December 31,
(in Millions of US dollars)	2021	2020	$ change	2021	2020	$ change
Net loss	$(9.00)	$(1.70)	(7.30)	$(20.52)	$(3.12)	(17.40)
Net change in warrant liability	$(6.91)	$0.00	(6.91)	$(22.74)	$0.00	(22.74)
One-Time Transaction Related Expenses (1)	$0.00	$0.00	0.00	$5.87	$0.00	5.87
One-Time Transaction Related Expenses (2)	$0.00	$0.00	0.00	$0.89	$0.00	0.89
Executive severance (3)	$0.00	$0.00	0.00	$2.44	$0.00	2.44
Adjusted Net Loss	$(15.91)	$(1.70)	(14.21)	$(34.06)	$(3.12)	(30.94)

(1) Bonus awarded after consummation of the Business Combination effective February 4, 2021.
(2) Transaction costs related to the acquisition of SerEnergy/FES.
(3) Former Financial Officer resignation.

BUSINESS

The following discussion reflects the business of Advent. References to “Advent”, the “Company”, “us”, “we”, “our” and any related terms prior to the closing of the Business Combination are intended to mean Advent Technologies Inc., a Delaware corporation, and its consolidated subsidiaries and after the closing of the Business Combination are intended to mean Advent Technologies Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

Overview

We are an advanced materials and technology development company operating in the fuel cell and hydrogen technology space.  We develop, manufacture, and assemble complete fuel cell systems and the critical components that determine the performance of hydrogen fuel cells and other energy systems.

We develop and manufacture high-temperature proton exchange membranes (“HT-PEM” or “HT-PEMs”) and fuel cell systems for the off-grid and portable power markets and plan to expand into the mobility market.  Select applications are telecom towers (5G and older), energy infrastructure (methane emissions mitigation for the oil and gas industry), and portable power for defense or emergency response units.  Our mission is to become a leading provider of fuel cell systems, HT-PEMs, fuel cells, and HT-PEM based membrane electrode assemblies (“MEA” or “MEAs”), which are critical components used in fuel cells, and other electrochemical applications such as electrolyzers and flow batteries.  We develop the core chemistry components, the MEAs, that enable fuel cells to operate at high temperatures and also provide these MEAs to third-party fuel cell manufacturers.  HT-PEM fuel cells have the advantage of operating with multiple low-carbon fuels (in addition to hydrogen) and under extreme conditions.

Our current revenue is derived from the sale of fuel cell systems and from the sale of MEAs, membranes, and electrodes for specific applications in the fuel cell and energy storage (flow battery) markets.  While fuel cell systems sales and associated revenue is expected to provide the majority of our income in the near future, the MEA innovation is expected to facilitate strategic partnerships between us and Tier 1 suppliers and original equipment manufacturers (“OEMs”) as these downstream manufacturers develop their own white-labelled HT-PEM products.

We have our headquarters in Boston, Massachusetts, and are building out a product development and research and development facility in Charlestown, Massachusetts expected to open in 2022, and have MEA fabrication and system production facilities in Livermore, California; Achern, Germany; Aalborg, Denmark; and Patras, Greece.  We plan to scale-up U.S. and European production and its global sales operations to handle future demand.  Our investment priorities are increasing MEA production volumes, executing on new product development initiatives (next-generation fuel cell systems and MEAs), and optimizing production operations to improve unit costs.

Our principal focus is on the total fuel cell market, from components to complete systems, and we plan to use our products and technology to address pressing global climate needs.  Fuel cell and hydrogen technology is expected to play a critical role in global decarbonization.  In order to meet the targets established in the Paris Climate Accords, which seek to mitigate climate change and maintain global temperature less than 1.5°C-2.0°C above pre-industrial levels, the global community will need to accelerate the adoption of technologies like our fuel cells, that reduce or eliminate emissions of carbon dioxide and other greenhouse gases.  We believe that fuel cells will be a key component of the future energy generation platform given that:

•
Fuel cells generate electricity and heat from hydrogen-based fuels, thereby substantially reducing emissions of carbon dioxide and other pollutants generated by the combustion process in internal combustion engines (“ICE” or “ICEs”) and diesel generators. Fuel cells can be powered autonomously for hours or days where the fuel comes from a discrete source, or for longer where there is a pipeline or other large available source of fuel such as a tank.

•
Fuel cells utilize fuels with a high energy density relative to lithium-ion batteries and other battery technology (according to ARPA-E power densities, hydrogen contains 40,000 Wh/kg while lithium-ion batteries carry only about 260Wh/kg).  This makes fuel cell technology well-suited for use in mobility and off-grid energy generation applications where battery technology faces limitations such as lifespan, self-discharge, weight (fuel cells are between 3 to 25 times lighter than batteries providing equivalent power), operation under almost any weather conditions, and recharge times.

•
We expect that hydrogen will also be used to create liquid, synthetic fuels (eFuels like eMethanol, made by combining hydrogen with carbon dioxide for a net-zero liquid fuel) that have the advantage of lower transportation costs and network infrastructure investment relative to hydrogen gas.  Fuels like methanol have become subject to an increasing interest in Asia because they are currently available.  We believe methanol has the potential to become a leading zero-emissions liquid fuel that can leverage the current global infrastructure from gas stations to fuel tankers and trucks.  Given the urgency to decarbonize power generation, and the challenges the investment requirement poses for developing countries, we expect methanol to have an increasingly significant role as a liquid hydrogen carrier and a low/no carbon dioxide emission alternative to oil.

The Fuel Cell Industry

Fuel cell and hydrogen technology is expected to play a critical role in global decarbonization given the clean nature of emissions from hydrogen and hydrogen-carrier fuels relative to fossil fuels.  In addition, the challenges associated with existing battery technology limit it from mass adoption across industries.  Globally, an average of $38 billion per annum is expected to be invested in the hydrogen and fuel cell sector between 2020 and 2040 with the goal of significantly increasing production capacity while lowering the cost of production.  While the availability of hydrogen limited the fuel cell industry in the past, it is now expected to become an opportunity for growth, particularly in sectors such as industrials, power generation and automotive.

Within the fuel cell market, our products have significant advantages relative to its competitors that are focused on low-temperature proton exchange membrane technology (“LT-PEM” or “LT-PEMs”).  We believe these advantages will help us secure commercial opportunities in the fuel cell market and help drive wide-spread adoption of fuel cell technology.  The benefits of our HT-PEMs relative to LT-PEMs include:

•	We have developed our products under the principle of “Any Fuel. Anywhere.” which can be distilled into the two components:

o
Any Fuel: While LT-PEMs require high-purity hydrogen to operate, our HT-PEMs can utilize low cost and abundant hydrogen-carrier fuels, including methanol, natural gas, e-fuels, liquid organic hydrogen carriers, dimethyl ether, and renewable biofuels.  The infrastructure required for clean energy powered solely by high-purity hydrogen would cost trillions of dollars.  In contrast, many of the hydrogen-carrier fuels can use existing or in-development infrastructure and have a much lower transport cost than hydrogen.  This key technology differentiator bypasses the need to commit to a specific energy distribution network and leverages existing infrastructure.  Most importantly, it provides an immediately serviceable market today, while we believe many LT-PEM competitors may have to wait another decade for the availability of green, high-purity, inexpensive hydrogen, and potentially longer for the maturity of hydrogen transportation and storage networks.  Given the urgency to decarbonize power generation, and the investment challenges faced by developing countries, we expect methanol to have an increasingly significant role as a liquid hydrogen carrier and a low or no carbon dioxide emission alternative to oil.

o
Anywhere: Our HT-PEM fuel cells have the ability to operate in a variety of practical conditions, including a wide range of geographies, weather, ambient temperatures (as low as -20[o]C and up to +55[o]C), and in humid or polluted environments.  LT-PEM fuel cells, on the other hand, tend to struggle in the heat, can be damaged by dry climates, or polluted air, and cannot handle impurities of the hydrogen supply.  LT-PEM technology is intolerant to CO damage (with performance degradation at levels as low as 10 ppm), while HT-PEM can withstand 1-4% CO concentrations, depending on temperature and operation. For example, readily available low-cost hydrogen can be made with 1-2% carbon monoxide (20,000ppm), which works well with HT- PEMs.  LT-PEM loses performance with only 10ppm of carbon monoxide.  The relative durability of our products in a range of environments also provides a longer life of operation relative to LT-PEM fuel cells.

•
Our HT-PEM technology significantly reduces the balance of plant requirements of a fuel cell system relative to LT-PEM fuel cells.  This means that fuel cells using our HT-PEMs have simplified requirements for supporting components and auxiliary systems, which enables reduced cost and increases application range for the end-user.  It does this through two methods:

o
Superior Heat Management: HT-PEM fuel cells operate at high temperatures (between 160°C and 220°C, with next-generation MEA-based fuel cells operating between 80°C and 240°C).  Therefore, the temperature differential between a HT-PEM fuel cell and the outside environment is large.  As a result, only a small radiator, similar or smaller than the radiator in an ICE vehicle, is needed to transfer heat away from the fuel cell stack.  Conversely, because LT-PEM fuel cells run relatively cooler (under 85°C), a significantly larger radiator is required to effectively maintain suitable operating temperatures and conditions for an LT-PEM fuel cell.

o
Water Management Issues: HT-PEM fuel cells use phosphoric acid as an electrolyte rather than water-assisted membranes.  Therefore, they reduce the need for water balance and other compensating engineering systems.

Our Solution

Our core product offering include:

1.
Systems:  Fuel cells for portable and stationary applications of power generation, in the range of 20W to 20kW.  These fuel cells have applications in the telecom tower (e.g. 5G, 4G) power, surveillance, defense (and other portable power applications), energy (and other critical) infrastructure, and auxiliary power (marine, leisure) markets.  Our fuel cells are manufactured in the U.S., Denmark, and Germany.  Fuel cell systems provide the majority of our current revenue.

2.
The next generation of our fuel cells, in the 15kW to 1MW range, is expected to target the mobility sector (e.g., heavy-duty automotive, mining equipment, marine, aerospace, and unmanned aerial vehicles (“UAV”)).  We are planning to enter into joint development agreements with Tier 1 suppliers and OEMs to bring HT-PEM fuel cells to the mobility market.  We intend to be a provider of MEAs and core technology via licensing, rather than producing end-products for the mobility industry.  Revenue from joint development agreements may include engineering fees during the 1-3 year initial development cycle, MEA sales, and on-going licensing fees.

3.
We are a developer of the key component of the fuel cell, the MEA.  The operation of the MEA is key to the functionality and characteristics of a fuel cell system.  Our MEA enables a robust, long-lasting, and ultimately low-cost fuel cell product, relative to LT-PEM technologies.  In addition to our fuel cell system offerings, our MEA is also a discrete product offering to third-party fuel cell manufacturers.  MEA sales are expected to be a rapidly growing market in the future as more and more fuel cells are deployed globally by third parties, especially in the mobility space.

Our Business Outlook

In 2021, we became publicly listed on NASDAQ.  We acquired UltraCell LLC (“UltraCell”), which spearheaded our product offering in the portable and defense markets.  In the defense sector, we deliver human portable systems.  In addition, the UltraCell portable system is being repurposed to provide remote power to oil and gas wellheads (Advent M-ZERØ family of products) and to address the critical problem of methane emissions in Canada and the U.S.  Furthermore, the Company has continued with delivery of MEAs to fuel cell manufacturers in Asia and with delivery of electrodes to the high-growth redox flow-battery market.  We are also part of a consortium that has applied to develop “White Dragon,” the seminal large-scale decarbonization project in Southern Europe.  We were selected by the Greek Ministry of Development and Investment to be part of the first wave of Important Projects of Common European Interest (“IPCEI”) on Hydrogen, which is currently pending European Union approval.

In September 2021, we completed the acquisition of SerEnergy A/S (“SerEnergy”) and fischer eco solutions GmbH (“FES”), a leading manufacturer of fuel cell systems, with thousands of systems shipped in recent years.  SerEnergy is located in Denmark and FES is located in Germany.  The acquisition effectively doubled our team to over 170 people, and we believe the acquired business will be a strong pillar of its potential growth strategy.  SerEnergy and FES have significant production capabilities, are expected to benefit significantly from our next-generation MEAs and are expected to provide a very strong foothold in the off-grid market.  SerEnergy systems, primarily in the 5kW range, target the telecoms industry (especially the growing 5G tower demand) and other diesel generator replacement off-grid markets.

Our growth strategy is focused on targeting the following four sectors:

•	The stationary off-grid market, expected to be a growing market.

•	The human-portable defense, surveillance, energy infrastructure, and leisure market based on UltraCell’s innovative products.

•	The development of next-generation MEA and fuel cell solutions for the mobility market.

•
The large-scale fuel cell systems market (power generation and power to gas), especially following developments in the multi-billion euro “White Dragon” project (in which Advent is the fuel cell development partner), if approved by the European Union.

Business Strengths

Simplified balance of plant technology: Our HT-PEM technology significantly reduces the balance of plant requirements of a fuel cell system relative to LT-PEM fuel cells. Fuel cells utilizing our technology have simplified requirements for supporting components and auxiliary systems because they reduce the complexity of water management systems.  Our technology enables advanced, low-cost and simplified cooling technology, and increases the application range for the end-user.  This is especially important for air, heavy-duty transportation, and marine applications.

Leveraging existing fuel infrastructure: Given the fuel-flexible nature of our technology, we are able to leverage the existing fuel delivery infrastructure – e.g. around 3 million miles of natural gas pipelines connecting production, storage and distribution systems in the U.S. – to deliver power to a wide range of customers and markets today.  Our plug-and-play dynamic enables swift “time-to-market” capabilities. By contrast, the infrastructure investment required for a high-purity hydrogen economy is expected to be significant – approximately $15 trillion between now and 2050 globally.

Experienced management team with proven track record:  The team that we have recruited to bring innovation to the fuel cell industry is highly experienced with a long pedigree in R&D and world-class manufacturing.  Our team has been developing MEA components since 2006 and is led by Dr. Emory De Castro (CTO) who has significant industrial experience.  In addition, we initiated in 2021 a joint development effort under the U.S. Department of Energy (“DoE”) umbrella to commercialize next-generation MEAs and ultra-low platinum catalyst solutions developed by Los Alamos, NREL Laboratories, and Brookhaven Laboratories in the U.S.  We were selected as the scale-up and commercialization partner of the DoE and is working closely with the highly-skilled R&D teams of top U.S. labs.

Following the acquisitions of UltraCell, SerEnergy and FES, and its ongoing recruiting and development in the U.S. (including the new product development facility, close to Harvard and MIT, under construction in Charlestown, Massachusetts that is expected to open in 2022), we have significantly increased our product, system integration, manufacturing, and testing capabilities.  UltraCell brings Silicon Valley-type innovation, while SerEnergy’s expertise and world-class reputation in the stationary fuel cell industry is well established.  Our team now numbers over 200 people, many with more than a decade of hands-on expertise in the HT-PEM market.  Our investment plan reflects its strategic goal to assemble significant global know-how of the HT-PEM industry.  We expect that HT-PEM, with technology initially developed decades after LT-PEM, is in early stages of growth as compared to LT-PEM, a technology initially developed during the 1960s.

Technology

Our fuel cells can use “Any Fuel. Anywhere.” because of the HT-PEM technology that we have pioneered since 2006.  High-temperature fuel cells currently operate at high temperatures (between 160°C and 220°C) and have the potential to operate between 80°C and 240°C, unlike typical LT-PEM fuel cells that are limited to below 100°C.  This temperature advantage allows the fuel cell to work with other fuels and to have reliable operation at extreme conditions, which we believe is a significant competitive advantage for the stationary power generation market.

Enhanced market opportunity:  The multi-fuel capability enables us to have a very strong position in the off-grid and portable power market in select applications like telecom towers and critical infrastructure power needs. In these applications, diesel generators are primed for replacement for environmental and cost reasons, batteries are unable to provide a long-term year-round solution, and hydrogen presents difficult logistical concerns.  We believe fuels like methanol are a more compelling choice and that our HT-PEM fuel cells are highly suitable for these applications.  We believe decreasing fuel cell costs, due to technology innovation and manufacturing scale-up, can provide us with an opportunity to grow in the power generation market and potentially displace diesel generators in applications with a clear total cost of ownership value proposition, in addition to the environmental mandate.

The next-generation of our fuel cells is being developed in collaboration with the U.S. DoE after we were awarded the L’Innovator commercialization program.  Under this program, we are working closely with the Los Alamos National Laboratory (LANL), Brookhaven National Laboratory (BNL), and National Renewable Energy Laboratory (NREL), to commercialize the decade-long materials advancements in the field of MEA development.  We expect that these next-generation MEAs (“Advanced MEA”) will bring the HT-PEM technology into the mobility area by enabling fuel cells to be lightweight with high-power density. The Advanced MEA is also anticipated to deliver as much as three times the power output of its current MEA product. While we are already projecting being able to pass through substantial cost benefits to its customers through economies of scale as it increases MEA production, the successful development of the Advanced MEA will be an important factor in delivering the required improvement in cost effective performance to our customers.

Based on the several critical advantages offered by our HT-PEM technology over batteries and LT-PEM technology, we expect to be highly competitive in numerous applications.  In particular, our HT-PEM fuel cells and MEAs are well-suited to off-grid power, portable power applications, combined heat and power, and mobility (e.g., heavy-duty automotive, aviation, mining equipment, marine, and UAV).  Our goal is to partner with Tier 1 suppliers and OEMs in these new markets, focusing on the fuel cell technology development, licensing, and the mass production of the next-generation MEAs.

1.
Off-Grid Power:  We have a growing presence in the off-grid power market, with its recently acquired SerEnergy subsidiary having shipped thousands of systems worldwide to telecommunications providers for back-up power systems and stationary power sectors.  Methanol is easier and cheaper to deliver to remote locations compared to pure hydrogen, providing our HT-PEM technology with an advantage in the off-grid market.  Off-grid fuel cell solutions can use methanol already available at some remote industrial sites, like wellheads.  Additionally, methanol can be found in products already present at some remote sites, such as certain windshield washer fluids.  These products could be repurposed as a fuel source for the fuel cell.  Fuel cells in these applications produce significantly less of the greenhouse gases compared to ICE generators and produce power without ICEs’ attendant high levels of nitrogen oxides, sulfur oxides or particulate emissions.  Off-grid power solutions have the potential to run full-time, 365 days a year, 24 hours per day. Our launch of the M-ZERØ methanol-fueled low-power system targets the power generation needs of remote oil and gas locations.  The current method of powering such equipment results in significant methane emissions that are equivalent to millions of cars’ emissions per year.

2.
Portable Power:  Our acquisition of Silicon Valley-based UltraCell provided us with complete system technology for the portable power and defense markets.  Electrification is one of the key initiatives in the defense industry as the needs for mobility and power on demand are increasing dramatically.  Our fuel cells have already been deployed by the US Department of Defense (“DoD”), in the XX-55 portable power system, while the next-generation “Honey Badger” product, a wearable fuel cell designed to provide soldiers with on the go power, is currently in the DoD’s demonstration/validation program.

The above markets define our current products, while the markets below constitute its largest opportunities for growth in the future:

3.
Combined Heat and Power (“CHP”):  By virtue of their high temperature operation, HT-PEM fuel cells are well suited for delivering heat in addition to power to large commercial buildings and single or multi-family homes.  The CHP efficiency is at the 85%-90% range, making HT-PEM fuel cells extremely efficient for such uses.  HT-PEM fuel cells can be supplied by existing natural gas infrastructure and eventually by a future hydrogen-blend or pure-hydrogen pipeline network.

4.
Automotive: By charging electric vehicles’ batteries on-board through the conversion of high-purity hydrogen or hydrogen-carrier fuels into electricity, our fuel cells solve the range and recharging issues that battery-only electric vehicles currently face.  This issue is a particular challenge in heavy-duty and commercial vehicles.  Since our fuel cells can use hydrogen-carrier fuels such as natural gas, methanol and biofuels, fuels that are of growing in importance in China, India, and Western Europe, we believe that our technology will be critical in accelerating the mass adoption of electric vehicles and the shift away from ICEs.  Existing battery and LT-PEM technology are unable to meet the needs of heavy-duty transportation which require long-range, heavy payloads, fast refill times, and the ability to operate in diverse environments.  For example, LT-PEM fuel cells are unable to operate in hot environments because the radiator required to cool the MEA to the appropriate temperature range would be too large and therefore impractical.  The use of battery-only technology has the added disadvantage of insufficient power capacity without a substantial volume and weight of batteries, which results in a significant reduction in cargo capacity.

5.
Aviation:  Our fuel cells can deliver much longer range (autonomy) and better utilization (through faster time to refill and greater payload) for commercial drones, eVTOLs, and auxiliary power for traditional aircraft than battery power alone can deliver.  Existing commercial drones based on battery-only technology have a limited flight time given the power limitations of the lightweight requirements of flight.  Compared to battery powered flights, aircrafts powered by fuel cells using next generation HT-PEMs and ultra-lightweight non-metal plates could increase range, payload/passenger capacity, and the number of trips made on one charge or fill-up.  HT-PEM aircraft have the potential to refuel significantly faster than an equivalent battery could recharge.  The high-purity hydrogen currently required by LT-PEM is considered unsafe for widespread commercial use, while our HT-PEM provides sufficient range using safer liquid fuels and the Company believes it is key to efficient real-world flight usage.  Hydrogen gas and dimethyl ether are suitable for use as fuel for aviation fuel cells, and both work well with HT-PEM technology.  Additionally, high-temperature operation in aviation is essential, given heat exchange issues.  Fuel cells have shown that drones can stay airborne for longer periods of time, which enhances their value proposition and business applications.  We expect drone prototypes based on our technology to be available as soon as 2022.

6.
Marine:  In the marine industry, neither compressed hydrogen nor batteries are a viable option for commercial shipping.  The industry is evaluating alternative fuels to replace bunker fuel, and methanol appears to be among the most likely hydrogen carriers positioned to meet the European Union’s 2050 decarbonization objectives.  Our fuel cells are well-suited for methanol use, as the high-temperature operation can use low-grade hydrogen (converted from methanol via reformation) that does not work with current LT-PEM fuel cells.  Applications in the marine industry are likely to develop initially in auxiliary power and smaller ships, and eventually scale to the multi-MW range main propulsion market.  Our fuel cells promise fuel flexibility with hydrogen gas, liquid organic hydrogen carriers, methanol, and natural gas, and operate at high temperatures through proprietary chemistry.  Marine applications could be scalable for divergent load requirements and applications such as powering the entire propulsion system or, alternatively, providing auxiliary power to a differently powered primary propulsion system.  Marine fuel cell usage could offer long range and a fast refill; unlike battery power, and longer routes and larger vessels can be powered by fuel cells as compared to batteries.  In addition, fuel cells can be used in a hybrid structure in conjunction with battery power.  We are planning our initial focus on applications for auxiliary marine power, and then plans to focus on vessels’ main power.

We have been issued, acquired, licensed, or applied for approximately 190 international and United States patents, with a concentration in membranes, electrodes, and MEAs, which support its product offerings.  In the MEA sector, our products include two existing membrane technologies: “TPS®”, which we have exclusive rights to use and was obtained through patents filed by its founders and technical staff, and “PBI” technology, of which we are a selective licensee, and provides exclusive rights to us for commercial sale of MEAs using PBI technology.  Leveraging our membrane technologies, we also have intellectual property for lightweight stacks made through advances in bipolar plate materials, which supports water-cooled systems.  This results in a simpler and more compact balance-of-plant design.  Our own investments in developing leading next-generation fuel cell technology are supported by being able to leverage the research and development efforts of its strategic partners.  We are planning next generation prototypes for fuel stacks as soon as 2022, with pilot production as soon as 2023 and mass production as soon as 2024.

Our rights to commercialize the next-generation HT-PEM materials technology from the DoE L’Innovator Program also includes rights to a portfolio of patents supporting this advanced technology.  We were selected through a highly competitive bidding process by virtue of our management team’s track record in taking laboratory inventions and processes through to a fully-scaled and manufactured product.  We expect that this technology will reduce production costs of its MEAs significantly through a 3-fold increase in power output per unit area of membrane, and will provide longer operating lifetime and a wider temperature operating range as well as substantially lower platinum content.  We expect these advantages will enable us to reduce the cost to end-users of fuel cells and encourage a wider market adoption.  We anticipate commercialization and mass manufacture of this product by 2022.  This and other partnerships, joint ventures, and joint development agreements, including with DoE, NASA (through Advent’s affiliation with Northeastern University) and the European Space Agency, are expected to assist Advent in the mobility and off-grid power markets.

Our products and technology are currently being used in the marketplace to generate electricity for commercial applications, and we are developing partnerships with Tier 1 suppliers, OEMs, and system integrators to further drive commercial adoption and use in an increasing number of applications and end markets.  To date, more than 300,000 TPS® and PBI MEAs have been sold (by us and others) for use in defense, micro-combined heat and power (µCHP) systems, battery range extenders for fuel cell battery hybrid vehicles, remote power for telecom and auxiliary power in remote locations, demonstrating strong early-stage adoption of our existing product line.  To date, we have shipped thousands of systems for defense, off-grid and remote/portable power markets.

As our business ramps up to mass-production, we plan to pursue a revenue model that includes engineering fees, MEA sales and hardware-technology licensing fees through the life of product development.  Our customer relationship is split into two phases:  1) partner with OEMs to co-develop customized fuel cell systems based on our MEAs, for which we earn engineering and licensing fees, and 2) produce and sell proprietary MEAs directly to OEMs while earning licensing fees on fuel cells produced by customers using our technology.  We expect high-margin licensing fees to become a larger component of our revenue mix over time as our customers scale to mass manufacturing of fuel cells and other products.

We were founded and are managed by a team of world-class electrochemists, material scientists, and fuel cell specialists with significant industry and manufacturing expertise.  We have received numerous R&D funds from the DoE and the European Union and are considered a pioneer with years of experience in clean energy technology innovation.  We have our headquarters in Boston, Massachusetts and our operations in other Massachusetts locations, as well as in California, Greece, Germany, Denmark, and the Philippines.  In 2022, We will open a facility in Charlestown, Massachusetts offering research and development facilities and additional production capacity.  For additional capacity, we intend to utilize existing U.S.-based toll-manufacturing for the membrane and electrode production to scale-up its production levels without significant capital expenditure.  Our Patras, Greece based production of membranes, electrodes, and MEAs benefits from labor cost and skill availability advantages.

We intend to direct the majority of our near-term funding requirements to operating expenses and capital expenses for product development and plan to make substantial investments over the next several years, among others, in new production equipment and warehousing, systems assembly line, MEA assembly automation, aeronautical stacks and U.S. facility expansion.

Recent Acquisitions

Business Combination of AMCI Acquisition Corp. and Advent Technologies

In February 2021, we closed our business combination with AMCI Acquisition Corp.  The business combination has provided us with a sustainable funding base for the next phase of our expansion efforts to respond to significant and immediate market opportunities.  Our shareholders opted to roll 100% of their equity and, as of the completion of the business combination, owned 54% of the pro-forma equity base.

UltraCell

On February 18, 2021, we acquired UltraCell, formerly a fuel cell division of Bren-Tronics, Inc.  Prior to the acquisition, we had a mutually beneficial partnership, having worked together for several years.  UltraCell is a leader in lightweight fuel cells for the portable power market, including small-scale fuel cell technology for the defense industry, and has sold thousands of battery pack charger systems built around Advent MEAs to four NATO militaries, including those of the U.S. and the U.K.  UltraCell systems have been deployed with excellent performance in stringent and challenging conditions and climates. UltraCell’s technology uses hydrogen or liquid fuels to deliver reliable power at a fraction of the weight of batteries.  Traditional LT-PEM fuel cell technology cannot be used in this type of remote environment fuel cell product due to the issues with compressed high-purity hydrogen.  Our fuel flexibility allows for the use of methanol in its fuel cell application, which is stable in liquid form, cheaper, and more accessible than hydrogen.  With our technology powering UltraCell products like the “Honey Badger”, a portable fuel cell which is in advanced testing with the U.S. military, multi-day military missions that generally required over 100 pounds of batteries can substitute a fuel cell and methanol canister with a total weight of 25 pounds.  UltraCell’s fuel cell innovations are expected to complement the development of our next-generation lightweight systems for the mobility market, with an emphasis on the commercial drone, aviation, and heavy-duty automotive industries.  UltraCell produces the only made in the U.S. NATO approved fuel cell products and is one of only two manufacturers of NATO approved fuel cell products manufacturing in a NATO country.  Since the acquisition, we have retained current UltraCell operations in the Livermore, California area, in parallel to its Boston operations, and plan to continue to do so, with the possibility of expansion in the future.

SerEnergy and FES

On September 1, 2021 (CEST), we completed our acquisition (the “Fischer Acquisition”) of SerEnergy and FES from F.E.R. fischer Edelstahlrohre GmbH (“Fischer”).  SerEnergy and FES currently market and build standalone systems and critical fuel cell components.  These products are complementary to the mobile systems produced by Advent.  The Fischer Acquisition is well aligned to the “Any Fuel. Anywhere.” strategy, and is expected to accelerate our growing revenue base in fuel cell stacks and systems. The Fischer Acquisition also increases our patent and trademark portfolio with new intellectual property and increases our labor force by approximately 90 employees, many of whom are highly-skilled manufacturing and sales professionals experienced in the fuel cell industry.  SerEnergy has deployed hundreds of standalone telecom remote self-maintaining power systems, including sales to Smart Communications, a leading telecommunications provider in the Philippines.  These systems can operate in both high humidity and high temperature environments and offer remote monitoring. We believe that the combined HT-PEM fuel cell production capacity and operations in international markets, currently consisting of Germany, Denmark and the Philippines, will support our expansion into international customer segments, in particular the Asian and European markets.

Specific Product Offerings

Honey Badger: The Reformed Methanol Wearable Fuel Cell Power System, or “Honey Badger” is an offering marketed by our subsidiary UltraCell.  On June 7, 2021, the U.S. DoD, through the U.S. Army DEVCOM Command, Control, Communications, Computers, Cyber, Intelligence, Surveillance and Reconnaissance (C5ISR) Center, with funding through the Project Manager Integrated Visual Augmentation System (PM IVAS), has entered into a contract with us to complete the MIL-STD certification of the cutting edge “Honey Badger”. “Honey Badger” is placed on a soldier worn plate carrier and provides on the move battery charging in the field.  It has been selected by the DoD’s National Defense Center for Energy and Environment (NDCEE) to take part in its 2021 demonstration/validation program and is the only fuel cell to take part in this program.  The NDCEE is a DoD program that addresses high-priority environmental, safety, occupational health, and energy technological challenges that are demonstrated and validated at active installations for military application. The product is offered at 20W and 50W power versions, and both are in testing and certification stages.  Its core technology has completed successful field trials in Army Expeditionary Warrior Experiments and high-altitude tests in California’s Sierra Nevada. UltraCell’s “Honey Badger 50” (the 50W power version) fuel cell is the only fuel cell that is part of this program that supports the U.S. Army’s goal of having a technology-enabled force by 2028.

M-ZERØ: Our M-ZERØ line of products are designed to generate power in remote environments.  Their use significantly reduces methane emissions where they replace older, less efficient technology.  The current M-ZERØ products are 50W and 150W systems, with systems featuring up to 400W of power expected to be released by the end of 2022.  We have entered into agreements to trial ten 50W systems in Canada starting in the third quarter of 2021. If the trials are successful, this could result in mass deployment of M-ZERØ systems during 2023.  The products, which are not expected to require extensive servicing or refueling schedules, can work throughout the year, including in extreme cold.  Traditional green remote power options of solar plus battery storage do not function well in either extreme cold or in hard-to-reach areas. Widespread adoption of M-ZERØ technology at all of the wellheads in the U.S. and Canada will result in a substantial reduction of carbon dioxide emissions.

Important Projects of Common European Interest (“IPCEI”)

White Dragon: White Dragon is an IPCEI proposal submitted by a consortium of Advent, Damco Energy S.A. (Copelouzos Group Company), PPC Greece, The Hellenic Gas Transmission System Operator (“DESFA”) S.A., Hellenic Petroleum, Motor Oil, Corinth Pipeworks, TAP and Terna Energy (together the “consortium”) to develop a more than €8 billion green hydrogen project in Greece to gradually replace Western Macedonia’s lignite coal power plants of and transition to clean energy production and transmission, with the ultimate goal of fully decarbonizing Greece's energy system.  The project plans to use large-scale renewable electricity to produce green hydrogen by electrolysis in Western Macedonia.  This hydrogen would then be stored and, through our HT-PEM fuel cells, would be expected to supply all of Greece with clean electricity, green energy, and heat.  Our HT-PEM fuel cells provide a combination of both heat and electrical power, and the heat generated by the project can initially be used in conjunction with the district heating networks of Western Macedonia, and in the future in other applications that require a heating and/or cooling system, such as industrial workings, data centers and greenhouses.  The White Dragon proposal also includes plans covering the transportation sector.  We are the sole fuel cell development partner for the proposed project.  Estimates are that the project, if approved, would continue from 2022 through 2029, produce over 200,000 tons of hydrogen per year, reduce annual carbon dioxide emissions by 11.5 million tons and create 18,000 direct jobs and almost 30,000 indirect jobs.  We were informed in September 2021 that the Greek government had approved of the White Dragon proposal and it is currently pending European Union approval.

Green HiPo: Green HiPo is an IPCEI proposal submitted by us which will, if approved, allow us to develop, design, and manufacture fully scalable HT-PEM fuel cells for the production of power and heat.  Green HiPo is linked to, but independent of, the White Dragon project.  It proposes to establish a production facility in Western Macedonia with a staggered production plan, starting with 15kW stacks, integration into 120kW modules, 1MW scale single units, and ultimately multi-MW fully integrated systems.  Estimates are that the project, if approved, would continue from 2022 through 2029, create approximately 1,400 jobs in the Western Macedonia region and the total cost of the project could exceed €4 billion.  We were informed in September 2021 that the Greek government had approved of the Green HiPo proposal and it is currently pending European Union approval.

Intellectual Property

Our intellectual property portfolio covers among other things: membranes, electrodes, MEAs, and systems exploiting the unique operating characteristics of its materials.  In general, our employees are party to agreements providing that all inventions, whether patented or not, made or conceived while being an Advent employee, which are related to or result from work or research that the Company performs, will remain our sole and exclusive property.

We have been issued, acquired, licensed, or applied for approximately 190 international patents (including the intellectual property from the Fischer Acquisition), the vast majority in membranes, electrodes, and MEAs, which support our product offerings.  Additionally, we have approximately eighteen trademarks registered with the USPTO and various international trademark offices, with additional trademark applications pending.

Competition

The market for alternative fuel and energy storage systems is still in the early stages of growth and is characterized by well-established battery and LT-PEM products.  We believe the principal competitive factors in the markets in which it operates include, but are not limited to, the size, weight, lifetime, durability, and total cost of ownership of these systems to the end-user.  We believe that our HT-PEM technology competes with these other technologies across a number of new and existing applications in the alternative energy fuel market, especially in the realm of fuel flexibility and heat management.  We believe the total addressable market opportunity could be over $72 billion by the year 2030.

Employees and Human Capital Resources

Our employees are critical to our success.  As of December 31, 2021, we had approximately 200 employees, including part-time, contractors and employees who joined us from the recent Fischer Acquisition.  We also occasionally rely on additional independent contractors to support our operations.  To date, we have not experienced any work stoppages and consider our relationship with our employees to be in good standing.  None of our employees are represented by a labor organization or are a party to any collective bargaining arrangement.

We believe that developing a diverse, equitable and inclusive culture is critical to continuing to attract and retain the top talent necessary for our long-term success and strategy. We value diversity at all levels.

We strive to create a collaborative environment where our colleagues feel respected and valued.  We provide our employees with competitive compensation, opportunities for equity ownership and a robust employment package, including health care, retirement benefits and paid time off.  In addition, we regularly interact with our employees to gauge employee satisfaction and identify areas of focus.

Properties

We lease approximately 3,400 square feet of offices located in Patras, Greece.  The leases are set to expire on December 31, 2028.  We entered into a lease dated February 5, 2021 for approximately 6,000 square feet of office space at 200 Clarendon Street, Boston, Massachusetts 02116 as the Company's executive offices.  The term of the lease is five years (unless sooner terminated as provided in the lease agreement).  Through the Fischer Acquisition, we have leased from Fischer the space, comprising approximately 10,750 square feet, in which FES operates and acquired property containing approximately 8,600 square feet of SerEnergy office, production and laboratory facilities located in Aalborg, Denmark.  We also assumed a lease from Fischer in Aalborg, Denmark for approximately 7,000 square meters containing meeting rooms and a warehouse used by SerEnergy, and office, workshop, and warehouse spaces in two locations in Paranaque City, Philippines totaling approximately 10,500 square meters. Through our wholly owned subsidiary, FES, we entered into a lease agreement with fischer group SE & Co. KG in Achern for approximately 1,017 square feet of office space, workspace and outdoor laboratory at 77855 Achern, Im Gewerbegebiet 7 for use by FES.  We have a short-term lease in Somerville, Massachusetts for laboratory space while it builds out a dedicated leased space of approximately 21,400 square feet in the Hood Park complex in Charlestown, Massachusetts.

Legal Proceedings

We are from time to time subject to various claims, lawsuits and other legal and administrative proceedings arising in the ordinary course of business. Some of these claims, lawsuits and other proceedings may involve highly complex issues that are subject to substantial uncertainties, and could result in damages, fines, penalties, non-monetary sanctions or relief. However, we do not consider any such claims, lawsuits or proceedings that are currently pending, individually or in the aggregate, to be material to our business or likely to result in a material adverse effect on our future operating results, financial condition or cash flows.

On December 17, 2020, a purported shareholder class action complaint was filed by Dillon Frey against the Company in the Supreme Court of the State of New York, County of New York, alleging that the proposed Business Combination with Advent is both procedurally and substantively unfair and seeking to maintain the action as a class action and enjoin the Business Combination, among other things, without stating a specific amount of damages. The complaint does not provide detail as to how the proposed Business Combination is unfair, either procedurally or substantively, and we believe it has no merit. On February 10, 2021, a notice of dismissal of the complaint was filed in the Supreme Court of the State of New York, County of New York.

MANAGEMENT

Executive Officers and Board of Directors

Our business and affairs are managed by or under the direction of our Board. The table below lists the persons who currently serve as executive officers and directors.

Name	Age	Position
Vassilios Gregoriou	57	Chairman, Chief Executive Officer and Director
Kevin Brackman	49	Chief Financial Officer
Christos Kaskavelis	53	Chief Marketing Officer and Director
Emory De Castro	64	Chief Technology Officer and Director
James F. Coffey	59	Chief Operating Officer and General Counsel
Katherine E. Fleming	56	Director
Anggelos Skutaris	57	Director
Katrina Fritz	49	Director
Lawrence Epstein	54	Director

The following is a brief biography of each executive officer and director:

Vassilios Gregoriou has been Chairman and CEO of Advent since inception. Dr. Gregoriou cofounded Advent Technologies Inc. in 2012. In addition, Dr. Gregoriou is an internationally known scientist with research and/or managerial positions in both the U.S. (Northeastern, MIT, Polaroid, Princeton) and Greece (NHRF, FORTH) over his 30 year career so far in the technology sector. His research activity extends over a wide area of subjects in the renewable energy space that include the areas of flexible photovoltaics based on organic semiconductors, optically active materials based on conjugated oligomers and polymer nanocomposites. His published work as co-author includes three books and more than 100 scientific papers. He is also co-inventor of 15 patents. Dr. Gregoriou has more than 25 years of experience in the U.S. market. He has extensive experience in the technical development of new products and in the management of such activities. He holds a Ph.D. in Physical Chemistry from Duke University and he has attended the MBA program at Northeastern University. He was also a NRSA award recipient at Princeton University. He also served as President of Society for Applied Spectroscopy(SAS) in 2001. Dr. Gregoriou is well-qualified to serve on the board of directors due to his extensive scientific, managerial and industry experience.

Kevin Brackman has been Chief Financial Officer of Advent since July 2021. Prior to joining the Company, Mr. Brackman served as Executive Vice President, Chief Financial Officer of Myers Industries, a publicly traded corporation with internationally located manufacturing and sales operations in the polymer production sector. Before his promotion to Chief Financial Officer in 2018, he served as Myers Industries’ Chief Accounting Officer and Corporate Controller. Prior to joining Myers Industries in 2015, Mr. Brackman was Director of Financial Planning and Analysis, Financial Reporting and Technical Accounting at Ingersoll-Rand and previously excelled in a variety of positions at Chiquita Brands International, including Assistant Corporate Controller and Controller - North American operations. Mr. Brackman received his bachelor’s degree in Accounting and Finance from Miami University.

Christos Kaskavelis joined Advent as Chief Marketing Officer in 2019 and was appointed as a director in April 2022. From 2015 to 2016 he served as Managing Director of Mamaya IKE, a Greek publishing and media consulting company. From 2016 to 2018, he was a research scholar at the MIT Media Lab in Boston, Massachusetts. He has been a seed investor in the Company, an angel investor, and has served on its board of directors since the first day. He is a serial entrepreneur in the tech industry and primarily digital marketing, with successful exits in both Nasdaq and London Stock Exchanges. He has designed and been responsible for enterprise software systems designed for Pratt & Whitney, Analog Devices, General Electric and Lucent Technologies in the areas of Just-In-Time (JIT) manufacturing, Supply Chain Management and Production Scheduling. He holds a Ph.D. in Supply Chain Management as well as an M.Sc. in Manufacturing Engineering from Boston University, a B.Sc. in Electrical Engineering and a B.A. in Business Economics from Brown University.

Emory De Castro has been Advent’s Chief Technology Officer since 2013. Dr. De Castro is responsible for the overall technical, manufacturing and business development operations for Advent. Prior to joining Advent, Dr. De Castro was a Vice President, Business Management and the site manager for BASF Fuel Cell Inc. in Somerset NJ. At BASF Dr. De Castro led marketing and sales, business development, quality control, and R&D direction all cumulating in nearly a four-fold increase in revenues. As the Executive Vice President at the E-TEK Division, De Nora North America he managed operations, created a global brand, and expanded the organization’s fuel cell component business in Asia and Europe. Dr. De Castro has over 20 patent applications spanning fuel cell materials and catalysts, electrochemical technology, sensors, and a beer bottle cap that extends shelf life. He is the recipient of the 2013 Department of Energy Award for Manufacturing R&D in lowering the cost of gas diffusion electrodes and the 2005 ECS New Technology Award to E-TEK Division, for introducing and commercializing a new electrolysis technology. Emory De Castro received his Ph.D. from the Department of Chemistry at the University of Cincinnati and a B.S. in Chemistry from Duke University. Dr. De Castro is well-qualified to serve on our board of directors due to his extensive scientific and technological experience.

James F. Coffey has served as General Counsel and Corporate Secretary of Advent since March 2020 and he has served as Chief Operating Officer of Advent since February 2021. Beginning in 2018, while a partner at a National Am Law 100 law firm, Mr. Coffey served as Advent’s outside legal counsel. Mr. Coffey has over thirty years of experience in corporate and securities law, mergers and acquisitions, venture capital and corporate finance, and intellectual property law. He has extensive international experience having closed transactions in both North and South America, Europe, and China. Throughout the course of his career, Mr. Coffey has developed strong relationships and strategic contacts within the clean energy and technology sectors and specific experience in the fuel cell industry. From 2013 to 2017, he served as general counsel to another HT PEM fuel cell company that was a customer of Advent. Mr. Coffey was a Gerald L. Wallace Scholar at New York University School of Law where he received an LL.M. in Corporate Law. He received his J.D. from the New England School of Law, and his B.A., cum laude, from Providence College. Mr. Coffey is listed in The Best Lawyers in America® for Mergers and Acquisitions. He has been recognized for his work in intellectual property law by the IAM Patent 1000. Mr. Coffey was named a Massachusetts Super Lawyer by Law and Politics magazine. He is AV® rated by Martindale-Hubbell. Mr. Coffey is a fellow of the Boston Bar Foundation and the American Bar Foundation.

Katherine E. Fleming has been a director of Advent since February 2021.  Ms. Fleming has over fifteen years’ experience in Higher Education leadership and has been the Provost of New York University since 2016, with responsibility for allocating financial resources and setting strategic priorities, and with oversight of all Deans and Directors. From 2007-2011 she directed the Institut Remarque at the Ecole Normale Superieure in Paris, and from 2012-2016 she served as the President of the Board of the University of Piraeus. A historian by training, she earned a BA from Barnard College of Columbia University, an MA from the University of Chicago and a Ph.D. from the University of California, Berkeley. She was granted honorary Greek citizenship by the Hellenic Republic in 2015 and in 2019 was named by France to the Legion d’Honneur. Dr. Fleming is well-qualified to serve on the board of directors due to her extensive financial and scholastic experience.

Anggelos Skutaris has been a director of Advent since February 2021.  Mr. Skutaris has a BSc in Economics from Arizona State University and an MBA from the Thunderbird School of Global Management. He has more than 30 years of International experience in banking, finance, management, treasury and investments. He is currently a member of the Incorporation Committee and Chief Investment Officer for Power Bank, a Qatar-based financial institution with a mission to provide Islamic financing to the global energy sector. Key positions he held in the past include: Chief Investment Officer (Janus Continental Group, JCG), Head of Treasury Operations & Transformation (Qatar Airways), Managing Partner (New Symbol Global Advisors), Chief Executive Officer (PiraeusCapital Management), Founder & CEO (OliveTree Management Associates), Group Treasurer (Titan Cement), Head of Equity Financing (Calyon Securities) and Director of Equity Financing (Credit Suisse). Whilst at Titan cement, Mr. Skutaris was instrumental in issuing the largest corporate syndicated facility in Greece, a 5-year, €800 million transaction. Mr. Skutaris is well-qualified to serve on the board of directors due to his extensive business development and financial experience.

Katrina Fritz has been a director of Advent since February 2021.  Ms. Fritz is the Executive Director of the Stationary Fuel Cell Collaborative, leading education and outreach activities with the guidance of state agencies, local air districts and industry. She also works with the National Fuel Cell Research Center on state level clean energy policy and market development. Ms. Fritz currently serves as an expert to the European Commission on Horizon 2020 programs for research and innovation and was appointed to the New Jersey Fuel Cell Task Force in January 2021. As Principal of KM Fritz LLC, Ms. Fritz has provided advisory and consulting services to global industrial firms related to business and communications strategy in distributed energy generation markets. She has held leadership positions in numerous trade associations and on advisory boards including: The California Hydrogen Business Council, the International Energy Agency’s Fuel Cell Working Group; the U.S. Fuel Cell and Hydrogen Energy Association; the Alliance for Clean Energy New York; the Pacific Clean Energy Application Center at University of California, Berkeley; and the Connecticut Fuel Cell and Hydrogen Coalition. Ms. Fritz has held leadership positions at ClearEdge Power (formerly UTC Power), Plug Power and Case Western Reserve University, leading strategic planning, government relations, business development, and corporate communications. She also worked in the software industry in Santa Cruz, California and Watford, United Kingdom. Ms. Fritz has a BA degree from the University of Michigan and an MBA from the Weatherhead School of Management at Case Western Reserve University. Ms. Fritz is well-qualified to serve on the board of directors due to her extensive leadership and clean fuel technology experience.

Lawrence Epstein has been a director of Advent since April 2022.  Mr. Epstein has over two decades of experience in commercial real estate transactions, driving over one billion dollars in transactional value since 2016.  Since October 2021, he has been a Senior Managing Director for Savills.  Savills is an international leader in promoting sustainability in building operations and design, offering expertise to its worldwide real estate clients in sustainable design, energy infrastructure, strategic advisory, impact assessment, and reporting, offsets and environmental land management and general operational sustainability support. The company was founded in the UK in 1855 and is one of the world’s leading brokerage firms. Savills’ experience and expertise spans the globe, with offices across Europe, the Americas, Asia Pacific, Africa and the Middle East. Mr. Epstein focuses exclusively on representing tenants in both the U.S. and international markets. Previously, from May 2016 to September 2021, he was a principal at Avison Young, a commercial real estate company. He is a graduate of Bates College, where he received a BA in History.  Mr. Epstein is a member of the Commercial Brokers Association, the Direct Federal Credit Union Board and the Greater Boston Real Estate Board. His volunteer efforts include Call2Talk, a mental health services hotline.  Mr. Epstein is well-qualified to serve on the board of directors due to his business experience in the international commercial real estate industry.

Board Composition

Our authorized board of directors consists of seven members. In accordance with the second amended and restated certificate of incorporation, our board of directors is divided into three classes, Classes I, II and III, each to serve a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. Directors will not be able to be removed during their term except for cause. The directors are divided among the three classes as follows:

•	the Class I directors are Anggelos Skutaris, and Katrina Fritz, and their terms will expire at the annual meeting of stockholders to be held in 2024;

•	the Class II directors are Katherine E. Fleming and Lawrence Epstein, and their terms will expire at the annual meeting of stockholders to be held in 2022; and

•	the Class III directors are Vassilios Gregoriou, Emory De Castro and Christos Kaskavelis, and their terms will expire at the annual meeting of stockholders to be held in 2023.

We expect that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Director Independence

The board of directors has determined that each of Ms. Fleming, Mr. Skutaris, Ms. Fritz and Mr. Epstein are “independent directors” as defined in Nasdaq rules and the applicable SEC rules.

Board Leadership Structure

The leadership of the Board is currently structured so that it is led by the Chairman, Vassilios Gregoriou, who also serves as the Company’s Chief Executive Officer. When the Chairman of the Board is not an independent director, a Lead Director may be elected annually by the Board. The Board has elected Mr. Skutaris to serve as Lead Director.

Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Committees of the Board of Directors

The board of directors has the authority to appoint committees to perform certain management and administration functions. The Board has established an audit committee, compensation committee and nominating and corporate governance committee.

Audit Committee

Our audit committee consists of Mr. Skutaris, Ms. Fritz and Ms. Fleming. The board of directors has determined that each member is independent under the Nasdaq Stock Market listing standards and Rule 10A-3(b)(1) under the Exchange Act. The chairperson of our audit committee is Mr. Skutaris. Our board of directors has determined that Mr. Skutaris qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq Stock Market.

The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing policies on risk assessment and risk management;

•	reviewing related party transactions;

•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	by the independent registered public accounting firm

Compensation Committee

The compensation committee consists of Mr. Skutaris, Ms. Fleming and Ms. Fritz. The chairperson of the compensation committee is Mr. Skutaris. The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate.

Specific responsibilities of the compensation committee include:

•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing and recommending to our board of directors the compensation of our directors;

•	reviewing our executive compensation policies and plans;

•
reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate;

•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

•	assisting management in complying with our proxy statement and Annual Report disclosure requirements;

•	if required, producing a report on executive compensation to be included in our annual proxy statement;

•	reviewing and establishing general policies relating to compensation and benefits of our employees; and

•	reviewing our overall compensation philosophy.

Role of the Compensation Consultant

In accordance with the Compensation Committee Charter, the Compensation Committee has the authority to engage, retain and terminate a compensation consultant. The Compensation Committee also has the sole authority to approve the fees of such consultant. The Compensation Committee engaged ClearBridge Compensation Group LLC (“ClearBridge”) as its independent compensation consultant. ClearBridge reports directly to the Compensation Committee, which has authority under the Compensation Committee Charter to retain compensation consultants, although its representatives may also meet with management from time to time.

Services performed by ClearBridge for the Compensation Committee include, but are not limited to:

1.	reviewing and formalizing the Company’s compensation philosophy;

2.	preparation of competitive benchmarking reviews regarding executive compensation;

a.	In 2021, the Company elected to forgo establishing a compensation peer group, and as a result relied on survey data for benchmark purposes, scoped to the Company’s size;

3.	review of cash bonuses paid to executive officers;

4.	review of long-term incentive awards in connection with the Business Combination;

5.	evaluation of compensation program design for 2021;

6.	review and determine go-forward non-employee director compensation program; and

7.	analysis of current trends in executive compensation, and updates regarding applicable legislative and governance activity.

The Compensation Committee determined that the services provided by ClearBridge to the Compensation Committee did not give rise to any conflicts of interest. The Compensation Committee made this determination by assessing the independence of ClearBridge under the applicable rules adopted by the SEC and incorporated into the Nasdaq Corporate Governance Requirements. In making this assessment, the Compensation Committee also considered ClearBridge’s written correspondence to the Compensation Committee that affirmed the independence of ClearBridge and the consultants and employees who provide services to the Compensation Committee on executive compensation matters.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Ms. Fleming and Ms. Fritz. The board of directors has determined each proposed member is independent under Nasdaq listing standards. The chairperson of our nominating and corporate governance committee is Ms. Fleming.

Specific responsibilities of our nominating and corporate governance committee include:

•	identifying, evaluating and selecting, or recommending that our board of directors approve, nominees for election to our board of directors;

•	evaluating the performance of our board of directors and of individual directors;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	reviewing management succession plans; and

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics applies to all of its employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on its website at www.advent.energy. Information contained on or accessible through such website is not a part of this prospectus, and the inclusion of the website address in this prospectus is an inactive textual reference only. The Company intends to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.

EXECUTIVE COMPENSATION

Introduction

This section provides an overview discussion of the compensation of Advent’s principal executive officer and next two most highly-compensated executive officers for its fiscal year ended December 31, 2021. These individuals, who Advent refers to as the “named executive officers” in this prospectus, are:

•	Vassilios Gregoriou, Advent’s Chief Executive Officer and Chairman of its Board of Directors;

•	Emory De Castro, Advent’s Chief Technology Officer; and

•	Christos Kaskavelis, Advent’s Chief Marketing Officer.

This section also provides an overview of certain compensation arrangements that Advent adopted in connection with the Business Combination. This discussion may contain forward-looking statements that are based on Advent’s current plans, considerations, expectations and determinations regarding future compensation programs.

Summary Compensation Table

The following table sets forth certain information about the compensation paid or accrued during the years ended December 31, 2021 and 2020 to our Chief Executive Officer and each of our two most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers at December 31, 2021, and whose annual compensation exceeded $100,000 during such year or would have exceeded $100,000 during such year if the executive officer were employed by the Company for the entire fiscal year (collectively the “named executive officers”).

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)(3)	Stock Awards ($) (4)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Vassilios Gregoriou	2021	$800,000	$3,000,000	$9,553,142	$4,647,475	$1,200,000	—	$19,200,617
Chairman of the Board of Directors and Chief Executive Officer	2020	$170,000	—	$323,966	—	—	—	$493,966

Christos Kaskavelis (5)	2021	$358,186	$1,110,000	$3,582,426	$1,742,802	$358,186	—	$7,151,600
Chief Marketing Officer	2020	$120,000	—	$173,896	—	—	—	$293,896

Emory De Castro	2021	$350,000	$1,110,000	$3,582,426	$1,742,802	$350,000	—	$7,135,228
Chief Technology Officer	2020	$150,000	—	$173,896	—	—	—	$323,896

(1)
As of December 31, 2020, an aggregate of $613,970, $120,000, and $426,422 was due in unpaid compensation for prior service to, respectively, Messrs. Gregoriou, Kaskavelis, and De Castro. These amounts were repaid to Messrs. Gregoriou, Kaskavelis, and De Castro in connection with the Business Combination in February 2021.

(2)
The Company entered into transaction bonus letter agreements with each of Messrs. Gregoriou, Kaskavelis, and De Castro, which entitled each executive to receive a transaction bonus which was paid promptly following the Business Combination, contingent upon such executive’s continued employment through the consummation of the Business Combination and execution of a general release of claims.

(3)	The Company entered into employment agreements with each of Messrs. Gregoriou, Kaskavelis, and De Castro, which entitled each executive to receive a one-time sign-on bonus.
(4)
The amounts included under the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of such awards granted during the 2021 and 2020 fiscal years. For more information regarding these share-based compensation arrangements, see Note 16 to the audited Consolidated Financial Statements for the year ended December 31, 2021 included as part of this filing.

(5)	Compensation for Mr. Kaskavelis was paid to Mamaya IKE, a Greek company owned by Mr. Kaskavelis and his wife.

Narrative Disclosure to Summary Compensation Table

Compensation Philosophy and Objectives

The Company operates in a dynamic and rapidly evolving environment, which requires a highly-skilled and technical workforce. As a result, the Company places great emphasis on its ability to attract, retain, and motivate top talent in the industry. The Company achieves these objectives by creating an appropriate balance between achieving short-term results and creating long-term sustainable value to shareholders that reinforces the linkage between pay and performance.

Elements of Executive Compensation

The compensation of executives of the Company includes three main elements: (i) base salary; (ii) an annual bonus; and (iii) long-term equity incentives. Perquisites and personal benefits are not a significant element of compensation for the Company’s executive officers.

Base Salaries

Base salary is provided as a fixed source of compensation for the Company’s executive officers. Adjustments to base salaries are reviewed annually and as warranted throughout the year to reflect promotions or other changes in the scope of an executive officer’s role or responsibilities, as well as to maintain market competitiveness.

On February 4, 2021, from fiscal year 2020 to 2021, Mr. Gregoriou’s annual base salary was increased from $170,000 to $800,000; Mr. Kaskavelis's annual base salary was increased from $120,000 to $358,186; and Mr. De Castro's annual base salary was increased from $150,000 to $350,000.

As of December 31, 2020, an aggregate of $613,970, $120,000, and $426,422 was due in unpaid compensation for prior service to, respectively, Messrs. Gregoriou, Kaskavelis, and De Castro. These amounts were repaid to Messrs. Gregoriou, De Castro and Kaskavelis in connection with the Business Combination.

Annual Bonuses

In 2021, the named executive officers were each eligible to receive an annual cash incentive award, based on the achievement of pre-approved key performance objectives determined by the Compensation Committee.

As provided in their respective employment agreements, the target bonus amount for Mr. Gregoriou was 150% of his base salary and for Messrs. Kaskavelis and De Castro were 100% of their base salaries. Actual bonus payouts vary based on Compensation Committee assessment of executive performance versus pre-established key performance indicators.

In January 2022, the Compensation Committee reviewed the Company’s performance in 2021 relative to these performance objectives, and approved bonuses for the named executive officers equal to 100% of the bonus targets. The bonuses, which were paid in February 2022, were as follows: (i) Mr. Gregoriou, $1,200,000, (ii) Mr. Kaskavelis, $358,186, and (iii) Mr. De Castro, $350,000.

Equity Compensation

In 2021, the Company adopted the Advent Technologies Holdings, Inc. 2020 Incentive Plan (the “Equity Incentive Plan”).  The Equity Incentive Plan advances the Company’s interests by providing for the grant to our employees, directors, consultants and advisors of stock options, SARs, restricted and unrestricted stock and stock units, performance awards and other awards that are convertible into or otherwise based on our common stock.

Following the Business Combination, on June 11, 2021, the Compensation Committee made grants to select senior executives. The grants were made to recognize each executive’s role and contributions to date, including outstanding efforts towards a successful transaction, as well as to incentivize and to retain the executives, and to further align them with the post-Business Combination stockholders. Specifically, the Company granted 922,118 time-vested restricted stock units (“RSUs”) and stock options to purchase 922,118 shares of common stock to Vassilios Gregoriou and 345,794 RSUs and stock options to purchase 345,794 shares of common stock to each of Christos Kaskavelis and Emory De Castro.  The stock options have an exercise price of $10.36 per share and all of the awards vest 25% upon each annual anniversary of February 4, 2021, the vesting commencement date, until the fourth anniversary of the vesting commencement date.

In recognition of past service, in 2020, each of our executive officers was granted shares of common stock of Advent Technologies Inc. at a discounted purchase price of $0.01 per share. These shares were issued pursuant to the terms of either the Advent Technologies Inc. 2018-2020 Stock Grant Plan or the Advent Technologies Inc. 2020-2023 Stock Grant Plan (collectively, the “Stock Grant Programs”).  Pursuant to the Stock Grant Programs, Mr. Gregoriou was granted 512,080 shares on March 26, 2020 and 297,834 shares on September 9, 2020, and each of Messrs. Kaskavelis and De Castro was granted 256,040 shares on March 26, 2020 and 178,701 shares on September 9, 2020. In general, under the Stock Grant Programs, if the employee ceased to be employed with Advent for any reason prior to December 31, 2020, Advent had a limited repurchase period to repurchase the granted shares at a price of $0.01 per share. This limited repurchase right lapsed on December 31, 2020.

Transaction Bonus Letter Agreements with Executive Officers

Advent entered into transaction bonus letter agreements with each of Messrs. Gregoriou, Kaskavelis, and De Castro, which entitled each executive to receive a transaction bonus that was payable promptly following the Business Combination, contingent upon such executive’s continued employment through the consummation of the Business Combination and execution of a general release of claims. The transaction bonuses, which were paid at the time of the Business Combination in February 2021, were as follows: (i) for Mr. Gregoriou, $2,500,000, and (ii) $860,000 for each of Messrs. Kaskavelis and De Castro.

One-Time Bonuses

On October 12, 2020, in connection with the execution of the Merger Agreement and the announcement of the Merger, Advent entered into employment agreements, with each of Messrs. Gregoriou and De Castro. In addition, Advent entered into an employment agreement with Mr. Kaskavelis on December 31, 2020. As part of the employment agreements, Advent agreed to pay one-time sign-on bonuses payable in two installments: (i) 50% on the first payroll date following the consummation of the Business Combination and (ii) 50% to be paid on the first payroll date following the one-year anniversary of the consummation of the Business Combination, subject to the applicable executive's employment through the relevant payment date. The one-time bonuses were as follows: (i) Mr. Gregoriou, $500,000 and (ii) Messrs. Kaskavelis and De Castro, $250,000.

Employment Agreements

Advent is a party to certain offer letters with each of the named executive officers that set forth the initial terms and conditions of the officer’s employment with Advent, each of which has since been superseded by new employment agreements as described in “Executive Compensation-Employment Agreements and Other Arrangements with Executive Officers and Directors-Employment and Consulting Arrangements with Executive Officers and Directors” below. The material terms of these offer letters are summarized below.

Mr. Gregoriou. On December 3, 2012, Advent entered into an offer letter with Mr. Gregoriou, which provided for an annual base salary of $170,000, eligibility to receive an annual performance bonus of cash and performance stock awards and an initial grant of restricted stock awards in an amount equal to 4% of outstanding common stock on Mr. Gregoriou’s date of hire. Pursuant to the offer letter, if Mr. Gregoriou’s employment is terminated without “cause” or if he resigns for “good reason” (as each such term was defined in the offer letter), he is entitled to (i) 6 months’ base salary continuation and (ii) 12 months’ subsidized benefits continuation, in each case subject to Mr. Gregoriou’s execution and non-revocation of a release of claims. As described in further detail in the “Executive Compensation-Employment Agreements and Other Arrangements with Executive Officers and Directors-Employment and Consulting Arrangements with Executive Officers and Directors” section of this filing, effective as of the consummation of the Business Combination, this offer letter is being superseded in its entirety by a new employment agreement between Mr. Gregoriou and Advent.

On October 19, 2019, Mr. Gregoriou separately entered into an agreement with Advent that contained (i) a perpetual confidentiality covenant, (ii) an assignment of intellectual property covenant, (iii) a non-competition covenant for two year post-termination of employment, (iv) a covenant not to solicit any of Advent’s customers or patrons during the two-year period following termination and (v) a covenant not to solicit any of Advent’s employees or consultants during the two-year period following termination.

Messrs. Kaskavelis and De Castro. Neither Messrs. Kaskavelis nor De Castro were previously party to employment agreements with Advent, though each entered into offer letters with Advent in May 2020. These offer letters set forth such executive’s base salary ($120,000 for Mr. Kaskavelis and $150,000 for Mr. De Castro), a bonus target of 100% of base salary, and a right to an award pursuant to the 2020-2023 Stock Grant Plan. As described in further detail in the “Executive Compensation-Employment Agreements and Other Arrangements with Executive Officers and Directors-Employment and Consulting Arrangements with Executive Officers and Directors” section of this filing, in connection with the announcement of the Business Combination, Messrs. Kaskavelis and De Castro each entered into an employment agreement with Advent, which became effective as of the consummation of the Business Combination.

Employee Benefits

The Company sponsors an employee savings plan under Section 401(k) of the Internal Revenue Code. Subsequent to the Business Combination, the Company made matching contributions equal to 100% of the participant’s pre-tax contribution up to a maximum of 5% of the participant’s eligible earnings for U.S employees. Total expense related to the Company’s defined contribution plan was $85,946 for the year ended December 31, 2021.  Advent did not provide, in 2020, any health and welfare benefits or 401(k) retirement plan to its U.S. full-time employees.

As described in Note 2 of the Company’s audited consolidated financial statements for fiscal year 2021, pursuant to Greek Labor Law 2112/1920, employees in Greece are entitled to an indemnity in the event of dismissal or retirement, though as a director, Mr. Gregoriou is not eligible for such indemnity.

Other Compensation Policies

Stock Ownership/Holding Policy

The Company maintains meaningful stock ownership guidelines to reinforce the importance of stock ownership. These guidelines are intended to align the interests of executives and shareholders and to focus the executives on our long-term success. Under these guidelines, each of our active executives and non-employee directors must own shares in accordance with the following schedule:

Role	Required Ownership Level
Chief Executive Officer and Chairman	6.0x Base Salary
Other Executive Officers	3.0x Base Salary
Non-Employee Directors	3.0x Annual Cash Retainer

Shares that count towards satisfying the ownership requirements include:

•	Shares owned by the executive/director, including those obtained through the vesting of restricted stock units and performance stock units
•	Shares owned jointly by the executive/director and spouse or held in trust established by the executive/director for the benefit of the executive/director and/or family members
•	Unvested time-based restricted stock units
•	Note: Unvested performance stock units and unexercised stock options do not count towards satisfying stock ownership requirements

Each executive or non-employee director has 5 years to meet the ownership guidelines starting from when the executive/director first becomes subject to the policy. Executives/directors who do not meet the ownership guidelines after 5 years of being subject to the guidelines are expected to retain 50% of net shares (i.e., shares remaining after payment of taxes) upon vesting or exercise of stock options until they meet the guidelines.

Prohibition on Pledging and Hedging

The Company maintains a comprehensive Insider Trading Policy that includes a prohibition on pledging Company securities or holding Company securities in a margin account. Additionally, the policy prohibits engaging in hedging, monetization and similar transactions in respect of Company securities. This policy, applicable to all officers, directors and associates, was put in place to ensure that the interests of these individuals remain aligned with those of stockholders, and that they continue to have the incentive to execute the Company’s long-term plans and achieve the performance for which their equity awards are intended.

Employment Agreements and Other Arrangements with Executive Officers and Directors

Employment Agreements

On October 12, 2020, in connection with the execution of the Merger Agreement and the announcement of the Business Combination Advent entered into employment agreements, with each of Messrs. Gregoriou, and De Castro. In addition, Mr. Kaskavelis entered into an employment agreement on December 31, 2020. The material terms of these employment agreements are set forth below:

•
Mr. Gregoriou serves as our Chief Executive Officer and Chairman of our board of directors, with an initial annual base salary of $800,000, a one-time signing bonus of $500,000, and beginning in fiscal year 2021, eligibility to earn an annual performance bonus with a target equal to 150% of his annual base salary.

•
Mr. De Castro serves as our Chief Technology Officer, with an annual base salary of $350,000, a one-time signing bonus of $250,000, and beginning in fiscal year 2021, eligibility to earn an annual performance bonus with a target equal to 100% of his annual base salary.

•
Mr. Kaskavelis serves as our Chief Marketing Officer, with an annual base salary of €315,000, a one-time signing bonus of $250,000, and beginning in fiscal year 2021, eligibility to earn an annual performance bonus with a target equal to 100% of his annual base salary.

The sign-on bonuses are payable in two installments: (i) 50% on the first payroll date following the consummation of the Business Combination and (ii) 50% to be paid on the first payroll date following the one year anniversary of the consummation of the Business Combination, subject to the applicable executive’s employment through the relevant payment date.

The employment agreements provide that if an executive’s employment terminates without “cause” or by him for “good reason,” (as such terms are defined in the employment agreement or term sheet, as applicable), the executive will be entitled to (i) up to 12 months’ subsidized medical, dental and vision benefits continuation (18 months for Mr. Gregoriou) and (ii) payment of one times (two times for Mr. Gregoriou) the sum of such executive’s annual base salary and target bonus, payable over 12 months. If such termination of employment without “cause” or resignation for “good reason” occurs within 60 days prior to, or 12 months following, a “change in control” (as such term is defined in the 2021 Equity Incentive Plan), severance is enhanced and provides for (i) up to 18 months’ subsidized medical, dental and vision benefits continuation for all executives, (ii) two times (three times for Mr. Gregoriou) the sum of such executive’s annual base salary and target bonus, payable over 12 months, and (iii) the initial grant of stock options and restricted stock units issued pursuant to the 2021 Equity Incentive Plan, shall become fully vested, and such options will remain exercisable for a period of one year following such termination of employment. Moreover, if the acquirer in such “change in control” does not agree to assume or substitute for equivalent stock options, any unvested portion of the initial grant of stock options shall become fully vested and exercisable at the time of such transaction.

The employment agreements for Messrs. Gregoriou, Kaskavelis, and De Castro each contain (i) a perpetual confidentiality covenant, (ii) an assignment of intellectual property covenant, (iii) a non-competition covenant for one year post-termination of employment (subject to, for Mr. Gregoriou, the Executive’s receipt of at least 50% of the Executive’s highest annualized base salary within the two (2) year period preceding termination) for the entire year, (iv) a covenant not to solicit any of our customers, vendors, suppliers or other business partners during the eighteen (18)-month period following termination and (v) a covenant not to solicit any of our employees or independent contractors during the eighteen (18)-month period following termination.

Consulting Arrangement

Beginning in 2021, the Company entered into a term sheet for Charalampos Antoniou, a member of Advent’s board of directors prior to the Business Combination, providing that he will serve as our Business Development Representative, with annual consulting fees of $240,000 per year and eligibility to earn a discretionary annual performance bonus.

Outstanding Equity Awards at Fiscal Year End

The following table provides information with respect to awards held by the named executive officers as of December 31, 2021.

	Option Awards (1)				Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Vassilios Gregoriou	‒	922,118	$10.36	6/11/2031	922,118	$6,464,047
Emory De Castro	‒	345,794	$10.36	6/11/2031	345,794	$2,424,016
Christos Kaskavelis	‒	345,794	$10.36	6/11/2031	345,794	$2,424,016
(1)	Option awards vest 25% upon each anniversary of February 4, 2021, the vesting commencement date, until the fourth anniversary of the vesting commencement date.
(2)
Stock awards consist of grants of restricted stock units that vest 25% upon each anniversary of February 4, 2021, the vesting commencement date, until the fourth anniversary of the vesting commencement date.

(3)	Market value of restricted stock unit awards is based on the closing price of $7.01 per share on December 31, 2021 on the Nasdaq Stock Market.

Director Compensation

Pursuant to offer letters with each of the Company’s non-employee directors (the “Director Offer Letters”), each director receives an annual retainer of $100,000, to be paid quarterly in arrears. In addition, each non-employee director is eligible to receive an annual grant of stock awards for a number of shares of Company common stock determined by dividing $100,000 by the closing price per share of Company common stock on the applicable grant date. In 2021, each non-employee director received a one-time grant of stock award for their work prior to the Business Combination determined by dividing $100,000 by the closing price per share of Company common stock on the applicable grant date. While each of Messrs. Gregoriou, Kaskavelis, and De Castro served as members of the board of directors of the Company in 2021 and 2020, none received additional compensation for director services and all compensation earned by them with respect to their employment with Advent is set forth in the “Summary Compensation Table” above.
The following table sets forth all compensation paid to or earned by each non-employee director of the Company during fiscal year 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)		Total ($)
Katherine E. Fleming	$100,000		$199,989	$299,989
Katrina Fitz	$100,000		$199,989	$299,989
Anggelos Skutaris	$100,000		$199,989	$299,989
Lawrence M. Clark, Jr. (former director) (3)	$100,000	$	‒	$100,000

(1)
The amounts disclosed above reflect the full grant date fair values in accordance with FASB ASC Topic 718. See “Note 16 - Share Based Compensation” to our consolidated financial statements for the year ended December 31, 2021.

(2)	On June 11, 2021, the Company granted to each non-employee director a total of 19,304 restricted stock units, 9,652 of which vest on February 4, 2022 and 9,652 of which vest on June 8, 2022.
(3)	Mr. Clark resigned on January 28, 2022.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The full text of our second amended and restated certificate of incorporation and amended and restated bylaws are included as exhibits to the registration statement of which this prospectus is a part. You are encouraged to read the applicable provisions of Delaware law, our second amended and restated certificate of incorporation and amended and restated bylaws in their entirety for a complete description of the rights and preferences of our securities. See “Where You Can Find More Information.”

Authorized and Outstanding Capital Stock

Pursuant to our Charter, the total number of shares of capital stock that we are authorized to issue is 111,000,000 shares, consisting of two classes as follows: (i) 110,000,000 shares of common stock, par value $0.0001 per share (the “common stock”), and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share.

As of March 31, 2022, our issued and outstanding share capital consisted of: (i) 51,253,591 shares of common stock, held of record by approximately 50 holders, and (ii) 26,369,557 warrants, consisting of 22,029,279 public warrants, 3,940,278 placement warrants and 400,000 working capital warrants, held of record by approximately 6 warrant holders. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

Voting Rights

Except as otherwise required by law or the second amended and restated certificate of incorporation, holders of common stock are entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders are generally entitled to vote; provided, that, except as otherwise required by law, holders of common stock shall not be entitled to vote on any amendment to the second amended and restated certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitle, either separately or together with the holders of one or more other such series of preferred stock, to vote thereon pursuant to the second amended and restated certificate of incorporation or the DGCL.

Dividend Rights

The board of directors may from time to time declare, and the Company may pay, dividends (payable in cash, property or shares of capital stock) on the Company’s outstanding shares of capital stock, subject to applicable law and the second amended and restated certificate of incorporation.

Liquidation, Dissolution and Winding Up

On the liquidation, dissolution, distribution of assets or winding up of the Company, each holder of shares of common stock will be entitled, pro rata on a per share basis, to all assets of the Company of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock then outstanding.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Transfers

All of the shares of Class B common stock of AMCI that converted into shares of our common stock at the Closing of the Business Combination are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with the Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of  (A) one year after the Closing or (B) subsequent to the Closing, (x) if the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Preferred Stock

The second amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock were issued or registered in the Business Combination. Upon the closing of the Business Combination, AMCI’s certificate of incorporation was amended and restated to, among other things, authorize the issuance of 111,000,000 shares, of which 110,000,000 shares are shares of common stock, par value $0.0001 per share and 1,000,000 shares are shares of undesignated preferred stock, par value $0.0001 per share.

Warrants

Public Stockholders’ Warrants

There are currently outstanding an aggregate of 22,029,279 public warrants, which entitle the holder to acquire common stock. Each Public Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment, at any time commencing 30 days after the completion of the Business Combination. The Public Warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation. During the second quarter of 2021, certain warrant holders exercised their option to purchase an additional 22,798 shares at $11.50 per share. These exercises generated $262,177 additional proceeds to the Company and increased our shares outstanding by 22,798 shares. Following these exercises, as of December 31, 2021, the Company’s Public Warrants amounted to 22,029,279.

Redemption of Warrants for Cash

Once the public warrants become exercisable, we may call the warrants for redemption for cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the closing price of our common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the public warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of our common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption procedures and cashless exercise

If we call the public warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after the Closing. If we call our public warrants for redemption and our management does not take advantage of this option, Sponsor and its permitted transferees would still be entitled to exercise their placement warrants and working capital warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrant-holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of  (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) and (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the public warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The public warrants and the placement warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and AMCI. You should review a copy of the warrant agreement, which has been publicly filed with the SEC and which you can find in the list of exhibits to this registration statement, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the warrantholder.

Placement Warrants

There are currently outstanding an aggregate of 3,940,278 Private Placement Warrants, which entitle the holder to acquire common stock.

Except as described below, the placement warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period. The placement warrants (including the common stock issuable upon exercise of the placement warrants) are not transferable, assignable or salable until 30 days after the Closing (except, among certain other limited exceptions to our officers and directors and other persons or entities affiliated with Sponsor) and they will not be redeemable by us so long as they are held by Sponsor or its permitted transferees. Sponsor, or its permitted transferees, has the option to exercise the placement warrants on a cashless basis. If the placement warrants are held by holders other than Sponsor or its permitted transferees, the placement warrants will be subject to the same terms and conditions as the public warrants, and among other matters, be redeemable by us and exercisable by the holders on the same basis as the public warrants.

If holders of the placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Working Capital Warrants

In order to finance transaction costs in connection with an intended initial business combination, Sponsor made a non-interest bearing loan to the Company of $400,000, which was due at the earlier of the date on which AMCI consummates the Business Combination or February 22, 2021. In connection with the Closing, such loan was converted into warrants (referred to in this prospectus as working capital warrants) at a price of $1.00 per warrant at the option of the lender. Such working capital warrants are identical to the placement warrants, including as to exercise price, exercisability and exercise period. The terms of such working capital loans by Sponsor or its affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Dividends

We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions. The payment of any cash dividends is within the discretion of our board of directors at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction; or

•
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock.

The second amended and restated certificate of incorporation provides that our board of directors is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

The second amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Special meeting of stockholders

Our amended and restated bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.

Advance notice requirements for stockholder proposals and director nominations

Our amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Action by written consent

Any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

Classified Board of Directors

Our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The second amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Stock Exchange Listing

Our Common Stock and Public Warrants are listed on the Nasdaq Capital Market under the symbols “ADN” and “ADNWW”, respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock or our warrants for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or our warrants for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of our common stock then outstanding; or

•	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of March 31, 2022, we had 51,253,591 shares of common stock issued and outstanding.   In addition, as of March 31, 2022, we have reserved a total of 6,915,892 shares of common stock for issuance under our 2021 Equity Incentive Plan and up to 26,369,557 shares of common stock for issuance upon exercise of the warrants.

As of March 31, 2022, there were 26,369,557 warrants outstanding consisting of 22,029,279 public warrants, 3,940,278 placement warrants and 400,000 working capital warrants. Each of our warrants is exercisable for one share of common stock at an exercise price of $11.50 per share. The public warrants are freely tradeable and subject to redemption as described elsewhere herein.

While we were formed as a shell company, since the completion of the Business Combination we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Form S-8 Registration Statement

The shares of Advent’s common stock reserved for future issuance under the 2021 Equity Incentive Plan will become eligible for sale in the public market once those shares are issued, subject to any applicable vesting requirements, lockup agreements and other restrictions imposed by law. A total of 6,915,892 shares of common stock have been reserved for future issuance under the 2021 Equity Incentive Plan. We filed a registration statement on Form S-8 on June 10, 2021, which covers the 6,915,892 shares of our common stock reserved under the 2021 Equity Incentive Plan. We are expected to file one or more registration statements on Form S-8 under the Securities Act to register shares of our common stock or securities convertible into or exchangeable for shares of our common stock issued pursuant to the Equity Incentive Plan. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to the Company regarding the beneficial ownership of our common stock as of March 31, 2022 by:

•	each person known to us to be the beneficial owner of more than 5% of outstanding common stock;
•	each of our named executive officers and directors; and
•	all executive officers and directors as a group

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of Company common stock is based on 51,253,591 shares of common stock outstanding as of March 31, 2022.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Company common stock beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares	%
Directors and Executive Officers
Vassilios Gregoriou (1)	5,926,564	11.5%
Christos Kaskavelis (2)	3,877,009	7.6%
Emory De Castro (3)	2,297,895	4.5%
Katherine E. Fleming	2,413	*
Anggelos Skutaris	2,413	*
Katrina Fritz	2,413	*
All directors and executive officers as a group (nine individuals)(4)	12,872,308	24.9%
Five Percent Holders:
F.E.R. fischer Edelstahlrohre GmbH (5)	5,124,846	10.0%
AMCI Sponsor LLC (6)	4,844,148	9.0%
BNP Paribas Asset Management UK Ltd. (7)	3,814,184	7.4%
2012 Lewnowski Family Trust UAD 12/19/2012 (8)	2,898,579	5.5%
Invesco Ltd. (9)	2,778,867	5.4%
Charalampos Antoniou (10)	2,775,049	5.4%

*	Less than one percent.
(1)	Share amount includes 230,529 shares issuable upon exercise of options.
(2)
Share amount includes (a) 86,448 shares issuable upon exercise of options, and (b) 1,802,405 shares owned by Nemaland Ltd, an entity in which Mr. Kaskavelis and his wife each hold a 50% stake and for which Mr. Kaskavelis holds shared voting and dispositive power with his wife with regard to such shares of Company common stock. The business address of Mr. Kaskavelis is 200 Clarendon Street, Boston, MA 02116. The business address of Nemaland Ltd is 77 Strovolou, Office 204, 2018 Strovolos, 2018, Cyprus.

(3)	Share amount includes an aggregate of 86,448 shares issuable upon exercise of options.
(4)
Share amount includes an aggregate of 489,873 shares issuable upon exercise of options. Unless otherwise indicated, the business address of each of the individuals is 200 Clarendon Street, Boston, MA 02116.

(5)
Pursuant to a Schedule 13G filed with the SEC on September 9, 2021, all shares are held of record by F.E.R. fischer Edelstahlrohre GmbH (“Fischer GmbH”). Fischer GmbH has shares voting and dispositive power over such shares.  Fischer GmbH is 100% owned by fischer group SE & Co. KG (“Fischer KG”). Johann Fischer holds an interest and 51% of the voting power in Fischer KG. The remaining interests in Fischer KG are held by Hans-Peter Fischer, Roland Fischer and Michaela Behrle. The business address for such entities and persons is Im Gewerbegebiet 7, 77855 Achern-Fautenbach, Germany.

(6)
Includes 2,474,009 shares of Company common stock and 2,370,139 shares of Company common stock issuable upon exercise of warrants. The business address is c/o AMCI Acquisition Corp., 1501 Ligonier Street, Suite 370, Latrobe, PA 15650.

(7)
Pursuant to a Schedule 13G filed with the SEC on January 31, 2022, BNP Paribas Asset Management UK Ltd. (“BNP”) has sole voting and dispositive power over such shares. The business address for BNP is 5 Aldermanbury Square, London, EX2V 7BP.

(8)
Consists of securities held by Orion prior to the Business Combination. Includes warrants exercisable for 1,262,249 shares of common stock.  The address of the 2012 Lewnowski Family Trust UAD 12/19/2012 is 75 Stuyvesant Avenue, Rye, New York 10580.

(9)
Pursuant to a Schedule 13G filed with the SEC on February 14, 2022, Invesco Capital Management LLC is a subsidiary of Invesco Ltd. (“Invesco”) and it advises the Invesco WilderHill Clean Energy ETF which owns 5.41% of such shares. However, no one individual has greater than 5% economic ownership. The shareholders of the Fund have the right to receive or the power to direct the receipt of dividends and proceeds from the sale of securities listed above. Invesco has sole voting and dispositive power over such shares.  The business address for Inveso is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309.

(10)
Share amount includes 1,784,389 shares owned by Neptune International AG, an entity for which Mr. Antoniou holds shared voting and dispositive power with regard to such shares of Company common stock. The business address of Mr. Antoniou is Bernoldweg 14, ZUG, 6300, Switzerland. The business address of Neptune International AG is Bahnhofstrasse 7, ZUG, 6300, Switzerland.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders from time to time of up to 23,210,601 shares of common stock (including 3,940,278 shares of common stock that may be issued upon exercise of the placement warrants and 400,000 shares of common stock that may be issued upon exercise of the working capital warrants) and 4,340,278 warrants. The Selling Securityholders may from time to time offer and sell any or all of the common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the common stock or warrants other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, the aggregate number of shares of common stock and warrants beneficially owned, the aggregate number of shares of common stock and warrants that the Selling Securityholders may offer pursuant to this prospectus and the number of shares of common stock and warrants beneficially owned by the Selling Securityholders after the sale of the securities offered hereby. We have based percentage ownership on 51,253,591 shares of common stock outstanding as of March 31, 2022.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such common stock or warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock and warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

Unless otherwise indicated below, the address of each beneficial owner listed in the tables below is 200 Clarendon Street, Boston, MA 02116.

Selling Securityholders

ling Securityholder(1)	Shares of Common Stock Beneficially Owned Prior to Offering	Placement Warrants or Working Capital Warrants Beneficially Owned Prior to Offering	Shares of Common Stock Offered	Placement Warrants or Working Capital Warrants Offered	Shares of Common Stock Beneficially Owned After the Offered Shares are Sold	%	Placement Warrants or Working Capital Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold	%
Helikon Investments Limited(2)	2,000,000	-	2,000,000	-	-	-	-	-
BNP Paribas Funds Energy Transition(3)	1,800,000	-	1,800,000	-	-	-	-	-
D.E. Shaw Valence Portfolios, L.L.C.(4)	750,000	-	750,000	-	-	-	-	-
Apollo Asset Ltd.(5)	384,000	-	384,000	-	-	-	-	-
D.E. Shaw Oculus Portfolios, L.L.C.(6)	250,000	-	250,000	-	-	-	-	-
Delphi Global(7)	220,000	-	220,000	-	-	-	-	-
Glazer Capital LLC(8)	200,000	-	200,000	-	-	-	-	-
Songa Capital AS(9)	100,000	-	100,000	-	-	-	-	-
Klaveness Marine Finance AS(10)	100,000	-	100,000	-	-	-	-	-
VB Capital Management AG(11)	100,000	-	100,000	-	-	-	-	-
Investeringsfondet Viking AS(12)	95,000	-	95,000	-	-	-	-	-
Pala Investments Limited(13)	75,000	-	75,000	-	-	-	-	-
Istvan Zollei(14)	539,812	416,406	-	416,406	539,812	1.1%	-	-
Dov Lader(15)	269,906	208,203	-	208,203	269,906	*	-	-
Daniel Zier(16)	107,962	83,281	-	83,281	107,962	*	-	-
2012 Lewnowski Family Trust UAD 12/19/2012(17)	1,636,330	1,262,249	-	1,262,249	1,636,330	3.2%	-	-
AMCI Sponsor LLC(18)	2,474,009	2,370,139	-	2,370,139	2,474,009	4.8%	-	-
William Hunter(19)	100,000	-	100,000	-	-	-	-	-
Brian Beem(20)	100,000	-	100,000	-	-	-	-	-
Nimesh Patel(21)	100,000	-	100,000	-	-	-	-	-
Gary Uren(22)	35,000	-	35,000	-	-	-	-	-
Lawrence M. Clark, Jr.(23)	35,000	-	35,000	-	-	-	-	-
Jason Grant(24)	35,000	-	35,000	-	-	-	-	-
Patrick Murphy(25)	80,000	-	80,000
Vassilios Gregoriou(26)	5,465,506	-	5,465,506	-	-	-	-	-
Christos Kaskavelis(27)	3,704,113	-	3,704,113	-	-	-	-	-
Emory De Castro(28)	2,124,999	-	2,124,999	-	-	-	-	-
James F. Coffey(29)	590,705	-	590,705	-	-	-	-	-

*	Less than one percent.

(1)
The disclosure with respect to the remaining Selling Securityholders is being made on an aggregate basis, as opposed to on an individual basis, because their aggregate holdings are less than 1% of the outstanding shares of common stock. The address for these Selling Securityholders is c/o Advent Technologies Holdings, Inc., 200 Clarendon Street, Boston, MA 02116.

(2)	The address of Helikon Investments Limited is 105 Jermyn Street, London, SW1Y 6EE, UK.
(3)	The address of BNP Paribas Funds Energy Transition is c/o BNP Paribas Asset Management UK Limited, 5 Aldermanbury Square, London EC2V 7BP, UK.
(4)	The address of D.E. Shaw Valence Portfolios, L.L.C. is 1166 Avenue of the Americas, New York, New York 10036.
(5)	The address of Apollo Asset Ltd. is 34 Avenue De L’Annunciade, 98000 Monaco, MC.
(6)	The address of D.E. Shaw Oculus Portfolios, L.L.C. 1166 Avenue of the Americas, New York, New York 10036.
(7)	The address of Delphi Global is Professor Kohts VEI 9, PO Box 484, 1327 Lysaker, Norway.
(8)	The address of Glazer Capital LLC is 250 West 55th Street, Suite 30A, New York, New York 10019.
(9)	The address of Songa Capital AS is Haakon Vlls gt 7, 0251 Oslo, Norway.
(10)	The address of Klaveness Marine Finance AS is Harbizalleen 2A, 0275 PO Box 399 Skoyen, Norway.
(11)	The address of VB Capital Management AG is Lowenstrasse 2, Zurich CH 8001, Switzerland.
(12)	The address of Investeringsfondet Viking AS is Bogstadveien 6, 0355 Oslo, Norway.
(13)	The address of Pala Investments Limited is Gatthardstrasse 26, Zug, Switzerland.
(14)	Consists of securities held by Orion prior to the Business Combination. The address of Istvan Zollei is 425 West 53rd Street, TH# 409, New York, New York 10019.
(15)	Consists of securities held by Orion prior to the Business Combination. The address of Dov Lader is 598 Barnard Avenue, Woodmere, New York, 11598.
(16)	Consists of securities held by Orion prior to the Business Combination. The address of Daniel Zier is 1050 S Josephine Street, Denver, Colorado 80209.
(17)	Consists of securities held by Orion prior to the Business Combination. The address of the 2012 Lewnowski Family Trust UAD 12/19/2012 is 75 Stuyvesant Avenue, Rye, New York 10580.
(18)	Consists of securities held by Orion prior to the Business Combination. The address of AMCI Sponsor LLC is 1501 Ligonier Street, Suite 370, Latrobe, PA 15650.
(19)	The address of William Hunter is 200 Clarendon Street, Boston, MA 02116.
(20)	The address of Brian Beem is 1501 Ligonier Street, Suite 370, Latrobe, PA 15650.
(21)	The address of Nimesh Patel is 1501 Ligonier Street, Suite 370, Latrobe, PA 15650.
(22)	The address of Gary Uren is 1501 Ligonier Street, Suite 370, Latrobe, PA 15650.
(23)	The address of Lawrence M. Clark, Jr. is 200 Clarendon Street, Boston, MA 02116.
(24)	The address of Jason Grant is 1501 Ligonier Street, Suite 370, Latrobe, PA 15650
(25)	The address of Patrick Murphy is 1501 Ligonier Street, Suite 370, Latrobe, PA 15650.
(26)	The address of Vassilios Gregoriou is 200 Clarendon Street, Boston, MA 02116.
(27)	The address of Christos Kaskavelis is 200 Clarendon Street, Boston, MA 02116.
(28)	The address of Emory De Castro is 200 Clarendon Street, Boston, MA 02116.
(29)	The address of James F. Coffey is 200 Clarendon Street, Boston, MA 02116.

Listing of Common Stock

Our common stock and warrants are currently listed on Nasdaq under the symbols “ADN” and “ADNWW”, respectively.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2019 to which we have been a participant in which the amount involved, exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Officer and Director Compensation.”

Related Party Loans

In addition, in order to finance transaction costs in connection with an intended initial business combination, on November 20, 2020, our sponsor agreed to loan the Company up to $1,000,000 as a working capital loan. This loan was non-interest bearing and due at the earlier of the date on which the Company consummates its Business Combination or February 22, 2021. On November 20, 2020, the Company borrowed $400,000 on the working capital loan. At the option of the lender, at Closing, such loan was converted into working capital warrants at a price of $1.00 per warrant. The working capital warrants are identical to the placement warrants, including as to exercise price, exercisability and exercise period.

In connection with a loan previously made by Orion Resource Partners (USA) LP to the Company, our sponsor has agreed to transfer one-half of its remaining founder shares and one-half of its remaining placement warrants to permitted transferees of our sponsor and Orion Resource Partners (USA) LP at the Closing of the Business Combination. The loan by Orion Resource Partners (USA) LP was paid by the Company upon the Closing of the Business Combination.

AMCI IPO, Private Placement and Other Transactions

In June 2018, AMCI issued an aggregate of 5,750,000 founder shares to Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.004 per share. In October 2018, Sponsor transferred 35,000 founder shares to each of Messrs. Uren, Clark and Grant, AMCI’s independent directors, and 100,000 shares to each of Messrs. Hunter, Beem and Patel, our officers. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of AMCI’s IPO. On November 27, 2018, the underwriters in AMCI’s IPO elected to exercise a portion of the over-allotment option for 2,052,077 additional Units. As a result of such partial exercise, Sponsor forfeited 236,981 shares of Class B common stock. The founder shares (including the Class A common stock issuable upon exercise thereof and designated as common stock in connection with the Business Combination) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

In November 2018, Sponsor purchased an aggregate of 5,500,000 placement warrants for a purchase price of $1.00 per warrant, for an aggregate purchase price of $5,500,000, in a private placement that occurred simultaneously with the closing of AMCI’s IPO. Each placement warrant entitles the holder thereof to purchase one share of our common stock at a price of $11.50 per share. The placement warrants (including the common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. As a result of the partial exercise of the underwriter’s over-allotment option, Sponsor purchased an additional 410,416 placement warrants for aggregate gross process of $410,416.

Commencing November 2018, AMCI paid AMCI Holdings, Inc., an affiliate of our sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative support. Since completion of the Business Combination, we have ceased paying these monthly fees.

Other than the foregoing, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, have been paid to the Sponsor, officers and directors, or any affiliate of the Sponsor or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of a Business Combination (regardless of the type of transaction that it is). However, such individuals are entitled to be reimbursed for any out-of-pocket expenses incurred in connection with activities on AMCI’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. AMCI did not have a policy that prohibits the Sponsor, executive officers or directors, or any of their respective affiliates, from negotiating for the reimbursement of out-of-pocket expenses by a target business. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on AMCI’s behalf.

Prior to the consummation of the AMCI IPO, the Sponsor loaned AMCI $218,610 under an unsecured promissory note, which were used for a portion of the expenses of our initial public offering. The loan was non-interest bearing and unsecured and was repaid in full on November 23, 2018 out of the offering proceeds that were allocated to the payment of offering expenses (other than underwriting commissions).

In addition, in order to finance transaction costs in connection with an intended initial business combination, on November 20, 2020, the Sponsor agreed to loan AMCI up to $1,000,000 as a working capital loan. This loan was non-interest bearing and due at the earlier of the date on which AMCI consummates its Business Combination or February 22, 2021. On November 20, 2020, AMCI borrowed $400,000 on the working capital loan. At the option of the lender, at Closing, such loan was converted into working capital warrants at a price of $1.00 per warrant. The working capital warrants are identical to the placement warrants, including as to exercise price, exercisability and exercise period.

In connection with a loan previously made by Orion Resource Partners (USA) LP to AMCI, the Sponsor has agreed to transfer one-half of its remaining founder shares and one-half of its remaining placement warrants to permitted transferees of Sponsor and Orion Resource Partners (USA) LP at the Closing of the Business Combination. The loan by Orion Resource Partners (USA) LP was paid by AMCI upon the Closing of the Business Combination.

On November 15, 2018, we entered into a registration rights agreement with respect to the founder shares, the placement warrants, the working capital warrants and the shares of common stock. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.  The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Voting Agreement

Simultaneously with the execution of the Merger Agreement, AMCI and Advent entered into voting agreements (the “Voting Agreements”) with certain insiders of Advent holding in the aggregate approximately 40% of Advent’s outstanding capital stock. Pursuant to the Voting Agreements, each such stockholder agreed, among other things, to vote all of its shares of Advent stock in favor of the Merger Agreement and related transactions and to otherwise take certain other actions in support of the Merger Agreement and related transactions and the other matters submitted to Advent stockholders for their approval, and provide a proxy to the Company to vote such Advent stock accordingly. The Voting Agreements prevent transfers of the Advent stock held by such stockholder between the date of the Voting Agreement and the date of the Closing, except for certain permitted transfers where the recipient also agrees to comply with the Voting Agreement.

Lock-Up Agreement

Simultaneously with the execution and delivery of the Merger Agreement, certain former stockholders of Advent, who collectively owned 23,735,315 shares of our common stock as of February 5, 2021, entered into a Lock-Up Agreement, which expired on February 4, 2022, with the Company and the Purchaser Representative (each, a “Lock-Up Agreement”). Pursuant to the Lock-Up Agreements, each Advent stockholder party thereto agreed not to, during the period commencing from the Closing and ending on the one (1) year anniversary of the Closing (subject to early release if the closing price of the Company’s common stock equals or exceeds $12.00 per share for any 20 out of 30 trading days commencing 150 days after the Closing and also subject to early release if the Company, following the Business Combination, consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s stockholders having the right to exchange their equity holdings in the Company for cash, securities or other property): (x) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the restricted securities, or (z) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (x), (y) or (z) above is to be settled by delivery of restricted securities or other securities, in cash or otherwise (in each case, subject to certain limited permitted transfers where the recipient takes the shares subject to the restrictions in the Lock-Up Agreement).

Similarly, our sponsor, who as of February 5, 2021, along with its permitted transferees, owned a total of 5,513,019 shares of our common stock, agreed to a substantially identical lock-up in connection with the initial public offering (and its permitted transferees are subject to such lock-up with respect to the shares transferred to such permitted transferees), which expired on February 4, 2022. Additionally, our sponsor, who as of February 5, 2021, along with its permitted transferees, owned a total of 4,340,278 private placement warrants and working capital warrants, agreed with the Company not to dispose of or hedge any of the private placement warrants or working capital warrants or shares of our common stock underlying such warrants during the period from the date of the Closing continuing through the date that is 30 days after the Closing.

Non-Competition Agreement

Simultaneously with the execution and delivery of the Merger Agreement, certain insider Advent stockholders entered into non-competition and non-solicitation agreements for the benefit of the Company, Advent and each of their respective present and future affiliates, successors and subsidiaries (each, a “Non-Competition Agreement”), to become effective at the Closing, pursuant to which the Advent stockholder party thereto agreed not to compete with the Company, Advent and their respective affiliates during the three (3) year period following the Closing in North America or the European Union (including Greece) or in any other markets in which the Company and Advent are engaged. The Advent stockholder party thereto also agreed during such three (3) year restricted period to not solicit employees or customers of such entities. The Non-Competition Agreement also contains customary confidentiality and non-disparagement provisions.

Advent

Employment and Consulting Arrangements and Transaction Bonus

Advent has entered into employment arrangements (including transaction bonuses) with each of its executive officers and a consulting arrangement with one of its current directors. For more information regarding these agreements with Advent’s executive officers and directors, please see “Executive Compensation-Employment Agreements and Other Arrangements with Executive Officers and Directors-Employment and Consulting Arrangements with Executive Officers and Directors” and “Executive Compensation-Employment Agreements and Other Arrangements with Executive Officers and Directors-Transaction Bonus Letter Agreements with Executive Officers” of this prospectus.

Former Chief Financial Officer Resignation

On July 1, 2021, William Hunter resigned from Advent Technologies Holdings, Inc. (the “Company”) from his positions as President, Chief Financial Officer and as a director of the Company, effective immediately.

In connection with Mr. Hunter’s resignation, the Company entered into a Separation Agreement and General Release with Mr. Hunter, effective July 1, 2021 (the “Separation and Release Agreement”). Pursuant to the Separation and Release Agreement, subject to Mr. Hunter’s execution of a release of claims, Mr. Hunter will be entitled to the payments and benefits set forth in the Employment Agreement by and between Mr. Hunter and the Company dated January 12, 2021 (the “Hunter Employment Agreement”) based on a termination without cause, and accelerated vesting of the unvested portion of the signing bonus Mr. Hunter was granted under the Hunter Employment Agreement. Mr. Hunter will continue to be subject to certain restrictive covenants pursuant to the terms of the Hunter Employment Agreement and the Separation and Release Agreement.

Longspur Agreement

On April 6, 2020, Advent entered into a letter agreement with Longspur Capital Limited (“Longspur” and such agreement, the “Longspur Engagement”), the company through which Advent’s interim chief financial officer provided services to Advent. The Longspur Engagement was entered into in connection with Advent’s contemplated listing on the AIM Market of the London Stock Exchange and provides for Longspur to prepare an IPO preparation program, including but not limited to preparing an investment story, identifying potential private investors, and preparing research and a revised company valuation. Pursuant to such agreement an annual fee of £30,000 (plus VAT at the prevailing rate if applicable) would be charged. An additional fee of at least 15% of any monetary fees charged by any broker or NOMAD engaged by the company during the engagement period would also be charged. The initial term of the Longspur Engagement is a period of one year from April 1, 2020. On July 29, 2020, Advent and Longspur entered into a section letter agreement regarding the provision of interim chief financial officer services to Advent (the “Longspur Interim CFO Agreement”). The Longspur Interim CFO Agreement provided for Nick Stamp to act as Interim Chief Financial Officer, while remaining an employee of Longspur for an initial term of six months. The Longspur Interim CFO Agreement contemplated a £10,000 monthly fee, a £60,000 fee upon successful completion of the IPO, an additional fee of 0.25% of the total market capitalization of Advent upon IPO (payable in cash and shares), and an additional fee of 0.25% of the implied market valuation of Advent at the point of any interim fundraise payable on completion of the IPO. In connection with Advent’s decision to pursue the Transactions with AMCI rather than an IPO on the London Stock Exchange, Advent and Longspur subsequently entered into a verbal agreement pursuant to which all fees and compensation owed under the Longspur Engagement and the Longspur Interim CFO Agreement were cancelled and Advent will instead pay Longspur $1.3 million total at the Closing of the Business Combination.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock and warrants, which we refer to collectively as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our securities in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors (such as the effects of Section 451 of the Internal Revenue Code of 1986, as amended (the “Code”)), including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the U.S.;

•	persons that actually or constructively own five percent or more of our voting shares;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	persons that receive shares upon the exercise of employee stock options or otherwise as compensation;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

•	tax-exempt entities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of common stock or warrants who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the U.S., any state thereof or the District of Columbia; or

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust, if (i) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders-Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants. Upon a sale or other taxable disposition of our common stock or warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock or warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock or warrants so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock or warrants so disposed of. A U.S. holder’s adjusted tax basis in its common stock or warrants generally will equal the U.S. holder’s acquisition cost for the common stock or warrant less, in the case of a share of common stock, any prior distributions treated as a return of capital. In the case of any shares of common stock or warrants originally acquired as part of an investment unit, the acquisition cost for the share of common stock and warrant that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.

Exercise or Lapse of a Warrant. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of our common stock upon exercise of a warrant for cash. The U.S. holder’s tax basis in the share of our common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant and the exercise price. It is unclear whether the U.S. holder’s holding period for the common stock received upon exercise of the warrants will begin on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of shares of common stock having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock received in respect of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the common stock received in respect of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. It is unclear whether a U.S. holder’s holding period for the common stock would commence on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities-Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrantholders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our common stock, or as a result of the issuance of a stock dividend to holders of shares of our common stock, in each case which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as described under “-Taxation of Distributions” in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of common stock and warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our common stock or warrants who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

•	a foreign corporation or

•	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the U.S., we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders-Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants” below.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the U.S.. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Exercise of a Warrant. The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. holders-Exercise or Lapse of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders-Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, unless:

•
the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the U.S. (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder); or

•
we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation; however, there can be no assurance that we will not become a U.S. real property holding corporation in the future.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates.

Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities-Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a Non-U.S. holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our common stock which is taxable to such holders as a distribution. Any constructive distribution received by a Non-U.S. holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash. Any resulting withholding tax may be withheld from future cash distributions.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of common stock and warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our securities.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to an aggregate of 22,029,279 shares of common stock that are issuable upon exercise of the public warrants, 3,940,278 shares of common stock that are issuable upon exercise of the placement warrants and 400,000 shares of common stock that are issuable upon exercise of the working capital warrants. We are also registering the offer and sale, from time to time, by the Selling Securityholders of up to 23,210,601 shares of common stock, par value $0.0001 per share and up to 4,340,278 placement warrants and working capital warrants.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of The Nasdaq Stock Market;

•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of common stock and warrants are currently listed on Nasdaq under the symbols “ADN” and “ADNWW”, respectively.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

LEGAL MATTERS

Ropes & Gray LLP passed upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of the Company.

EXPERTS

The financial statements of AMCI Acquisition Corp. for the year ended December 31, 2019 and 2020 included in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report give their authority as experts in accounting and auditing.

The consolidated financial statements of Advent Technologies Holdings, Inc. as at December 31, 2021, and for each of the two years in the period ended December 31, 2021 included in this prospectus have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.  Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at Chimarras 8B, 15125, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors-Accountants, or SOEL, Greece with registration number 107.

The consolidated financial statements of Advent Technologies A/S as at December 31, 2020, and for each of the two years in the period ended December 31, 2020 included in this prospectus have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.   The financial statements of Advent Technologies GmbH as at December 31, 2020, and for each of the two years in the period ended December 31, 2020 included in this prospectus have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

CHANGE IN AUDITOR

On February 9, 2021, the Audit Committee of the Board approved the engagement of Ernst & Young (Hellas) Certified Auditors Accountants S.A. as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021.

EY served as independent registered public accounting firm of Advent prior to the Business Combination. Accordingly, Marcum LLP (“Marcum”), AMCI’s independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by EY as the Company’s independent registered public accounting firm following completion of their audit of AMCI’s financial statements for the fiscal year ended December 31, 2020, which consists only of the accountants of the pre-Business Combination special purpose acquisition company. Such dismissal of Marcum LLP as the Company's independent registered public accounting firm is effective as of February 4, 2021.

The reports of Marcum on AMCI’s financial statements as of and for the fiscal year ended December 31, 2019 and as of December 31, 2018 and for the period from June 18, 2018 (inception) to December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During AMCI’s fiscal year ended December 31, 2019 and the period from June 18, 2018 (inception) to December 31, 2018 and the subsequent interim period through February 4, 2021, there were no disagreements between AMCI and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AMCI, would have caused it to make reference to the subject matter of the disagreements in its reports on AMCI’s financial statements for such years.

During AMCI’s fiscal year ended December 31, 2019 and the period from June 18, 2018 (inception) to December 31, 2018 and the subsequent interim period through December 31, 2020, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended).

The Company has provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter dated February 9, 2021 is filed as Exhibit 16.1 to the registration statement on form S-1 filed to the SEC on March 26, 2021 and is incorporated here by reference.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

We also maintain an Internet website at http://www.advent.energy. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

If you would like additional copies of this prospectus, you should contact us by telephone or in writing:

Vassilios Gregoriou
Advent Technologies Holdings, Inc.
Chief Executive Officer
200 Clarendon Street
Boston, MA 02116
(857) 264-7035

ADVENT TECHNOLOGIES HOLDINGS, INC.

ADVENT TECHNOLOGIES A/S
(former Serenergy A/S)

ADVENT TECHNOLOGIES GMBH
(formerly fischer eco solutions GmbH)

AMCI ACQUISITION CORP.
INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of Advent Technologies Holdings, Inc.

Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Advent Technologies Holdings, Inc. (the Company) as of December 31, 2021 and 2020, the related consolidated statements of operations, comprehensive income/(loss), stockholders’ equity/(deficit) and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/Ernst & Young (Hellas) Certified Auditors Accountants S.A.

We have served as the Company’s auditor since 2020.

Athens, Greece

March 31, 2022

ADVENT TECHNOLOGIES HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(All amounts in USD)

	As of
ASSETS	December 31, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$79,764,430	$515,734
Accounts receivable, net	3,138,603	421,059
Due from related parties	-	67,781
Contract assets	1,617,231	85,930
Inventories	6,957,776	107,939
Prepaid expenses and Other current assets	5,872,758	496,745
Total current assets	97,350,798	1,695,188
Non-current assets:
Goodwill	30,030,498	-
Intangibles, net	23,343,586	-
Property, plant and equipment, net	8,584,988	198,737
Other non-current assets	2,475,346	136
Deferred tax assets	1,245,539	-
Total non-current assets	65,679,957	198,873
Total assets	$163,030,755	$1,894,061
LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)
Current liabilities:
Trade payables	$4,837,369	$881,394
Due to related parties	-	1,114,659
Deferred income from grants, current	205,212	158,819
Contract liabilities	1,118,130	167,761
Other current liabilities	12,513,770	904,379
Income tax payable	195,599	201,780
Total current liabilities	18,870,080	3,428,792
Non-current liabilities:
Warrant liability	10,373,264	-
Deferred tax liabilities	2,499,920	-
Defined benefit obligation	90,066	33,676
Deferred income from grants, non-current	-	182,273
Other long-term liabilities	995,634	42,793
Total non-current liabilities	13,958,884	258,742
Total liabilities	32,828,964	3,687,534
Commitments and contingent liabilities
Stockholders’ equity / (deficit)
Common stock ($0.0001 par value per share; Shares authorized: 110,000,000 at December 31, 2021 and December 31, 2020; Issued and outstanding: 51,253,591 and 25,033,398 at December 31, 2021 and December 31, 2020, respectively)	5,125	2,503
Preferred stock ($0.0001 par value per share; Shares authorized: 1,000,000 at December 31, 2021 and December 31, 2020; nil issued and outstanding at December 31, 2021 and December 31, 2020	-	-
Additional paid-in capital	164,894,039	10,993,762
Accumulated other comprehensive (loss) / income	(1,272,513)	111,780
Accumulated deficit	(33,424,860)	(12,901,518)
Total stockholders’ equity / (deficit)	130,201,791	(1,793,473)
Total liabilities and stockholders’ equity	$163,030,755	$1,894,061

The accompanying notes are an integral part of these consolidated financial statements.

ADVENT TECHNOLOGIES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(All amounts in USD, except for number of shares)

	Years Ended December 31,
	2021	2020
Revenue	$7,068,842	$882,652
Cost of revenue	(5,406,216)	(513,818)
Gross profit	1,662,626	368,834
Income from grants	829,207	206,828
Research and development expenses	(3,540,540)	(102,538)
Administrative and selling expenses	(41,876,741)	(3,546,856)
Amortization of intangible assets	(1,184,830)	-
Operating loss	(44,110,278)	(3,073,732)
Fair value change of warrant liability	22,743,057	-
Finance income / (expenses), net	(51,561)	(5,542)
Foreign exchange losses, net	(42,708)	(26,072)
Other income (expenses), net	15,638	(15,696)
Loss before income taxes	(21,445,852)	(3,121,042)
Income taxes	922,510	-
Net loss	$(20,523,342)	$(3,121,042)
Net loss per share
Basic loss per share	$(0.45)	$(0.15)
Basic weighted average number of shares	45,814,868	20,518,894
Diluted loss per share	$(0.45)	$(0.15)
Diluted weighted average number of shares	45,814,868	20,518,894

The accompanying notes are an integral part of these consolidated financial statements.

ADVENT TECHNOLOGIES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME / (LOSS)
(All amounts in USD)

	Years Ended December 31,
	2021	2020
Net loss	$(20,523,342)	$(3,121,042)
Other comprehensive income / (loss):
Foreign currency translation adjustments	(1,328,052)	(7,079)
Actuarial (losses) / gains	(56,241)	-
Total other comprehensive loss	(1,384,293)	(7,079)
Comprehensive loss	$(21,907,635)	$(3,128,121)

The accompanying notes are an integral part of these consolidated financial statements.

ADVENT TECHNOLOGIES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY / (DEFICIT)
(All amounts in USD, except for number of shares)

	Preferred Stock Series A Shares	Amount	Preferred Stock Series Seed Shares	Amount	Common Stock Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated OCI	Total Stockholders’ (Deficit) Equity

Balance as of December 31, 2019	314,505	$315	2,108,405	$2,108	888,184	$888	$8,811,647	$(9,767,619)	$118,859	$(833,802)
Retroactive application of recapitalization	(314,505)	(315)	(2,108,405)	(2,108)	13,026,925	503	1,920	-	-	-
Adjusted balance, beginning of year	-	-	-	-	13,915,109	1,391	8,813,567	(9,767,619)	118,859	(833,802)
Issuance of preferred stock*	-	-	-	-	2,225,396	223	1,429,782	-	-	1,430,005
Issuance of non-vested stock awards*	-	-	-	-	9,135,138	913	20,843	-	-	21,756
Repurchase of shares*	-	-	-	-	(242,245)	(24)	(139,911)	(12,857)	-	(152,792)
Recognition of stock grant plan	-	-	-	-	-	-	869,481	-	-	869,481
Net loss	-	-	-	-	-	-	-	(3,121,042)	-	(3,121,042)
Other comprehensive loss	-	-	-	-	-	-	-	-	(7,079)	(7,079)
Balance as of December 31, 2020*	-	$-	-	$-	25,033,398	$2,503	$10,993,762	$(12,901,518)	$111,780	$(1,793,473)
Business combination and PIPE financing	-	-	-	-	21,072,549	2,107	108,005,877	-	-	108,007,984
Share capital increase from warrants exercise	-	-	-	-	22,798	2	262,175	-	-	262,177
Share capital increase	-	-	-	-	5,124,846	513	37,923,348	-	-	37,923,861
Stock based compensation expense	-	-	-	-	-	-	7,708,877	-	-	7,708,877
Net loss	-	-	-	-	-	-	-	(20,523,342)	-	(20,523,342)
Other comprehensive loss	-	-	-	-	-	-	-	-	(1,384,293)	(1,384,293)
Balance as of December 31, 2021	-	$-	-	$-	51,253,591	$5,125	$164,894,039	$(33,424,860)	$(1,272,513)	$130,201,791

* The amounts have been retroactively restated to give effect to the recapitalization transaction.

The accompanying notes are an integral part of these consolidated financial statements.

ADVENT TECHNOLOGIES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(All amounts in USD)

	Years Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss for the year	$(20,523,342)	$(3,121,042)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation of property and equipment	559,101	22,508
Amortization of intangible assets	1,184,831	-
Fair value gain of warrant liability	(22,743,057)	-
Stock-based compensation expense	7,708,877	869,481
Benefit for current and deferred income taxes	(922,510)	-
Net (gains) losses on disposal/write-offs of property, plant and equipment and intangible assets	8,692	-
Provision for credit losses	13,375	-
Net periodic cost of defined benefit obligation	5,354	2,008
Changes in operating assets and liabilities, exclusive of net assets acquired:
Decrease/(increase) in accounts receivable	940,062	(104,620)
Decrease/(increase) in due from related parties	67,781	(67,781)
Decrease/(increase) in contract assets	(1,312,798)	(33,994)
Decrease/(increase) in inventories	(1,595,099)	(75,499)
Decrease/(increase) in prepaid expenses and other current assets	(4,960,827)	(275,100)
Decrease/(increase) in other non-current assets	(197,643)	-
(Decrease)/increase in trade payables	2,958,683	573,572
(Decrease)/increase in due to related parties	(1,114,659)	(128,765)
(Decrease)/increase in deferred income from grants	(563,185)	81,021
(Decrease)/increase in contract liabilities	36,754	129,033
(Decrease)/increase in other current liabilities	4,878,531	696,330
(Decrease)/Increase in income tax payable	9,773	7,780
(Decrease)/Increase in other long-term liabilities	(275,694)	-
Net cash used in operating activities	$(35,837,000)	$(1,425,068)
Cash flows from investing activities:
Proceeds from sale of property and equipment	6,970	-
Purchases of property and equipment	(3,920,470)	(122,508)
Purchases of intangible assets	(17,747)	-
Advances for the acquisition of property and equipment	(2,200,158)	-
Acquisition of subsidiaries, net of cash acquired	(19,425,378)	-
Net cash used in investing activities	$(25,556,783)	$(122,508)
Cash flows from financing activities:
Proceeds of issuance of preferred stock	-	1,430,005
Issuance of common stock and paid-in capital from warrants exercise	262,177	-
Proceeds from exercise of stock options	-	21,756
Business Combination and PIPE financing, net of issuance costs paid	141,120,851	-
Repurchase of common stock - cancellation of shares	-	(69,431)
State loan proceeds	118,274	-
Repayments of debt	-	(500,000)
Net cash provided by financing activities	$141,501,302	$882,330
Net increase/(decrease) in cash and cash equivalents	$80,107,519	$(665,246)
Effect of exchange rate changes on cash and cash equivalent	(858,823)	(18,035)
Cash and cash equivalents, beginning of year	515,734	1,199,015
Cash and cash equivalents, end of year	$79,764,430	$515,734
Supplemental Cash Flow Information
Cash activities
Interest paid	$12,433	$-
Income taxes paid	$957,943	$-
Income tax refunds received	$-	$-
Non-cash investing and financing activities:
Common stock issued as partial consideration of SerEnergy and FES acquisition	$37,923,348	$-
Stock-based compensation	$7,708,877	$869,480

The accompanying notes are an integral part of these consolidated financial statements.

ADVENT TECHNOLOGIES HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2021
(Expressed in U.S. Dollars)

1.  Basis of presentation:

Overview

On February 4, 2021 (“Closing Date”), AMCI Acquisition Corp. (“AMCI”), consummated the previously announced business combination (the “Business Combination”) pursuant to that certain merger agreement (the “Agreement and Plan of Merger”), dated October 12, 2020, by and among AMCI, AMCI Merger Sub Corp., a Delaware corporation and newly formed wholly-owned subsidiary of AMCI (“Merger Sub”), AMCI Sponsor LLC (the “Sponsor”), solely in the capacity as the representative from and after the effective time of the Business Combination for the stockholders of AMCI (the “Purchaser Representative”), Advent Technologies, Inc., a Delaware corporation (“Legacy Advent”), and Vassilios Gregoriou, solely in his capacity as the representative from and after the effective time for the Legacy Advent stockholders (the “Seller Representative”), as amended by Amendment No. 1 and Amendment No. 2 to the Agreement and Plan of Merger, dated as of October 19, 2020 and December 31, 2020, respectively, by and among AMCI, Merger Sub, Sponsor, Legacy Advent, and Seller Representative. In connection with the closing of the Business Combination (the “Closing”), AMCI acquired 100% of the stock of Legacy Advent (as it existed immediately prior to the Closing) and its subsidiaries.

On the Closing Date, and in connection with the closing of the Business Combination, AMCI changed its name to Advent Technologies Holdings, Inc. (the “Company” or “Advent”). Legacy Advent was deemed the accounting acquirer in the Business Combination based on an analysis of the criteria outlined in Accounting Standards Codification (“ASC”) 805. This determination was primarily based on Legacy Advent’s stockholders prior to the Business Combination having a majority of the voting interests in the combined company, Legacy Advent’s operations comprising the ongoing operations of the combined company, Legacy Advent’s board of directors comprising a majority of the board of directors of the combined company, and Legacy Advent’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Advent issuing stock for the net assets of AMCI, accompanied by a recapitalization. The net assets of AMCI are stated at historical cost, with no goodwill or other intangible assets recorded.

While AMCI was the legal acquirer in the Business Combination, because Legacy Advent was deemed the accounting acquirer, the historical financial statements of Legacy Advent became the historical financial statements of the combined company, upon the consummation of the Business Combination. As a result, the consolidated financial statements included in this report reflect (i) the historical operating results of Legacy Advent prior to the Business Combination; (ii) the results of the Company (combined results of AMCI and Legacy Advent) following the closing of the Business Combination; (iii) the assets and liabilities of Legacy Advent at their historical cost; and (iv) Company’s equity structure for all periods presented.

In accordance with guidance applicable to these circumstances, the equity structure has been restated in all comparative periods up to the Closing Date, to reflect the number of shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”) issued to Legacy Advent’s stockholders in connection with the recapitalization transaction. As such, the shares and corresponding capital amounts and earnings per share related to Legacy Advent Preferred Stock (“Preferred Series A” and “Preferred Series Seed”) and Legacy Advent common stock prior to the Business Combination have been retroactively restated as shares reflecting the exchange ratio established in the Business Combination Agreement. Activity within the statement of changes in stockholders’ equity / (deficit) for the issuances of Legacy Advent’s Preferred Stock, were also retroactively converted to Legacy Advent common stock (Note 3).

On February 18, 2021, the Company, entered into a Membership Interest Purchase Agreement with Bren-Tronics, Inc. (“Seller”) and UltraCell, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Seller (“UltraCell”) (the “UltraCell Purchase Agreement”). See Note 3 “Business Combination” accompanying the consolidated financial statements for additional information.

UltraCell LLC was renamed to Advent Technologies LLC following its acquisition by the Company.

On June 25, 2021, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”), with F.E.R. fischer Edelstahlrohre GmbH, a limited liability company incorporated under the Laws of Germany (the “Seller”) to acquire (the “Acquisition”) all of the issued and outstanding equity interests in SerEnergy A/S, a Danish stock corporation and a wholly-owned subsidiary of the Seller (“SerEnergy”) and fischer eco solutions GmbH, a German limited liability company and a wholly-owned subsidiary of the Seller (“FES”) together with certain outstanding shareholder loan receivables. See Note 3 “Business Combination” accompanying the consolidated financial statements for additional information.

SerEnergy A/S and FES were renamed to Advent Technologies A/S and Advent Technologies GmbH, respectively, following their acquisition by the Company.

Advent Technologies Holdings Inc. and its subsidiaries (collectively referred to as “Advent”, the “Company,” we,” “us” and “our”) is an advanced materials and technology development company operating in the fuel cell and hydrogen technology space. Advent develops, manufactures and assembles the critical components that determine the performance of hydrogen fuel cells and other energy systems. To date, Advent’s principal operations have been to develop and manufacture Membrane Electrode Assembly (MEA) and to design fuel cell stacks and complete fuel cell systems for a range of customers in the stationary power, portable power, automotive, aviation, energy storage and sensor markets.

Advent has its headquarters in Boston, Massachusetts, a product development facility in Livermore, California, and production facilities in Greece, Denmark, Germany and Philippines.

The consolidated financial statements of the Company have been prepared to reflect the consolidation of the companies listed below:

Company Name	Country of Incorporation	Ownership Interest		Statements of Operations
		Direct	Indirect	2021	2020
Advent Technologies Inc.	USA	100%	-	01/01 – 12/31	01/01 – 12/31
Advent Technologies S.A.	Greece	100%	-	01/01 – 12/31	01/01 – 12/31
Advent Technologies LLC	USA	100%	-	02/19 – 12/31	-
Advent Technologies GmbH	Germany	100%	-	09/01 – 12/31	-
Advent Technologies A/S	Denmark	100%	-	09/01 – 12/31	-
Advent Green Energy Philippines, Inc	Philippines	-	100%	09/01 – 12/31	-

Going Concern

The consolidated financial statements have been prepared by management, assuming that the Company will continue as a going concern and accordingly, these financial statements do not include any adjustments that may result in the event the Company is unable to continue as a going concern.

The management of the Company assesses the Company’s ability to continue as a going concern at each period end. The assessment evaluates whether there are conditions that give rise to substantial doubt to continue as a going concern within one year from the consolidated financial statements issuance date, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The management examines closely its operating results and its cash position and makes adjustments to its cash flow forecasts where necessary.

Beginning in March 2020, the coronavirus (“COVID-19”) pandemic and the measures imposed to contain this pandemic have affected business and economic activity around the world. Since the COVID-19 outbreak, the Company has been closely monitoring and adopting all necessary measures to protect its employees and partners and to minimize as much as possible the business disruption caused by the pandemic. During 2021, as a result of the mass vaccination schemes initiated around the world, the restrictive measures imposed by the governments began to be gradually lifted and the worldwide restrictions to mobility were relaxed, leading to increased economic activity and improved global macro-economic indicators.

Management is closely monitoring the developments around COVID‐19 and is constantly assessing its implications on the Company’s productivity, results of operations and financial position. At this stage, the Company maintains a strong financial position with its cash and cash equivalents amounting to $79.8 million. Additionally, as of December 31, 2021, the Company reported a positive working capital of $78.5 million.

As of March 31, 2022, the Company’s existing cash resources are sufficient to support planned operations for the next 12 months. As a result, management believes that the Company’s existing financial resources are sufficient to continue operating activities for at least one year past the issuance date of the consolidated financial statements.

2.  Summary of Significant Accounting Policies:

Basis of Presentation

The accompanying consolidated financial statements are presented in United States (“U.S.”) dollars and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”). As an emerging growth company (“EGC”), the JOBS Act allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are applicable to private companies. The Company elected to use this extended transition period under the JOBS Act until such time the Company is no longer considered to be an EGC. The Company applied the following new accounting policies:

Principles of Consolidation

The accompanying consolidated financial statements represent the consolidation of the accounts of the Company and its wholly owned subsidiaries.

Subsidiaries: Subsidiaries are those entities in which the Company has an interest of more than one-half of the voting rights or otherwise has power to govern the financial and operating policies of the entity. The acquisition method of accounting is used to account for the acquisition of subsidiaries. The cost of an acquisition is measured as the fair value of the assets given up, shares issued, or liabilities undertaken at the date of acquisition. The excess of the cost of acquisition over the fair value of the net assets acquired and liabilities assumed is recorded as goodwill. In case the fair value of purchase consideration transferred is below fair values of these identifiable assets and liabilities, the Company recognizes a gain from a bargain purchase. The Company recognizes the fair value of estimated contingent consideration at the acquisition date as part of the consideration transferred in exchange for the acquired business. The contingent consideration is remeasured to fair value at each reporting date until the contingency is resolved. Any changes in fair value are recognized each reporting period in non-cash changes in fair value of estimated contingent consideration in the accompanying consolidated statements of operations.

The subsidiaries are fully consolidated from the date on which control is obtained by the Company. All subsidiaries included in the accompanying consolidated financial statements are 100% owned by the Company. Inter-company transaction balances and unrealized gains/(losses) on transactions between the companies are eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. On an on-going basis, management evaluates the estimates and judgments, including those related to the selection of useful lives for tangible assets, expected future cash flows from long-lived assets to support impairment tests, the carrying value of goodwill, provisions necessary for accounts receivables and inventory write downs, provisions for legal disputes, and contingencies. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates under different assumptions and/or conditions.

Foreign Currency Translation

The Company’s reporting currency is U.S. dollar. The financial statements of the Company’s subsidiaries outside the U.S. have been translated into U.S. dollars. Assets and liabilities of foreign operations are translated from foreign currencies into U.S. dollars at the exchange rates in effect as of the balance sheet date. Revenue and expenses are translated at the weighted average exchange rates for the period. Equity account are translated at historical rates. Gains or losses resulting from translating foreign currency financial statements into U.S. dollar are reported as cumulative translation adjustments, a separate component of other comprehensive income (loss) in stockholders’ equity.

Transactions denominated in foreign currencies other than the functional currency of the Company and the functional currencies of Company’s subsidiaries are translated using the exchange rates in effect at the time of the transactions. At the balance sheet date, monetary assets and liabilities denominated in foreign currencies are translated at exchange rates in effect as of the balance sheet date. Resulting foreign exchange differences are included in the consolidated statements of operations.

Comprehensive Income (Loss)

Comprehensive income (loss) is comprised of net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) consists of foreign currency translation adjustments that result from consolidation of Company’s subsidiaries and actuarial losses related to the defined benefit obligation recognized in the Company’s Greek subsidiary.

Segment Information

Under ASC 280, Segment Reporting, operating segments are defined as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”), in deciding how to allocate resources and in assessing performance. The Company’s Chief Executive Officer, who is also the CODM, makes decisions and manages the Company’s operations as a single operating segment for purposes of allocating resources and evaluating financial performance. For the above reasons, the Company has determined that it operates in one reportable operating segment. The disaggregation of Company’s revenue by geographic location is presented in Note 20.

Cash and Cash Equivalents

Cash and cash equivalents are highly liquid investments with original maturities of three months or less. Cash and cash equivalents consist of cash on hand, deposits held on call with banks and investments in money market funds with original maturities of three months or less at the date of acquisition.  As of December 31, 2021, and 2020, the Company has no cash and cash equivalents which are restricted as to withdrawal or usage or as a compensating balance requirement.

Inventories

Inventories, which consist of raw materials, work-in-process and finished goods are stated at the lower of cost or net realizable value using the first-in, first-out cost method. Cost includes the cost of purchased materials, inbound freight charges, external and internal processing and applicable labor and overhead costs. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation.

The Company periodically reviews quantities of inventories on hand and compares these amounts to the expected use of each product. Inventories are reviewed to determine if valuation allowances are required for obsolescence (excess, obsolete, and slow-moving inventory). This review includes analyzing inventory levels of individual parts considering the current design of our products and production requirements as well as the expected inventory requirements for maintenance on installed power platforms. The Company records a charge to cost of revenue for the amount required to reduce the carrying value of inventory to the net realizable value.

Leases

The Company has in place agreements for the lease of office premises and manufacturing spaces. These leases are classified as operating leases in accordance with ASC 840, Leases.  Rent expense, including any contractual rent increases, is recorded on a straight-line basis over the life of the lease. Building improvements made with the lease incentives or tenant allowances are capitalized as leasehold improvements and included in property, plant and equipment in the consolidated balance sheets.

Accounts Receivable and Credit Losses

Accounts receivable are recorded at the invoiced amounts, net of an allowance for doubtful accounts based on the Company’s best estimate of probable credit losses. The Company is exposed to credit losses primarily through sales of its products. The Company assesses each customer’s ability to pay by conducting a credit review which includes consideration of established credit rating or an internal assessment of the customer’s creditworthiness based on an analysis of their payment history when a credit rating is not available. The Company monitors the credit exposure through active review of customer balances. The Company’s expected loss methodology for accounts receivable is developed through consideration of factors including, but not limited to, historical collection experience, current customer credit ratings, current customer financial condition, current and future economic and market condition, and age of the receivables. Charges related to credit losses are included in administrative and selling expenses and are recorded in the period that the outstanding receivables are determined to be doubtful. Account balances are written-off against the allowance when they are deemed uncollectible.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, adjusted for any impairment, less accumulated depreciation which is recorded based on the straight-line method over the estimated useful lives of the respective assets. Estimated useful lives range from 5 to 50 years for buildings and leasehold improvements and 3 to 20 years for machinery and other equipment. Leasehold improvements are depreciated on the straight-line method over the shorter of the estimated useful lives of the assets or the term of the lease. Land is not depreciated.

Subsequent expenditures are capitalized, provided they increase the functionality, output or expected life of an asset and depreciated ratably over the identified useful life. Repairs and maintenance costs are expensed as incurred.

Fixed assets under construction are shown at their cost. Fixed assets under construction are not depreciated until the fixed asset is completed and entered in operation.

When property is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the consolidated balance sheet and any resulting gain or loss is reflected in the consolidated statements of operations for the period.

Business acquisitions, Goodwill and Intangible Assets

We account for business acquisitions under ASC805, Business Combinations. The total purchase consideration for an acquisition is measured as the fair value of the assets given, equity instruments issued, and liabilities assumed at the acquisition date. The Company allocates the fair value of purchase consideration transferred in a business acquisition to the tangible assets acquired, liabilities assumed, and intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration transferred over the fair values of these identifiable assets and liabilities is recorded as goodwill. In case the fair value of purchase consideration transferred is below fair values of these identifiable assets and liabilities, the Company recognizes a gain from a bargain purchase. The Company recognizes the fair value of estimated contingent consideration at the acquisition date as part of the consideration transferred in exchange for the acquired business. The contingent consideration is remeasured to fair value at each reporting date until the contingency is resolved. Any changes in fair value are recognized each reporting period in non-cash changes in fair value of estimated contingent consideration in the accompanying consolidated statements of operations.

Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from acquired licenses, trade names, in process research and development (“R&D”), useful lives and discount rates, patents, customer clientele, customer contracts and know-how. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, the Company may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded in the consolidated statement of operations.

For significant acquisitions, the Company obtains independent appraisals and valuations of the intangible (and certain tangible) assets acquired and certain assumed liabilities. The Company analyzes each acquisition individually and all acquisitions within each reporting period in aggregate to determine if those are material acquisitions in the context of ASC 805-10-50.

The estimated fair values and useful lives of identified intangible assets are based on many factors, including estimates and assumptions of future operating performance and cash flows of the acquired business, estimates of cost avoidance, the nature of the business acquired, the specific characteristics of the identified intangible assets and our historical experience and that of the acquired business. The estimates and assumptions used to determine the fair values and useful lives of identified intangible assets could change due to numerous factors, including product demand, market conditions, regulations affecting the business model of our operations, technological developments, economic conditions and competition.

The Company’s most significant intangible assets are patents and developed technologies, trade names, in process know-how and order backlogs. The fair values of intangible assets are based on valuations using an income approach, with estimates and assumptions provided by management of the acquired companies and the Company. The process for estimating the fair values of identifiable intangible assets requires the use of significant estimates and assumptions, including revenue growth rates, royalty rates, discount rates and projected cash flows. All definite-lived intangible assets are amortized on a straight-line basis over the periods in which their economic benefits are expected to be realized, which range from 1 to 10 years. The Company reviews the useful life assumptions, including the classification of certain intangible assets as “indefinite-lived,” on a periodic basis to determine if changes in circumstances warrant revisions to them.

The Company conducts a goodwill impairment analysis annually in the fourth fiscal quarter, or more frequently if changes in facts and circumstances indicate that the fair value of our reporting units may be less than their carrying amounts. In testing goodwill for impairment, the Company first assesses qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events or circumstances, the Company determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then additional impairment testing is not required.  When the Company determines a fair value test is necessary, it estimates the fair value of a reporting unit and compares the result with its carrying amount, including goodwill. If the carrying amount of a reporting unit exceeds its fair value, an impairment is recorded equal to the amount by which the carrying value exceeds the fair value, up to the amount of goodwill associated with the reporting unit. Currently, we identify one reporting unit. For the year ended December 31, 2021, we have not recognized any impairment of goodwill.

Impairment of Long-Lived Assets Including Acquired Intangible Assets

We review our property, plant and equipment, long-term prepayments and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We measure recoverability by comparing the carrying amount to the future undiscounted cash flows that the asset is expected to generate. If the asset is not recoverable, its carrying amount is adjusted down to its fair value. For the years ended December 31, 2021 and 2020 we have not recognized any impairment of our long-lived assets.

Warranties

We provide a warranty on fuel cells we sell for typically 2 years. We accrue a warranty reserve of 8% of the sale price of the fuel cells sold, which includes our best estimate of the projected costs to repair or replace items under warranties and recalls when identified. Warranty reserve is released when repairs or replacements are carried out in relation to items under warranties or when the warranty period for the fuel cell expires. The portion of the warranty reserve expected to be incurred within the next 12 months is included within Other current liabilities (Note 12), while the remaining balance is included within Other long-term liabilities (Note 15) on the consolidated balance sheets. Warranty expense is recorded as a component of cost of revenue in the consolidated statements of operations.

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The Company adopted ASU No. 2014-09 on January 1, 2019, using the modified retrospective approach to all contracts not completed at the date of initial application.

In accordance with ASC 606, revenue is recognized when control of the promised goods or services are transferred to a customer in an amount that reflects the consideration that the Company expects to receive in exchange for those services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its arrangements:

•	identify the contract with a customer,
•	identify the performance obligations in the contract,
•	determine the transaction price,
•	allocate the transaction price to performance obligations in the contract, and
•	recognize revenue as the performance obligation is satisfied.

With significant and recurring customers, the Company negotiates written master agreements as framework agreements (general terms and conditions of trading), following individual purchase orders. For customers with no master agreements, the approved purchase orders form the contract. Effectively, contracts under the revenue standard have been assessed to be the purchase orders agreed with customers.

The Company has assessed that each product sold is a single performance obligation because the promised goods are distinct on their own and within the context of the contract. In cases where the agreement includes customization services for the contracted products, the Company is providing integrated services; therefore, the goods are not separately identifiable, but are inputs to produce and deliver a combined output and form a single performance obligation within the context of the contract. Furthermore, the Company assessed whether it acts as a principal or agent in each of its revenue arrangements and has concluded that in all sales transactions it acts as a principal. Additionally, the Company, taking into consideration the guidance and indicative factors provided by ASC 606, concluded that it provides assurance type warranties (warranty period is up to 2 years) as it does not provide a service to the customer beyond fixing defects that existed at the time of sale. The Company, based on historical performance, current circumstances, and projections of trends, estimated that no allowance for returns as per warranty policy should be recognized, at the time of sale, accounted for under ASC 460, Guarantees.

Under ASC 606, the Company estimates the transaction price, including variable consideration, at the commencement of the contract and recognize revenue over the contract term, rather than when fees become fixed or determinable. In other words, where contracts with customers include variable consideration (i.e. volume rebates), the Company estimates at contract inception the variable consideration and adjusts the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. Furthermore, no material rights or significant financing components have been identified in the Company’s contracts. Payment terms generally include advance payment requirements. The time between a customer’s payment and completion of the performance obligation is less than one year. Payment terms are in the majority fixed and do not include variable consideration, except from volume rebates.

Revenue from satisfaction of performance obligations is recognized based on identified transaction price. The transaction price reflects the amount to which the Company has rights under the present contract. It is allocated to the distinct performance obligations based on standalone selling prices of the services promised in the contract. In cases of more than one performance obligation, the Company allocates a transaction price to the distinct performance obligations in proportion to their observable stand-alone selling prices and recognize revenue as those performance obligations are satisfied.

In the majority of cases of product sales, revenue is recognized at a point in time when the customer obtains control of the respective goods that is, when the products are shipped from the Company’s facilities as control passes to the customer in accordance with agreed contracts and the stated shipping terms. In cases where the contract includes customization services, which one performance obligation is identified, revenue is recognized over time as the Company’s performance does not create an asset with alternative use and the Company has an enforceable right to payment for performance completed to date. The Company uses the input method (i.e., cost-to cost method) to measure progress towards complete satisfaction of the performance obligation.

Contract Assets and Contract Liabilities

Contract assets reflect revenue recognized and performance obligations satisfied in advance of customer billing. As of December 31, 2021, and 2020, the Company recognized contract assets of $1,617,231 and $85,930, respectively on the consolidated balance sheets. The balance as of December 31, 2021 includes an amount of $587,267 from the SerEnergy and FES acquisition.

The Company recognizes contract liabilities when the Company receives customer payments or has the unconditional right to receive consideration in advance of the performance obligations being satisfied on the Company’s contracts. We receive payments from customers based on the terms established in our contracts. Contract liabilities are classified as either current or long-term liabilities in the consolidated balance sheets based on the timing of when the Company expects to recognize the related revenue. As of December 31, 2021, and 2020, the Company recognized contract liabilities of $1,118,130 and $167,761, respectively, in the consolidated balance sheets. During the year ended December 31, 2021, the Company recognized the whole amount of $167,761 in revenues. The balance as of December 31, 2021 amounting to $1,118,130 was from the SerEnergy and FES acquisition.

Cost of revenues

Cost of revenues include consumables and product materials, labor and employee compensation, third party services and fees, and other direct costs such as depreciation, travel costs and rent expenses, which relate to the manufacturing of Company’s products. The Company recognizes cost of revenues in the period that revenues are recognized.

Research and Development Expenses

Research and development expenses that do not meet the criteria for capitalization are expensed as incurred. Research and development expenses include employee compensation, materials and other indirect costs related to the development of the Company’s products.

Administrative and Selling Expenses

Administrative expenses include employee compensation, stock-based compensation, benefits and travel expenses, consulting and legal fees, and other general overhead costs including depreciation to support our operations. Selling expenses include allocated depreciation, personnel remuneration, advertising expenses and other allocated amounts.

Income from grants and related deferred income

Grants include cash subsidies received from various institutions and organizations. Grants are recognized as income from grants in the consolidated statements of operations. Such amounts are recognized as income when all conditions attached to the grants are fulfilled.

Condition to the grants would not be fulfilled unless related costs have been characterized as eligible by the grantors, are actually incurred and there is certainty that costs are allowable. These grants are recognized as deferred income when received and recorded in income when the eligible and allowable related costs and expenses are incurred. Under all grant programs, a coordinator is specified. The coordinator, among other, receives the funding from the grantor and proceeds to its distribution to the parties agreed in the process specified in the program. The Company assessed whether it acts as a principal or agent in its role as a coordinator for specific grants and has concluded that in all related transactions it acts as an agent.

During the years ended December 31, 2021 and 2020, the Company recognized income for grants of $829,207 and $206,828, respectively, in connection with amounts received for fuel cell research and development. As of December 31, 2021, and 2020, deferred income from grants in the consolidated balance sheets is $205,212 and $341,092, respectively, and is split between current and non-current portion based on the estimated time of realization of eligible costs and expenses.

Advertising, Marketing and Promotional Costs

Advertising marketing and promotional costs are expensed as incurred and are included as an element of administrative and selling expenses in the consolidated statement of operations. Advertising, marketing and promotional costs were $83,016 and $50,974 for the years ended December 31, 2021 and 2020, respectively.

Income taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, Income Taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. This method also requires the recognition of future tax benefits, such as net operating loss carry forwards, to the extent that it is more likely than not that such benefits will be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Valuation allowances are reassessed periodically to determine whether it is more likely than not that the tax benefits will be realized in the future and if any existing valuation allowance should be released.

Part of the Company’s business activities are conducted through its subsidiaries outside of U.S. Earnings from these subsidiaries are generally indefinitely reinvested in the local businesses. Further, local laws and regulations may also restrict certain subsidiaries from paying dividends to their parents. Consequently, the Company generally does not accrue income taxes for the repatriation of such earnings in accordance with ASC 740, “Income Taxes.” To the extent that there are excess accumulated earnings that the Company intends to repatriate from any such subsidiaries, the Company recognizes deferred tax liabilities on such foreign earnings.

The Company assesses its income tax positions and records tax benefits for all years subject to examination based on the evaluation of the facts, circumstances, and information available at each reporting date. For those tax positions with a greater than 50 percent likelihood of being realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information, the Company records a tax benefit. For those income tax positions that are not likely to be sustained, no tax benefit is recognized in the consolidated financial statements. The Company recognizes interest and penalties related to uncertain tax positions as part of the provision for income taxes.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. For those income tax positions that are not likely to be sustained, no tax benefit is recognized in the consolidated financial statements. The Company recognizes interest and penalties related to uncertain tax positions as part of the provision for income taxes.

For the years ended December 31, 2021 and 2020, net income tax benefits (provisions) of $922,510 and $0, respectively, have been recorded in the consolidated statements of operations. The Company is currently not aware of any issues under review that could result in significant accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities.

The Company and its U.S. subsidiaries may be subject to potential examination by U.S. federal, state and city, while the Company’s subsidiaries outside U.S. may be subject to potential examination by their taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with the U.S. federal, state and city, and tax laws in the countries where business activities of Company’s subsidiaries are conducted. On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (“Tax Reform”) was signed into legislation. As part of the legislation, the U.S. corporate income tax rate was reduced from 35% to 21%, among other changes.

As of December 31, 2021, the Company has recorded deferred tax assets of $1,245,539 and deferred tax liabilities of $2,499,920 (Note 19) arising from the acquisition of its subsidiaries FES and SerEnergy. As of December 31, 2020, the Company had not recorded any deferred tax assets or liabilities.

Employee Benefits

U.S. Retirement Savings Plan

The Company sponsors an employee savings plan under Section 401(k) of the Internal Revenue Code. Subsequent to the Business Combination, the Company made matching contributions equal to 100% of the participant’s pre-tax contribution up to a maximum of 5% of the participant’s eligible earnings for U.S employees. Total expense related to the Company’s defined contribution plan was $85,946 for the year ended December 31, 2021. Advent did not provide, in 2020, any health and welfare benefits or 401(k) retirement plan to its U.S. full-time employees.

Defined Benefit Plans

Under Greek labor law, employees are entitled to staff leaving indemnity in the event of dismissal or retirement with the amount of payment varying in relation to the employee’s compensation, length of service and manner of termination (dismissed or retired). Employees who resign or are dismissed with cause are not entitled to staff leaving indemnity. Staff retirement obligations are calculated at the present value of the future retirement benefits deemed to have accrued at year-end, based on the employees earning retirement benefit rights accumulated throughout the working period in accordance with the Greek Labor Law 2112/1920.

The provision for retirement obligations is classified as defined benefit plan under ASC 715-30 and is based on an actuarial valuation. Net costs for the period are separately reflected in the accompanying consolidated statements of comprehensive loss consist of the present value of benefits earned in the year, interest cost on the benefit obligation, past service cost and gains or losses on curtailment. Past service costs are recognized in the consolidated statements of operations on the earlier of the date of plan amendment and the date that the Company recognizes restructuring or termination costs. Actuarial gains or losses are recognized immediately in the consolidated balance sheets with a corresponding debit or credit to equity through other comprehensive income (loss) in the period in which they occur. Re-measurements are not reclassified to profit and loss in subsequent periods.

Stock-based Compensation

Stock-based compensation consists of stock options and restricted stock units (“RSUs”). Stock options and RSUs are equity classified and are measured at the fair market value of the underlying stock at the grant date. The fair value of stock option awards with only service is estimated on the grant date using the Black-Scholes option-pricing model. The fair value of RSUs is measured on the grant date based on the closing fair market value of our common stock. Under ASC 718, an entity may recognize stock-based compensation expense for an award with only a service condition that has a graded vesting schedule on either (1) an accelerated basis as though each separately vesting portion of the award was, in substance, a separate award or (2) a straight-line basis over the total requisite service period for the entire award. An entity’s use of either a straight-line or an accelerated attribution method represents an accounting policy election and thus should be applied consistently to all similar awards. The Company has elected to recognize compensation cost on a straight-line basis over the total requisite service period for the stock options and restricted stock units. This election does not affect the Company’s previous year results since the Restricted Stock Awards granted in the prior period did not have a service requirement and therefore the stock compensation expense was recognized immediately. The Company has also a policy of accounting for forfeitures when they occur. Stock-based compensation expense is recorded in administrative and selling expenses in the consolidated statements of operations.

Earnings / (Loss) Per Share

Basic earnings / (Loss) per share is computed by dividing net earnings / (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings / (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted at the beginning of the periods presented, or issuance date, if later. The treasury stock method is used to compute the dilutive effect of warrants, stock options and restricted stock units.

Fair Value Measurements

The Company follows the accounting guidance in ASC 820 for its fair value measurements of financial assets and liabilities measured at fair value on a recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

The accounting guidance requires fair value measurements be classified and disclosed in one of the following three categories:

•	Level 1: Quoted prices in active markets for identical assets or liabilities.

•	Level 2: Observable inputs other than Level 1 prices, for similar assets or liabilities that are directly or indirectly observable in the marketplace.

•
Level 3: Unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

Warrants

The Company may issue or assume common stock warrants with debt, equity or as standalone financing instruments that are recorded as either liabilities or equity in accordance with the respective accounting guidance. Warrants recorded as equity are recorded at their relative fair value or fair value determined at the issuance date and remeasurement is not required. Warrants recorded as liabilities are recorded at their fair value, within warrant liability on the consolidated balance sheets, and remeasured on each reporting date with changes recorded in fair value change of warrant liability on the Company’s consolidated statements of operations.

Warrant Liability

As a result of the Business Combination, the Company assumed a warrant liability (the “Warrant Liability”) related to previously issued 3,940,278 warrants, each exercisable to purchase one share of common stock at an exercise price of $11.50 per share, originally sold to AMCI Sponsor LLC (the “Sponsor”) in a private placement consummated in connection with AMCI’s initial public offering (the “Private Placement Warrants”) and the 400,000 warrants, each exercisable to purchase one share of common stock at an exercise price of $11.50 per share, converted from the Sponsor’s non-interest bearing loan to the Company of $400,000 in connection with the closing of the Business Combination (the “Working Capital Warrants”) (Note 13). The Private Placement Warrants and the Working Capital Warrants have substantially the same terms as the 22,029,279 warrants, each exercisable to purchase one share of common stock at an exercise price of $11.50 per share, issued by AMCI in its initial public offering (the “Public Warrants”).

The following table summarizes the fair value of the Company’s liabilities measured at fair value on a recurring basis as of December 31, 2021. As of December 31, 2020, the Company did not hold any liabilities measured at fair value on a recurring basis.

	Fair Value	Unobservable Inputs (Level 3)
Liabilities
Warrant liability	$10,373,264	$10,373,264
	$10,373,264	$10,373,264

As of December 31, 2021, and 2020 the Company did not hold any assets measured at fair value on a recurring basis.

The carrying amounts of the Company’s remaining financial instruments reflected on the consolidated balance sheets and which consist of cash and cash equivalents, accounts receivables, net, other current assets, trade and other payables, and other current liabilities, approximate their respective fair values due to their short-term nature.

Changes in the fair value of Level 3 liabilities for the year ended December 31, 2021 were as follows:

Warrant Liability
Estimated fair value on February 4, 2021	$33,116,321
Change in estimated fair value	$(22,743,057)
Estimated fair value on December 31, 2021	$10,373,264

The Warrant Liability is remeasured to its fair value at each reporting period and upon settlement. The change in fair value is recognized in “Fair value change of warrant liability” on the consolidated statements of operations.

The estimated fair value of the Private Placement Warrants and the Working Capital Warrants (each as defined below) is determined using Level 3 inputs by using the Black-Scholes model. The application of the Black-Scholes model requires the use of a number of inputs and significant assumptions including volatility. Significant judgment is required in determining the expected volatility of our common stock. Due to the limited history of trading of our common stock, we determined expected volatility based on a peer group of publicly traded companies.

The following table provides quantitative information regarding Level 3 fair value measurement inputs as of their measurement date December 31, 2021:

Stock price	$7.01
Exercise price (strike price)	$11.50
Risk-free interest rate	1.12%
Volatility	60.70%
Remaining term (in years)	4.09

The Company performs routine procedures such as comparing prices obtained from independent source to ensure that appropriate fair values are recorded.

Concentration of Risk

i)	Credit risk

Financial instruments that potentially subject us to a concentration of credit risk consist of cash, cash equivalents and accounts receivable. Our cash balances are primarily invested in money market funds or on deposits at high credit quality financial institutions.

As of December 31, 2021, the Company had four (4) major customers that each represented more than 10% of our accounts receivable balance. As of December 31, 2020, the Company had one (1) major customer that represented more than 10% of our accounts receivable balance.

During the year ended December 31, 2021, the Company had three (3) major customers that each represented more than 10% of its revenues, on an individual basis, and together represented approximately $3,127,929 or 44% of its total revenues.

During the year ended December 31, 2020, the Company had three (3) major customers that each represented more than 10% of its revenues, on an individual basis, and together represented approximately $731,874 or 83% of its total revenues.

ii)	Supply risk

The Company obtains a limited number of components and supplies included in its products from a small group of suppliers. During the years ended December 31, 2021 and 2020, the Company did not have suppliers who accounted for more than 10% of its total purchases.

Recent Accounting pronouncements

Recently issued accounting pronouncements not yet adopted

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. In July 2018, ASU 2018-10, Codification Improvements to Topic 842, Leases, was issued to provide more detailed guidance and additional clarification for implementing ASU 2016-02. Furthermore, in July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which provides an optional transition method in addition to the existing modified retrospective transition method by allowing a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. Additionally, ASU 2019-01, Codification Improvements to Topic 842, Leases and ASU 2020-02, Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842), provided additional clarifications for implementing ASU 2016.02.  The new lease standard was originally effective for private entities on January 1, 2021, with early adoption permitted. Following the issuance of ASU 2020-05, Effective Dates for Certain Entities (Topic 842), the effective date of Leases was deferred for private entities (the “all other” category) to fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application continues to be permitted which means that an entity may choose to implement Leases before those deferred effective dates.

The Company will adopt the new standard on December 31, 2022, using the modified retrospective method. The Company expects this standard will have a material effect on its consolidated balance sheets with the recognition of new right-of-use assets and lease liabilities for all operating leases longer than one year in duration. Upon adoption, the Company estimates both assets and liabilities on the consolidated balance sheet will increase by approximately $15.8 million. The Company does not expect the adoption to have a significant impact upon its consolidated statements of operations and cash flows. Changes in lease population or changes in incremental borrowing rates may alter this estimate. The Company will expand the consolidated financial statement disclosures upon adoption of this standard.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments, which, amends the requirement on the measurement and recognition of expected credit losses for financial assets held. Furthermore, amendments, ASU 2019-10 and ASU 2019-11 provided additional clarification for implementing ASU 2016-13. ASU 2016-13 is effective for the Company beginning January 1, 2023, with early adoption permitted. The Company is currently in the process of evaluating the effect of this guidance on the consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020 for public entities, with early adoption permitted. ASU 2019-12 is effective for the Company beginning January 1, 2022, taking the exemption allowed for the “emerging growth companies” with early adoption permitted. The Company is currently evaluating the effects of this guidance on the Company’s financial statements.

3.  Business Combination

(a)	AMCI Acquisition Corp.

As detailed in Note 1 on February 4, 2021, the Company and AMCI consummated the Business Combination pursuant to the terms of the merger agreement, with Advent Legacy surviving the merger as a wholly owned subsidiary of AMCI. Immediately prior to the closing of the Business Combination, all shares of outstanding preferred stock Series A and preferred stock Series Seed of Legacy Advent were automatically converted into shares of the Legacy Advent’s common stock. Upon the consummation of the Business Combination, each share of Legacy Advent common stock issued and outstanding was canceled and converted into the right to receive the amount of shares as determined based on the merger consideration of $250 million minus the estimated consolidated indebtedness of Legacy Advent and its subsidiaries as of the consummation of the Business Combination, net of their estimated consolidated cash and cash equivalents (“Closing Net Indebtedness”) divided by $10.00. The Closing Net Indebtedness was based solely on estimates determined shortly prior to the closing and was not subject to any post-closing true-up or adjustment.

Upon the closing of the Business Combination, AMCI’s certificate of incorporation was amended and restated to, among other things, authorize the issuance of 111,000,000 shares, of which 110,000,000 shares are shares of common stock, par value $0.0001 per share and 1,000,000 shares are shares of undesignated preferred stock, par value $0.0001 per share.

In connection with the execution of the Business Combination Agreement, AMCI entered into separate subscription agreements (each, a “Subscription Agreement”) with a number of investors (each a “Subscriber”), pursuant to which the Subscribers agreed to purchase, and AMCI agreed to sell to the Subscribers, an aggregate of 6,500,000 shares of common stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $65.0 million, in a private placement pursuant to the subscription agreements (the “PIPE”). The PIPE investment closed simultaneously with the consummation of the Business Combination.

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, AMCI was treated as the “acquired” company for financial reporting purposes. See Note 1 “Basis of Presentation” in the accompanying consolidated financial statements for further details. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Advent issuing stock for the net assets of AMCI, accompanied by a recapitalization. The net assets of AMCI are stated at historical cost, with no goodwill or other intangible assets recorded.

The following table reconciles the elements of the Business Combination to the consolidated statement of cash flows and the consolidated statement of changes in equity for the year ended December 31, 2021:

Recapitalization
Cash- AMCI’s trust and cash (net of redemptions)	$93,310,599
Cash – PIPE plus interest	65,000,118
Less transaction costs and advisory fees paid	(17,188,519)
Less non-cash warrant liability assumed	(33,116,321)
Net Business Combination and PIPE financing	$108,005,877

The number of shares of common stock issued immediately following the consummation of the Business Combination:

Recapitalization
Class A Common A stock of AMCI, outstanding prior to Business Combination	9,061,136
Less Redemption of AMCI shares	(1,606)
Class B Common Stock of AMCI, outstanding prior to Business Combination	5,513,019
Shares issued in PIPE	6,500,000
Business Combination and PIPE financing shares	21,072,549
Legacy Advent Shares	25,033,398
Total shares of Common Stock immediately after Business Combination	46,105,947

(b)	UltraCell, LLC

On February 18, 2021 (the “acquisition date”), pursuant to the terms and conditions of the UltraCell Purchase Agreement, the Company acquired 100% of the issued and outstanding membership units of UltraCell from Bren-Tronics, Inc. The results of UltraCell’s operations have been included in the consolidated financial statements since the acquisition date.

The Company has assessed provisions in ASC 805 and concluded that the UltraCell acquisition should be accounted as an acquisition of a business. The Company evaluated whether substantially all the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets and concluded that it is not. Since the “substantially all” threshold is not met, the Company further assessed whether the set acquired includes an input and a substantive process that together significantly contribute to the ability to create outputs. Following its assessment, the Company concluded that the minimum requirements to define UltraCell as a business are met.

UltraCell is an entity specialized in lightweight fuel cells for the portable power market with mature products and cutting-edge technology.

The acquisition consideration transferred totaled $6.0 million, of which $4.0 million was cash and $2 million was the fair value of the contingent consideration. The contingent consideration arrangement required the Company to pay $2 million of additional cash to UltraCell’s former holders of membership interests, if UltraCell entered into certain customer arrangements for sales of products prior to June 30, 2021. On April 16, 2021, Advent paid the additional consideration based on UltraCell achieving completion of the terms of the contingent consideration.

Assets and liabilities at acquisition

The assets acquired and liabilities assumed at the date of acquisition were as follows:

Current assets
Cash and cash equivalents	$77,129
Other current assets	658,332
Total current assets	$735,461
Non-current assets	9,187
Total assets	$744,648

Current liabilities	110,179
Non-current liabilities	-
Total liabilities	$110,179

Net assets acquired	$634,469

Goodwill arising on acquisition

Cost of investment	$6,000,000
Net assets value	634,469
Consideration to be allocated	$5,365,531
Fair value adjustment - New intangibles
Trade name “UltraCell”	405,931
Patented technology	4,328,228
Total intangibles acquired	$4,734,159
Remaining Goodwill	$631,372

The fair value of the assets acquired, and liabilities assumed was based on a Purchase Price Allocation of UltraCell LLC conducted by an independent third party. The intangible assets recognized are the Trade Name “UltraCell” and the Patented Technology. The fair value measurement of the intangible assets has been performed by applying a combination of market, cost and income approach methods. The Trade Name was valued with the Relief-from-royalty method, which combines market & income approaches. The royalty rate used for the valuation of the Trade Name was 1.3%, which was determined from the market using databases from completed transactions at a global level while the discount rate used was 12.6%. The Patented Technology was valued with the multi period excess earnings method, which is an income approach. The discount rate used for the valuation of the Patented Technology was 11.6%. The Trade Name has an indefinite useful life while the Patented Technology has a useful life of 10 years.

Included in goodwill is the value of assembled workforce, which under FASB ASC topic 805, does not meet either the contractual-legal or the separability criterion in order to be separately valued as an intangible asset. As part of the acquisition, the Company acquired fully trained personnel thereby avoiding the expenditure that would have been required to hire and train equivalent personnel. Therefore, the assemblage cost avoided method was considered the most appropriate method for the valuation of the assembled workforce. The assembled workforce was valued at $0.19 million and has been included in goodwill.

Goodwill is not expected to be deductible for tax purposes.

(c)	Acquisition of SerEnergy and FES

Effective on August 31, 2021, pursuant to the previously announced Share Purchase Agreement (the “Purchase Agreement”), dated as of June 25, 2021, by and between Advent Technologies Holdings Inc. (the “Buyer”) and F.E.R. fischer Edelstahlrohre GmbH, a limited liability company incorporated under the Laws of Germany (the “Seller”), the Company acquired (the “Acquisition”) all of the issued and outstanding equity interests in SerEnergy A/S, a Danish stock corporation and a wholly-owned subsidiary of the Seller (“SerEnergy”) and fischer eco solutions GmbH, a German limited liability company and a wholly-owned subsidiary of the Seller (“FES”) together with certain outstanding shareholder loan receivables. The shareholder loans became intercompany at closing and were eliminated in consolidation.

The Company has assessed provisions in ASC 805 and concluded that the SerEnergy and FES acquisition should be accounted as an acquisition of a business. The Company evaluated whether substantially all the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets and concluded that it is not. Since the “substantially all” threshold is not met, the Company further assessed whether the set acquired includes an input and a substantive process that together significantly contribute to the ability to create outputs. Following its assessment, the Company concluded that the minimum requirements to define SerEnergy and FES as a business are met.

The results of the SerEnergy’s and FES’s operations have been included in the consolidated financial statements since the acquisition date.

The revenues associated to SerEnergy and FES for the four-month period ended December 31, 2021 (acquisition date to December 31, 2021) were $2,310,796.  The net loss associated to SerEnergy and FES for the four-month period ended December 31, 2021 (acquisition date to December 31, 2021) was $3,612,629.

If the acquisition had been consummated as of January 1, 2020, the Company’s pro-forma revenues and net loss for the years ended December 31, 2021 and 2020 would have been as follows:

	Year Ended December 31,
(Amounts in millions)	2021	2020
Revenue	$16.0	$3.0
Net Loss	(29.3)	(16.2)

The unaudited pro forma results are for comparative purposes only and do not purport to be indicative of the results that would have actually been obtained if the acquisition had occurred at the beginning of the period presented. In addition, these results are not intended to be a projection of future results and do not reflect any synergies that might be achieved from the combined operations.

Pursuant to the Purchase Agreement, the Company acquired SerEnergy and FES, the fuel cell systems business of fischer Group. SerEnergy is a leading manufacturer of high-temperature polymer electrolyte membrane HT-PEM fuel cells and operates facilities in Aalborg, Denmark and in Manila, Philippines. FES operates in Achern, Germany and provides fuel-cell stack assembly and testing as well as the production of critical fuel cell components, including membrane electrode assemblies, bipolar plates and reformers.

As consideration for the transactions contemplated by the Purchase Agreement, the Company paid to the Seller $17,869,309 (€15,000,000) in cash and on August 31, 2021, the Company issued to the Seller 5,124,846 shares of Common Stock of the Company (the “Share Consideration”). The Share Consideration was capped to shares representing 9.999% of the Company’s Common Stock outstanding as of the completion (taking into account the common stock issued as Share Consideration, the “Cap”). An additional amount of $4,366,802, representing cash on the balance sheet of the acquired businesses at closing, will be paid to F.E.R. fischer Edelstahlrohre GmbH to complete the acquisition of SerEnergy and FES and is included in “Other current liabilities” (Note 12).

Transaction costs amounted to $889,716 and have been expensed in the statement of operations under the caption “Administrative and selling expenses” in the accompanying consolidated statement of operations.

Assets and liabilities at acquisition

The assets acquired and liabilities assumed at the date of acquisition were as follows:

Current assets
Cash and cash equivalents	$4,366,802
Other current assets	10,252,064
Total current assets	$14,618,866
Non-current assets	5,387,674
Total assets	$20,006,540

Current liabilities	5,800,077
Non-current liabilities	1,179,618
Total liabilities	$6,979,695

Net assets acquired	$13,026,845

Goodwill arising on acquisition

Cost of investment
Cash consideration	$22,236,111
Share consideration	37,923,860
Total cost of investment	60,159,971
Less: Net assets value	13,026,845
Original excess purchase price	$47,133,126
Fair value adjustments
Real Property	76,000
New intangibles:
Patents	16,893,000
Process know-how (IPR&D)	2,612,000
Order backlog	266,000
Total intangibles acquired	$19,771,000
Deferred tax liability arising from the recognition of intangibles and real property valuation	(5,452,000)
Deferred tax assets on tax losses carried forward	3,339,000
Remaining Goodwill	$29,399,126

The fair value of the assets acquired, and liabilities assumed was based on a Purchase Price Allocation of SerEnergy and FES conducted by an independent third party.

The acquired businesses specialize in the manufacturing of hydrogen fuel cell systems and align with Advent’s ability to provide clean power in the stationary, remote, portable and off-grid markets under the “Any Fuel. Anywhere.” value proposition. The Company’s ability to deliver hydrogen through liquid fuels allows it to have immediate market opportunity today, without having to wait for the global hydrogen infrastructure to develop. The acquisitions also accelerate the Company’s strategy to cover the full vertical supply chain with its products and puts the Company in a competitive position to deliver reliable, efficient and cost-effective fuel cell systems with a new product portfolio of the latest high temperature-PEM fuel cells covering a range of 25W to 90kW systems. The acquisitions also make Advent a leading manufacturer of high temperature fuel cells across Europe and Asia. Expanding the business in Europe and Asia is a strategic move and allows the Company to have well-placed production capabilities and market penetration.

Included in goodwill is the value of assembled workforce, which under FASB ASC topic 805, does not meet either the contractual-legal or the separability criterion in order to be separately valued as an intangible asset. As part of the acquisition, the Company acquired fully trained personnel thereby avoiding the expenditure that would have been required to hire and train equivalent personnel. The assembled workforce included in goodwill was valued at $2.4 million applying the cost approach.

Goodwill is not expected to be deductible for tax purposes.

Intangible assets
The intangible assets recognized on the acquisition of SerEnergy and FES are as follows:

Patents
Two groups of patents are assumed to be the most significant drivers of future cash flows. The patents relate to improvements in gaskets, bipolar plates and cooling plates for fuel cells. The fair value of patents was determined by applying the multi-period excess earnings method which is an income approach. The discount rate used for the valuation of patents was 7.2%. Patents are amortized over 10 years since management assumes, that these groups of patents will continue to drive cash flows for 10 years, after which new patents will be of more relevance.

Process know-how (IPR&D)
SerEnergy and FES are currently developing cost reduction initiatives (unpatented know-how) related to membrane electrode assembly, bipolar plates, gaskets, burner/reformer and electronics. This IPR&D is evaluated as a significant asset for the business as it will allow significant cost reduction leading to higher profits in the future. These cost reductions are expected to be introduced beginning in 2022. The multi-period excess earnings method was applied to calculate the fair value of this asset. The discount rate used for the valuation of IPR&D was 10.1%. IPR&D is amortized over its useful life of 6 years, being the average timespan of a generation of fuel cell modules.

Order backlogs
Order backlogs recognized are in respect of two main customers of SerEnergy. The assessment of this asset was based on the total amount of order backlog attributable to these customers. The fair value was determined applying the income approach. Resulting cash flows after tax were discounted to present value by a minimal discount rate as the backlog’s timespan is less than a year.

4.   Related party disclosures

The amounts included in the accompanying consolidated balance sheets and consolidated statements of operations are as follows:

Balances with related parties

	December 31, 2021	December 31, 2020
Due from other related parties
Charalampos Antoniou	-	67,781
Total	$-	$67,781

	December 31, 2021	December 31, 2020
Due to related parties
Vassilios Gregoriou	$-	$613,971
Emory Sayre De Castro	-	425,528
Christos Kaskavelis	-	75,160
Total	$-	$1,114,659

The outstanding balances as of December 31, 2020 due from and to the Company’s executives and officers relating to prepaid services and unpaid compensation were settled during the first quarter of 2021.

Transactions with related parties

Related parties’ transactions are in the normal course of operations and are measured at the amount of consideration established and agreed to by related parties.

The Company executives, Vassilios Gregoriou, Christos Kaskavelis, Emory Sayre De Castro, James Coffey and former Chief Financial Officer, William Hunter, each received a signing bonus and transaction bonus upon the consummation of the merger in an aggregate amount of $5.6 million, which is included in administrative and selling expenses in the statement of operations for the year ended December 31, 2021.

5. Accounts receivable, net

Accounts receivable consist of the following:

	December 31, 2021	December 31, 2020
Accounts receivable from third party customers	$3,549,190	$439,893
Less: Allowance for credit losses	(410,587)	(18,834)
Accounts receivable, net	$3,138,603	$421,059

For the years ended December 31, 2021 and 2020, changes in the allowance for credit losses were as follows:

	Year Ended December 31,
	2021	2020
Balance at beginning of year	$(18,834)	$(17,045)
Assumed at business combination	(405,253)	-
Additions during the year	(13,375)	(200)
Utilized provisions during the year	8,201	-
Exchange differences	18,674	(1,589)
Balance at end of year	$(410,587)	$(18,834)

6. Inventories

Inventories consist of the following:

	December 31, 2021	December 31, 2020
Raw materials and supplies	$5,360,680	$107,939
Work-in-process	756,896	-
Finished goods	888,054	-
Total	$7,005,630	$107,939
Provision for slow moving inventory	(47,854)	-
Total	$6,957,776	$107,939

The changes in the provision for slow moving inventory is as follows:

Year Ended December 31, 2021
Balance at beginning of year	$-
Assumed at business combination	(50,000)
Exchange differences	2,146
Balance at end of year	$(47,854)

7.  Prepaid expenses and other current assets

Prepaid expenses are analyzed as follows:

	December 31, 2021	December 31, 2020
Prepaid insurance expenses	$354,978	$383
Prepaid research expenses	494,813	-
Prepaid rent expenses	98,520	-
Other prepaid expenses	191,783	1,341
Total	$1,140,094	$1,724

Prepaid insurance expenses as of December 31, 2021 mainly include prepayments to insurers for directors’ and officers’ insurance services for liabilities that may arise in their capacity as directors and officers of a public entity.

Prepaid research expenses as of December 31, 2021 mainly relate to prepayments for expenses under the Cooperative Research and Development Agreement as discussed in Note 18.

Other current assets are analyzed as follows:

	December 31, 2021	December 31, 2020
VAT receivable	$980,518	$259,831
Withholding tax	108,350	-
Grant receivable	509,399	95,064
Purchases under receipt	274,330	24,488
Guarantees	24,234	-
Other receivables	2,835,833	115,638
	$4,732,664	$495,021

On March 8, 2021, the Company entered into a lease agreement for 21,401 square feet for use as a product development and manufacturing center at Hood Park in Charlestown, MA. Under the terms of the lease, the Company will be reimbursed by the lessor for up to $7.7 million of expenses related to the design and construction of the Company’s workspace. As of December 31, 2021, other receivables include an amount of $2.6 million relating to the expenses reimbursable by the lessor.

8.  Goodwill and Intangible Assets

Goodwill

As of December 31, 2021, the Company had goodwill of $30.0 million related to the acquisitions of UltraCell, SerEnergy, and FES, which is analyzed as follows:

December 31, 2021
Goodwill on acquisition of UltraCell (Note 3b)	$631,372
Goodwill on acquisition of SerEnergy and FES (Note 3c)	29,399,126
Total goodwill	$30,030,498

The Company performed a qualitative analysis for fiscal year 2021 and determined that there was no impairment of goodwill.

Intangible Assets

Information regarding our intangible assets including assets recognized from our acquisitions is as follows:

Amounts in $	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Indefinite-lived intangible assets:
Trade name “UltraCell”	$405,931	$-	$405,931
Total indefinite-lived intangible assets	$405,931	$-	$405,931
Finite-lived intangible assets:
Patents	21,221,228	(945,175)	20,276,053
Process know-how (IPR&D)	2,612,000	(146,701)	2,465,299
Order backlog	266,000	(89,638)	176,362
Software	121,505	(101,564)	19,941
Total finite-lived intangible assets	$24,220,733	$(1,283,078)	$22,937,655
Total intangible assets	$24,626,664	$(1,283,078)	$23,343,586

The Company recorded indefinite-lived intangible assets of $0.4 million related to the trade name UltraCell. The Company performed a qualitative analysis for fiscal year 2021 and determined that there was no impairment to the indefinite-lived intangible assets.

The Company also recorded $22.9 million (net carrying amount) of amortizing intangible assets, most of which were in connection with the Company’s acquisitions of UltraCell, SerEnergy, and FES.  The amortizing intangible assets consist of patents, process know-how (IPR&D), order backlogs, and software which are amortized over 10 years, 6 years, 1 year, and 5 years respectively. The amortization expense for the intangible assets for the year ended December 31, 2021 was $1.2 million.

Amortization expense is recorded on a straight-line basis.  Assuming constant foreign currency exchange rates and no change in the gross carrying amount of the intangible assets, future amortization expense related to the Company’s intangible assets subject to amortization as of December 31, 2021 is expected to be as follows:

Fiscal Year Ended December 31,
2022	$2,737,806
2023	2,561,444
2024	2,561,444
2025	2,561,444
2026	2,561,444
Thereafter	9,954,073
Total	$22,937,655

9.  Property, plant and equipment, net

Our property, plant and equipment, net, consisted of the following:

	December 31, 2021	December 31, 2020
Land, Buildings & Leasehold Improvements	$1,888,438	15,883
Machinery	8,756,437	561,928
Equipment	4,090,534	113,222
Assets under construction	430,455	-
	$15,165,864	$691,033
Less: accumulated depreciation	(6,580,876)	(492,296)
Total	$8,584,988	$198,737

Upon acquisition of UltraCell LLC, the Company acquired property and equipment with a net book value of $0.01 million. Upon acquisition of SerEnergy and FES, the Company acquired property and equipment with a net book value of $5.36 million. During the year ended December 31, 2021, additions to property, plant and equipment of $3.9 million include leasehold improvements, machinery, office and other equipment and assets under construction.

Assets under construction mainly relate to the design and construction of Company’s leased premises at Hood Park in Charlestown, as discussed in Note 7. Completed assets are transferred to their respective asset classes, and depreciation begins when an asset is ready for its intended use. During the year ended December 31, 2021 an amount of $0.3 million was transferred from assets under construction to machinery and equipment.

Depreciation expense during the years ended December 31, 2021 and 2020 was $0.56 million and $0.02 million respectively.

There are no collaterals or other commitments on the Company’s property, plant and equipment.

10.  Other non-current assets

Other non-current assets as of December 31, 2021 are mostly comprised of advances to suppliers for the acquisition of fixed assets of $2,198,995 and guarantees paid as a security for the rental of premises of $214,259.

11. Trade and other payables:

Trade and other payables include balances of suppliers and consulting service providers.  Other payables includes $1.2 million for executive severance at December 31, 2021.

12. Other current liabilities

As of December 31, 2021, and 2020, other current liabilities consist of the following:

	December 31, 2021	December 31, 2020
Accrued expenses (1)	$5,903,225	$814,965
Other short-term payables (2)	4,589,986	64,386
Taxes and duties payable	1,235,830	5,662
Provision for unused vacation (3)	423,788	5,269
Accrued provision for warranties, current portion	208,257	-
Social security funds	84,048	14,097
Overtime provision	68,636	-
	$12,513,770	$904,379

(1) Accrued expenses are analyzed as follows:

	December 31, 2021	December 31, 2020
Accrued bonus	$3,602,993	$-
Accrued construction fees	1,284,857	-
Accrued expenses for legal and consulting fees	334,300	814,965
Accrued payroll fees	129,240	-
Other accrued expenses	551,835	-
	$5,903,225	$814,965

Accrued construction fees as of December 31, 2021 relate to accrued fees for the design and construction of the Company’s leased workspace at Hood Park in Charlestown, as discussed in Note 7.

(2) Other short-term payables as of December 31, 2021 include an amount of $4,366,802, which is payable to F.E.R. fischer Edelstahlrohre GmbH to complete the acquisition of SerEnergy and FES, as discussed in Note 3(c).
(3) The movement of the provision for unused vacation is analyzed as follows:

	Year Ended December 31,
	2021	2020
Balance at beginning of year	$5,269	$11,158
Assumed at business combination	790,538	-
Additions during the year	120,064	-
Income from unused provisions during the year	-	(6,442)
Utilized provisions during the year	(462,808)	-
Exchange differences	(29,275)	553
Balance at end of year	$423,788	$5,269
13. Private Placement Warrants and Working Capital Warrants

In connection with the Business Combination, the Company assumed 3,940,278 Private Placement Warrants issued upon AMCI’s initial public offering. In addition, upon the closing of the Business Combination, the working capital loan provided by AMCI’s Sponsor to AMCI was converted into 400,000 Working Capital Warrants, which were also assumed. The terms of the Working Capital Warrants are the same as those of the Private Placement Warrants.

As of December 31, 2021, the Company had 4,340,278 Private Placement Warrants and Working Capital Warrants outstanding. Each Private Placement Warrant and Working Capital Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment, at any time commencing 30 days after the completion of the Business Combination. The Public Warrants expire five years after the closing of the Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants and Working Capital Warrants are identical to the Public Warrants, except that the Private Placement Warrants and Working Capital Warrants and the common stock issuable upon the exercise of those warrants were not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants and Working Capital Warrants are exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If those warrants are held by someone other than the initial purchasers or their permitted transferees, they will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. As of December 31, 2021, the Private Placement Warrants and Working Capital Warrants are held by its initial purchasers.

According to the provisions of the Private Placement Warrants and Working Capital Warrants warrant agreements, the exercise price and number of shares of common stock issuable upon exercise of those warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. Private Placement Warrants and Working Capital Warrants are classified as liabilities in accordance with the Company’s evaluation of the provisions of ASC 815- 40-15, which provides that a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant with a fixed exercise price and fixed number of underlying shares.

14. Employee benefits

Employee Tax-Deferred Savings Plans

The Company offers a 401(k) savings plan (the “401(k) Plan”) to all full-time employees that provides for tax-deferred salary deductions for eligible employees (beginning the first month following an employee’s hire date). Employees may choose to make voluntary contributions of their annual compensation to the 401(k) Plan, limited to an annual maximum amount as set periodically by the IRS. Employee contributions are fully vested when made. Under the 401(k) Plan, there is no option available to the employee to receive or purchase our common stock. Matching contributions of 5% under the 401(k) Plan aggregated $85,946 for the year ended December 31, 2021.

Employee Defined Benefit Plans

Under Greek labor law, employees are entitled to staff leaving indemnity in the event of dismissal or retirement with the amount of payment varying in relation to the employee’s compensation, length of service and manner of termination (dismissed or retired). Employees who resign or are dismissed with cause are not entitled to staff leaving indemnity. The provision for retirement obligations is classified as defined benefit plan under ASC 715-30 and is based on an actuarial valuation.

As of December 31, 2021, and 2020 the defined benefit obligation presented in the consolidated balance sheets was $90,066 and $33,676, respectively.

The changes in the defined benefit obligation for the years ended December 31, 2021 and 2020 were as follows:

	Year Ended December 31,
	2021	2020
Liability at beginning of year	$33,676	$28,853
Interest cost	195	337
Service cost	5,159	1,671
Actuarial losses / (gains)	56,241	-
Exchange differences	(5,205)	2,815
Liability at end of year	$90,066	$33,676

For the years ended December 31, 2021, and 2020, the amounts included in the consolidated statements of operations and in the consolidated statements of comprehensive income (loss) were as follows:

	Years Ended December 31,
	2021	2020
Amounts included on the consolidated statements of operations:
Interest cost	$195	$337
Service cost	5,159	1,671
	$5,354	$2,008

	Years Ended December 31,
	2021	2020
Amounts included on the consolidated statements of comprehensive income (loss):
Actuarial losses / (gains)	$56,241	$-
	$56,241	$-

Methodology

ASC 715 requires that retirement benefit arrangements should be classified as defined benefit or defined contribution plans. Defined contribution plans are accounted for on a cash basis, i.e., the Net Periodic Benefit Cost in any period is equal to the employer cash contributions. The accounting treatment of defined benefit plans is more complicated and requires actuarial valuations because the standard requires the costs of defined benefit plans to be attributed to periods of employee service.

The Retirement Indemnities Plan (under Greek Law 4093) has been classified by the Company as unfunded defined benefit plans for ASC 715 accounting purposes.

The actuarial methodology uses an approach which considers the benefits in respect of service completed before the valuation date (past service) separately from benefits in respect of service expected to be completed after the valuation date (future service). This approach enables us to determine the defined benefit obligation and the cost of the benefits accruing in the year following the valuation date.

The calculation is based on the Projected Unit Credit method.

Actuarial Assumptions

The actuarial assumptions are the best estimates at the valuation date and are taken into account at the calculation of the Defined Benefit Obligation.

The principal actuarial assumptions used are:

	Valuation Date
Financial Assumptions	December 31, 2021	December 31, 2020
Discount rate	0.75%	0.60%
Future salary increases	1.80%	1.50%
Inflation	1.80%	1.50%

Valuation Date
Demographic Assumptions	December 31, 2021	December 31, 2020
Mortality (1)	EVK 2000 (male and female)
Disability (1)	50% EVK 2000
Retirement age limits (2)	As defined by the Greek main insurance institution for each employee.
Turnover (3)	0.00%

(1) Mortality Table: The mortality rate of employees is defined according to EVK 2000 (male and female), which is widely accepted as unbiased.
(2) Turnover Rates: For the purposes of the actuarial study, the turnover rate was estimated based on the Company’s historical data, estimated future development and long-term economic trends.
(3) Retirement ages are those provided by primary Greek insurance carrier and depend mainly on sex, class of worker, having incorporated the latest additions to the age limits of Greek Laws 4093/2012 and 4336/2015.

Sensitivity Analysis

The sensitivity analysis of defined benefit obligation against changes in principal assumptions is as follows:

	Effect on liability in financial year 2020
	Change in assumption by	Increase in assumption	Decrease in assumption
Discount rate	0.50%	-9%	+10%
Annual salary increase	0.50%	+6%	-7%

15. Other long-term liabilities

As of December 31, 2021, and 2020, other-long term liabilities consist of the following:

	December 31, 2021	December 31, 2020
Accrued provision for warranties (1)	840,024	-
Greek state loan (2)	137,805	42,793
Jubilee provision	17,805	-
	$995,634	$42,793

(1) As of December 31, 2021, the amount of $840,024 relates to the non-current portion of a total accrued warranty reserve of $1,048,281, recognized on fuel cells sold, as discussed in Note 2. For the year ended December 31, 2021, accrued warranty activity consisted of the following:

Year Ended December 31, 2021
Balance at beginning of year	$-
Assumed at business combination	1,081,360
Accruals for warranties issued during the fiscal year	42,060
Settlements made during the fiscal year	(28,439)
Exchange differences	(46,700)
Balance at end of year	$1,048,281

Of which:
Current portion (Note 12)	$208,257
Non-current portion	840,024
Total accrued warranty reserve	$1,048,281

(2) Under a decision published by the Greek government a state aid was provided to various entities affected by COVID-19. In this context, the Company applied for and received an aggregate amount of $152,757 during 2021 and 2020, which is repayable from June 2022 through September 2025 and bears an interest rate ranging from 0.74% to 0.94%. As of December 31, 2021, the current portion of this loan amounts to $14,952 and is included in other short- term payables (Note 12) within “Other current liabilities” on the consolidated balance sheets.

16. Stockholders’ Equity / (Deficit)

Shares Authorized

As of December 31, 2021, the Company had authorized a total of 111,000,000 shares for issuance with 110,000,000 shares designated as common stock, par value $0.0001 per share and 1,000,000 shares designated as preferred stock, par value $0.0001 per share.

Common Stock

On April 9, 2021, 22,798 shares of Common Stock were issued in connection with the exercise of public warrants discussed below.

On August 31, 2021, 5,124,846 shares of Common Stock were issued in connection with the share consideration for the acquisition of SerEnergy and FES discussed in Note 3(c).

As of December 31, 2021, there were 51,253,591 shares of issued and outstanding Common Stock with a par value of $0.0001 per share.

Public Warrants

In connection with the Business Combination, the Company has assumed Public Warrants issued upon AMCI’s initial public offering.

As of December 31, 2020, the Company had 22,052,077 Public Warrants outstanding. Each Public Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment, at any time commencing 30 days after the completion of the Business Combination. The Public Warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation. During the second quarter of 2021, certain warrant holders exercised their option to purchase an additional 22,798 shares at $11.50 per share. These exercises generated $262,177 additional proceeds to the Company and increased our shares outstanding by 22,798 shares. Following these exercises, as of December 31, 2021, the Company’s Public Warrants amounted to 22,029,279.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

–	in whole and not in part;
–	at a price of $0.01 per warrant;
–	upon not less than 30 days’ prior written notice of redemption;
–
if, and only if, the reported last sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders; and

–	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. In addition, the warrant agreement provides that in case of a tender offer or exchange that involves 50% or more of the Company’s stockholders, the Public Warrants may be settled in cash, equity securities or other assets depending on the kind and amount received per share by the holders of the common stock in such consolidation or merger that affirmatively make such election.

Public Warrants are classified in equity in accordance with the Company’s evaluation of the provisions of ASC 480 and ASC 815. The Company analyzed the terms of the Public Warrants and concluded that there are no terms that provide that the warrant is not indexed to the issuer’s common stock. The Company also analyzed the tender offer provision discussed above and considering that upon the Closing of the Business Combination the Company has a single class of common shares, concluded that the exception discussed in ASC 815-40-25 applies, and thus equity classification is not precluded.

Stock-Based Compensation Plans

2021 Equity Incentive Plan

The Company’s Board of Directors and shareholders previously approved the 2021 Equity Incentive Plan (the “Plan”) to reward certain employees and directors of the Company. The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock and Stock-based Awards. The maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is 6,915,892 shares (the “Initial Share Pool”).

Stock Options

Pursuant to and subject to the terms of the 2021 Equity Incentive Plan the Company entered into separate Stock Option Agreements with each participant according to which each participant is granted an option (the “Stock Option”) to purchase up to a specific number of shares of Stock set forth in each agreement with an exercise price equal to the market price of Company’s stock at the date of grant. Stock options have been granted as follows:

	Number of Shares	Strike Price	Grant Date Fair Value
Granted on June 11, 2021	1,959,500	$10.36	$5.04
Granted on August 24, 2021	230,529	$7.62	$4.32
Granted on August 31, 2021	457,133	$7.40	$4.45
Total stock options granted in 2021	2,647,162

The following table presents the assumptions used to estimate the fair value of the stock options as of the Grant Date:

	Assumptions
	Stock options granted on June 11, 2021	Stock options granted on August 24, 2021	Stock options granted on August 31, 2021
Expected volatility	50.0%	60.7%	65.7%
Risk-free rate	1.0%	1.0%	1.0%
Time to maturity	6.075 years	6.25 years	6.25 years

The Stock Options are granted to each Participant in connection with their employment with the Company. The Stock Options vest on a graded basis over four years. The Company has a policy of recognizing compensation cost on a straight-line basis over the total requisite service period for the stock options. The Company has recognized compensation cost of $2,355,583 in respect of Stock Options granted, which is included in administrative and selling expenses in the consolidated statement of operations for the year ended December 31, 2021. The Company has also a policy of accounting for forfeitures when they occur.

The following table summarizes the activities for our unvested stock options for the year ended December 31, 2021:

	Number of options	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Vesting Period	Aggregate Intrinsic Value (1)
Unvested as of December 31, 2020	-
Granted	2,647,162	$9.61	$4.88
Forfeited	(22,268)	$7.40	$4.45
Unvested as of December 31, 2021	2,624,894	$9.63	$4.88	2.66 years	$-

(1) The aggregate intrinsic value is calculated as the difference between the closing market price of $7.01 per share of the Company’s common stock on December 31, 2021 and the exercise price, times the number of stock options where the closing stock price is greater than the exercise price that would have been received by the option holders had all option holders exercised their options on that date.

As of December 31, 2021, there was $10.5 million of unrecognized compensation cost related to unvested stock options. This amount is expected to be recognized over the remaining vesting period of stock options.

Restricted Stock Units

Pursuant to and subject to the terms of the 2021 Equity Incentive Plan the Company entered into separate Restricted Stock Units (“RSUs”) with each participant. On the grant date of RSUs, the Company grants to each participant a specific number of RSUs as set forth in each agreement, giving each participant the conditional right to receive without payment one share of Stock. The RSUs are granted to each participant in connection with their ongoing employment with the Company. The Company has in place Restricted Stock Unit Agreements that vest within 1 year and Restricted Stock Unit Agreements that vest on a graded basis over four years. The Company has a policy of recognizing compensation cost on a straight-line basis over the total requisite service period. The Company has recognized compensation cost of $5,318,326 in respect of RSUs, which is included in administrative and selling expenses in the consolidated statement of operations for the year ended December 31, 2021. The Company has also a policy of accounting for forfeitures when they occur.

Restricted Stock Units have been granted as follows:

	Number of Shares	Grant Date Fair Value
Granted on June 11, 2021	2,036,716	$10.36
Granted on August 24, 2021	230,529	$7.62
Granted on August 31, 2021	457,122	$7.40
Total restricted stock units granted in 2021	2,724,367

The following table summarizes the activities for our unvested RSUs for the year ended December 31, 2021:

	Number of Shares	Weighted Average Grant Date Fair Value	Weighted Average Remaining Vesting Period	Aggregate Intrinsic Value (1)
Unvested as of December 31, 2020	-
Granted	2,724,367	$9.71
Forfeited	(22,268)	$7.40
Unvested as of December 31, 2021	2,702,099	$9.65	2.62 years	$18,941,714

(1) The aggregate intrinsic value is calculated based on the fair value of $7.01 per share of the Company’s common stock on December 31, 2021 due to the fact that the restricted stock units carry a $0 purchase price.

As of December 31, 2021, there was $20.8 million of unrecognized compensation cost related to unvested RSUs. This amount is expected to be recognized over the remaining vesting period of Restricted Stock Unit Agreements.

2018-2020 and 2020-2023 Stock Grant Plans

On March 26, 2020, the Company’s Board of Directors and shareholders approved the 2018-2020 Stock Grant Plan (the “2018-2020 Plan”) to reward certain employees and directors of the Company. The maximum aggregate number of shares that was able to be issued under the Plan was 1,280,199 common shares. The Company entered into separate Restricted Stock Award Agreements with each participant according to which awards for 1,280,199 shares of common stock were granted with a purchase price of $0.01 per share. Under the Plan, if the employee ceased to be employed with the Company for any reason prior to December 31, 2020, the Company had a limited repurchase period to repurchase the granted shares at a price of $0.01 per share. If the Company did not exercise such repurchase option and unless the Company declined in writing to exercise its repurchase option prior to such time, the repurchase option was automatically deemed exercised at the end of the repurchase window. This limited repurchase right lapsed upon the occurrence of a liquidation event. The repurchase feature was deemed equivalent to a forfeiture (vesting) provision. The shares vested over a period ending December 31, 2020. The stock-based compensation was recognized to administrative and selling expenses over the vesting period and based on the fair value of the shares on the grant date.

As of September 9, 2020, the Company’s Board of Directors and shareholders approved the 2020-2023 Stock Grant Plan (the “2020-2023 Plan”) to reward certain employees and directors of the Company. The maximum aggregate number of shares that was able to be issued under this plan was 893,503 common shares. The Company entered into separate Restricted Stock Award Agreements with each participant according to which awards for 893,503 shares of common stock were granted with a purchase price of $0.01 per share. If the Company did not exercise such repurchase option and unless the Company declined in writing to exercise its repurchase option prior to such time, the repurchase option was automatically deemed exercised at the end of the repurchase window. This limited repurchase right lapsed upon the occurrence of a liquidation event. The repurchase feature was deemed equivalent to a forfeiture (vesting) provision. The shares vested over a period ending December 31, 2020. The stock-based compensation was recognized to administrative and selling expenses over the vesting period and based on the fair value of the shares on the grant date.

The Company recognized compensation cost of $869,481 in respect of the Restricted Stock Awards granted, which is included in administrative and selling expenses in the consolidated statement of operations for the year ended December 31, 2020.

The following table summarizes the activities for our unvested restricted stock awards for the year ended December 31, 2020:

	Unvested Restricted Stock Awards
	Number of Shares	Grant Date Fair Value
Unvested as of December 31, 2019	-	-
Granted	2,173,702	$0.40
Vested	(2,173,702)	$0.40
Unvested as of December 31, 2020	-

Accumulated Other Comprehensive Loss

Other comprehensive income (loss) is defined as other changes in stockholders’ equity that do not represent transactions with stockholders or in the Company’s stock. Changes in accumulated other comprehensive loss were as follows:

	Accumulated Foreign Currency Translation Adjustments	Accumulated Actuarial Gains / (Losses)	Total Accumulated Other Comprehensive Income (Loss)
Balance as of December 31, 2019	$118,859	$-	$118,859
Other comprehensive income (loss)	(7,079)	-	(7,079)
Balance as of December 31, 2020	$111,780	$-	$111,780
Other comprehensive (loss)	(1,328,052)	(56,241)	(1,384,293)
Balance as of December 31, 2021	$(1,216,272)	$(56,241)	$(1,272,513)

17. Revenue

Revenue is analyzed as follows:

	Years Ended December 31,
	2021	2020
Sales of goods	$6,695,240	$882,652
Sales of services	373,602	-
Total revenue from contracts with customers	$7,068,842	$882,652

The timing of revenue recognition is analyzed as follows:

	Years Ended December 31,
Timing of revenue recognition	2021	2020
Revenue recognized at a point in time	$6,409,259	$795,033
Revenue recognized over time	659,583	87,619
Total revenue from contracts with customers	$7,068,842	$882,652

As of December 31, 2021, and 2020 contract assets were $1,617,231 and $85,930, respectively and contract liabilities were $1,118,130 and $167,761, respectively.

18. Collaborative Arrangements

Cooperative Research and Development Agreement

In August 2020, the Company entered into a Cooperative Research and Development Agreement (“CRADA”) with Triad National Security, LLC (“TRIAD”), Alliance for Sustainable Energy LLC (“ASE”), and Brookhaven Science Associates (“BSA”).  The purpose of this project is to build a fuel cell prototype that moves this technology closer to commercial readiness which was sanctioned by the Los Alamos National Laboratory and the National Renewable Energy Laboratory.  The Government’s estimated total contribution, which is provided through TRIAD’s, ASE’s, and BSA’s respective contracts with the Department of Energy is $1,200,000, subject to available funding.  As a part of the CRADA, the Company is required to contribute $1,200,000 in cash and $600,000 of in-kind contributions, such as personnel salaries.  The cash payments are capitalized and amortized on a straight-line basis over the life of the contract.  In-kind contributions are expensed as incurred.  To date, the Company has not recognized any revenue from the CRADA.

Expenses from Collaborative Arrangements

For the year ended December 31, 2021 an amount of $708,647 has been recognized in research and development expenses line on the consolidated statements of operations.

19. Income Taxes

The components of loss before income taxes for the years ended December 31, 2021 and 2020 were as follows:

	Year Ended December 31,
	2021	2020
Domestic	$(12,852,902)	$(2,808,067)
Foreign	(8,592,950)	(312,975)
	$(21,445,852)	(3,121,042)

The components of income tax provision (benefit) for the years ended December 31, 2021 and 2020 were as follows:

	Year Ended December 31,
	2021	2020
Federal:
Current	$-	$-
Deferred	-	-
Total federal income tax (benefit) provision	-	-
State:
Current	-	-
Deferred	-	-
Total state income tax (benefit) provision	-	-
International (Non-US):
Current	(71,731)	-
Deferred	(850,779)	-
Total international income tax (benefit) provision	(922,510)	-
Total income tax (benefit) provision	$(922,510)	$-

Income tax (benefit) provision differs from the amount that would be provided by applying the statutory U.S. corporate income tax rate of 21% for the years ended December 31, 2021 and 2020 due to the following items:

	Year Ended December 31,
	2021	2020
Current tax at U.S. statutory rate	$(4,503,629)	$(655,419)
Effect of state tax	(2,322,410)	(78,345)
Effect of valuation allowance	9,309,430	213,463
Warranty Liability	(4,776,042)	-
Effect of non-US income tax rates	939,695	2,391
Net Operating Loss True-Up	-	154,533
Effect of non-deductible expenses	-	184,425
Transaction expenses	428,384	-
Stock compensation	282,076	182,591
Other, net	(280,014)	(3,639)
Total income tax (benefit) provision	$(922,510)	$-

Deferred tax assets and liabilities are recognized for the anticipated future tax effects of temporary differences between the financial statement basis and the tax basis of the Company’s assets and liabilities at the applicable tax rates in effect. The principal components of Company’s deferred tax assets (liabilities) as of December 31, 2021, and 2020 include the following:

	December 31, 2021	December 31, 2020
Deferred Tax Assets:
Net operating loss carryforwards	$12,673,332	$1,000,520
Fixed assets	-	32,627
Debt costs	-	20,490
Reserves and accruals	932,354	203,013
Accounts receivable	-	36,838
Capitalized costs	-	198,909
Stock compensation	1,770,835	69,341
Other	22,915	49,655
Total deferred tax assets before valuation allowance	$15,399,436	$1,611,393
Less: Valuation Allowance	(11,773,412)	(1,597,693)
Total deferred tax assets, net of valuation allowance	$3,626,024	$13,700

Deferred Tax Liabilities:
Fixed assets	(12,039)	(13,700)
Other	(35,132)	-
Intangibles	(4,833,234)	-
Total deferred tax liabilities	$(4,880,405)	$(13,700)

Net deferred tax assets/(liabilities)	$(1,254,381)	$-

A valuation allowance for deferred tax assets is recorded when it is more likely than not that some or all of the benefit from the deferred tax asset will not be realized. The Company provides a valuation allowance to offset deferred tax assets for net operating losses incurred during the year and for other deferred tax assets where, in the Company’s opinion, it is more likely than not that the financial statement benefit of these losses will not be realized. The Company’s valuation allowance increased by approximately $10.2 million during the year ended December 31, 2021 mainly due to net operating losses generated during the period.

As of December 31, 2021, the Company had U.S. federal and state net operating loss carryforwards of $28.2 million and $27.2 million, respectively, which may be used to offset future taxable income, if any. As of December 31, 2020, the Company had U.S. federal and state net operating loss carryforwards of $4.0 million and $2.2 million, respectively, which may be used to offset future taxable income, if any. The Company’s U.S. federal and state net operating loss carryforwards begin to expire in 2033 and the U.S. federal net operating losses generated in 2018- 2021 can be carried forward indefinitely.  The Company’s ability to utilize these net operating loss carry-forwards and tax credit carry-forwards may be limited in the future if the Company experiences an ownership change pursuant to Internal Revenue Code Section 382. An ownership change occurs when the ownership percentages of 5% or greater stockholders change by more than 50% over a three-year period.

The Company also has net operating loss carryforwards in Greece of approximately $4.2 million that begin to expire in 2026, in Denmark of approximately $8.3 million that can be carried forward indefinitely and in Germany of approximately $14.6 million that can be carried forward indefinitely.

As of December 31, 2021 and 2020, the Company had $134,595 of gross unrecognized tax benefits, which would impact the effective tax rate, if recognized. A reconciliation of unrecognized tax benefits is as follows:

	Year Ended December 31,
	2021	2020
Balance at beginning of year	$134,595	$134,595
Increase in tax positions for current year	-	-
Decrease in tax positions for prior year	-	-
Lapse in statute of limitations	-	-
Balance at end of year	$134,595	$134,595

The Company’s policy is to classify interest and penalties, if any, as components of the income tax provision in the consolidated statement of operations. The Company has not recorded any interest or penalty in the years ended December 31, 2021 and 2020. The Company expects its unrecognized tax benefits to increase within the next twelve months, but the range cannot be estimated at this time.

The Company files income tax returns in the U.S. federal and Massachusetts jurisdictions.  The statute of limitations for assessment by the Internal Revenue Service and Massachusetts tax authorities is closed for tax years prior to 2017, although carryforward attributes that were generated prior to tax year 2017 may still be adjusted upon examination by the Internal Revenue Service or Massachusetts tax authorities if they either have been, or will be, utilized in a future period.

20. Segment Reporting and Information about Geographical Areas

Reportable Segments

The Company develops and manufactures high-temperature proton exchange membranes (“HT-PEM” or “HT-PEMs”) and fuel cell systems for the off-grid and portable power markets and plans to expand into the mobility market.  The Company’s current revenue is derived from the sale of fuel cell systems and from the sale of MEAs, membranes, and electrodes for specific applications in the fuel cell and energy storage (flow battery) markets.  The research and development activities are viewed as another product line that contributes to the development, design, production and sale of fuel cell products; however, it is not considered a separate operating segment.  The Company has identified one business segment.

Geographic Information

The following table presents revenues, by geographic location (based on the location of the entity selling the product) for the years ended December 31, 2021 and 2020:

	Year Ended December 31,
	2021	2020
North America	$4,164,363	$633,482
Europe	2,291,341	249,170
Asia	613,138	-
Total net sales	$7,068,842	$882,652

21. Commitments and contingencies:

Litigation

The Company is subject to legal and regulatory actions that arise from time to time in the ordinary course of business. The assessment as to whether a loss is probable or reasonably possible, and as to whether such loss or a range of such loss is estimable, often involves significant judgment about future events.

There is no material pending or threatened litigation against the Company that remains outstanding as of December 31, 2021.

Guarantee letters

The Company has contingent liabilities in relation to performance guarantee letters and other guarantees provided to third parties that arise from its normal business activity and from which no substantial charges are expected to arise. As of December 31, 2021, issued letters of guarantee amount to $2,741,975.

Contractual obligations

In December 2021, the Company entered into a supply agreement by and among the Company, in its capacity as Customer, and BASF New Business GmbH, in its capacity as Seller. The supply agreement provides for the purchase by the Company of 21,000m2 (Minimum Quantity) of membrane from BASF during the contract duration from January 1, 2022 until December 31, 2025. The following table summarizes our contractual obligations as of December 31, 2021:

Fiscal Year Ended December 31,	Quantity (m2)	Price
2022	3,000	$1,053,318
2023	4,000	1,268,512
2024	6,000	1,698,900
2025	8,000	2,265,200
Total	21,000	$6,285,930

Operating Leases

On February 5, 2021, the Company entered into a lease agreement by and among the Company, in its capacity as Tenant, and BP Hancock LLC, a Delaware limited liability company, in its capacity as Landlord. The lease provides for the rental by the Company of office space at 200 Clarendon Street, Boston, MA 02116 for use as the Company’s executive offices. Under the terms of the lease, the Company leases 6,041 square feet at an initial fixed annual rent of $456,095. The term of the lease is for five years (unless terminated as provided in the lease) and commenced on April 1, 2021. The Company provided security in the form of a security deposit in the amount of $114,023 which is included in Other non-current assets on the consolidated balance sheet as of December 31, 2021.

On March 8, 2021, the Company entered into a lease for 21,401 square feet as a product development and manufacturing center at Hood Park in Charlestown, MA. Under the terms of the lease, the Company will pay an initial fixed annual rent of $1,498,070. The lease has a term of eight years and five months, with an option to extend for five years, and is expected to commence in August 2022. The Company is obliged to provide security in the form of a security deposit in the amount of $750,000 before commencement of the lease.

On August 31, 2021, the Company through its wholly owned subsidiary, FES, entered into a lease agreement by and among the Company, in its capacity as lessee, and fischer group SE & Co. KG, having its registered seat in Achern, in its capacity as lessor.  The lease provides for the rental by the Company of office space, workspace and outdoor laboratory at 77855 Achern, Im Gewerbegebiet 7 for use by FES.  Under the terms of the lease, the Company leases 1,017 square feet at a monthly basic rate of Euros 7,768 plus VAT. The Company provided security in the form of a parent guarantee for a maximum amount of Euro 30,000.

Additionally, the Company’s subsidiaries Advent Technologies S.A., UltraCell LLC, Advent Technologies A/S and Advent Green Energy Philippines, Inc. have in place rental agreements for the lease of office and factory spaces.

During the years ended December 31, 2021 and 2020 the Company recorded lease expenses of $761,188 and $26,672, respectively.

Future Lease Payments

Future minimum lease payments under operating leases expiring subsequent to December 31, 2021, are summarized as follows:

Fiscal Year Ended December 31,
2022	$1,458,088
2023	2,299,875
2024	2,283,363
2025	2,319,447
2026	1,942,341
Thereafter	6,350,640
Total	$16,653,754

22. Net income / (loss) per share

Net income (loss) per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the year.

The following table sets forth the computation of the basic and diluted net income / (loss) per share for the years ended December 31, 2021 and 2020:

	Years Ended December 31,
	2021	2020
Numerator:
Net loss	$(20,523,342)	$(3,121,042)
Denominator:
Basic weighted average number of shares	45,814,868	20,518,894
Diluted weighted average number of shares	45,814,868	20,518,894
Net loss per share:
Basic	$(0.45)	(0.15)
Diluted	$(0.45)	(0.15)

Basic net income / (loss) per share is computed by dividing net income / (loss) for the periods presented by the weighted-average number of common shares outstanding during these periods.

Diluted net income /(loss) per share is computed by dividing the net income / (loss), by the weighted average number of common shares outstanding for the periods, adjusted for the dilutive effect of shares of common stock equivalents resulting from the assumed exercise of the Public Warrants, Private Placements Warrants, Working Capital Warrants, Stock Options and Restricted Stock Units. The treasury stock method was used to calculate the potential dilutive effect of these common stock equivalents.

As the Company incurred losses for the years ended December 31, 2021 and 2020, the effect of including any potential common shares in the denominator of diluted per-share computations would have been anti-dilutive; therefore, basic and diluted losses per share are the same.

23. Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

24. Supplemental Quarterly Information (Unaudited)

The following tables reflect the Company’s unaudited condensed consolidated statements of operations for each of the quarterly periods in 2021 and 2020 (in USD except for number of shares):

	Three Months Ended,
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Revenue	$2,902,088	$1,673,998	$1,003,464	$1,489,292
Cost of revenue	(2,743,740)	(1,645,781)	(669,352)	(347,342)
Gross profit	158,348	28,217	334,112	1,141,950
Income from grants	197,420	507,606	85,727	38,453
Research and development expenses	(1,979,491)	(893,215)	(638,753)	(29,082)
Administrative and selling expenses	(14,318,499)	(13,040,649)	(6,595,735)	(7,921,858)
Amortization of intangible assets	(717,383)	(309,734)	29,047	(186,760)
Operating loss	(16,659,605)	(13,707,775)	(6,785,602)	(6,957,297)
Fair value change of warrant liability	6,909,723	2,421,874	3,645,835	9,765,625
Finance expenses, net	(24,600)	(13,542)	(3,139)	(10,280)
Foreign exchange losses, net	(40,567)	(15,256)	(10,839)	23,955
Other (expenses) income, net	(62,508)	(15,960)	10,435	83,671
(Loss) income before income taxes	(9,877,557)	(11,330,659)	(3,143,310)	2,905,674
Income taxes	871,575	50,935	-	-
Net (loss) income	$(9,005,982)	$(11,279,724)	$(3,143,310)	$2,905,674
Net (loss) income per share
Basic (loss) income per share	$(0.18)	$(0.23)	$(0.07)	$0.08
Basic weighted average number of shares	51,253,591	48,325,164	46,126,490	37,769,554
Diluted (loss) income per share	$(0.18)	$(0.23)	$(0.07)	$0.07
Diluted weighted average number of shares	51,253,591	48,325,164	46,126,490	40,987,346

	Three Months Ended,
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Revenue	$356,620	$225,412	$200,354	$100,266
Cost of revenue	(139,388)	(90,477)	(217,916)	(66,037)
Gross profit	217,232	134,935	(17,562)	34,229
Income from grants	47,646	16,076	54,828	88,278
Research and development expenses	(21,265)	(37,640)	-	(43,633)
Administrative and selling expenses	(1,905,793)	(886,629)	(444,129)	(310,305)
Operating loss	(1,662,180)	(773,258)	(406,863)	(231,431)
Finance income / (expenses), net	(793)	(1,712)	(514)	(2,523)
Foreign exchange losses, net	512	(8,005)	8	(18,587)
Other expenses, net	(40,544)	31,058	98,351	(104,561)
Loss before income taxes	(1,703,005)	(751,917)	(309,018)	(357,102)
Income taxes	-	3,101	(3,101)	-
Net loss	$(1,703,005)	$(748,816)	$(312,119)	$(357,102)
Net loss per share
Basic loss per share	$(0.07)	$(0.03)	$(0.02)	$(0.02)
Basic weighted average number of shares	25,033,398	23,182,817	18,736,370	14,979,803
Diluted loss per share	$(0.07)	$(0.03)	$(0.02)	$(0.02)
Diluted weighted average number of shares	25,033,398	23,182,817	18,736,370	14,979,803

Advent Technologies A/S

(former Serenergy A/S)
Lyngvej 8, 9000 Aalborg

Consolidated financial statements

1 January - 31 December 2020 and

1 January - 31 December 2019

Report of Independent Auditors

To the Board of Directors of Advent Technologies A/S (former Serenergy A/S)

We have audited the accompanying consolidated financial statements of Advent Technologies A/S (former Serenergy A/S), which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of income, changes in equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with accounting principles generally accepted in Denmark; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Advent Technologies A/S (former Serenergy A/S) at December 31, 2020 and 2019, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in Denmark.

Emphasis of matter
As discussed in Note 22 to the financial statements, the Company prepares its financial statements in accordance  with accounting principles generally accepted in Denmark, which differ from accounting principles generally accepted in the United States of America. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.
Athens, Greece
March 31, 2022

Consolidated income statements 1 January - 31 December

Amounts: DKK thousand unless otherwise stated

Note		2020	2019

	Gross profit	45,029	46,226
4	Staff costs	-24,925	-17,919
	Depreciation and impairment of property, land, and equipment	-4,010	-3,101
	Other operating costs	0	77
5	Research and development costs	-10,890	-14,924
	Operating profit	5,204	10,359
	Other financial income	639	5,016
6	Other financial costs	-2,205	-3,106
	Pre-tax net profit or loss	3,638	12,269
	Tax on ordinary results	98	-30
	Net profit or loss for the year	3,736	12,239

Consolidated balance sheets at 31 December

Amounts: DKK thousand unless otherwise stated

	Assets
Note		2020	2019
	Non-current assets
7	Property	9,181	9,238
8	Plant and machinery	4,631	5,782
9	Other fixtures and fittings, tools and equipment	7,939	4,753
10	Property, plant, and equipment under construction including pre-payments for property, plant, and equipment	572	2,096
	Total property, plant, and equipment	22,323	21,869

11	Deposits	131	128
	Total investments	131	128

	Total non-current assets	22,454	21,997

	Current assets
	Raw materials and consumables	14,750	14,090
	Manufactured goods and trade goods	0	197
	Prepayments for goods	355	92
	Total inventories	15,105	14,379

	Trade debtors	2,710	14,720
19	Receivables from group enterprises	6,808	5,520
	Receivable corporate tax	98	0
	Other receivables	1,066	2,498
12	Prepayments and accrued income	389	772
	Total receivables	11,071	23,510

	Cash and cash equivalents	2,185	1,776

	Total current assets	28,361	39,665

	Total assets	50,815	61,662

Consolidated balance sheets at 31 December

Amounts: DKK thousand unless otherwise stated

	Equity and liabilities
Note		2020	2019
	Equity
	Contributed capital	3,882	3,303
	Retained earnings	6,020	-28,338
	Total equity	9,902	-25,035

	Provisions
14	Other provisions	3,739	4,465
	Total provisions	3,739	4,465

	Long term labilities other than provisions
19	Payables to group enterprises	18,801	63,411
15	Other payables	2,746	946
	Total long term liabilities other than provisions	21,547	64,357

	Bank debts	0	752
	Prepayments received from customers	177	0
	Trade creditors	3,568	2,870
	Corporate tax	0	32
	Other payables	11,882	14,044
16	Accruals and deferred income	0	177
	Total short term liabilities other than provisions	15,627	17,875

	Total liabilities other than provisions	37,174	82,232

	Total equity and liabilities	50,815	61,662

1	Purpose of the consolidated financial statements for the years ended 2020 and 2019

2	Uncertainties concerning recognition and measurement

3	Subsequent events

13	Deferred tax assets

17	Charges and security

18	Contingencies

19	Related parties

Consolidated statements of changes in equity

Amounts: DKK thousandunless otherwise stated

	Contributed capital	Share premium	Retained earnings	Total

Equity 1 January 2019	3,303	0	-40,648	-37,345
Profit or loss for the year brought
forward	0	0	12,237	12,237
Adjustment exchange currency
Equity investments	0	0	73	73
Equity 1 January 2020	3,303	0	-28,338	-25,035
Cash capital increase	579	30,666	0	31,245
Profit or loss for the year brought
forward	0	0	3,735	3,735
Transferred to retained earnings	0	-30,666	30,666	0
Adjustment exchange currency
Equity investments	0	0	-43	-43
Equity 31 December 2020	3,882	0	6,020	9,902

Consolidated statements of cash flows 1 January - 31 December

Amounts: DKK thousand unless otherwise stated

Note		2020	2019

	Net profit or loss for the year	3,736	12,239
20	Adjustments	4,713	2,690
21	Change in working capital	-1,333	136,419
	Cash flows from operating activities before net financials	7,116	151,348
	Interest received, etc.	617	27
	Interest paid, etc.	-2,183	-2,677
	Cash flows from ordinary activities	5,550	148,698
	Income tax paid	-32	299
	Cash flows from operating activities	5,518	148,997
	Purchase of property, plant, and equipment	-4,518	-6,037
	Sale of property, plant, and equipment	161	14
	Sale of enterprise	0	1,979
	Cash flows from investment activities	-4,357	-4,044
	Repayments of long-term payables	0	946
	Changes in bank debt	-752	752
	Other cash flows from financing activities	0	-146,641
	Cash flow from financing activities	-752	-144,943
	Change in cash and cash equivalents	409	10
	Cash and cash equivalents at opening balance	1,776	1,766
	Cash and cash equivalents at end of period	2,185	1,776
	Cash and cash equivalents
	Available funds	2,185	1,776
	Cash and cash equivalents at end of period	2,185	1,776

Notes

Amounts: DKK thousand unless otherwise stated

1.	Purpose of the consolidated financial statements for the years ended 2020 and 2019

The accompanying consolidated financial statements have been prepared in connection with Advent Technologies Holdings Inc.’s acquisition of Advent Technologies A/S (former Serenergy A/S), in order to be filed with the Securities and Exchange Commission (hereafter referred to as the Financial Statements). These Financial Statements have been presented in accordance with accounting principles generally accepted in Denmark (Danish GAAP) under the provisions of the Danish Financial Statements Act as regards reporting mid-size class C enterprises. The Financial Statements are required to be presented for 2020 and 2019. Further, these Financial Statements do not include a management's review required in annual reports under Danish GAAP.

2.	Uncertainties concerning recognition and measurement

In 2018, two large orders were placed by a large customer for the delivery of fuel cell units, valued at a total of 3.6 million EUR (26.9 million DKK). These orders were subject to pre- negotiated and rather unfavorable payment conditions. Due to numerous administrative delays and negotiations, the full amount has not yet been paid. The issue has the management's attention and priority. The process of getting the amount paid is ongoing and is dependent on the customer’s schedule regarding installation and certification of the units.

The management has recognized the outstanding receivables based on the expectations regarding the future payments. The outstanding receivables is valued at 309 T.EUR (2,299 T.DKK).

Due to these circumstances, there are uncertainties related to the assessment of these outstanding receivables.

3.	Subsequent events

On August 31st 2021, 100% of the shares in Advent Technologies A/S (formerly Serenergy A/S) was acquired by the company Advent Technologies Holdings Inc., a NASDAQ listed company (ticker: “ADN”) headquartered in Boston, USA.

Notes

Amounts: DKK thousand unless otherwise stated

		2020	2019

4.	Staff costs
	Salaries and wages	22,355	15,449
	Pension costs	2,128	1,947
	Other costs for social security	442	523
		24,925	17,919

	Average number of employees	60	67

5.	Research and development costs
	Research and development costs	16,705	19,589
	Received grants	-5,815	-4,665
		10,890	14,924

6.	Other financial costs
	Financial costs, group enterprises	2,150	2,534
	Other financial costs	55	572
		2,205	3,106

Notes

Amounts: DKK thousand unless otherwise stated

		31/12 2020	31/12 2019
7.	Property
	Cost opening balance	10,427	9,603
	Additions during the year	288	823
	Cost end of period	10,715	10,426

	Depreciation and write-down opening balance	-1,189	-904
	Depreciation, amortization and write-down for the year	-345	-284
	Depreciation and write-downs end of period	-1,534	-1,188

	Carrying amount, end of period	9,181	9,238

8.	Plant and machinery
	Cost opening balance	8,499	5,577
	Additions during the year	441	2,922
	Cost end of period	8,940	8,499

	Depreciation and write-down opening balance	-2,716	-1,292
	Depreciation, amortization and write-down for the year	-1,593	-1,425
	Depreciation and write-downs end of period	-4,309	-2,717

	Carrying amount, end of period	4,631	5,782

Notes

Amounts: DKK thousand unless otherwise stated

		31/12 2020	31/12 2019

9.	Other fixtures and fittings, tools and equipment
	Cost opening balance	8,656	6,378
	Translation by use of the exchange rate valid on balance sheet date end of period	1	0
	Additions during the year	5,317	2,292
	Disposals during the year	-218	-14
	Cost end of period	13,756	8,656

	Depreciation and write-down opening balance	-3,903	-2,442
	Depreciation, amortization and write-down for the year	-2,034	-1,467
	Depreciation, amortization and write-down, assets disposed of	120	6
	Depreciation and write-downs end of period	-5,817	-3,903

	Carrying amount, end of period	7,939	4,753

10.	Property, plant, and equipment under construction including pre-payments for property, plant, and equipment
	Cost opening balance	2,096	1,613
	Additions during the year	572	1,661
	Transfers	-2,096	-1,178
	Cost end of period	572	2,096

	Carrying amount, end of period	572	2,096

Notes

Amounts: DKK thousand unless otherwise stated

		31/12 2020	31/12 2019
11.	Deposits
	Cost opening balance	128	525
	Additions during the year	3	0
	Disposals during the year	0	-397
	Cost end of period	131	128

	Carrying amount, end of period	131	128

12.	Prepayments and accrued income

Other prepayments	389	772
	389	772
Prepayments contains prepayment of other administrative expenses.

13.	Deferred tax assets

The group has a deferred tax asset of approx. DKK 22.5 m (2019: 23.9 m) that primarily relates to unrestricted carry-forward tax loss. Management has recognized a deferred tax asset of DKK 0 m as of 31 December 2020 (2019: DKK 0 m). In view of uncertainty about future earnings, management considers that the valuation of the group's deferred tax asset as of 31 December 2020 and 31 December 2019 is realistic.

14.	Other provisions-

Other provisions opening balance	4,465	4,885
Change of the year in other provisions	-726	-420
	3,739	4,465
Other provisions contains warranty obligations.

15.	Other payables

Total other payables	2,746	946
Share of liabilities due after 5 years	2,746	946

Notes

Amounts: DKK thousand unless otherwise stated

16.	Accruals and deferred income

	31/12 2020	31/12 2019

Prepayments/deferred income	0	177
	0	177

17.	Charges and security-

For bank loans, t.DKK 0, the group has provided security in company assets representing a nominal value of t.DKK 1,700. This security comprises the assets below, stating the carrying amounts:

DKK in thousands
Fixed assets	12,917
Trade receivables	3,759

For intercompany debt t.DKK 19,126 the company has provided security in property representing a nominal value of t.DKK 5,750. The book value of property amounts t.DKK 9,181.

18.	Contingencies Contingent liabilities

DKK in thousands
Lease liabilities	340
Total contingent liabilities	340

Notes

Amounts: DKK thousand unless otherwise stated

19.	Related parties

Effective upon inception of SerEnergy A/S the parent company of F.E.R. fischer Edelstahlrohre GmbH owned 100% of the shares of Serenergy A/S. This resulted in the classification of Fischer Eco Solutions GmbH as a related party as 100% of Fischer Eco Solutions GmbH shares are also owned by the common parent of F.E.R. fischer Edelstahlrohre GmbH.

Effective July of 2018 arrangements were made between SerEnergy A/S and Fischer Eco Solutions to shift the entrepreneurial risk associated with the patents from SerEnergy A/S to Fischer Eco Solutions (“The Agreement”). As a part of the agreement there were three separate contracts agreed to as it related to running the business between the two parties. Firstly, there was a manufacturing contract which laid out the expected rules of engagement as it related to the ultimate production of fuel cells by SerEnergy utilizing various parts supplied by Fischer Eco Solutions and third-party suppliers. Additionally, as a part of this portion of the Agreement was the sale of finished fuel cell units to Fischer Eco Solutions from SerEnergy A/S to be held on site and sold in accordance with the distribution contract, described as follows. The distribution contract which is included as part of The Agreement governs the ultimate sale of the Finished Fuel Cells held on-site at Fischer Eco Solutions to third-party customers via the sales channels of SerEnergy A/S. Finally, as the final part of this Agreement is an R&D contract between SerEnergy A/S with the goal of transferring some of the R&D costs held at SerEnergy A/S to Fischer Eco Solutions. These three portions of the Agreement comprise the nature of the relationship between Fischer Eco Solutions and SerEnergy A/S which are related parties due to the common parent stated above.

In addition to the above discussed relationship and related financial statement activity that the Company has with Fischer Eco Solutions, the Company also has related party loans with the parent company of F.E.R. fischer Edelstahlrohre GmbH which amounted to 9,899 and 54,478 for the periods ended December 31, 2020 and 2019, respectively. The Company also has related party loans with Fischer Group SE & Co. KG, which is 100% owned by F.E.R. fischer Edelstahlrohre, which amounted to 8,903 and 8,934 for the periods ended December 31, 2020 and 2019, respectively.

The Company notes that in accordance with the Agreement stated above are various related party transactions and balances held at the various reporting dates.

Notes

Amounts: DKK thousand unless otherwise stated

(continued)

Refer to table below for amounts held on the balance sheet and contained within the income statement for the periods ended December 31, 2020 and 2019:

	(DKK in thousands)
	2020	2019

Total
Revenue from Related Parties	55,239	94,438
Expense to Related Parties	4,169	39,188
Income (Loss) from transactions with Related Parties	51,070	55,251
Receivables from Related Parties	6,808	5,520
Payables to Related Parties	18,802	63,412
Net Receivable (Payable)	-11,994	-57,892

Fischer Eco soloutions GmbH
Revenue from Related Parties	55,239	94,438
Expense to Related Parties	2,019	36,654
Income (Loss) from transactions with Related Parties	53,219	57,784
Receivables from Related Parties	6,808	5,520

F.E.R. Fischer Edelstahlrohre
Expense to Related Parties	1,804	2,190
Payables to Related Parties	9,899	54,478

Fischer group SE & Co. KG
Expense to Related Parties	346	344
Payables to Related Parties	8,903	8,934

Notes

Amounts: DKK thousand unless otherwise stated

		2020	2019
20.	Adjustments
	Depreciation, amortization, and impairment	3,971	3,099
	Profit from disposal of non-current assets	0	-77
	Dividend from group enterprises	0	0
	Other financial income	-617	-3,011
	Other financial costs	2,183	427
	Tax on ordinary results	-98	31
	Other provisions	-726	-420
	Other adjustments	0	2,641
		4,713	2,690

21.	Change in working capital
	Change in inventories	-839	3,319
	Change in receivables	27,021	128,354
	Change in trade payables and other payables	-27,515	4,746
		-1,333	136,419

22.	Reconciliation between Danish GAAP and US GAAP

The accompanying consolidated financial statements have been prepared in accordance with the provisions of Danish GAAP, which differs in certain respects from the requirements of U.S. generally accepted accounting principles (US GAAP). While recognition and measurement differences between the accounting GAAPs were assessed as having a potential impact, the impact was limited to optional accounting policy permitted under Danish GAAP and not permitted under US GAAP.  As the Company did not apply these optional accounting policy elections, no material variations exist on the reconciliation between Danish GAAP and US GAAP. As a result, there are no recognition and measurement differences with respect to the net profit reported or the ending balance in shareholder's equity as of December 31, 2020 and December 31, 2019 between the two aforementioned bases of accounting.

Accounting policies

The accompanying consolidated financial statements have been prepared in connection with Advent Technologies Holdings Inc.’s acquisition of Advent Technologies A/S (former Serenergy A/S), in order to be filed with the Securities and Exchange Commission (hereafter referred to as the Financial Statements). These Financial Statements have been presented in accordance with accounting principles generally accepted in Denmark (Danish GAAP) under the provisions of the Danish Financial Statements Act as regards reporting mid-size class C enterprises. The Financial Statements are required to be presented for 2020 and 2019. Further, these Financial Statements do not include a management's review required in annual reports under Danish GAAP.

Recognition and measurement in general

Income is recognized in the income statement concurrently with its realization, including the recognition of value adjustments of financial assets and liabilities. Likewise, all costs are recognized in the income statement, including depreciations amortization, write-down’s for impairment, provisions, and reversals due to changes in estimated amounts previously recognized in the income statement.

Assets are recognized in the statement of financial position when it seems probable that future economic benefits will flow to the group and the value of the asset can be reliably measured.

Liabilities are recognized in the statement of financial position when it is seems probable that future economic benefits will flow out of the group and the value of the liability can be reliably measured.

Assets and liabilities are measured at cost at the initial recognition. Hereafter, assets and liabilities are measured as described below for each individual accounting item.

Certain financial assets and liabilities are measured at amortized cost, allowing a constant effective interest rate to be recognized during the useful life of the asset or liability. Amortized cost is recognized as the original cost less any payments, plus/less accrued amortizations of the difference between cost and nominal amount. In this way, capital losses and gains are allocated over the useful life of the liability.

Upon recognition and measurement, allowances are made for such predictable losses and risks which may arise prior to the presentation of the annual report and concern matters that exist on the reporting date.

Foreign currency translation

Transactions in foreign currency are translated by using the exchange rate prevailing at the date of the transaction. Differences in the rate of exchange arising between the rate at the date of transaction and the rate at the date of payment are recognized in the profit and loss account as an item under net financials. If currency positions are considered to hedge future cash flows, the value adjustments are recognized directly in equity in a fair value reserve.

Accounting policies

Receivables, payables, and other foreign currency monetary items are translated using the closing rate. The difference between the closing rate and the rate at the time of the occurrence or initial recognition in the latest financial statements of the receivable or payable is recognized in the income statement under financial income and expenses.

Fixed assets acquired and paid for in foreign currency are measured at the exchange rate prevailing at the date of the transaction.

Group enterprises abroad, associates, and equity investments are considered to be independent entities. The income statements are translated at an average exchange rate for the month, and the balance sheet items are translated at the closing rates. Currency translation differences, arising from the translation of the equity of group enterprises abroad at the beginning of the year to the closing rate and from the translation of income statements from average prices to the closing rate, are recognized directly in equity in the fair value reserve. This also applies to differences arising from translation of income statements from average exchange rate to closing rate.

Translation adjustment of balances with group enterprises abroad that are considered part of the total investment in group enterprises are recognized directly in equity in the fair value reserve. Likewise, foreign exchange gains and losses on loans and derived financial instruments for currency hedging independent group enterprises abroad are recognized directly in equity.

When recognizing foreign group enterprises which are integral units, the monetary items are translated using the closing rate. Non-monetary items are translated using the exchange rate prevailing at the time of acquisition or at the time of the subsequent revaluation or write-down for impairment of the asset. Income statement items are translated using the exchange rate prevailing at the date of the transaction. However, items in the income statement derived from non-monetary items are translated using historical prices.

The consolidated financial statements

The consolidated income statements comprise the parent company Serenergy A/S and those group enterprises of which Serenergy A/S directly or indirectly owns more than 50 % of the voting rights or in other ways exercise control.

SerEnergy Pvt. Ltd, India, Mumbai, India (100%) SerEnergy (Shanghai) Co., Ltd., China (100%) SerEnergy (Philippines) Inc., Philippines (100%)

Consolidation policies

The consolidated financial statements have been prepared as a summary of the parent company's and the group enterprises' financial statements by adding together uniform accounting records calculated in accordance with the group's accounting policies.

Investments in group enterprises are eliminated by the proportionate share of the group enterprises' market value of net assets and liabilities at the acquisition date.

Accounting policies

In the consolidated financial statements, the accounting records of the group enterprises are recognized by 100%. The minority interests' share of the profit for the year and of the equity in the group enterprises, which are not 100% owned, is included in the group's profit and equity, but presented separately.

Purchases and sales of minority interests under continuing control are recognized directly in equity as a transaction between shareholders.

Investments in associates are measured in the statement of financial position at the proportionate share of the enterprises' equity value i calculated in accordance with the parent company's accounting policies and with proportionate elimination of unrealized intercompany gains and losses. In the income statement, the proportional share of the associates' results is recognized after elimination of the proportional share of intercompany gains and losses.

The group activities in joint operations are recognized in the consolidated financial statements record by record.

Income statement

Gross profit

Gross profit comprises the revenue, changes in inventories of finished goods, and work in progress, work performed for own account and capitalized, other operating income, and external costs.

Revenue is recognized in the income statement if delivery and passing of risk to the buyer have taken place before the end of the year and if the income can be determined reliably and inflow is anticipated. Recognition of revenue is exclusive of VAT and taxes and less any discounts relating directly to sales.

Cost of sales comprises costs concerning purchase of raw materials and consumables less discounts and changes in inventories.

Other operating income comprises items of a secondary nature as regards the principal activities of the enterprise, including profit from the disposal of intangible and tangible assets.

Other external costs comprise costs incurred for distribution, sales, advertising, administration, premises, loss on receivables, and operational leasing costs.

Staff costs

Staff costs include salaries and wages, including holiday allowances, pensions, and other social security costs, etc., for staff members. Staff costs are less government reimbursements.

Depreciation, amortization, and write-down for impairment

Depreciation, amortization, and write-down for impairment comprise depreciation on, amortization of, and write-down for impairment of intangible and tangible assets, respectively.

Accounting policies

Other operating costs

Other operating costs comprise items of secondary nature as regards the principal activities of the enterprise, including losses on the disposal of intangible and tangible assets.

Research and development costs

Research and development costs comprise costs, salaries, and wages and depreciation directly or indirectly attributable to the company’s research and development activities.

Research and development costs are recognized in the income statement in the year incurred.

Financial income and expenses

Financial income and expenses are recognized in the income statement with the amounts concerning the financial year. Financial income and expenses comprise interest income and expenses, financial expenses from financial leasing, realized and unrealized capital gains and losses relating to securities, debt and transactions in foreign currency, amortization of financial assets and liabilities as well as surcharges and reimbursements under the advance tax scheme, etc.

Tax on net profit or loss for the year

Tax for the year comprises the current income tax for the year and changes in deferred tax and is recognized in the income statement with the share attributable to the net profit or loss for the year and directly in equity with the share attributable to entries directly in equity.

Statement of financial position

Property, plant and equipment

Property, plant and equipment is measured at cost and less accrued depreciation and write-down for impairment. Land is not subject to depreciation.

The depreciable amount is cost less any expected residual value after the end of the useful life of the asset. The amortization period and the residual value are determined at the acquisition date and reassessed annually. If the residual value exceeds the carrying amount, the depreciation is discontinued.

If the amortization period or the residual value is changed, the effect on amortization will, in future, be recognized as a change in the accounting estimates.

The cost comprises acquisition cost and costs directly associated with the acquisition until the time when the asset is ready for use.

The cost of a total asset is divided into separate components. These components are depreciated separately, the useful lives of each individual components differing, and the individual component representing a material part of the total cost.

Accounting policies

Depreciation is done on a straight-line basis according to an assessment of the expected useful life and the residual value of the individual assets:

Useful life		Residual value
Buildings	30 years	30%
Plant and machinery	5-10 years	0-20%
Other fixtures and fittings, tools and equipment	3-5 years	0-40%

Minor assets with an expected useful life of less than 1 year are recognized as costs in the income statement in the year of acquisition.

Profit or loss derived from the disposal of property, land, and equipment is measured as the difference between the sales price less selling costs and the carrying amount at the date of disposal. Profit or loss is recognized in the income statement as other operating income or other operating expenses.

As regards self-constructed assets, the cost comprises direct costs for materials, components, deliveries from sub suppliers, payroll costs, and borrowing costs from specific and general borrowing concerning the construction of each individual asset.

Property, plant, and equipment under construction

Property, plant, and equipment under construction are measured and recognized as the total costs incurred. When the work has been completed, the total value is transferred to the relevant item under property, plant, and equipment and is amortized from the date of entry into service.

Leases

At their initial recognition in the statement of financial position, leases concerning property, plant, and equipment where the group holds all essential risks and advantages associated with the proprietary right (finance lease) are measured either at fair value or at the present value of the future lease payments, whichever value is lower. When calculating the present value, the discount rate used is the internal rate of return of the lease or, alternatively, the borrowing rate of the enterprise. Hereafter, assets held under a finance lease are treated in the same way as other similar property, plant, and equipment.

The capitalized residual lease commitment is recognized in the statement of financial position as a liability other than provisions, and the interest part of the lease is recognized in the income statement for the term of the contract.

All other leases are regarded as operating leases. Payments in connection with operating leases and other lease agreements are recognized in the income statement for the term of the contract. The group's total liabilities concerning operating leases and lease agreements are recognized under contingencies, etc.

Accounting policies

Impairment loss relating to non-current assets

The carrying amount of both intangible and tangible fixed assets as well as equity investments in subsidiaries are subject to annual impairment tests in order to disclose any indications of impairment beyond those expressed by amortization and depreciation respectively.

If indications of impairment are disclosed, impairment tests are carried out for each individual asset or group of assets, respectively. Write-down for impairment is done to the recoverable amount if this value is lower than the carrying amount.

The recoverable amount is the higher value of value in use and selling price less expected selling cost. The value in use is calculated as the present value of the expected net cash flows from the use of the asset or the asset group and expected net cash flows from the sale of the asset or the asset group after the end of their useful life.

Previously recognized impairment losses are reversed when conditions for impairment no longer exist. Impairment relating to goodwill is not reversed.

Deposits

Deposits are measured at amortized cost and represent lease deposits, etc.

Inventories

Inventories are measured at cost according to the FIFO method. In cases when the net realizable value of the inventories is lower than the cost, the latter is written down for impairment to this lower value.

Costs of goods for resale, raw materials, and consumables comprise acquisition costs plus delivery costs.

Costs of manufactured goods and work in progress comprise the cost of raw materials, consumables, direct wages, and indirect production costs. Indirect production costs comprise indirect materials and wages, maintenance and depreciation of machinery, factory buildings, and equipment used in the production process, and costs for factory administration and factory management. Borrowing expenses are not recognized in cost.

The net realizable value for inventories is recognized as the market price less costs of completion and selling costs. The net realizable value is determined with due consideration of negotiability, obsolescence, and the development of expected market prices.

Receivables

Receivables are measured at amortized cost, which usually corresponds to nominal value.

In order to meet expected losses, impairment takes place at the net realizable value. Impairments is made to offset losses where an objective indication is deemed to have occurred that an account receivable is impaired.

Accounting policies

Accounts receivable for which there is no objective indication of impairment at the individual level are evaluated at portfolio level for objective indication of impairment. The portfolios are primarily based on the debtors' domicile and credit rating in accordance with the company's and the group's credit risk management policy. Determination of the objective indicators applied for portfolios are based on experience with historical losses.

Impairment losses are calculated as the difference between the carrying amount of accounts receivable and the present value of the expected cash flows, including the realizable value of any securities received. The effective interest rate for the individual account receivable or portfolio is used as the discount rate.

Prepayments and accrued income

Prepayments and accrued income recognized under assets comprise incurred costs concerning the following financial year.

Cash on hand and demand deposits

Cash on hand and demand deposits comprise cash at bank and on hand.

Income tax and deferred tax

Current tax liabilities and current tax receivable are recognized in the statement of financial position as calculated tax on the taxable income for the year, adjusted for tax of previous years' taxable income and for tax paid on account.

Deferred tax is measured on the basis of temporary differences in assets and liabilities with a focus on the statement of financial position. Deferred tax is measured at net realizable value.

Deferred tax is measured based on the tax rules and tax rates applying under the legislation prevailing in the respective countries on the reporting date when the deferred tax is expected to be released as current tax. Changes in deferred tax due to changed tax rates are recognized in the income statement, except for items included directly in the equity.

Deferred tax assets, including the tax value of tax losses allowed for carryforward, are recognized at the value at which they are expected to be realizable, either by settlement against tax of future earnings or by set-off in deferred tax liabilities within the same legal tax unit. Any deferred net tax assets are measured at net realizable value.

Provisions

Provisions comprise expected costs of warranty commitments, loss on work in progress, restructuring, etc. Provisions are recognized when the group has a legal or actual commitment resulting from a previously occurred event and when it is probable that the settlement of the liability will result in consumption of the financial resources of the group.

Accounting policies

Provisions are measured at net realizable value or at fair value. If the fulfilment of a liability is expected to take place far in the future, the liability is measured at fair value.

Guarantee liabilities comprise liabilities for repairs within the guarantee period of 1-5 years. Provisions for warranty commitments are measured on basis of the obtained experience with warrantee work. Provisions with an expected due date later than 1 year from the reporting date are discounted at a rate reflecting risk and maturity of the liability.

On the acquisition of entities, provisions for restructuring within the acquired entity are included in the acquisition cost, and thereby in the goodwill or the consolidated goodwill, to the extent that they have been recognized in the financial statements of the acquired entity in advance of the acquisition. Provisions for restructuring are included to the extent that they have been decided at the date of acquisition at the latest and that the process have been commenced.

When it is likely that the total costs will exceed the total income of contract work in progress, the total expected loss on the contract work in progress will be recognized as provisions for liabilities. The provision is recognized under production costs.

Liabilities other than provisions

Financial liabilities other than provisions related to borrowings are recognized at the received proceeds less transaction costs incurred. In subsequent periods, the financial liabilities are recognized at amortized cost, corresponding to the capitalized value when using the effective interest rate. The difference between the proceeds and the nominal value is recognized in the income statement during the term of the loan.

Mortgage loans and bank loans are thus measured at amortized cost which, for cash loans, corresponds to the outstanding payables. For bond loans, the amortized cost corresponds to an outstanding payable calculated as the underlying cash value at the date of borrowing, adjusted by amortization of the market value on the date of the borrowing effectuated over the repayment period.

Other liabilities concerning payables to suppliers, group enterprises, and other payables are measured at amortized cost which usually corresponds to the nominal value.

Accruals and deferred income

Payments received concerning future income are recognized under accruals and deferred income.

Statement of cash flows

The cash flow statement shows the cash flows for the year, divided in cash flows deriving from operating activities, investment activities and financing activities, respectively, the changes in the liabilities, and cash and cash equivalents at the beginning and the end of the year, respectively.

Accounting policies

The effect on cash flows derived from the acquisition and sale of enterprises appears separately under cash flows from investment activities. In the statement of cash flows, cash flows derived from acquirees are recognized as of the date of acquisition, and cash flows derived from sold enterprises are recognized until the date of sale.

Cash flows from operating activities

Cash flows from operating activities are calculated as the group's share of the profit adjusted for non- cash operating items, changes in the working capital, and corporate income tax paid. Dividend income from equity investments is recognized under “Interest income and dividend received”.

Cash flows from investment activities

Cash flows from investment activities comprise payments in connection with the acquisition and sale of enterprises and activities as well as the acquisition and sale of intangible assets, property, plant, and equipment, and investments, respectively.

Cash flows from financing activities

Cash flows from financing activities include changes in the size or the composition of the group's share capital and costs attached to it, as well as raising loans, repayments of interest-bearing payables and payment of dividend to shareholders.

Cash and cash equivalents

Cash and cash equivalents comprise cash on hand and demand deposits and short-term financial instruments with a term of less than 3 months, which can easily be converted into cash and cash equivalents and are associated with an insignificant risk of value change.

Advent Technologies A/S

(former Serenergy A/S)
Lyngvej 8, 9000 Aalborg

Unaudited Interim Consolidated financial statements

1 January - 30 June 2021 and
1 January - 30 June 2020

Consolidated income statements 1 January to 30 June

Amounts: DKK thousand, unless noted

		Non-Audited
		1/1 2021	1/1 2020
Note		- 30/6 2021	- 30/6 2020

	Gross profit	18,580	19,103

3	Staff costs	-11,381	-11,294
	Depreciation and impairment of property, land, and equipment	-2,229	-1,909
	Other operating costs	4	2
4	Research and development costs	-1,654	-5,935
	Operating profit	3,320	-33

	Other financial income	0	5
5	Other financial costs	-505	-73
	Pre-tax net profit or loss	2,815	-101

	Tax on ordinary results	0	27
	Net profit or loss for the year	2,815	-74

Consolidated balance sheets as 30 June 2021, 31 December 2020 and 30 June 2020

Amounts: DKK thousand, unless noted

	Assets	Non-Audited
Note		30/6 2021	31/12 2020	30/6 2020

	Non-current assets

6	Property	9,006	9,181	9,356
7	Plant and machinery	3,851	4,631	5,390
8	Other fixtures and fittings, tools and equipment	7,594	7,939	5,372
9	Property, plant, and equipment under construction including pre-payments for property, plant, and equipment	968	572	3,054
	Total property, plant, and equipment	21,419	22,323	23,172

10	Deposits	164	131	131
	Total investments	164	131	131

	Total non-current assets	21,583	22,454	23,303

	Current assets

	Raw materials and consumables	15,784	14,750	13,995
	Work in progress	1,844	0	464
	Manufactured goods and trade goods	4,667	0	97
	Prepayments for goods	507	355	61
	Total inventories	22,802	15,105	14,617

	Trade debtors	41,181	2,710	16,681
17	Receivables from group enterprises	0	6,808	0
	Receivable corporate tax	0	98	0
	Other receivables	2,471	1,066	1,069
11	Prepayments and accrued income	104	389	185
	Total receivables	43,756	11,071	17,935

	Cash and cash equivalents	7,835	2,185	2,363

	Total current assets	74,393	28,361	34,915

	Total assets	95,976	50,815	58,218

Consolidated balance sheets as 30 June 2021, 31 December 2020 and 30 June 2020

Amounts: DKK thousand, unless noted

	Equity and liabilities	Non-Audited
Note		30/6 2021	31/12 2020	30/6 2020

	Equity

	Contributed capital	3,882	3,882	3,303
	Retained earnings	8,825	6,020	-28,428
	Total equity	12,707	9,902	-25,125

	Provisions

13	Other provisions	6,269	3,739	4,650
	Total provisions	6,269	3,739	4,650

	Long term labilities other than provisions

	Payables to group enterprises	54,313	18,801	70,212
14	Other payables	2,746	2,746	946
	Total long term liabilities other than provisions	57,059	21,547	71,158

	Prepayments received from customers	516	177	50
	Trade creditors	4,589	3,568	3,122
	Corporate tax	0	0	32
	Other payables	9,291	11,882	4,275
	Accruals and deferred income	5,545	0	56
	Total short term liabilities other than provisions	19,941	15,627	7,535

	Total liabilities other than provisions	77,000	37,174	78,693

	Total equity and liabilities	95,976	50,815	58,218

1	Purpose of the consolidated financial statements for the interim period
2	Subsequent events
12	Deferred tax asset
15	Charges and security
16	Contingencies
17	Related parties

Consolidated statements of changes in equity

Amounts: DKK thousand, unless noted

	Contributed capital	Share premium	Retained earnings	Total
Equity 1 January 2020	3,303	0	-28,338	-25,035
Profit or loss for the year brought
Forward	0	0	-74	-74
Adjustment exchange currency	0	0	-16	-16
Equity 30 June 2020	3,303	0	-28,428	-25,125
Cash capital increase	579	30,666	0	31,245
Profit or loss for the year brought
Forward	0	0	3,810	3,810
Adjustment exchange currency	0	0	-28	-28
Transferred to retained earnings	0	-30,666	30,666	0
Equity 31 December 2020	3,882	0	6,020	9,902
Profit or loss for the year brought
Forward	0	0	2,815	2,815
Adjustment exchange currency	0	0	-10	-10

Equity 30 June 2021	3,882	0	8,825	12,707

Consolidated statements of cash flow

Amounts: DKK thousand, unless noted

		Non-Audited
		1/1 2021	1/1 2020
		- 30/6 2021	- 30/6 2020

	Net profit or loss for the year	2,815	-74
18	Adjustments	5,608	2,279
19	Change in working capital	-36,124	10,484

	Cash flows from operating activities before net financials	-27,701	12,689

	Interest received, etc.	0	5
	Interest paid, etc.	-505	-73
	Cash flows from ordinary activities	-28,207	12,621

	Cash flows from operating activities	-28,207	12,621
	Purchase of property, plant, and equipment	-1,365	-3,361
	Sale of property, plant, and equipment	35	-90
	Cash flows from investment activities	-1,330	-3,451

	Changes in long-term intercompany debt	35,187	-7,831
	Changes in bank debt	0	-752
	Cash flow from financing activities	35,187	-8,583

	Change in cash and cash equivalents	5,650	587

	Cash and cash equivalents at opening balance	2,185	1,776
	Cash and cash equivalents at end of period	7,835	2,363

	Cash and cash equivalents
	Available funds	7,835	2,363
	Cash and cash equivalents at end of period	7,835	2,363

Notes

Amounts: DKK thousand, unless noted

1.	Purpose of the consolidated financial statements for the interim period

The accompanying consolidated financial statements have been prepared in connection with Advent Technologies Holdings Inc.’s acquisition of Advent Technologies A/S (former Serenergy A/S), in order to be filed with the Securities and Exchange Commission (hereafter referred to as the Financial Statements). These Financial Statements have been presented in accordance with accounting principles generally accepted in Denmark (Danish GAAP) under the provisions of the Danish Financial Statements Act as regards reporting mid-size class C enterprises. The Financial Statements are required to be presented for 30 June 2021 and 30 June 2020. Further, these Financial Statements do not include a management’s review required in annual reports under Danish GAAP.

2.	Subsequent events

On August 31st 2021, 100% of the shares in Advent Technologies A/S (formerly Serenergy A/S) was acquired by the company Advent Technologies Holdings Inc., a NASDAQ listed company (ticker: “ADN”) headquartered in Boston, USA.

		Non-Audited
		1/1 2021	1/1 2020
		- 30/6 2021	- 30/6 2020

3.	Staff costs
	Salaries and wages	10,015	10,049
	Pension costs	1,096	1,054
	Other costs for social security	270	191
		11,381	11,294
	Average number of employees	56	60
4.	Research and development costs
	Research and development costs	8,829	8,879
	Received grants	-2,395	-2,944
	Grants, intercompany	-4,780	0
		1,654	5,935
5.	Other financial costs
	Financial costs, group enterprises	426	0
	Other financial costs	79	73
		505	73

Notes

Amounts: DKK thousand, unless noted

		Non-Audited
		30/6 2021	31/12 2020	30/6 2020

6.	Property
	Cost opening balance	10,715	10,427	10,427
	Additions during the year	0	288	288
	Cost end of period	10,715	10,715	10,715

	Depreciation and write-down opening balance	-1,534	-1,189	-1,189
	Depreciation, amortization and write-down for the year	-175	-345	-170
	Depreciation and write-down end of period	-1,709	-1,534	-1,359

	Carrying amount, end of period	9,006	9,181	9,356

7.	Plant and machinery
	Cost opening balance	8,940	8,499	8,499
	Additions during the year	0	441	394
	Cost end of period	8,940	8,940	8,893

	Depreciation and write-down opening balance	-4,309	-2,716	-2,716
	Depreciation, amortization and write-down for the year	-780	-1,593	-787
	Depreciation and write-down end of period	-5,089	-4,309	-3,503

	Carrying amount, end of period	3,851	4,631	5,390

Notes

Amounts: DKK thousand, unless noted

		Non-Audited
		30/6 2021	31/12 2020	30/6 2020

8.	Other fixtures and fittings, tools and equipment
	Cost opening balance	13,756	8,657	8,656
	Additions during the year	964	5,317	1,662
	Disposals during the year	-35	-218	-91
	Cost end of period	14,685	13,756	10,227

	Depreciation and write-down opening balance	-5,817	-3,903	-3,903
	Depreciation, amortization and write-down for the year	-1,274	-2,034	-952
	Depreciation, amortization and write-downs, assets disposed of	0	120	0
	Depreciation and write-down end of period	-7,091	-5,817	-4,855

	Carrying amount, end of period	7,594	7,939	5,372

9.	Property, plant, and equipment under construction including pre-payments for property, plant, and equipment
	Cost opening balance	572	2,096	2,096
	Additions during the year	396	572	1,231
	Transfers	0	-2,096	-273
	Cost end of period	968	572	3,054

	Carrying amount, end of period	968	572	3,054

Notes

Amounts: DKK thousand, unless noted

		Non-Audited
		30/6 2021	31/12 2020	30/6 2020
10.	Deposits
	Cost opening balance	131	128	128
	Additions during the year	33	3	3
	Cost end of period	164	131	131

	Carrying amount, end of period	164	131	131

11.	Prepayments and accrued income
	Other prepayments	104	389	185
		104	389	185

	Prepayments contains prepayment of other administrative expenses.

12.	Deferred tax asset

The group has a deferred tax asset of approx. DKK 22.5 m (2020: 22.5 m) that primarily relates to unrestricted carry-forward tax loss. Management has recognized a deferred tax asset of DKK 0 m as of 30 June 2021 (2020: DKK 0 m). In view of uncertainty about future earnings, management considers that the valuation of the group’s deferred tax asset as of 30 June 2021 and 30 June 2020 is realistic.

13.	Other provisions
	Other provisions opening balance	3,739	4,465	4,465
	Change of the year in other provisions	2,530	-726	185
		6,269	3,739	4,650

	Other provisions includes warranty obligations.

Notes

Amounts: DKK thousand, unless noted

		Non-Audited
		30/6 2021	31/12 2020	30/6 2020

14.	Other payables

	Total other payables	2,746	2,746	946

	Share of liabilities due after 5 years	2,746	2,746	946

15.	Charges and security

	For bank loans, DKK 0, the company has provided security in company assets representing a nominal value of DKK 1,700. This security comprises the assets below, stating the carrying amounts:

		DKK
	Fixed assets	12,152
	Trade receivables	43,560

	For intercompany debt DKK 70,212 the company has provided security in property representing a nominal value of DKK 5,750. The book value of property amounts DKK 9,006.

16.	Contingencies

	Contingent liabilities

DKK
Lease liabilities	296
Total contingent liabilities	296

Notes

Amounts: DKK thousand, unless noted

17.	Related parties

Effective upon inception of SerEnergy A/S the parent company of F.E.R. fischer Edelstahlrohre GmbH owned 100% of the shares of Serenergy A/S. This resulted in the classification of Fischer Eco Solutions GmbH as a related party as 100% of Fischer Eco Solutions GmbH shares are also owned by the common parent of F.E.R. fischer Edelstahlrohre GmbH.

Effective July of 2018 arrangements were made between SerEnergy A/S and Fischer Eco Solutions to shift the entrepreneurial risk associated with the patents from SerEnergy A/S to Fischer Eco Solutions (“The Agreement”). As a part of the agreement there were three separate contracts agreed to as it related to running the business between the two parties. Firstly, there was a manufacturing contract which laid out the expected rules of engagement as it related to the ultimate production of fuel cells by SerEnergy utilizing various parts supplied by Fischer Eco Solutions and third-party suppliers. Additionally, as a part of this portion of the Agreement was the sale of finished fuel cell units to Fischer Eco Solutions from SerEnergy A/S to be held on site and sold in accordance with the distribution contract, described as follows. The distribution contract which is included as part of The Agreement governs the ultimate sale of the Finished Fuel Cells held on-site at Fischer Eco Solutions to third-party customers via the sales channels of SerEnergy A/S. Finally, as the final part of this Agreement is an R&D contract between SerEnergy A/S with the goal of transferring some of the R&D costs held at SerEnergy A/S to Fischer Eco Solutions. These three portions of the Agreement comprise the nature of the relationship between Fischer Eco Solutions and SerEnergy A/S which are related parties due to the common parent stated above.

In addition to the above discussed relationship and related financial statement activity that the Company has with Fischer Eco Solutions, the Company also has related party loans with the parent company of F.E.R. fischer Edelstahlrohre GmbH which amounted to DKK 8,180 and DKK 41,617 for the periods ended June 30, 2021 and June 30, 2020 respectively. The Company also has related party loans with Fischer Group SE & Co. KG, which is 100% owned by F.E.R. fischer Edelstahlrohre GmbH, which amounted to DKK 8,552 and DKK 8,570 for the periods ended June 30, 2021 and June 30 2020, respectively.

The Company notes that in accordance with the Agreement stated above are various related party transactions and balances held at the various reporting dates.

Notes

Amounts: DKK thousand, unless noted

(continued)

Refer to table below for amounts held on the balance sheet and contained within the income statement for the periods ended June 30, 2021 and June 30, 2020:

	non-Audited
	1/1 2021	1/1 2020
	- 30/6 2021	- 30/6 2020

Total
Revenue from Related Parties	45,083	32,322
Expense to Related Parties	-44,348	-13,072
Income (Loss) from transactions with Related Parties	735	19,250

Payables to Related Parties	54,313	70,212
Net Receivable (Payable)	-54,313	-70,212
Fischer Eco soloutions GmbH
Revenue from Related Parties	45,083	32,322
Expense to Related Parties	-44,348	-13,072
Income (Loss) from transactions with Related Parties	735	19,250

Receivables from Related Parties	0	0
Payables to Related parties	37,581	20,025
Net Receivables (Payable)	-37,581	-20,025

F.E.R. Fischer Edelstahlrohre GmbH Expense to Related Parties	0	0

Payables to Related Parties	8,180	41,617
Net Receivable (Payable)	-8,180	-41,617

Fischer group SE & Co. KG Expense to Related Parties	0	0

Payables to Related Parties	8,552	8,570
Net Receivable (Payable)	-8,552	-8,570

Notes

Amounts: DKK thousand, unless noted

		non-Audited
		1/1 2021	1/1 2020
		- 30/6 2021	- 30/6 2020
18.	Adjustments

	Depreciation, amortization, and impairment	2,229	1,909
	Dividend from group enterprises	0	0
	Other financial costs	505	14
	Tax on ordinary results	0	27
	Other provisions	2,874	329
		5,608	2,279

19.	Change in working capital
	Change in inventories	-7,696	-188
	Change in receivables	-31,835	20,115
	Change in trade payables and other payables	3,407	-9,443
		-36,124	10,484

20.	Reconciliation between Danish GAAP and US GAAP

The accompanying consolidated financial statements have been prepared in accordance with the provisions of Danish GAAP, which differs in certain respects from the requirements of U.S. generally accepted accounting principles (US GAAP). While recognition and measurement differences between the accounting GAAPs were assessed as having a potential impact, the impact was limited to optional accounting policy permitted under Danish GAAP and not permitted under US GAAP.  As the Company did not apply these optional accounting policy elections, no material variations exist on the reconciliation between Danish GAAP and US GAAP. As a result, there are no recognition and measurement differences with respect to the net profit reported or the ending balance in shareholder’s equity as of June 30, 2021 and December 31, 2020 between the two aforementioned bases of accounting.

Accounting policies

The accompanying consolidated financial statements have been prepared in connection with Advent Technologies Holdings Inc.’s acquisition of Advent Technologies A/S (former Serenergy A/S), in order to be filed with the Securities and Exchange Commission (hereafter referred to as the Financial Statements). These Financial Statements have been presented in accordance with accounting principles generally accepted in Denmark (Danish GAAP) under the provisions of the Danish Financial Statements Act as regards reporting mid-size class C enterprises. The Financial Statements are required to be presented for 30 June 2021 and 30 June 2020. Further, these Financial Statements do not include a management’s review required in annual reports under Danish GAAP.

Recognition and measurement in general

Income is recognized in the income statement concurrently with its realization, including the recognition of value adjustments of financial assets and liabilities. Likewise, all costs are recognized in the income statement, including depreciations amortizations, write-downs for impairment, provisions, and reversals due to changes in estimated amounts previously recognized in the income statement.

Assets are recognized in the statement of financial position when it seems probable that future economic benefits will flow to the group and the value of the asset can be reliably measured.

Liabilities are recognized in the statement of financial position when it is seems probable that future economic benefits will flow out of the group and the value of the liability can be reliably measured.

Assets and liabilities are measured at cost at the initial recognition. Hereafter, assets and liabilities are measured as described below for each individual accounting item.

Certain financial assets and liabilities are measured at amortized cost, allowing a constant effective interest rate to be recognized during the useful life of the asset or liability. Amortized cost is recognized as the original cost less any payments, plus/less accrued amortizations of the difference between cost and nominal amount. In this way, capital losses and gains are allocated over the useful life of the liability.

Upon recognition and measurement, allowances are made for such predictable losses and risks which may arise prior to the presentation of the annual report and concern matters that exist on the reporting date.

Foreign currency translation

Transactions in foreign currency are translated by using the exchange rate prevailing at the date of the transaction. Differences in the rate of exchange arising between the rate at the date of transaction and the rate at the date of payment are recognized in the profit and loss account as an item under net financials. If currency positions are considered to hedge future cash flows, the value adjustments are recognized directly in equity in a fair value reserve.

Accounting policies

Receivables, payables, and other foreign currency monetary items are translated using the closing rate. The difference between the closing rate and the rate at the time of the occurrence or initial recognition in the latest financial statements of the receivable or payable is recognized in the income statement under financial income and expenses.

Fixed assets acquired and paid for in foreign currency are measured at the exchange rate prevailing at the date of the transaction.

Group enterprises abroad, associates, and equity investments are considered to be independent entities. The income statements are translated at an average exchange rate for the month, and the balance sheet items are translated at the closing rates. Currency translation differences, arising from the translation of the equity of group enterprises abroad at the beginning of the year to the closing rate and from the translation of income statements from average prices to the closing rate, are recognized directly in equity in the fair value reserve. This also applies to differences arising from translation of income statements from average exchange rate to closing rate.

Translation adjustment of balances with group enterprises abroad that are considered part of the total investment in group enterprises are recognized directly in equity in the fair value reserve. Likewise, foreign exchange gains and losses on loans and derived financial instruments for currency hedging independent group enterprises abroad are recognized directly in equity.

When recognizing foreign group enterprises which are integral units, the monetary items are translated using the closing rate. Non-monetary items are translated using the exchange rate prevailing at the time of acquisition or at the time of the subsequent revaluation or write-down for impairment of the asset. Income statement items are translated using the exchange rate prevailing at the date of the transaction. However, items in the income statement derived from non-monetary items are translated using historical prices.

The consolidated financial statements

The consolidated income statements comprise the parent company Serenergy A/S and those group enterprises of which Serenergy A/S directly or indirectly owns more than 50 % of the voting rights or in other ways exercise control.

SerEnergy Pvt. Ltd, India, Mumbai, India (100%)
SerEnergy (Shanghai) Co., Ltd., China (100%)
SerEnergy (Philippines) Inc., Philippines (100%)

Consolidation policies

The consolidated financial statements have been prepared as a summary of the parent company’s and the group enterprises’ financial statements by adding together uniform accounting records calculated in accordance with the group’s accounting policies.

Investments in group enterprises are eliminated by the proportionate share of the group enterprises’ market value of net assets and liabilities at the acquisition date.

Accounting policies

In the consolidated financial statements, the accounting records of the group enterprises are recognized by 100%. The minority interests’ share of the profit for the year and of the equity in the group enterprises, which are not 100% owned, is included in the group’s profit and equity, but presented separately.

Purchases and sales of minority interests under continuing control are recognized directly in equity as a transaction between shareholders.

Investments in associates are measured in the statement of financial position at the proportionate share of the enterprises’ equity value i calculated in accordance with the parent company’s accounting policies and with proportionate elimination of unrealized intercompany gains and losses. In the income statement, the proportional share of the associates’ results is recognized after elimination of the proportional share of intercompany gains and losses.

The group activities in joint operations are recognized in the consolidated financial statements record by record.

Income statement

Gross profit

Gross profit comprises the revenue, changes in inventories of finished goods, and work in progress, work performed for own account and capitalized, other operating income, and external costs.

Revenue is recognized in the income statement if delivery and passing of risk to the buyer have taken place before the end of the year and if the income can be determined reliably and inflow is anticipated. Recognition of revenue is exclusive of VAT and taxes and less any discounts relating directly to sales.

Cost of sales comprises costs concerning purchase of raw materials and consumables less discounts and changes in inventories.

Other operating income comprises items of a secondary nature as regards the principal activities of the enterprise, including profit from the disposal of intangible and tangible assets.

Other external costs comprise costs incurred for distribution, sales, advertising, administration, premises, loss on receivables, and operational leasing costs.

Staff costs

Staff costs include salaries and wages, including holiday allowances, pensions, and other social security costs, etc., for staff members. Staff costs are less government reimbursements.

Depreciation, amortization, and write-down for impairment

Depreciation, amortization, and write-down for impairment comprise depreciation on, amortization of, and write-down for impairment of intangible and tangible assets, respectively.

Accounting policies

Other operating costs

Other operating costs comprise items of secondary nature as regards the principal activities of the enterprise, including losses on the disposal of intangible and tangible assets.

Research and development costs

Research and development costs comprise costs, salaries, and wages and depreciation directly or indirectly attributable to the company’s research and development activities.

Research and development costs are recognized in the income statement in the year incurred.

Financial income and expenses

Financial income and expenses are recognized in the income statement with the amounts concerning the financial year. Financial income and expenses comprise interest income and expenses, financial expenses from financial leasing, realized and unrealized capital gains and losses relating to securities, debt and transactions in foreign currency, amortization of financial assets and liabilities as well as surcharges and reimbursements under the advance tax scheme, etc.

Tax on net profit or loss for the year

Tax for the year comprises the current income tax for the year and changes in deferred tax and is recognized in the income statement with the share attributable to the net profit or loss for the year and directly in equity with the share attributable to entries directly in equity.

Statement of financial position

Property, plant and equipment

Property, plant and equipment is measured at cost and less accrued depreciation and write-down for impairment. Land is not subject to depreciation.

The depreciable amount is cost less any expected residual value after the end of the useful life of the asset. The amortization period and the residual value are determined at the acquisition date and reassessed annually. If the residual value exceeds the carrying amount, the depreciation is discontinued.

If the amortization period or the residual value is changed, the effect on amortization will, in future, be recognized as a change in the accounting estimates.

The cost comprises acquisition cost and costs directly associated with the acquisition until the time when the asset is ready for use.

The cost of a total asset is divided into separate components. These components are depreciated separately, the useful lives of each individual components differing, and the individual component representing a material part of the total cost.

Accounting policies

Depreciation is done on a straight-line basis according to an assessment of the expected useful life and the residual value of the individual assets:

	Useful life	Residual value
Buildings	30 years	30%
Plant and machinery	5-10 years	0-20%
Other fixtures and fittings, tools and equipment	3-5 years	0-40%

Minor assets with an expected useful life of less than 1 year are recognized as costs in the income statement in the year of acquisition.

Profit or loss derived from the disposal of property, land, and equipment is measured as the difference between the sales price, less selling costs and the carrying amount at the date of disposal. Profit or loss is recognized in the income statement as other operating income or other operating expenses.

As regards self-constructed assets, the cost comprises direct costs for materials, components, deliveries from sub suppliers, payroll costs, and borrowing costs from specific and general borrowing concerning the construction of each individual asset.

Property, plant, and equipment under construction

Property, plant, and equipment under construction are measured and recognized as the total costs incurred. When the work has been completed, the total value is transferred to the relevant item under property, plant, and equipment and is amortized from the date of entry into service.

Leases

At their initial recognition in the statement of financial position, leases concerning property, plant, and equipment where the group holds all essential risks and advantages associated with the proprietary right (finance lease) are measured either at fair value or at the present value of the future lease payments, whichever value is lower. When calculating the present value, the discount rate used is the internal rate of return of the lease or, alternatively, the borrowing rate of the enterprise. Hereafter, assets held under a finance lease are treated in the same way as other similar property, plant, and equipment.

The capitalized residual lease commitment is recognized in the statement of financial position as a liability other than provisions, and the interest part of the lease is recognized in the income statement for the term of the contract.

All other leases are regarded as operating leases. Payments in connection with operating leases and other lease agreements are recognized in the income statement for the term of the contract. The group’s total liabilities concerning operating leases and lease agreements are recognized under contingencies, etc.

Accounting policies

Impairment loss relating to non-current assets

The carrying amount of both intangible and tangible fixed assets as well as equity investments in subsidiaries are subject to annual impairment tests in order to disclose any indications of impairment beyond those expressed by amortization and depreciation respectively.

If indications of impairment are disclosed, impairment tests are carried out for each individual asset or group of assets, respectively. Write-down for impairment is done to the recoverable amount if this value is lower than the carrying amount.

The recoverable amount is the higher value of value in use and selling price less expected selling cost. The value in use is calculated as the present value of the expected net cash flows from the use of the asset or the asset group and expected net cash flows from the sale of the asset or the asset group after the end of their useful life.

Previously recognized impairment losses are reversed when conditions for impairment no longer exist. Impairment relating to goodwill is not reversed.

Deposits

Deposits are measured at amortized cost and represent lease deposits, etc.

Inventories

Inventories are measured at cost according to the FIFO method. In cases when the net realizable value of the inventories is lower than the cost, the latter is written down for impairment to this lower value.

Costs of goods for resale, raw materials, and consumables comprise acquisition costs plus delivery costs.

Costs of manufactured goods and work in progress comprise the cost of raw materials, consumables, direct wages, and indirect production costs. Indirect production costs comprise indirect materials and wages, maintenance and depreciation of machinery, factory buildings, and equipment used in the production process, and costs for factory administration and factory management. Borrowing expenses are not recognized in cost.

The net realizable value for inventories is recognized as the market price less costs of completion and selling costs. The net realizable value is determined with due consideration of negotiability, obsolescence, and the development of expected market prices.

Receivables

Receivables are measured at amortized cost, which usually corresponds to nominal value.

In order to meet expected losses, impairment takes place at the net realizable value. Impairments is made to offset losses where an objective indication is deemed to have occurred that an account receivable is impaired.

Accounting policies

Accounts receivable for which there is no objective indication of impairment at the individual level are evaluated at portfolio level for objective indication of impairment. The portfolios are primarily based on the debtors’ domicile and credit rating in accordance with the company’s and the group’s credit risk management policy. Determination of the objective indicators applied for portfolios are based on experience with historical losses.

Impairment losses are calculated as the difference between the carrying amount of accounts receivable and the present value of the expected cash flows, including the realizable value of any securities received. The effective interest rate for the individual account receivable or portfolio is used as the discount rate.

Prepayments and accrued income

Prepayments and accrued income recognized under assets comprise incurred costs concerning the following financial year.

Cash on hand and demand deposits

Cash on hand and demand deposits comprise cash at bank and on hand.

Income tax and deferred tax

Current tax liabilities and current tax receivable are recognized in the statement of financial position as calculated tax on the taxable income for the year, adjusted for tax of previous years’ taxable income and for tax paid on account.

Deferred tax is measured on the basis of temporary differences in assets and liabilities with a focus on the statement of financial position. Deferred tax is measured at net realizable value.

Deferred tax is measured based on the tax rules and tax rates applying under the legislation prevailing in the respective countries on the reporting date when the deferred tax is expected to be released as current tax. Changes in deferred tax due to changed tax rates are recognized in the income statement, except for items included directly in the equity.

Deferred tax assets, including the tax value of tax losses allowed for carryforward, are recognized at the value at which they are expected to be realizable, either by settlement against tax of future earnings or by set-off in deferred tax liabilities within the same legal tax unit. Any deferred net tax assets are measured at net realizable value.

Provisions

Provisions comprise expected costs of warranty commitments, loss on work in progress, restructuring, etc. Provisions are recognized when the group has a legal or actual commitment resulting from a previously occurred event and when it is probable that the settlement of the liability will result in consumption of the financial resources of the group.

Accounting policies

Provisions are measured at net realizable value or at fair value. If the fulfilment of a liability is expected to take place far in the future, the liability is measured at fair value.

Warranty liabilities comprise liabilities for repairs within the guarantee period of 1-5 years. Provisions for warranty commitments are measured on basis of the obtained experience with warranty work. Provisions with an expected due date later than 1 year from the reporting date are discounted at a rate reflecting risk and maturity of the liability.

On the acquisition of entities, provisions for restructuring within the acquired entity are included in the acquisition cost, and thereby in the goodwill or the consolidated goodwill, to the extent that they have been recognized in the financial statements of the acquired entity in advance of the acquisition. Provisions for restructuring are included to the extent that they have been decided at the date of acquisition at the latest and that the process have been commenced.

When it is likely that the total costs will exceed the total income of contract work in progress, the total expected loss on the contract work in progress will be recognized as provisions for liabilities. The provision is recognized under production costs.

Liabilities other than provisions

Financial liabilities other than provisions related to borrowings are recognized at the received proceeds less transaction costs incurred. In subsequent periods, the financial liabilities are recognized at amortized cost, corresponding to the capitalized value when using the effective interest rate. The difference between the proceeds and the nominal value is recognized in the income statement during the term of the loan.

Mortgage loans and bank loans are thus measured at amortized cost which, for cash loans, corresponds to the outstanding payables. For bond loans, the amortized cost corresponds to an outstanding payable calculated as the underlying cash value at the date of borrowing, adjusted by amortization of the market value on the date of the borrowing effectuated over the repayment period.

Other liabilities concerning payables to suppliers, group enterprises, and other payables are measured at amortized cost which usually corresponds to the nominal value.

Accruals and deferred income

Payments received concerning future income are recognized under accruals and deferred income.

Statement of cash flows
The cash flow statement shows the cash flows for the year, divided in cash flows deriving from operating activities, investment activities and financing activities, respectively, the changes in the liabilities, and cash and cash equivalents at the beginning and the end of the year, respectively.

Accounting policies

The effect on cash flows derived from the acquisition and sale of enterprises appears separately under cash flows from investment activities. In the statement of cash flows, cash flows derived from acquirees are recognized as of the date of acquisition, and cash flows derived from sold enterprises are recognized until the date of sale.

Cash flows from operating activities

Cash flows from operating activities are calculated as the group’s share of the profit adjusted for non- cash operating items, changes in the working capital, and corporate income tax paid. Dividend income from equity investments is recognized under “Interest income and dividend received”.

Cash flows from investment activities

Cash flows from investment activities comprise payments in connection with the acquisition and sale of enterprises and activities as well as the acquisition and sale of intangible assets, property, plant, and equipment, and investments, respectively.

Cash flows from financing activities

Cash flows from financing activities include changes in the size or the composition of the group’s share capital and costs attached to it, as well as raising loans, repayments of interest-bearing payables and payment of dividend to shareholders.

Cash and cash equivalents

Cash and cash equivalents comprise cash on hand and demand deposits and short-term financial instruments with a term of less than 3 months, which can easily be converted into cash and cash equivalents and are associated with an insignificant risk of value change.

Annual financial statements

as of 31 December 2020 and 31 December 2019

Advent Technologies GmbH
(formerly fischer eco solutions GmbH)

Im Gewerbegebiet 7

77855 Achern

Report of Independent Auditors

To the Board of Directors of Advent Technologies GmbH (formerly fischer eco solutions GmbH)

We have audited the accompanying consolidated financial statements of Advent Technologies GmbH (formerly fischer eco solutions GmbH) (the “Company”), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of income, changes in equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with accounting principles generally accepted in Germany; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advent Technologies GmbH (formerly fischer eco solutions GmbH) at December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in Germany.

Emphasis of matter
As discussed in  the Notes to the financial statements, the Company prepares its financial statements in accordance with accounting principles generally accepted in Germany, which differ from accounting principles generally accepted in the United States of America. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
March 31, 2022

Balance Sheets Advent Technologies GmbH (formerly fischer eco solutions GmbH), Achern as of 31 December 2020 and 31 December 2019

A S S E T S					E Q U I T Y A N D L I A B I L I T I E S
	EUR	31 Dec 2020 EUR	31 Dec 2019 EUR		EUR	31 Dec 2020 EUR	31 Dec 2019 EUR
A. A S S E T S				A. E Q U I T Y A N D L I A B I L I T I E S
I. INTANGIBLE ASSETS 1. Franchises, industrial rights and similar rights and assets		5.152.839,00	7.069.376,00	I. SUBSCRIBED CAPITAL	1.000.000,00		1.000.000,00
				II. CAPITAL RESERVES	3.500.000,00		3.500.000,00
II. PROPERTY, PLANT AND EQUIPMENT
1. Plant and machinery	1.318.043,00		1.240.666,80	III. ACCUMULATED LOSS	-4.531.774,48		-4.538.904,48
2. Other equipment, furniture and fixtures	336.026,00		375.237,00			-31.774,48	-38.904,48
3. Prepayments and assets under construction	0,00		93.000,00
		1.654.069,00	1.708.903,80	B. P R O V I S I O N S
				1. Other provisions		143.372,00	218.055,00
						143.372,00	218.055,00
III. FINANCIAL ASSETS				C. L I A B I L I T I E S
1. Equity investments		32.819,00	32.819,00	1. Trade payables	802.154,40		341.497,87
				2. Liabilities to affiliates	38.956.933,32		38.926.583,59
				3. Other liabilities	53.336,26		92.182,74
A. C U R R E N T A S S E T S						39.812.423,98	39.360.264,20

						39.924.021,50	39.539.414,72

I. INVENTORIES 1. Raw materials, consumables and supplies	1.822.670,01		1.019.012,62
2. Work in process	147.309,43		150.364,21
3. Finished goods and merchandise	2.207.366,10		2.363.939,81
		4.177.345,54	3.533.316,64
II. RECEIVABLES AND OTHER
ASSETS 1. Trade receivables	0,00		195.077,10
2. Receivables from affiliates	26.879.838,13		26.608.492,04
3. Other assets	856.983,35		384.578,19
		27.736.821,48	27.188.147,33
III. CHECKS, CASH ON HAND, BUNDESBANK AND POSTAL GIRO BALANCES		1.166.418,93	4.665,86

C. P R E P A I D E X P E N S E S		3.708,55	2.186,09

		39.924.021,50	39.539.414,72

INCOME STATEMENTS from 1 January 2020 to 31 December 2020 and 1 January 2019 to 31 December 2019

Advent Technologies GmbH (formerly fischer eco solutions GmbH), Achern-

		Fiscal year 2020	Prior year 2019
	EUR	EUR	EUR
1. Revenue		1.175.423,17	7.098.278,48
2. Increase or decrease in finished goods and work in process		27.120,51	-1.600.054,21
3. Total operating performance		1.202.543,68	5.498.224,27
4. Other operating income
a) Ordinary operating income
aa) Other ordinary income	1.470,12		937,87
a) Income from the disposal of fixed assets	999,00		0,00
b) Income from the reversal of provisions	223,83		20,00
c) Other income from ordinary activities	174.380,33		28.058,15
		177.073,28	29.016,02
5. Cost of materials a) Cost of raw materials, consumables and
Supplies	-4.588.746,16		-8.028.983,97
b) Cost of purchased services	-197.869,47		-416.015,60
		-4.786.615,63	-8.444.999,57
Gross profit / loss (-)		-3.406.998,67	-2.917.759,28
6. Personnel expenses
a) Wages and salaries	-656.999,30		-939.132,72
b) Social security, pension and other benefit
Costs	-209.445,82		-227.421,39
		-866.445,12	-1.166.554,11
7. Amortization, depreciation and impairment		-2.413.110,74	-2.385.646,08
8. Other operating expenses
a) Ordinary operating expenses
aa) Rent and rent incidentals	-70.708,69		-72.698,28
ab) Insurance and contributions	-7.344,28		-7.701,12
ac) R&D Costs	-4.860.247,27		-6.097.045,59
ad) Vehicle expenses	-253,39		-543,88
ae) Advertising and travel expenses	-14.315,52		-46.282,30
af) Distribution costs	-15.803,57		-32.259,53
ag) Miscellaneous operating expenses	-304.247,71		-259.605,05
b) Losses from the disposal of fixed assets	-3,00		-789,26
c) Losses from impairment or from the disposal
of current assets and allocations to bad debt
Allowances	-9.161,32		0,00
d) Other expenses related to ordinary activities	-8.813,07		-8.958,24
		-5.290.897,82	-6.525.883,25
Operating result		-11.977.452,35	-12.995.842,72

INCOME STATEMENTS from 1 January 2020 to 31 December 2020 and 1 January 2019 to 31 December 2019

Advent Technologies GmbH (formerly fischer eco solutions GmbH), Achern

		Fiscal year 2020	Prior year 2019
	EUR	EUR	EUR
Subtotal:		-11.977.452,35	-12.995.842,72
9. Other interest and similar income		821.016,82	564.132,36
10. Interest and similar expenses		-1.423.851,23	-1.277.675,05
11. Income from loss absorption		12.587.416,76	13.489.752,41
12. Net gain / loss (-) for the year		7.130,00	-219.633,00
13. Loss carryforward		-4.538.904,48	-4.319.271,48
14. ACCUMULATED LOSS		-4.531.774,48	-4.538.904,48

Advent Technologies GmbH (formerly fischer eco solutions GmbH)

Annual financial statementsas of 31 December 2020 and 31 December 2019

Statements of changes in equity

	SUBSCRIBED CAPITAL	CAPITAL RESERVES	LOSS CARRYFORWARD	NET GAIN/LOSS (-) FOR THE YEAR	T O T A L E Q U I T Y

	Euro	Euro	Euro	Euro	Euro

31 December 2018 1 January 2019	1,000,000.00	3,500,000.00	-4,319,271.48	0.00	180,728.52

Carryforward to new account	0.00	0.00	0.00	0.00	0.00
Net gain/loss (-) in 2019	0.00	0.00	0.00	-219,633.00	-219,633.00

31 December 2019 1 January 2020	1,000,000.00	3,500,000.00	-4,319,271.48	-219,633.00	-38,904.48

Carryforward to new account	0.00	0.00	-219,633.00	219,633.00	0.00
Net gain/loss (-) in 2020	0.00	0.00	0.00	7,130.00	7,130.00

31 December 2020	1,000,000.00	3,500,000.00	-4,538,904.48	7,130.00	-31,774.48

Advent Technologies GmbH (formerly fischer eco solutions GmbH)

Annual financial statementsas of 31 December 2020 and 31 December 2019

Statements of Cash Flows from 1 January 2020 to 31 December 2020 and from 1 January 2019 to 31 December 2019
		12/31/2020	12/31/2019
		Act	Act
		YTD	YTD

	Net income / (net loss) for the year after allocation / distribution of profit	7,130.00	-219,633.00

+/-	Amortization, depreciation and impairment	2,413,110.74	2,385,646.08
+/-	Increase / decrease in other provisions	-74,473.00	28,974.31
-/+	Increase / decrease in inventories	-644,028.90	-641,919.71
-/+	Increase / decrease in AR trade and other receivables, not investing or financing activities	-11,429,695.10	9,040,428.33
+/-	Increase / decrease in AP trade and other liabilities, not investing or financing activities	-848,174.91	-17,976,360.84
-/+	Gain / loss on disposal of fixed assets	-996.00	789.26
+/-	Interest expenses / interest income	602,834.41	713,542.69
=	Cash flow from operating activities	-9,974,292.76	-6,668,532.88

	Proceeds from sale of fixed assets	1,000.00	0.00
-	Expenditures for fixed assets	-441,742.94	-437,648.14
=	Cash flow from investing activities	-440,742.94	-437,648.14

+/-	Proceeds from / expenditures for loans received from affiliated companies	11,577,186.41	7,095,498.98
-	Interest paid	-397.64	-2,340.03
=	Cash flow from financing activities	11,576,788.77	7,093,158.95

	Net change in cash and cash equivalents	1,161,753.07	-13,022.07

+	Cash and cash equivalents at beginning of period	4,665.86	17,687.93

=	Cash and cash equivalents at end of period	1,166,418.93	4,665.86

Advent Technologies GmbH (formerly fischer eco solutions GmbH)

Annual financial statementsas of 31 December 2020 and 31 December 2019

Notes to the financial statements of Advent Technologies GmbH (formerly fischer eco solutions GmbH

General information about the company

Advent Technologies GmbH (formerly fischer eco solutions GmbH), headquartered in Achern, Germany, is entered in the Commercial Register of the Mannheim Local Court under the registration number HRB 706920
The shareholders' meeting of 23 September 2021 resolved to amend the Articles of Association in Section I sentence 1 (Name of the Company). The name was changed to Advent Technologies GmbH.

General information

These financial statements were prepared in accordance with Sec. 242 et seq. and Sec. 264 et seq. HGB [“Handelsgesetzbuch”: German Commercial Code] as well as  in accordance  with  the  relevant  provisions  of  the  GmbHG  [“Gesetz betreffend die Gesellschaften mit beschränkter Haftung”: German Limited Liability Companies Act]. The Company is subject to the requirements for small corporations. The income statement is classified using the nature of expense method.

In order to improve the clarity of the financial statements, we have provided details on the composition of balance sheet items and “thereof” items in the notes to the financial statements. Pursuant to Sec. 42 GmbHG, disclosures on receivables from and liabilities to shareholders have also been included in the notes.

Pursuant to the size classes stated in Sec. 267 HGB, the Company is a small corporation. In the reporting year, size criteria break down as follows:

Advent Technologies GmbH (formerly fischer eco solutions GmbH)

Annual financial statementsas of 31 December 2020 and 31 December 2019

Accounting policies, including tax-law measures pursuant to Sec. 284 HGB

Accounting policies

The accounting policies applied comply with the provisions of the HGB [“Handelsgesetzbuch”: German Commercial Code] and the supplementary provisions of the GmbHG [“Gesetz betreffend die Gesellschaften mit beschränkter Haftung”: German Limited Liability Companies Act].

The following accounting and valuation methods were used unchanged for the preparation of the annual financial statements.

Purchased intangible assets are recognized at acquisition cost and are amortized if they have a limited life.

Property, plant and equipment are recognized at acquisition or production cost less depreciation (and, if necessary, impairment).

Amortization and depreciation were calculated on the basis of the estimated useful lives of the assets. The straight-line method is generally used for depreciation and amortization.

Low-value assets with an acquisition or production cost of up to EUR 150.00 are fully expensed in the year of acquisition.

Movable fixed assets with a value of between EUR 150.01 and EUR 1,000.00 are recognized in a collective item in the year of acquisition and depreciated on a straight-line basis using a rate of 20.0%.

Financial assets are recognized and valued as follows:
-	Loans at nominal value
-	Securities classified as fixed assets at acquisition cost
If necessary, they are written down to the lower net realizable value as of the reporting date.

Raw materials, consumables and supplies are reported at (average) acquisition or production cost, applying the lower of cost or market principle as of the reporting date.

Work in process and finished goods are valued at production cost. Production cost includes directly allocable costs as well as required overheads and production-related depreciation expenses. Production cost does not include borrowing costs. If the share of raw materials has a lower value as of the reporting date, this is recognized.

Receivables and other assets are stated at their nominal value or net realizable value as of the reporting date, whichever is lower. Appropriate bad debt allowances are recorded to cover any recognizable risks that may not be collectible; bad debts are written off. In order to cover the general credit risk, a general bad debt allowance is recognized on any receivables not already covered by specific bad debt allowances.

Cash and cash equivalents are stated at nominal value.

Expenses recognized before the balance sheet date that relate to a certain period after this date are posted as prepaid expenses.

Subscribed capital is stated at nominal value.

Advent Technologies GmbH (formerly fischer eco solutions GmbH)

Annual financial statements as of 31 December 2020 and 31 December 2019

Tax provisions contain taxes yet to be assessed relating to the fiscal year.

Other provisions record all recognizable risks and uncertain liabilities and are valued at the settlement value deemed necessary according to prudent business judgment (Sec. 253 (1) 2 HGB). Provisions with a term of more than one year are discounted based on their term at the average market interest rate of the past seven fiscal years (Sec. 253 (2) 1 HGB).

Liabilities are stated at their settlement amount (Sec. 253 (1) 2 HGB).

Translation of items denominated in foreign currency to euros

The annual financial statements contain items denominated in foreign currency translated into euros.

Receivables and liabilities in foreign currency are translated at the mean spot rate on the balance sheet date pursuant to Sec. 256a HGB.

The exchange rate of receivables or liabilities denominated in foreign currency with a remaining term of more than one year on the transaction date is recognized if it is lower in the case of receivables or higher in the case of liabilities.

Receivables and other assets

Receivables from affiliates contain trade receivables of EUR 5,695.51 (prior year: EUR 1,461,254.15) and other assets of EUR 26,874,142.62 (prior year: EUR 25,147,237.89).

Trade receivables
	31.12.2020	31.12.2019
Advent Technologies A/S	0.00 EUR	1,447,707.71 EUR
fischer Rohrtechnik GmbH	0.00 EUR	5,546.44 EUR
fischer Edelstahlrohre GmbH	5,283.25 EUR	8,000.00 EUR
F.E.R. fischer Edelstahlrohre GmbH	250.00 EUR	0.00 EUR
fischer Power Solutions GmbH	162.26 EUR	0.00 EUR
	5,695.51 EUR	1,461,254.15 EUR
Other assets
	31.12.2020	31.12.2019
F.E.R. fischer Edelstahlrohre GmbH	26,874,142.62 EUR	25,147,237.89 EUR

Of the receivables from affiliates, an amount of EUR 0.00 (prior year: EUR 13,489,752.41) has a remaining term of more than one year.

Trade receivables of EUR 0.00 (prior year: EUR 9,161.32) have a remaining term of more than one year.

Other assets of EUR 0.00 (prior year: EUR 0.00) have a remaining term of more than one year.

Advent Technologies GmbH (formerly fischer eco solutions GmbH)

Annual financial statements as of 31 December 2020 and 31 December 2019

Other assets contain input tax of EUR 4,067.00 (prior year: EUR 2,438.92) that does not come into effect until after the reporting date.

Receivables from shareholders are not recognized separately in the balance sheet. Of the receivables from affiliates recognized in the balance sheet, EUR 26,874,392.62 (prior year: EUR 25,147,237.89) relates to receivables from shareholders as defined by Sec. 42 (3) GmbHG.

Statement of liabilities pursuant to Sec. 285 No. 2 HGB

Type of liability as of 31 December 2020	Total	thereof due in			Secured amounts	Type of *liability
		less than one year	one to five years	more than five years
	EUR k	EUR k	EUR k	EUR k	EUR k
Related to trade	802	802	0	0	689
	(341)	(341)	(0)	(0)	(326)	-
To affiliates	38,957	20,764	18,193	0	40
	(38,927)	(8,307)	(30,620)	(0)	(2,227)	-
Other liabilities	53	53	0	0	0
	(92)	(92)	(0)	(0)	(0)	-
Total	39,812	21,619	18,193	0	729
	(39,360)	(8,740)	(30,620)	(0)	(2,553)

Figures in brackets = prior-year figures

-	thereof for taxes:

EUR 14,209.49 (prior year: EUR 16,731.01)

-	thereof related to social security:
EUR 13,626.68; (prior year: EUR 25,702.83)

*	Trade payables are secured by retention of title customary for the industry.

Liabilities  to  affiliates  contain  trade  payables  of  EUR 78,480.97  (prior  year: EUR 2,226,583.59)  and  other  liabilities  of  EUR 38,878,452.35  (prior  year: EUR 36,700,000.00).

Trade payables
	31.12.2020	31.12.2019
Advent Technologies A/S	36,487.80 EUR	2,184,946.38 EUR
fischer Edelstahlrohre GmbH	23,370.92 EUR	17,453.51 EUR
F.E.R. fischer Edelstahlrohre GmbH	2,524.00 EUR	14,152.00 EUR
fischer Maschinentechnik-GmbH	267.73 EUR	0.00 EUR
fischer group SE & Co. KG	15,830.52 EUR	10,031.70 EUR
	78,480.97 EUR	2,226,583.59 EUR

Advent Technologies GmbH (formerly fischer eco solutions GmbH)

Annual financial statements as of 31 December 2020 and 31 December 2019

Other liabilities
	31.12.2020	31.12.2019
Advent Technologies A/S	878,452.35 EUR	0.00 EUR
F.E.R. fischer Edelstahlrohre GmbH	38,000,000.00 EUR	36,700,000.00 EUR
	38,878,452.35 EUR	36,700,000.00 EUR

Liabilities to shareholders are not recognized separately in the balance sheet. Of the liabilities to affiliates recognized in the balance sheet, EUR 38,002,524.00 (prior year: EUR 36,714,152.00) relates to liabilities to shareholders as defined by Sec. 42 (3) GmbHG.

Disclosures and explanations of individual items in the income statement Personnel expenses
The item personnel expenses - Social security, pension and other benefit costs - includes expenses for benefits amounting to EUR 8,805.75 (prior year: EUR 9,326.04).

Depreciation

Depreciation of property, plant and equipment includes unscheduled depreciation amounting to EUR 74,941.80 (prior year: EUR 0.00).

Financial result

The item other interest and similar income includes interest income amounting to EUR 850.00 (prior year: EUR 1,210.00) from the discounting of provisions.
Of the interest income, EUR 820,166.82 (prior year: EUR 562,922.36) relates to affiliated companies.

Interest income to affiliated companies
	31.12.2020	31.12.2019
F.E.R. fischer Edelstahlrohre GmbH	820,166.82 EUR	562,922.36 EUR

The item interest and similar expenses includes interest expenses of EUR 640.00 (prior year: EUR 2,110.00) from the compounding of provisions.

Of the interest expenses, EUR 1,422,813.59 (previous year: EUR 1,275,335.02) relate to affiliated companies.

Interest expenses to affiliated companies

	31.12.2020	31.12.2019
F.E.R. fischer Edelstahlrohre GmbH	1,422,813.59 EUR	1,275,335.02 EUR

Advent Technologies GmbH (formerly fischer eco solutions GmbH)

Annual financial statements as of 31 December 2020 and 31 December 2019

Other financial obligations pursuant to Sec. 285 No. 3(a) HGB

Annual payment obligations under rental agreements and other service agreements are as follows:

Off-balance-sheet other	Amount 31.12.2020	Amount 31.12.2019	Maturity
financial obligations	(EUR k)	(EUR k)	(Year)

Rental obligations
Rent for premises	69	69	Annual obligation

Service agreements
Software support	6	10	Annual obligation
Production maintenance	18	27	Annual obligation
Other	4	3	Annual obligation

Rental obligations to the ultimate parent company fischer group SE & Co. KG total EUR 69,014.46 (prior year: EUR 69,014.46).

Obligations from ongoing investment projects amount to  EUR 0.00  (prior year: EUR 279,348.74) as of the reporting date.

Information on employees pursuant to Sec. 285 No. 7 HGB

The workforce of the Company during the fiscal year can be broken down into the following categories:

Category	Number 2020	Number 2019
Wage earners	9.25	11.25
Salaried employees	7.00	7.00
The average total number of employees for the year is therefore:	16.25
The average total number of employees for the prior year is therefore:		18.25

Information on group affiliation (Sec.285 No. 14 and 14a HGB)-

The direct parent company of the Company is F. E. R. fischer Edelstahlrohre GmbH with registered office in Achern. The shareholder is included in the consolidated financial statements of fischer group SE & Co. KG with registered office in Achern.

The fischer group SE & Co. KG, Achern, prepares the consolidated financial statements for the smallest and largest group of companies. The consolidated financial statements are published in the “Bundesanzeiger”. Advent Technologies GmbH (formerly fischer eco solutions GmbH), Achern, is included in these consolidated financial statements.

General managers pursuant to Sec. 285 No. 10 HGB

The Company was managed by the following persons in the past fiscal year:

Advent Technologies GmbH (formerly fischer eco solutions GmbH)

Annual financial statements as of 31 December 2020 and 31 December 2019

1. General manager:	HansFischr, Seebach

Additional general manager:	Roland Fischer, Seebach

Appropriation of profits

Earnings are transferred under the profit and loss transfer agreement concluded with the parent company F.E.R. fischer Edelstahlrohre GmbH.

Related Party

Effective upon inception of Advent Technologies GmbH (formerly fischer eco solutions GmbH), the parent company of F.E.R. fischer Edelstahlrohre GmbH owned 100% of the shares of Advent Technologies GmbH (formerly fischer eco solutions GmbH). This resulted in the classification of Advent Technologies GmbH (formerly fischer eco solutions GmbH) as a related party of Advent Technologies A/S (formerly Serenergy A/S) as 100% of Advent Technologies A/S (formerly Serenergy A/S) shares are also owned by the common parent of F.E.R. fischer Edelstahlrohre GmbH.

Effective July of 2018 arrangements were made between Advent Technologies A/S (formerly Serenergy A/S) and Advent Technologies GmbH (formerly fischer eco solutions GmbH) to shift the entrepreneurial risk associated with the patents from Advent Technologies A/S (formerly Serenergy A/S) to Advent Technologies GmbH (formerly fischer eco solutions GmbH). Three separate contracts were agreed to as it related to running the business between the two parties. Firstly, there was a manufacturing contract which laid out the expected rules of engagement as it related to the ultimate production of fuel cells by Advent Technologies A/S (formerly Serenergy A/S) utilizing various parts supplied by Advent Technologies GmbH (formerly fischer eco solutions GmbH) and third-party suppliers. Additionally, as a part of this portion of the Agreement was the sale of finished fuel cell units to Advent Technologies GmbH (formerly fischer eco solutions GmbH) from Advent Technologies A/S (formerly Serenergy A/S) to be held on site in Denmark and sold in accordance with the distribution contract, described as follows. The distribution contract governs the ultimate sale of the Finished Fuel Cells to third-party customers via the sales channels of Advent Technologies A/S (formerly Serenergy A/S). Finally, an R&D contract was agreed between Advent Technologies A/S (formerly Serenergy A/S) and Advent Technologies GmbH (formerly fischer eco solutions GmbH) with the goal of transferring some of the R&D costs incurred by Advent Technologies A/S (formerly Serenergy A/S) to Advent Technologies GmbH (formerly fischer eco solutions GmbH).

The Company also has a profit and loss transfer agreement with its parent company, F.E.R. fischer Edelstahlrohre GmbH in which all losses held at the Advent Technologies GmbH (formerly fischer eco solutions GmbH) company level will be absorbed by the parent. This resulted in the Company reporting income from loss absorption on the statement of operations of EUR 12,587,416,76 and EUR 13,489,752,41 for the periods ended December 31, 2020 and December 31, 2019, respectively. Further, this arrangement resulted in an ongoing receivable from, F.E.R. fischer Edelstahlrohre GmbH in the amount of EUR 26,751,747.17 and EUR 25,080,749.12 for the periods ended December 31, 2020 and December 31, 2019, respectively, as a result of the periodic income from loss absorption.

Advent Technologies GmbH (formerly fischer eco solutions GmbH)

Annual financial statements as of 31 December 2020 and 31 December 2019

Additionally, included within payables to related parties are shareholder loans payable to the parent company, F.E.R. fischer Edelstahlrohre GmbH for the purposes of operational financing which amount to EUR 38,000,000.00 and EUR 36,700,000.00 for the periods ended December 31, 2020 and December 31, 2019, respectively.

The Company notes that in accordance with the Agreements stated above are various related party transactions and balances held at the various reporting dates.

Refer to table below for amounts held on the balance sheet and contained within the income statement for the periods ended December 31, 2020 and December 31, 2019:

Annual Statement

	For the year ended	For the year ended
(Euro in thousands)	December 31, 2020	December 31, 2019

Revenue from Related Parties	14,514	19,058
Expense to Related Parties	9,873	14,707
	4,641	4,351

(Euro in thousands)	December 31, 2020	December 31, 2019

Receivables from Related Parties	26,880	26,608
Payables to Related Parties	38,957	38,927
	-12,077	-12,319

* - Noted that due to the ultimate consolidation and related party nature of the entities listed above, there is a natural right of offset as it relates to the amount receivable or payable and may be presented on a net basis within the statement of financial position

Summary of differences between German GAAP and US generally accepted accounting principles (“US GAAP”)

The financial statements of the Company have been prepared in accordance with German GAAP which differ in certain significant respects from US GAAP. The effects of the application of US GAAP to the shareholder’s equity and net income (loss) are set forth in the table below:

Reconciliation of net income (loss):	2020	2019

Net income (loss) for the financial year in accordance with German GAAP	7.130,00	- 219.633,00
US GAAP reconciliation adjustments
Reversal of loss absorption under profit and loss transfer agreement	-12.587.416,76	-13.489.752,41
Taxes on reversal of loss absorption	-	-
Net income (loss) in accordance with US GAAP	-12.580.286,76	-13.709.385,41

Advent Technologies GmbH (formerly fischer eco solutions GmbH)

Annual financial statements as of 31 December 2020 and 31 December 2019

Reconciliation of shareholder’s equity:	2020	2019

Shareholder’s equity in accordance with German GAAP	- 31.774,48	- 38.904,48
US GAAP reconciliation adjustments
Reversal of loss absorption under profit and loss transfer agreement	-12.587.416,76	-13.489.752,41
Receivable carry forward from prior year loss absorption	-14.164.330,41	-11.590.996,71
Shareholder’s equity in accordance with US GAAP	-26.783.521,65	-25.119.653,60

Under German GAAP, net income/loss for the financial year is determined after taking into consideration the impact of the profit and loss transfer agreement with the Parent Company. Under US GAAP, profits or losses transferred to the parent Company under the profit and loss transfer arrangement represent an appropriation of profits or losses (akin to a dividend or capital contribution) rather than an income statement line item. The related receivables or payables from the shareholder are recorded as an adjustment to equity to reflect the distribution to or contribution from the shareholder.

Tax Effect
As the Company’s operating losses are expected to continue into the future, it does not expect to recover the deferred tax asset resulting from the net operating loss carry forwards. As a result, under US GAAP, the Company would recognize a full valuation allowance against the deferred tax asset, and the tax effect on the reversal of loss absorption is therefore assumed to be Nil.

Subsequent Events

On August 30, 2021, the Profit and Loss agreement between the previous shareholder

F.E.R. fischer Edelstahlrohre GmbH having its registered seat in Achern, registered with the commercial register of local court of Mannheim, Germany under no. HRB220198 and Advent Technologies GmbH (formerly fischer eco solutions GmbH) was terminated with effect from the end of August 31, 2021.

On August 31st 2021, 100% of the shares in Advent Technologies GmbH (formerly fischer eco solutions GmbH) was acquired by the company Advent Technologies Holdings Inc., a NASDAQ listed company (ticker: “ADN”) headquartered in Boston, USA.

Unaudited Interim Financial Statements

as of 30 June 2021, 31 December 2020 and 30 June 2020

Advent Technologies GmbH
(formerly fischer eco solutions GmbH)

Im Gewerbegebiet 7

77855 Achern

Advent Technologies GmbH (formerly fischer eco solutions GmbH)

Interim Financial Statements as of 30 June 2021 and 30 June 2020
Balance Sheets

Advent Technologies GmbH (formerly fischer eco solutions GmbH), Achern as of

30 June 2021 and 31 December 2020

A S S E T S							E Q U I T Y A N D L I A B I L I T I E S

		30 June 2021	31 Dec 2020			30 June 2021	31 Dec 2020
	EUR	EUR	EUR		EUR	EUR	EUR
A. A S S E T S				A. E Q U I T Y A N D L I A B I L I T I E S

I. INTANGIBLE ASSETS				I. SUBSCRIBED CAPITAL	1,000,000.00		1,000,000.00
1. Franchises, industrial rights and similar rights and assets		4,194,571.89	5,152,839.00	II. CAPITAL RESERVES	3,500,000.00		3,500,000.00

				III. ACCUMULATED LOSS	-4,476,687.48		-4,531,774.48
II. PROPERTY, PLANT AND EQUIPMENT						23,312.52	-31,774.48
1. Plant and machinery	1,210,076.14		1,318,043.00
2. Other equipment, furniture and fixtures	297,404.85		336,026.00	B. P R O V I S I O N S
3. Prepayments and assets under construction	76,600.00		0.00	1. Other provisions		188,587.80	143,372.00
		1,584,080.99	1,654,069.00			188,587.80	143,372.00
				C. L I A B I L I T I E S
III. FINANCIAL ASSETS				1. Trade payables	337,116.77		802,154.40
1. Equity investments		32,819.00	32,819.00	2. Liabilities to affiliates	31,529,783.62		38,956,933.32
				3. Other liabilities	33,982.39		53,336.26
						31,900,882.78	39,812,423.98
B. C U R R E N T A S S E T S

I. INVENTORIES
1. Raw materials, consumables and supplies	496,044.27		1,822,670.01
2. Work in process	150,364.21		147,309.43
3. Finished goods and merchandise	431,041.81		2,207,366.10
4. Prepayments for inventories	0.00		0.00
		1,077,450.29	4,177,345.54

II. RECEIVABLES AND OTHER ASSETS
1. Trade receivables	9,828.75		0.00
2. Receivables from affiliates	25,018,053.27		26,879,838.13
3. Other assets	5,504.55		856,983.35
		25,033,386.57	27,736,821.48

III. CHECKS, CASH ON HAND, BUNDESBANK AND POSTAL GIRO BALANCES		190,414.36	1,166,418.93

C. P R E P A I D E X P E N S E S		60.00	3,708.55

		32,112,783.10	39,924,021.50			32,112,783.10	39,924,021.50

Advent Technologies GmbH (formerly fischer eco solutions GmbH)

Interim Financial Statements as of 30 June 2021 and 30 June 2020
Advent Technologies GmbH (formerly fischer eco solutions GmbH), Achern

	Fiscal year	Prior year
	1 Jan 2021 to 30 June 2021	1 Jan 2020 to 30 June 2020
	EUR	EUR

1. Revenue	6,061,888.46	1,827,253.06
2. Increase or decrease in finished goods and work in process	26,000.00	9,502.00

3. Total operating performance	6,087,888.46	1,836,755.06

4. Other operating income
a) Ordinary operating income
aa) Other ordinary income	1,425.81	734.46
b) Income from the disposal of fixed assets	6,998.00	1,000.00
c) Other income from ordinary activities	76,099.78	22,154.68
	84,523.59	23,889.14

5. Cost of materials
a) Cost of raw materials, consumables and supplies	-7,672,300.27	-945,751.71
b) Cost of purchased services	-159,599.56	-150,568.14
	-7,831,899.83	-1,096,319.85

Gross profit / loss (-)	-1,659,487.78	764,324.35

6. Personnel expenses
a) Wages and salaries	-495,744.14	-340,258.46
b) Social security, pension and other benefit costs	-95,860.86	-92,090.58
	-591,605.00	-432,349.04

7. Amortization, depreciation and impairment	-1,188,440.63	-1,114,226.90

8. Other operating expenses
a) Ordinary operating expenses
aa) Rent and rent incidentals	-39,277.34	-34,923.32
ab) Insurance and contributions	-3,698.51	-2,869.26
ac) Repairs and maintenance	-2,210,132.06	-3,043,686.64
ad) Vehicle expenses	-232.50	-134.40
ae) Advertising and travel expenses	-2,327.87	-9,125.81
af) Distribution costs	-15,001.94	-10,104.28
ag) Miscellaneous operating expenses	-135,019.20	-127,068.03
b) Other expenses related to ordinary activities	-4,281.89	-5,080.50
	-2,409,971.31	-3,232,992.24

Operating result	-5,849,504.72	-4,015,243.83

9. Other interest and similar income	293,321.03	324,883.30
10. Interest and similar expenses	-553,787.57	-768,369.87

11. Income from loss absorption	6,165,058.26	4,465,860.40

12. Net Income (loss) for the year	55,087.00	7,130.00

13. Loss carryforward	-4,531,774.48	-4,538,904.48

14. ACCUMULATED LOSS	-4,476,687.48	-4,531,774.48

Advent Technologies GmbH (formerly fischer eco solutions GmbH)

Interim Financial Statements as of 30 June 2021 and 30 June 2020
Statements of changes in equity 1 January 2020 to 30 June 2020 and 1 January 2021 to 30 June 2021
Statements of changes in equity 1 January 2020 to 30 June 2020

	SUBSCRIBED CAPITAL	CAPITAL RESERVES	LOSS CARRYFORWARD	NET GAIN/LOSS (-) FOR THE YEAR	T O T A L E Q U I T Y

	Euro	Euro	Euro	Euro	Euro

31 December 2019 1 January 2020	1,000,000.00	3,500,000.00	-4,319,271.48	-219,633.00	-38,904.48

Carryforward to new account	0.00	0.00	-219,633.00	219,633.00	0.00
Net gain/loss (-) 30 June 2020	0.00	0.00	0.00	7,130.00	7,130.00

30 June 2020	1,000,000.00	3,500,000.00	-4,538,904.48	7,130.00	-31,774.48

Statements of changes in equity 1 January 2021 to 30 June 2021

	SUBSCRIBED CAPITAL	CAPITAL RESERVES	LOSS CARRYFORWARD	NET GAIN/LOSS (-) FOR THE YEAR	T O T A L E Q U I T Y

	Euro	Euro	Euro	Euro	Euro

31 December 2020 1 January 2021	1,000,000.00	3,500,000.00	-4,538,904.48	7,130.00	-31,774.48

Carryforward to new account	0.00	0.00	7,130.00	-7,130.00	0.00
Net gain/loss (-) 30 June 2021	0.00	0.00	0.00	55,087.00	55,087.00

30 June 2021	1,000,000.00	3,500,000.00	-4,531,774.48	55,087.00	23,312.52

Advent Technologies GmbH (formerly fischer eco solutions GmbH)

Interim Financial Statements as of 30 June 2021 and 30 June 2020

Statements of Cash Flows from 1 January 2021 to 30 June 2021 from 1 January 2020 to 30 June 2020
		6/30/2021	6/30/2020
		Actual	Actual
		YTD	YTD

	Net income / (net loss) for the year after allocation / distribution of profit	55,087.00	7,130.00

+/-	Amortization, depreciation and impairment	1,188,440.63	1,114,226.90
+/-	Increase / decrease in other provisions	45,215.80	26,151.13
-/+	Increase / decrease in inventories	3,099,895.25	-2,837,834.15
-/+	Increase / decrease in AR trade and other receivables, not investing or financing activities	1,828,450.15	7,159,414.79
+/-	Increase / decrease in AP trade and other liabilities, not investing or financing activities	414,610.11	-1,865,267.47
-/+	Gain / loss on disposal of fixed assets	-6,998.00	-1,000.00
+/-	Interest expenses / interest income	260,466.54	443,486.57
=	Cash flow from operating activities	6,885,167.48	4,046,307.77

	Proceeds from sale of fixed assets	7,000.00	1,000.00
-	Expenditures for fixed assets	-160,187.51	-230,552.35
+	Interest received	293,321.03	324,883.30
=	Cash flow from investing activities	140,133.52	95,330.95

+/-	Proceeds from / expenditures for loans received from affiliated companies	-7,447,518.00	-3,311,770.00
-	Interest paid	-553,787.57	-768,369.87
=	Cash flow from financing activities	-8,001,305.57	-4,080,139.87

	Net change in cash and cash equivalents	-976,004.57	61,498.85

+	Cash and cash equivalents at beginning of period	1,166,418.93	4,665.86

=	Cash and cash equivalents at end of period	190,414.36	66,164.71

Advent Technologies GmbH (formerly fischer eco solutions GmbH)

Interim Financial Statements as of 30 June 2021 and 30 June 2020
Notes to the Interim Financial Statements of Advent Technologies GmbH (formerly fischer eco solutions GmbH)

General company information

Advent Technologies GmbH (formerly fischer eco solutions GmbH), headquartered in Achern, Germany, is entered in the Commercial Register of the Mannheim Local Court under the registration number HRB 706920.

The shareholders’ meeting of 23 September 2021 resolved to amend the Articles of Association in Section I sentence 1 (Name of the Company). The name was changed to Advent Technologies GmbH.

General information

These interim financial statements were prepared in accordance with Sec. 242 et seq. and Sec. 264  et  seq.  HGB  [“Handelsgesetzbuch”:  German  Commercial  Code]  as  well as  in accordance  with  the  relevant  provisions  of  the  GmbHG  [“Gesetz betreffend  die Gesellschaften  mit  beschränkter  Haftung”:  German  Limited  Liability Companies Act]. The Company is subject to the requirements for small corporations. The income statement is classified using the nature of expense method.

In order to improve the clarity of the interim financial statements, we have provided details on the composition of balance sheet items and “thereof” items in the notes to the financial statements. Pursuant to Sec. 42 GmbHG, disclosures on receivables from and liabilities to shareholders have also been included in the notes.

Pursuant to the size classes stated in Sec. 267 HGB, the corporation is a small corporation. In the reporting year, size criteria break down as follows:

Criteria:	30 June 2021 (EUR)	Criteria exceeded?	31 Dec 2020 (EUR)	Criteria exceeded?

Revenue:	EUR 6,061,888.46	NO	EUR 1,175,423.17	NO
Total assets:	EUR 32,112,783.10	YES	EUR 39,924,021.50	YES
Employees:	16,50	NO	16,25	NO

Advent Technologies GmbH (formerly fischer eco solutions GmbH)

Interim Financial Statements as of 30 June 2021 and 30 June 2020
Accounting policies, including tax-law measures pursuant to Sec. 284 HGB

Accounting policies

The accounting policies applied comply with the provisions of the HGB [“Handelsgesetzbuch”: German Commercial Code] and the supplementary provisions of the GmbHG [“Gesetz betreffend die Gesellschaften mit beschränkter Haftung”: German Limited Liability Companies Act].

The following accounting and valuation methods were used unchanged for the preparation of the interim financial statements.

Purchased intangible assets are recognized at acquisition cost and are amortized if they have a limited life.

Property, plant and equipment are recognized at acquisition or production cost less depreciation (and, if necessary, impairment).

Amortization and depreciation were calculated on the basis of the estimated useful lives of the assets. The straight-line method is generally used for depreciation and amortization.

Low-value assets with an acquisition or production cost of up to EUR 150.00 are fully expensed in the year of acquisition.

Movable fixed assets with a value of between EUR 150.01 and EUR 1,000.00 are recognized in a collective item in the year of acquisition and depreciated on a straight-line basis using a rate of 20.0%.

Financial assets are recognized and valued as follows:

-	Loans at nominal value
-	Securities classified as fixed assets at acquisition cost

If necessary, they are written down to the lower net realizable value as of the reporting date.

Raw materials, consumables and supplies are reported at (average) acquisition or production cost, applying the lower of cost or market principle as of the reporting date.

Work in process and finished goods are valued at production cost. Production cost includes directly allocable costs as well as required overheads and production-related depreciation expenses. Production cost does not include borrowing costs. If the share of raw materials has a lower value as of the reporting date, this is recognized.

Receivables and other assets are stated at their nominal value or net realizable value as of the reporting date, whichever is lower. Appropriate bad debt allowances are recorded to cover any recognizable risks that may not be collectible; bad debts are written off. In order to cover the general credit risk, a general bad debt allowance is recognized on any receivables not already covered by specific bad debt allowances.

Cash and cash equivalents are stated at nominal value.

Expenses recognized before the balance sheet date that relate to a certain period after this date are posted as prepaid expenses.

Subscribed capital is stated at nominal value.

Advent Technologies GmbH (formerly fischer eco solutions GmbH)

Interim Financial Statements as of 30 June 2021 and 30 June 2020
Tax provisions contain taxes yet to be assessed relating to the fiscal year.

Other provisions record all recognizable risks and uncertain liabilities and are valued at the settlement value deemed necessary according to prudent business judgment (Sec. 253 (1) 2 HGB). Provisions with a term of more than one year are discounted based on their term at the average market interest rate of the past seven fiscal years (Sec. 253 (2) 1 HGB).

Liabilities are stated at their settlement amount (Sec. 253 (1) 2 HGB).

Translation of items denominated in foreign currency to Euros

The annual financial statements contain items denominated in foreign currency translated into Euros.

Receivables and liabilities in foreign currency are translated at the mean spot rate on the balance sheet date pursuant to Sec. 256a HGB.

The exchange rate of receivables or liabilities denominated in foreign currency with a remaining term of more than one year on the transaction date is recognized if it is lower in the case of receivables or higher in the case of liabilities.

Receivables and other assets

Receivables from affiliates contain trade receivables of EUR 6,555,712.83 (prior year: EUR 5,695.51) and other assets of EUR 18,462,340.44 (prior year: EUR 26,874,142.62)

Trade receivables

	30.06.2021	31.12.2020
Advent Technologies A/S	6,551,587.89 EUR	0.00 EUR
fischer Rohrtechnik GmbH	333.18 EUR	0.00 EUR
fischer Maschinentechnik-GmbH	3,629.50 EUR	0.00 EUR
fischer Edelstahlrohre GmbH	0.00 EUR	5,283.25 EUR
F.E.R. fischer Edelstahlrohre GmbH	0.00 EUR	250.00 EUR
fischer Power Solutions GmbH	162.26 EUR	162.26 EUR
	6,555,712.83 EUR	5,695.51 EUR

Other assets

	30.06.2021	31.12.2020
F.E.R. fischer Edelstahlrohre GmbH	18,462,340.44 EUR	26,874,142.62 EUR

Of the receivables from affiliates, an amount of EUR 0.00 (prior year: EUR 0.00) has a remaining term of more than one year.

Trade receivables of EUR 0.00 (prior year: EUR 0.00) have a remaining term of more than one year.

Other assets of EUR 0.00 (prior year: EUR 0.00) have a remaining term of more than one year.

Other assets contain input tax of EUR 0.00 (prior year: EUR 4,067.00) that does not come into effect until after the reporting date.

Advent Technologies GmbH (formerly fischer eco solutions GmbH)

Interim Financial Statements as of 30 June 2021 and 30 June 2020
Receivables from shareholders are not recognized separately in the balance sheet. Of the receivables from affiliates recognized in the balance sheet, EUR 18,462,340.44 (prior year: EUR 26,874,392.62) relates to receivables from shareholders as defined by Sec. 42 (3) GmbHG.

The item other provisions Sec. 285 No. 12 HGB includes the following types of provisions:

Provision for working time account	84,900.00	EUR
Vacation provision	90,265.00	EUR
Jubilee provision	10,130.00	EUR
Other provisions	3,292.80	EUR
	188,587.80	EUR

Statement of liabilities pursuant to Sec. 285 No. 2 HGB

		thereof due in
Type of liability as of 30 June 2021	Total	less than one year	one to five years	more than five years	Sucured Amounts	Type of * liability
	EUR k	EUR k	EUR k	EUR k	EUR k
Related to Trade	337	337	0	0	285
	(802)	(802)	(0)	(0)	(689)	-
To affiliates	31,530	13,336	18,194	0	965
	(38,957)	(20,764)	(18,193)	(0)	(40)	-
Other liabilities	34	34	0	0	0
	(53	(53)	(0)	(0)	(0)	-
Total	30,901	13,707	18,194	0	1,250
	(39,812)	(21,619)	(18,193)	(0)	(729)
Figures in brackets = prior-year figures

-	thereof for taxes EUR 10,994.36 (prior year: EUR 14,209.49)

-	thereof related to social security EUR 3,777.20 (prior year: EUR 13,626.68)

* Trade payables are secured by retention of title customary for the industry.

Liabilities to affiliates contain trade payables of EUR 977,301.62 (prior year: EUR 78,480.97) and other liabilities of EUR 30,552,482.00 (prior year: EUR 38,878,452.35).

Trade payables

	30.06.2021	31.12.2020
Advent Technologies A/S	961,452.00 EUR	36,487.80 EUR
fischer Edelstahlrohre GmbH	13,027.10 EUR	23,370.92 EUR
F.E.R. fischer Edelstahlrohre GmbH	1,710.00 EUR	2,524.00 EUR
fischer Maschinentechnik-GmbH	354.03 EUR	267.73 EUR
fischer Rohrtechnik GmbH	758,49 EUR	0.00 EUR
fischer group SE & Co. KG	0.00 EUR	15,830.52 EUR
	977,301,62 EUR	78,480.97 EUR

Advent Technologies GmbH (formerly fischer eco solutions GmbH)

Interim Financial Statements as of 30 June 2021 and 30 June 2020
Other liabilities

	30.06.2021	31.12.2020
Advent Technologies A/S	0.00 EUR	878,452.35 EUR
F.E.R. fischer Edelstahlrohre GmbH	30,552,482.00 EUR	38,000,000.00 EUR
	30,552,482.00 EUR	38,878,452.35 EUR

Liabilities to shareholders are not recognized separately in the balance sheet. Of the liabilities to affiliates recognized in the balance sheet, EUR 30,554,192.00 (prior year: EUR 38,002,524.00) relates to liabilities to shareholders as defined by Sec. 42 (3) GmbHG.

Personnel expenses

The item personnel expenses - Social security, pension and other benefit costs - includes expenses for benefits - includes pension expenses of EUR 1,252.66 (prior period: EUR 1,377.83)

Depreciation

Depreciation of property, plant and equipment includes unscheduled depreciation of EUR 0.00 (prior period: EUR 0.00).

Financial result

The item other interest and similar income includes interest income of EUR 0.00 (prior period: EUR 0.00) from the discounting of provisions.

Of the interest income EUR 293,321.03 (prior period: EUR 324,883.30) relates to affiliated companies.

Interest income to affiliated companies

	30.06.2021	30.06.2020
F.E.R. fischer Edelstahlrohre GmbH	293,321.03 EUR	324,883.30 EUR

The item interest and similar expenses includes interest expenses of EUR 0.00 (prior period: EUR 0.00) from the compounding of provisions.
Of the interest expenses EUR 552,482.00 (prior period: EUR 768,230.00) relates to affiliated companies.

Interest expenses to affiliated companies

	30.06.2021	30.06.2020
F.E.R. fischer Edelstahlrohre GmbH	552,482.00 EUR	768,230.00 EUR

Advent Technologies GmbH (formerly fischer eco solutions GmbH)

Interim Financial Statements as of 30 June 2021 and 30 June 2020
Contingent liabilities arising from off-balance sheet liabilities pursuant to Sec. 285 Nr. 3(a) HGB

Annual payment obligations under rental agreements and other service agreements are as follows:

Off-balance-sheet other	Amount	Maturity
financial obligations	(EUR k)	(Year)

Rental obligations
Rent for premises	69	Annual obligation

Service agreements
Software support	9	Annual obligation
Production maintenance	28	Annual obligation
Other	5	Annual obligation

Rental obligations to the ultimate parent company fischer group SE & Co. KG total EUR 69,014.46.

Obligations from ongoing investment projects amount to EUR 0.00 as of the reporting date.

Information on group affiliation to Sec. 285 No. 14 and 14a HGB

The direct parent company of the Company is F. E. R. fischer Edelstahlrohre GmbH registered in Achern. The Company is included in the consolidated financial statements of fischer group SE & Co. KG registered in Achern.

The fischer group SE & Co. KG, Achern, prepares the consolidated financial statements for the smallest and largest group of companies. The consolidated financial statements are published in the “Bundesanzeiger”. Advent Technologies GmbH (formerly fischer eco solutions GmbH), Achern, is included in these consolidated financial statements.

Information on employees pursuant to Sec. 285 No. 7 HGB

The workforce of the Company during the fiscal year can be broken down into the following categories:

Category	Number

Wage earners	9.50
Salaried employees	7.00

The average total number of employees for the year is therefore:	16.50

General managers pursuant to Sec. 285 No. 10 HGB

The Company was managed by the following persons in the past fiscal year:

1. General manager:	Hans Fischer, Seebach
Additional general manager:	Roland Fischer, Seebach

Advent Technologies GmbH (formerly fischer eco solutions GmbH)

Interim Financial Statements as of 30 June 2021 and 30 June 2020
Appropriation of profits

Earnings are transferred under the profit and loss transfer agreement concluded with the parent company F.E.R. fischer Edelstahlrohre GmbH.

Related Party

Effective upon inception of Advent Technologies GmbH (formerly fischer eco solutions GmbH), the parent company of F.E.R. fischer Edelstahlrohre GmbH owned 100% of the shares of Advent Technologies GmbH (formerly fischer eco solutions GmbH). This resulted in the classification of Advent Technologies GmbH (formerly fischer eco solutions GmbH) as a related party of Advent Technologies A/S (formerly SerEnergy A/S), as 100% of Advent Technologies A/S (formerly SerEnergy A/S) shares are also owned by the common parent of F.E.R. fischer Edelstahlrohre GmbH.

Effective July of 2018 arrangements were made between Advent Technologies A/S (formerly SerEnergy A/S) and Advent Technologies GmbH (formerly fischer eco solutions GmbH) to shift the entrepreneurial risk associated with the patents from Advent Technologies A/S (formerly SerEnergy A/S) to Advent Technologies GmbH (formerly fischer eco solutions GmbH). Three separate contracts were agreed to as it related to running the business between the two parties. Firstly, there was a manufacturing contract which laid out the expected rules of engagement as it related to the ultimate production of fuel cells by Advent Technologies A/S (formerly SerEnergy A/S) utilizing various parts supplied by Advent Technologies GmbH (formerly fischer eco solutions GmbH) and third-party suppliers. Additionally, as a part of this portion of the Agreement was the sale of finished fuel cell units to Advent Technologies GmbH (formerly fischer eco solutions GmbH) from Advent Technologies A/S (formerly SerEnergy A/S) to be held on site and sold in accordance with the distribution contract, described as follows. The distribution contract governs the ultimate sale of the Finished Fuel Cells to third-party customers via the sales channels of Advent Technologies A/S (formerly SerEnergy A/S). Finally, an R&D contract was agreed with Advent Technologies A/S (formerly SerEnergy A/S) with the goal of transferring some of the R&D costs incurred by Advent Technologies A/S (formerly SerEnergy A/S) to Advent Technologies GmbH (formerly fischer eco solutions GmbH).

The Company also has a profit and loss transfer agreement with its parent company, F.E.R. fischer Edelstahlrohre GmbH in which all losses held at the Advent Technologies GmbH (formerly fischer eco solutions GmbH) company level will be absorbed by the parent. This resulted in the Company reporting income from loss absorption on the statement of operations of EUR 6,165,058.26 and EUR 4,465,860.40 for the periods ended June 30, 2021 and June 30, 2020, respectively. Further, this arrangement resulted in an ongoing receivable from, F.E.R. fischer Edelstahlrohre GmbH in the amount of EUR 18,380,910.84 and EUR 26,751,747.17 for the periods ended June 30, 2021 and December 31, 2020, respectively, as a result of the periodic income from loss absorption.

Additionally, included within payables to related parties are shareholder loans payable to the parent company, F.E.R. fischer Edelstahlrohre GmbH for the purposes of operational financing which amount to EUR 30,552,482.00 and EUR 38,000,000.00 for the periods ended June 30, 2021 and December 31, 2020, respectively.

Advent Technologies GmbH (formerly fischer eco solutions GmbH)

Interim Financial Statements as of 30 June 2021 and 30 June 2020
The Company notes that in accordance with the Agreement stated above are various related party transactions and balances held at the various reporting dates.
Refer to the table below for amounts held on the balance sheet and contained within the income statement for the periods ended June 30, 2021 and June 30, 2020 as well as within the balance sheet period ending December 31, 2020:

Interim Statement

	For the period ended	For the period ended
(EUR in thousands)	June 30, 2021	June 30, 2020

Revenue from Related Parties	12,441	6,235
Expenses to Related Parties	6,178	4,415
Income (Loss) from transactions with Related Parties	6,263	1,820

(EUR in thousands)	June 30, 2021	December 31, 2020

Receivables from Related Parties	25,018	26,880
Payables to Related Parties	31,530	38,957
Net Receivables (Payables) *	(6,512)	(12,077)

* - Noted that due to the ultimate consolidation and related party nature of the entities listed above, there is a natural right of offset as it relates to the amount receivable or payable and may be presented on a net basis within the statement of financial position.

Summary of differences between German GAAP and US generally accepted accounting principles (“US GAAP”)

The financial statements of the Company have been prepared in accordance with German GAAP which differ in certain significant respects from US GAAP. The effects of the application of US GAAP to the shareholder’s equity and net income (loss) are set forth in the table below:

Reconciliation of net income (loss):	June 30, 2021	June 30, 2020

Net income (loss) for the financial year in accordance with German GAAP	55.087,00	7.130,00
US GAAP reconciliation adjustments
Reversal of loss absorption under profit and loss transfer agreement	-6.165.058,26	-4.465.860,40
Taxes on reversal of loss absorption	-	-
Net income (loss) in accordance with US GAAP	-6.109.971,26	-4.458.730,40

Advent Technologies GmbH (formerly fischer eco solutions GmbH)

Interim Financial Statements as of 30 June 2021 and 30 June 2020
	June 30, 2021	December 31, 2020
Reconciliation of shareholder’s equity:

Shareholder’s equity in accordance with German GAAP	23.312,52	- 31.774,48
US GAAP reconciliation adjustments
Reversal of loss absorption under profit and loss transfer agreement	-6.165.058,26	-12.587.416,76
Receivable carry forward from prior year loss absorption	-12.215.852,58	-14.164.330,41
Shareholder’s equity in accordance with US GAAP	-18.357.598,32	-26.783.521,65

Under German GAAP, net income/loss for the financial year is determined after taking into consideration the impact of the profit and loss transfer agreement with the Parent Company. Under US GAAP, profits or losses transferred to the parent Company under the profit and loss transfer arrangement represent an appropriation of profits or losses (akin to a dividend or capital contribution) rather than an income statement line item. The related receivables or payables from the shareholder are recorded as an adjustment to equity to reflect the distribution to or contribution from the shareholder.

Tax Effect
As the Company’s operating losses are expected to continue into the future, it does not expect to recover the deferred tax asset resulting from the net operating loss carry forwards. As a result, under US GAAP, the Company would recognize a full valuation allowance against the deferred tax asset, and the tax effect on the reversal of loss absorption is therefore assumed to be Nil.

Subsequent Events

On August 30, 2021, the Profit and Loss agreement between the previous shareholder
F.E.R. fischer Edelstahlrohre GmbH having its registered seat in Achern, registered with the commercial register of local court of Mannheim, Germany uder no. HRB220198 and Advent Technologies GmbH (formerly fischer eco solutions GmbH) was terminated with effect from the end of August 31, 2021.

On August 31, 2021, 100% of the shares in Advent Technologies GmbH (formerly fischer eco solutions GmbH) was acquired by the company Advent Technologies Holdings Inc., a NASDAQ listed company (ticker: “ADN”) headquartered in Boston, USA.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
AMCI Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of AMCI Acquisition Corp. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in stockholders’ equity and cash flows for each of the years then ended, and the related notes (collectively referred to as the “financial statements”).  In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Restatement of the 2020 Financial Statements
As discussed in Note 1 to the financial statements, the accompanying financial statements as of December 31, 2020 and 2019 and for each of the years then ended, have been restated to correct a misstatement relating to the company’s accounting for public and private warrants.
Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2018.

New York, NY
March 26, 2021 except for the effects of the restatement discussed in Note 1, Note 8, Note 9, and  Note 10 as to which the date is May 19, 2021

AMCI ACQUISITION CORP.
BALANCE SHEETS

	December 31, 2020 (as restated-Note 1)	December 31, 2019 (as restated-Note 1)

ASSETS
Current Assets
Cash	$24,945	$520,422
Prepaid income tax	203,613	-
Prepaid expenses and other current assets	353,959	57,109
Total Current Assets	582,517	577,531

Cash and cash equivalents held in Trust Account	93,340,005	225,433,349
Total Assets	$93,922,522	$226,010,880

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$349,439	$25,496
Accrued expenses	25,000	25,000
Franchise tax payable	40,050	200,050
Income tax payable	-	1,033,660
Promissory note	2,365,649	-
Promissory note- Related party	400,000	-
Total Current Liabilities	3,180,138	1,284,206

Warrant Liabilities	109,466,579	10,246,454
Deferred underwriting fees	7,718,227	7,718,227
Total Liabilities	120,364,944	19,248,887

Commitments

Common stock subject to possible redemption, 0 and 19,838,936 shares at redemption value at December 31, 2020 and December 31, 2019, respectively	-	201,761,986

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 authorized; none issued and outstanding	-	-
Class A Common stock, $0.0001 par value; 100,000,000 shares authorized; 9,061,136 and 2,213,141 shares issued and outstanding (excluding 0 and 19,838,936 shares subject to possible redemption at December 31, 2020 and December 31, 2019, respectively)	906	221
Class B Common stock, $0.0001 par value; 10,000,000 shares authorized; 5,513,019 shares issued and outstanding at December 31, 2020 and December 31, 2019	551	551
Additional paid-in capital	53,536,057	(15,234,807)
Retained earnings / (Accumulated Deficit)	(79,979,936)	20,234,042
Total Stockholders’ Equity	(26,442,422)	5,000,007
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$93,922,522	$226,010,880

The accompanying notes are an integral part of these financial statements.

AMCI ACQUISITION CORP.
STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2020 (as restated-Note 1)	For the Year Ended December 31, 2019 (as restated-Note 1)
Operating expenses
Operating and formation costs	$1,422,570	$439,017
Franchise tax expense	208,794	257,540
Loss from operations	(1,631,364)	(696,557)

Change in fair value of warrant liabilities	(99,220,125)	18,639,249
Other Income – dividends and interest	836,541	4,638,361
(Loss) income before provision for income tax	(100,014,948)	22,581,053
Provision for income tax	(199,030)	(1,068,915)
Net (loss) income	$(100,213,978)	$21,512,138

Basic and diluted weighted average shares outstanding, Common stock subject to redemption	15,811,603	19,401,513

Basic and diluted net income per share, Common stock subject to redemption	-	0.16
Basic and diluted weighted average shares outstanding, Common stock(1)	8,135,082	8,163,583
Basic and diluted net loss per share, Common stock(2)	$(12.32)	$2.26

(1) Excludes an aggregate of 0 and 19,838,936 shares subject to possible redemption as of December 31, 2020 and December 31, 2019, respectively.

(2) Excludes income of $357,715 and $3,185,186 attributable to common stock subject to possible redemption for the Years Ended December 31, 2020 and December 31, 2019 (see Note 2).

The accompanying notes are an integral part of these financial statements.

AMCI ACQUISITION CORP.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(as restated-Note 1)

	Shares of Class A Common Stock		Shares of Class B Common stock		Additional paid-in	Retained	Total Stockholders’
	Shares	Amount	Shares	Amount	capital	Earnings	Equity
Balance at January 1, 2019 (as restated)	4,065,566	$118	5,513,019	$551	$6,277,435	$(1,278,096)	$5,000,008
Reversal of offering costs	-	-	-	-	25,000	-	25,000
Change in common stock subject to possible redemption	(1,852,425)	103	-	-	(21,537,242)	-	(21,537,139)
Net income (as restated)	-	-	-	-	-	21,512,138	21,512,138
Balance at December 31, 2019 (as restated)	2,213,141	$221	5,513,019	$551	$(15,234,807)	$20,234,042	$5,000,007

	Shares of Class A Common Stock		Shares of Class B Common stock		Additional paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	capital	Deficit	Equity
Balance at January 1, 2020 (as restated)	2,213,140	$221	5,513,019	$551	$(15,234,807)	$20,234,042	$5,000,007
Change in shares subject to redemption	6,847,996	685	-	-	68,770,864	-	68,771,549
Net income (loss) (as restated)	-	-	-	-	-	(100,213,978)	(100,213,978)
Balance at December 31, 2020 (as restated)	9,061,136	906	5,513,019	551	$53,536,057	(79,979,936)	(26,442,422)

The accompanying notes are an integral part of these financial statements.

AMCI ACQUISITION CORP.
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2020 (as restated-Note 1)	For the Year Ended December 31, 2019 (as restated-Note 1)

Cash Flows from Operating Activities:
Net (loss) income	$(100,213,978)		$21,512,138
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Change in fair value of warrant liabilities	99,220,125		(18,639,249)
Other income – dividends and interest	(836,541)		(4,638,361)
Changes in operating assets and liabilities:
Prepaid income tax	(203,613)		-
Prepaid expenses and other current assets	(296,850)		72,716
Accounts payable	323,943		(29,868)
Accrued expenses	-		25,000
Franchise tax payable	(160,000)		146,050
Income tax payable	(1,033,660)		920,660
Net cash used in operating activities	(3,200,574)		(630,914)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(1,865,649)		-
Trust Account withdrawal for redemption of common stock	132,990,436		-
Trust Account withdrawals for the payment of franchise taxes and income taxes	1,805,098		265,057
Net cash provided by investing activities	132,929,885		265,057

Cash Flows from Financing Activities:
Payment for redemption of common stock	(132,990,436)		-
Proceeds from promissory note	2,365,649		-
Proceeds from Promissory Note – related party	400,000		-
Net cash provided by financing activities	(130,224,788)		-

Net Change in Cash	(495,477)		(365,857)
Cash – Beginning	520,422		886,279
Cash – Ending	$24,945		$520,422

Supplemental Disclosure for Cash Flow activities:
Cash paid for income taxes	$1,436,303	$

Non-Cash investing and financing activities:
Change in value of common stock subject to possible redemption	$68,771,520		$(21,537,142)
Reversal of deferred offering costs over accrual	$-		$25,000

The accompanying notes are an integral part of these financial statements.

AMCI ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

Note 1 - Description of Organization and Business Operations

AMCI Acquisition Corp. (the “Company”) was incorporated in Delaware on June 18, 2018. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company’s sponsor is AMCI Sponsor LLC, a Delaware limited liability company (the “Sponsor”).

Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on companies in the global natural resource infrastructure, value chain and logistics-related sectors. These sectors include equipment, services and technology that is used in, or related to, the resource value chain, and we refer to Natural Resources and Mining Equipment, Technology and Services (“Natural Resources and METS”) sectors.

As of December 31, 2020, the Company had not commenced any operations. All activity through December 31, 2020 relates to the Company’s formation, its initial public offering (“Initial Public Offering”), which is described below, and its search for a suitable Business Combination.

The registration statement for the Company’s Initial Public Offering was declared effective on November 15, 2018. On November 20, 2018, the Company consummated the Initial Public Offering of 20,000,000 units (“Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), generating total gross proceeds of $200,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 5,500,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per warrant in a private placement to the Sponsor, generating total gross proceeds of $5,500,000, which is described in Note 4.

Following the closing of the Initial Public Offering on November 20, 2018, an amount of $200,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (“Trust Account”) and will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below.

On November 27, 2018, the Company closed on the sale of 2,052,077 additional units at a price of $10.00 per unit upon receiving notice of the underwriters’ election to partially exercise their over-allotment option, generating additional gross proceeds of $20,520,770, which were placed in the Trust Account and incurring additional offering costs of $410,416 in underwriting fees, which were paid via purchase by the Sponsor of an additional 410,416 Private Placement Warrants at a price of $1.00 per warrant. As a result of the partial exercise of the over-allotment option by the underwriters and the expiration of the remaining portion of the over-allotment option, the Sponsor forfeited 236,981 Founder Shares (as defined in Note 5).

Transaction costs amounted to $12,628,266, consisting of $4,410,416 of underwriting fees, $7,718,227 of deferred underwriting fees and $499,623 of other costs. In addition, $24,945 of cash remained outside of the Trust Account and was available for working capital purposes as of December 31, 2020.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the remaining net proceeds are intended to be applied generally toward consummating a Business Combination. The Company must complete an initial Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting fees and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

AMCI ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion unless otherwise required by law or regulation. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account ($10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor, officers and directors (the “initial stockholders”) have agreed to vote their Founder Shares (as defined below in Note 5), and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Company has entered a contingent forward purchase agreement with the Sponsor. This contingent forward purchase agreement allows the Sponsor to purchase up to 5,000,000 units (the “Forward Purchase Units”) for $10.00 each, in a private placement to occur concurrently with the closing of an initial Business Combination, for an aggregate purchase price of up to $50,000,000. The Forward Purchase Units and their component securities would be identical to the units being sold in this offering, except that the Forward Purchase Units and their component securities would be subject to transfer restrictions and certain registration rights, as described therein. The proceeds from the sale of Forward Purchase Units may be used as part of the consideration to the sellers in the initial Business Combination.

The Company’s initial stockholders have agreed (a) to waive their redemption rights with respect to their Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

AMCI ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

The Company has until February 22, 2021 to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

On May 15, 2020, the Company held a special meeting of stockholders to seek stockholder approval to extend the Combination Period from May 20, 2020 to October 20, 2020. The stockholders voted in favor to extend the deadline to complete a Business Combination to October 20, 2020.  In addition, stockholders holding 7,126,888 shares of the Company’s Class A common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account.  As a result, approximately $72.6 million (approximately $10.18 per share) was removed from the Trust Account to pay such holders. Approximately $373,000 (equal to $0.025 for each share of Class A common stock that was not redeemed at the special meeting) will be deposited into the Trust Account for each calendar month, or portion thereof, that is needed by the Company to complete an initial business combination.  As of  December 31, 2020, $1,865,649 was deposited into the Trust Account.

On October 16, 2020, the Company held a special meeting of stockholders to seek stockholder approval to extend the Combination Period from October 20, 2020 to February 22, 2021. The stockholders voted in favor to extend the deadline to complete a Business Combination to February 22, 2021.  In addition, stockholders holding 5,864,053 shares of the Company’s Class A common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account.  As a result, approximately $60.4 million (approximately $10.30 per share) was removed from the Trust Account to pay such holders.

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting fee (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than $10.00 per share.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per share or (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

On February 4, 2021, we consummated a business combination (the "Closing") pursuant to the terms of the Merger Agreement, including the merger of Merger Sub with and Advent, with Advent continuing as the surviving corporation and as a wholly-owned subsidiary of the Company, in accordance with the terms of the Merger Agreement (the "Business Combination").

Restatement of Previously Issued Annual Financial Statements

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused in part on provisions in warrant agreements that provide for settlement of cash in a tender offer that is different than the underlying stock and the potential changes to the settlement amounts dependent upon the characteristics of the warrant holder and because the holder of a warrant is not an input into the pricing of a fixed-for-fixed option on equity shares, such provisions would preclude the warrant from being classified in equity and thus the warrant should be classified as a liability.

As a result of the SEC Statement, the Company reevaluated the accounting treatment of the public warrants and the private placement warrants issued in connection with the initial public offering of AMCI Acquisition Corp. that were orginally recorded as equity. Because these warrants contain provisions whereby the settlement amount varies depending upon the characteristics of the warrant holder, and have the tender offer provisions that could preference one of our two classes of stock in the event of such tender offer, these warrants should have been recorded at fair value as a liability in the Company’s consolidated balance sheet.

Accordingly, due to this restatement, the public warrants and the private placement warrants are now classified as a liability on the Company’s balance sheet at December 31, 2020 and December 31, 2019. These warrants are measured at fair value initially and subsequently at each reporting date with changes in the fair value recognized as a gain or loss in the Company’s statements of operations. These warrants are deemed equity instruments for income tax purposes, and accordingly, there is no tax accounting relating to changes in the fair value of these warrants recognized.

The Company reclassified certain transaction cost incurred in 2018 and reported as part of additional paid-in capital as an income statement expense. Transaction cost adjustment was made to reflect reclassification of warrants as liability instruments. The adjustment amounted to $ 1,302,034 and was recorded effective 11/20/2018.

The impact of this correction to the applicable reporting periods for the financial statement line items impacted is as follows (only line items impacted by the restatement were presented):

AMCI Acquisition Corp. Balance Sheet for the Year Ended
December 31, 2020

	As Previously Reported	Restatement Impact	As Restated
Warrant Liabilities		109,466,579	109,466,579
Total Liabilities	10,898,365	109,466,579	120,364,944
Common stock subject to possible redemption	78,024,156	(78,024,156)	-
Class A Common stock	150	756	906
Additional paid-in capital	2,812,626	50,723,431	53,536,057
Retained earnings / (Accumulated Deficit)	2,186,674	(82,166,610)	(79,979,936)
Total Stockholders’ Equity	5,000,001	(31,442,423)	(26,442,422)

AMCI Acquisition Corp. Balance Sheet for the Year Ended
December 31, 2019

	As Previously Reported	Restatement Impact	As Restated
Warrant Liabilities		10,246,454	10,246,454
Total Liabilities	9,002,433	10,246,454	19,248,887
Common stock subject to possible redemption	212,008,440	(10,246,454)	201,761,986
Class A Common stock	121	100	221
Additional paid-in capital	1,818,808	(17,053,615)	(15,234,807)
Retained earnings / (Accumulated Deficit)	3,180,527	17,053,515	20,234,042

AMCI Acquisition Corp. Statement of Operations for the Year Ended
December 31, 2020

	As Previously Reported	Restatement Impact	As Restated
Change in fair value of warrant liabilities		(99,220,125)	(99,220,125)
(Loss) income before provision for income tax	(794,823)	(99,220,125)	(100,014,948)
Net (loss) income	(993,853)	(99,220,125)	(100,213,978
Basic and diluted net loss per share, Common stock subject to redemption	0.02	(0.02)	-
Basic and diluted net loss per share, Common stock	(0.20)	(12.12)	(12.32)

AMCI Acquisition Corp. Statement of Operations for the Year Ended
December 31, 2019

	As Previously Reported	Restatement Impact	As Restated
Change in fair value of warrant liabilities		18,639,249	18,639,249
(Loss) income before provision for income tax	3,941,804	18,639,249	22,581,053
Net (loss) income	2,872,889	18,639,249	21,512,138
Basic and diluted net loss per share, Common stock subject to redemption	0.15	0.01	0.16
Basic and diluted net loss per share, Common stock	(0.05)	2.31	2.26

AMCI Acquisition Corp. Statement of Cash Flows for the Year Ended
December 31, 2020

	As Previously Reported	Restatement Impact	As Restated
Net (loss) income	(993,853)	(99,220,125)	(100,213,978)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Change in fair value of warrant liabilities	-	99,220,125	99,220,125
Non-Cash investing and financing activities:
Change in value of common stock subject to possible redemption	(993,848)	69,765,368	68,771,520

AMCI Acquisition Corp. Statement of Cash Flows for the Year Ended
December 31, 2019

	As Previously Reported	Restatement Impact	As Restated
Net (loss) income	2,872,889	18,639,249	21,512,138
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Change in fair value of warrant liabilities	-	(18,639,249)	(18,639,249)
Non-Cash investing and financing activities:
Change in value of common stock subject to possible redemption	2,897,890	(24,435,032)	(21,537,142)

Restatement of Previously Issued Quarterly Financial Statements (unaudited)

In lieu of filing amended quarterly reports on Form 10-Q, the following tables represent our restated unaudited condensed consolidated financial statements for each of the quarters during the years ended December 31, 2020 and December 31, 2019.

AMCI Acquisition Corp. unaudited interim Statement of Operations for each of the quarters during the year ended December 31, 2020

	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2020			June 30, 2020			September 30, 2020			December 31, 2020
	As Previously Reported	Restatement Impact	As Restated	As Previously Reported	Restatement Impact	As Restated	As Previously Reported	Restatement Impact	As Restated	As Previously Reported	Restatement Impact	As Restated
Change in fair value of warrant liabilities	-	4,580,791	4,580,791	-	(10,576,629)	(10,576,629)	-	(5,148,191)	(5,148,191)	-	(88,076,096)	(88,076,096)
(Loss) income before provision for income tax	520,011	4,580,791	5,100,802	(345,560)	(10,576,629)	(10,922,189)	(425,178)	(5,148,191)	(5,573,369)	(544,096)	(88,076,096)	(88,620,192)
Net (loss) income	365,235	4,580,791	4,946,026	(418,925)	(10,576,629)	(10,995,554)	(617,905)	(5,148,191)	(5,766,096)	(322,258)	(88,076,096)	(88,398,354)
Basic and diluted net loss per share, Common stock	(0.01)	0.59	0.58	(0.06)	(1.45)	(1.51)	(0.09)	(0.60)	(0.69)	(0.03)	(9.67)	(9.70)

	Six Months Ended			Nine Months Ended
	June 30, 2020			September 30, 2020
	As Previously Reported	Restatement Impact	As Restated	As Previously Reported	Restatement Impact	As Restated
Change in fair value of warrant liabilities	-	(5,995,838)	(5,995,838)	-	(11,144,029)	(11,144,029)
(Loss) income before provision for income tax	174,451	(5,995,838)	(5,821,387)	(250,727)	(11,144,029)	(11,394,756)
Net (loss) income	(53,690)	(5,995,838)	(6,049,528)	(671,595)	(11,144,029)	(11,815,624)
Basic and diluted net loss per share, Common stock	(0.07)	(0.79)	(0.86)	(0.13)	(1.13)	(1.26)

AMCI Acquisition Corp. unaudited interim Statement of Operations for each of the quarters during the year ended December 31, 2019

	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2019			June 30, 2019			September 30, 2019			December 31, 2019
	As Previously Reported	Restatement Impact	As Restated	As Previously Reported	Restatement Impact	As Restated	As Previously Reported	Restatement Impact	As Restated	As Previously Reported	Restatement Impact	As Restated
Change in fair value of warrant liabilities	-	19,009,366	19,009,366	-	226,633	226,633	-	(1,360,625)	(1,360,625)	-	763,875	763,875
(Loss) income before provision for income tax	1,019,254	19,009,366	20,028,620	1,117,070	226,633	1,343,703	1,015,074	(1,360,625)	(345,551)	790,406	763,875	1,554,281
Net (loss) income	790,254	19,009,366	19,799,620	842,931	226,633	1,069,564	815,158	(1,360,625)	(545,467)	424,546	763,875	1,188,421
Basic and diluted net loss per share, Common stock	(0.01)	1.99	1.98	(0.02)	0.04	0.02	(0.01)	(0.18)	(0.19)	(0.01)	0.10	0.09

	Six Months Ended June 30, 2019			Nine Months Ended September 30, 2019
	As Previously Reported	Restatement Impact	As Restated	As Previously Reported	Restatement Impact	As Restated
Change in fair value of warrant liabilities	-	19,235,999	19,235,999	-	17,875,375	17,875,375
(Loss) income before provision for income tax	2,136,324	19,235,999	21,372,323	3,151,398	17,875,375	21,026,773
Net (loss) income	1,633,185	19,235,999	20,869,184	2,448,343	17,875,375	20,323,718
Basic and diluted net loss per share, Common stock	(0.03)	2.24	2.21	(0.04)	2.17	2.13

AMCI Acquisition Corp. unaudited interim Balance Sheet

for each of the quarters during the year ended December 31, 2020

	March 31, 2020			June 30, 2020			September 30, 2020
	As Previously Reported	Restatement Impact	As Restated	As Previously Reported	Restatement Impact	As Restated	As Previously Reported	Restatement Impact	As Restated
Warrant Liabilities	-	5,665,663	5,665,663	-	16,242,292	16,242,292	-	21,390,482	21,390,482
Total Liabilities	9,006,140	5,665,663	14,671,803	8,610,603	16,242,292	24,852,895	10,165,519	21,390,482	31,556,001
Common stock subject to possible redemption	212,373,680	(5,665,663)	206,708,017	139,369,310	(16,242,292)	123,127,018	138,751,410	(21,390,482)	117,360,928
Additional paid-in capital	1,453,568	(21,634,306)	(20,180,738)	1,872,487	(11,057,677)	(9,185,190)	2,490,372	(5,909,487)	(3,419,115)
Retained earnings / (Accumulated Deficit)	3,545,762	21,634,306	25,180,068	3,126,837	11,057,677	14,184,514	2,508,932	5,909,487	8,418,419

AMCI Acquisition Corp. unaudited interim Balance Sheet

for each of the quarters during the year ended December 31, 2019

	March 31, 2019			June 30, 2019			September 30, 2019
	As Previously Reported	Restatement Impact	As Restated	As Previously Reported	Restatement Impact	As Restated	As Previously Reported	Restatement Impact	As Restated
Warrant Liabilities	-	9,876,337	9,876,337	-	9,649,704	9,649,704	-	11,010,329	11,010,329
Total Liabilities	8,295,098	9,876,337	18,171,435	8,322,174	9,649,704	17,971,878	8,562,223	11,010,329	19,572,552
Common stock subject to possible redemption	209,900,810	(9,876,337)	200,024,473	210,743,740	(9,649,704)	201,094,036	211,583,900	(11,010,329)	200,573,571
Additional paid-in capital	3,901,440	(17,423,632)	(13,522,192)	3,058,510	(17,650,265)	(14,591,755)	2,243,350	(16,289,640)	(14,046,290)
Retained earnings / (Accumulated Deficit)	1,097,892	17,423,632	18,521,524	1,940,823	17,650,265	19,591,088	2,755,981	16,289,640	19,045,621

The Company made errors in a reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2020 and December 31, 2019. The errors did not have any impact on Company’s Balance Sheet at  December 31, 2020 and December 31, 2019 and Company’s Statement of Operations for years ended December 31, 2020 and December 31, 2021.

Liquidity and Capital Resources

The Company successfully consummated its business combination on February 4, 2021.

As indicated in the accompanying financial statements, at December 31, 2019, the Company had $24,945 in cash, working capital deficit of $2,761,184, and $2,728,645 of interest available to pay its tax obligations.

The Company’s liquidity needs have been satisfied to date through the contribution of $25,000 from the sale of the founder shares, the loan from Orion Resource Partners (USA) LP, an affiliate of a business combination target, in an aggregate amount of $2,365,649 pursuant to a promissory note, the loan from the Sponsor in an aggregate amount of $400,000 pursuant to a promissory note, and the net proceeds from the sale of the Units and Private Placement Warrants held outside the Trust Account.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 global pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company's financial position, results of its operations, close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

AMCI ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of balance sheet in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the balance sheet, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

AMCI ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

Cash and cash equivalents held in Trust Account

At December 31, 2020, the assets held in the Trust Account were invested in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.  The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash equivalents totaling $93,340,005 and $225,433,329 held in the Trust Account as of December 31, 2020 and December 31, 2019, respectively.  During the years ended December 31, 2020 and December 31, 2019, the Company withdrew $1,805,098 and $265,057, respectively, from interest accrued in the Trust Account for the payment of franchise taxes and income taxes.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.

Net loss per common share

Net income (loss) per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. The Company has not considered the effect of the warrants sold in the Public Offering and Private Placement to purchase an aggregate of 27,962, 493 shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per common share, basic and diluted, for Common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of Common stock subject to possible redemption outstanding since original issuance.

Net loss per share, basic and diluted, for non-redeemable common stock is calculated by dividing the net loss, adjusted for income or loss on marketable securities attributable to Common stock subject to possible redemption, by the weighted average number of non-redeemable common stock outstanding for the period.

Non-redeemable common stock includes Founder Shares and non-redeemable shares of common stock as these shares do not have any redemption features. Non-redeemable common stock participates in the income or loss on marketable securities based on non-redeemable common stock shares’ proportionate interest.

Warrant Liability

The Company accounts for the 27,962,493 warrants (comprising of 22,052,077 public warrants and 5,910,416 private placement warrants) issued in connection with its Initial Public Offering in accordance with ASC 815-40-15-7D. If the warrants do not meet the criteria for equity treatment, they must be recorded as liabilities. Accordingly, the Company classifies the warrant instrument as liabilities at its fair value and adjusts the instrument to fair value at each reporting period. These liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of public warrants issued by the Company in connection with the Initial Public Offering has been determined using either the quoted price, if available, or was based on a modified Black-Scholes-Merton model. The private placement warrants have been determined based on a modified Black-Scholes-Merton model.

AMCI ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

Reconciliation of net loss per common share

The Company’s net income is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the income of the Trust Account and not the income or losses of the Company.  Accordingly, basic and diluted loss per common share is calculated as follows:

	Year Ended December 31,2020 (as restated)	Year Ended December 31, 2019 (as restated)
Common stock subject to possible redemption
Numerator: Earnings allocable to Common stock subject to possible redemption
Interest earned on marketable securities held in Trust Account	$-	$4,172,856
Less: interest available to be withdrawn for payment of taxes	-	(1,141,612)
Net income allocable to shares subject to possible redemption	-	3,031,244
Denominator: Weighted average Common stock subject to possible redemption
Basic and diluted weighted average shares outstanding	15,811,603	19,401,513
Basic and diluted net income per share	$-	$0.16

Non-Redeemable Common Stock
Numerator Net Income minus Net Earnings
Net income (loss)	$(100,213,978)	$21,512,138
Less: Income attributable to common stock subject to possible redemption	-	(3,031,244)
Non-Redeemable Net Loss	(100,213,978)	18,480,894
Basic and diluted weighted average shares outstanding	8,135,082	8,163,583
Basic and diluted net loss per common share	$(12.32)	$2.26

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020 and December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

On March 27, 2020, the CARES Act was enacted in response to COVID-19 pandemic. Under ASC 740, the effects of changes in tax rates and laws are recognized in the period which the new legislation is enacted. The CARES Act made various tax law changes including among other things (i) increasing the limitation under Section 163(j) of the Internal Revenue Code of 1986, as amended (the “IRC”) for 2019 and 2020 to permit additional expensing of interest (ii) enacting a technical correction so that qualified improvement property can be immediately expensed under IRC Section 168(k), (iii) making modifications to the federal net operating loss rules including permitting federal net operating losses incurred in 2018, 2019, and 2020 to be carried back to the five preceding taxable years in order to generate a refund of previously paid income taxes and (iv) enhancing the recoverability of alternative minimum tax credits. Given the Company's full valuation allowance position and capitalization of all formation costs, the CARES Act did not have an impact on the financial statements.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

AMCI ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 – Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 22,052,077 units at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7). On May 20, 2020, 7,126,888 shares were redeemed.  On October 20, 2020, 5,864,053 shares were redeemed.

Note 4 - Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 5,500,000 Private Placement Warrants at a purchase price of $1.00 per Private Placement Warrant for an aggregate purchase price of $5,500,000. Simultaneously with the exercise of the over-allotment, the Sponsor purchased an aggregate of 410,416 Private Placement Warrants at a price of $1.00 per Private Placement Warrant for an aggregate purchase price of $410,416. Each Private Placement Warrant is exercisable for one share of Class A common stock at a price of $11.50 per share. The proceeds from the sale of the Private Placement Warrants were added to the proceeds from the sale of the Units in the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. The warrants will expire five years after the completion of the Company’s Business Combination or earlier upon liquidation.

The Sponsor, and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Note 5 - Related Party Transactions

Founder Shares

On June 25, 2018, the Sponsor purchased 5,750,000 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. The Founder Shares will automatically convert into Class A common stock upon the consummation of a Business Combination on a one-for-one basis, subject to adjustments as described in Note 7.  In October 2018, the Sponsor transferred 35,000 founder shares to each of Messrs. Uren, Clark and Grant, the Company’s independent director nominees, and 100,000 each to Messrs. Hunter, Beem and Patel, the Company’s officers.

As a result of the partial exercise of the over-allotment option by the Underwriters and the expiration of the remaining portion of the over-allotment option, the Sponsor forfeited 236,981 Founder Shares.

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

AMCI ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

Administrative Services Agreement

The Company entered into an agreement with an affiliate of the Sponsor whereby, commencing on November 16, 2018 through the earlier of the Company’s consummation of a Business Combination and its liquidation, the Company agreed to pay the affiliate $10,000 per month for office space, utilities and secretarial and administrative support. For the years ended December 31, 2020 and December 31, 2019, the Company recorded $120,000 in fees in connection with such services in general and administrative expenses in the accompanying statements of operations. There were no fees payable and outstanding as of December 31, 2020 and December 31, 2019.

Related Party Loans

On June 25, 2018, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier of December 31, 2018 or the completion of the Initial Public Offering. $218,610 was outstanding under the Promissory Note as of November 20, 2018. The Company repaid the outstanding balance of the Promissory Note in the amount of $218,610 to the Sponsor on November 23, 2018.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants.

On November 20, 2020, the Sponsor agreed to loan the Company an aggregate of up to $1,000,000 to cover expenses related to the Business Combination pursuant to a promissory note (the “Promissory Note”). The Promissory Note was noninterest bearing and payable on the earlier of February 22, 2021 or the consummation of the Business Combination. $400,000 was outstanding under the Promissory Note as of December 31, 2020.

Note 6 – Commitments

Registration Rights

Pursuant to a registration rights agreement entered into on November 15, 2018, the holders of the Founder Shares (and any shares of Class A common stock issuable upon conversion of the Founder Shares), Private Placement Warrants (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants), Forward Purchase Units (and any shares of Class A Common Stock issuable upon the exercise of the Forward Purchase Units and the Shares of Class A Common Stock underlying the warrants underlying the Forward Purchase Units) and securities that may be issued upon conversion of Working Capital Loans are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

AMCI ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

Other Agreements

In May 2018, the Company entered into an agreement with a legal firm to assist the Company with a potential business combination and related securities and corporate work. The Company has agreed to pay a portion of the invoices and the payment of the remaining amount will be deferred until the consummation of the Business Combination.

In November 2018, the Company entered into an agreement with a transfer agent and trust company. The Company has paid a portion of the initial fees and the payment of the remaining amount will be deferred until the consummation of the Business Combination.

As of December 31, 2020, the aggregate amount deferred for such legal firm and transfer agent and trust company was $474,508. The deferred amount is an unrecognized contingent liability, as closing of the Business Combination was not considered probable as of December 31, 2020.

On May 20, 2020, the Company issued a promissory note (the “Note”) in the principal amount of up to $2,365,649 to an affiliate of a business combination target (the “Lender”), pursuant to which Lender agreed, among other things, to loan the Company the necessary funds to deposit in the Company’s Trust Account for each share of the Company’s Class A common stock (“Public Share”) that was not redeemed in connection with the extension of the Company’s termination date from May 20, 2020 until October 20, 2020. The Note provides that, commencing May 20, 2020, Lender shall advance to the Company monthly payments of approximately $373,000, up to a maximum amount of approximately $1.9 million. The Company will deposit these advances into the Company’s Trust Account and such amounts will be distributed either to: (i) all of the holders of Public Shares upon the Company’s liquidation or (ii) holders of Public Shares who elect to have their shares redeemed in connection with the consummation of the Company’s initial business combination. Lender will also advance the Company up to $500,000 to pay fees and expenses incurred by the Company in completing its initial business combination. The Note bears no interest unless the Company enters into a definitive agreement for an initial business combination with a party that is not affiliated with Lender (“Third Party Business Combination”), in which case the Note will bear interest at 1% per annum. The Note is due and payable upon the earlier to occur of (i) the date on which the Company consummates its initial business combination or (ii) February 22, 2021, pursuant to the Amendment to Promissory Note dated October 12, 2020. The Company’s obligations under the Note are subject to a limited recourse guarantee by the Sponsor and are secured by a portion of the founder shares and private placement warrants (the “Pledged Securities”) of the Company owned by Sponsor. Following the occurrence of a Third Party Business Combination, no amounts will be due under the Note if Lender elects to realize under the Pledged Securities.  As of December 31, 2020, the outstanding amount is $2,365,649.

Note 7 - Stockholders’ Equity

Preferred Stock - The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020 and December 31, 2019, there were no shares of preferred stock issued or outstanding.

Common Stock

Class A Common Stock - The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2020 and December 31, 2019, there were 9,061,136 and 2,213,141 shares of Class A common stock issued and outstanding, excluding 0 and 19,838,936 shares of common stock subject to possible redemption, respectively.

Class B Common Stock - The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At December 31, 2020 and December 31, 2019, there were 5,513,019 shares of Class B common stock issued and outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination, any private placement-equivalent securities issued, or to be issued, to any seller in a Business Combination, any private placement equivalent securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

AMCI ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

Note 8 - Warrant Liability

As of December 31, 2020 and 2019, the Company has 22,052,077 and 5,910,416 public warrants and private placement warrants, respectively, outstanding.

Each warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share.

The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrantholders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption;

•
if, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrantholders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

AMCI ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Note 9 - Income Taxes

The income tax provision consists of the following:

	As of December 31,
	2020	2019
Current
US Federal	$171,703	$878,133
US State	27,327	194,357
Total current provision	199,030	1,072,490
Deferred
US Federal	(312,697)	(103,156)
US State	(117,516)	(31,983)
Total deferred benefit	(430,213)	(135,139)
Change in valuation allowance	430,213	135,139
Total deferred provision	$-	$-

As of December 31, 2020 and 2019, the Company did not have any U.S. federal and state net operating loss carryovers (“NOLs”).

	December 31, 2020	December 31, 2019
Deferred tax assets:
Startup Costs	$565,352	$131,532
Total deferred income tax assets	$565,352	$131,532

Net deferred income tax assets	$565,352	$131,532
Valuation allowance	(565,352)	(131,532)
Deferred tax asset, net of allowance	$-	$-

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, Management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.

AMCI ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2020 and December 31, 2019 is as follows:

	December 31, 2020 (as restated)	December 31, 2019 (as restated)
Statutory federal income tax rate	21.00%	21.00%
State taxes, net of federal tax benefit	0.1%	0.54%
Return to provision	(0.03)%	(0.05)%
Net change in warrant valuation	(20.83)%	(17.33)%
Change in valuation allowance	(0.43)%	0.58%
Income tax provision	(0.19)%	4.74%

The Company files income tax returns in the U.S. federal jurisdiction and Pennsylvania and is subject to examination for the years ended December 31, 2018, 2019, and 2020.

Note 10 - Fair Value Measurements

The Company follows the guidance of ASC 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●            Level 1: Observable inputs such as quoted prices in active markets;

●            Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

●            Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

The Company used a Modified Black-Scholes-Merton Model to estimate the fair value of the derivative liability representing private placement warrants. The derivative liability was classified within Level 3 of the fair value hierarchy because certain unobservable inputs were used in the valuation model.

The Company estimated the fair value of derivative liabilities using the following assumptions:

	December 31, 2020	December 31, 2019
Risk free rate	0.32-0.38%	1.56-2.23%
Fair value of underlying stock	$14.93	$10.12
Expected term (in years)	5.04-5.42	5.34-5.64
Stock price volatility	15-40%	12%
Expected dividend yield	0.00%	0.00%

During twelve months ended 2020 and 2019 the Company recognized a $ 31,520,249 loss and $ 2,783,806 gain associated with the revaluation of above derivative liability.

The Company used directly observable quoted market prices to estimate the fair value of the derivative liability representing public warrants. The derivative liability was classified within Level 2 of the fair value hierarchy. During twelve months ended 2020 and 2019 the Company recognized a $ 67,699,876 loss and $ 15,855,443 gain associated with the revaluation of above derivative liability.

The following table presents information about the Company’s assets that are measured on a recurring basis at December 31, 2020 and December 31, 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

December 31, 2020 (as restated)

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Cash and cash equivalents held in Trust Account Asset	$93,340,005

Public Warrant Derivative Liability		74,536,020
Private Warrants Derivative Liability			34,930,559

December 31, 2019 (as restated)
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Cash and cash equivalents held in Trust Account Asset	$225,433,349

Public Warrants Derivative Liability		6,836,144
Private Warrants Derivative Liability			3,410,310

AMCI ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

Note 11 - Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On October 12, 2020, and as amended on October 19, 2020 and amended again on December 31, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AMCI Merger Sub Corp., a Delaware corporation and newly formed wholly-owned subsidiary of the Company (“Merger Sub”), AMCI Sponsor LLC, a Delaware limited liability company (the “Sponsor”), solely in the capacity the Purchaser Representative, Advent Technologies Inc., a Delaware corporation (“Advent”), and Vassilios Gregoriou, solely in his capacity Seller Representative providing for, among other things, the combination of the Company and Advent pursuant to the merger of Merger Sub with and into Advent with Advent continuing as the surviving entity and as a wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, all shares of Advent’s common stock, par value $0.001 per share and all of Advent’s convertible preferred shares, par value $0.001 per share, on an as converted basis, issued and outstanding immediately prior to the effective time, will be converted into the right to receive Company common stock, par value $0.0001 per share, representing a pro rata share of $250 million in the aggregate, minus net debt adjustment, with each stockholder of Advent being entitled to receive its pro rata share of the total consideration.

On October 20, 2020, the Company redeemed 5,864,053 shares of the Class A common stock at a redemption price of $60.4 million, as a result of the voting for an amendment and extension of the certificate of incorporation of AMCI.

On December 17, 2020, a purported shareholder class action complaint was filed by Dillon Frey against the Company in the Supreme Court of the State of New York, County of New York, alleging that the proposed Business Combination with Advent is both procedurally and substantively unfair and seeking to maintain the action as a class action and enjoin the Business Combination, among other things, without stating a specific amount of damages. The complaint does not provide detail as to how the proposed Business Combination is unfair, either procedurally or substantively, and we believe it has no merit. On February 10, 2021, a notice of dismissal of the complaint was filed in the Supreme Court of the State of New York, County of New York.

On December 22, 2020 AMCI entered into subscription agreements, pursuant to which certain investors agreed to purchase, and AMCI agreed to sell to the investors, an aggregate of 6,500,000 shares of AMCI Class A common stock for gross proceeds to AMCI of $65,000,000 (the “PIPE Investment”). The PIPE Investment closed substantially immediately prior to the Closing of the Business Combination.

On January 5, 2021, the Company received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with Listing Rule 5620(a), due to the Company’s failure to hold an annual meeting of stockholders within twelve months of the end of the Company’s fiscal year end. The Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on the Nasdaq Capital Market.

On February 2, 2021, the Company held a Special Meeting at which the Company’s stockholders considered and adopted, among other matters, the Merger Agreement (the “Special Meeting”). On February 4, 2021 (the “Closing Date”), the parties to the Merger Agreement consummated the Business Combination. Pursuant to the Merger Agreement, the Merger Consideration paid to the Advent stockholders is being paid solely by the delivery of new shares of New Advent common stock, each valued at $10.00 per share. The aggregate value of the consideration paid to Advent stockholders in the Business Combination was approximately $250.3 million. Prior to the Special Meeting, holders of 1,606 shares of AMCI’s Class A common stock sold in its initial public offering exercised their right to redeem those shares for cash at a price of approximately $10.30 per share, for an aggregate of $16,536.

In connection with the Closing, New Advent common stock and warrants began trading on Nasdaq under the symbols “ADN” and “ADNWW”. AMCI’s public units automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security. As of the Closing Date, our directors and executive officers and affiliated entities beneficially owned approximately 26.1% of the outstanding shares of New Advent common stock, and the former securityholders of AMCI beneficially owned approximately 31.6% of the outstanding shares of New Advent common stock.

On February 4, 2021, we consummated a business combination (the “Closing”) pursuant to the terms of the Merger Agreement, including the merger of Merger Sub with and into Advent, with Advent continuing as the surviving corporation and as a wholly-owned subsidiary of the Company, in accordance with the terms of the Merger Agreement (the “Business Combination”).

On February 5, 2021, Advent entered into a lease agreement by and among Advent, in its capacity as Tenant, and BP Hancock LLC, a Delaware limited liability company, in its capacity as Landlord, (the “2021 Lease Agreement”). The 2021 Lease Agreement, which is dated as of February 5, 2021, provides for the rental by Advent of office space at 200 Clarendon Street, Boston, MA 02116 for use as the Company’s executive offices. The term of the lease is five years (unless sooner terminated as provided in the 2021 Lease Agreement).

On February 18, 2021, Advent, a wholly-owned subsidiary of the Company, entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Bren-tronics, Inc. (“Seller”) and UltraCell, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Seller (“UltraCell”). Pursuant to the Purchase Agreement, and subject to the terms and conditions therein, on February 18, 2021, Advent acquired 100% of the issued and outstanding membership interests in UltraCell.

On March 8, 2021, the Company entered into a lease for 21,401 square feet as a product development and manufacturing center at Hood Park in Charlestown, MA. The lease has a term of eight years and five months, with an option to extend for five years.

ADVENT TECHNOLOGIES HOLDINGS, INC.

Primary Offering
of
26,369,557 Shares of Common Stock

Secondary Offering
of
23,210,601 Shares of Common Stock
4,340,278 Warrants to Purchase Common Stock

PROSPECTUS
     , 2022

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.

	Amount
SEC Registration Fee	$74,960	+
Legal Fees and Expenses	$50,000
Accounting Fees and Expenses	$50,000
Financial Printing and Miscellaneous Expenses	$25,040
Total	$200,000
+  Previously paid

Item 14.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

The Company’s second amended and restated certificate of incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Company’s amended and restated bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, effective upon the consummation of the Business Combination, the Company has entered or will enter into indemnification agreements with directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require the Company, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 15.	Recent Sales of Unregistered Securities.

Share Purchase Agreement

On August 31, 2021, a pursuant to the Share Purchase Agreement, dated as of June 25, 2021, by and between the Company and F.E.R. fischer Edelstahlrohre GmbH, a limited liability company incorporated under the Laws of Germany (the “Seller”), the Company issued to the Seller 5,124,846 shares of common stock and paid to the Seller €15,000,000 in cash for the acquisition of all of the issued and outstanding equity interests in SerEnergy A/S, a Danish stock corporation and a wholly-owned subsidiary of the Seller and fischer eco solutions GmbH, a German limited liability company and a wholly-owned subsidiary of the Seller, together with certain outstanding shareholder loan receivables.

Founder Shares and Placement Warrants in Connection with the IPO

In June 2018, AMCI issued an aggregate of 5,750,000 founder shares to Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.004 per share. In October 2018, Sponsor transferred 35,000 founder shares to each of Messrs. Uren, Clark and Grant, AMCI’s independent directors, and 100,000 shares to each of Messrs. Hunter, Beem and Patel, our officers. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of AMCI’s IPO. On November 27, 2018, the underwriters in AMCI’s IPO elected to exercise a portion of the over-allotment option for 2,052,077 additional Units. As a result of such partial exercise, Sponsor forfeited 236,981 shares of Class B common stock.

In November 2018, Sponsor purchased an aggregate of 5,500,000 placement warrants for a purchase price of $1.00 per warrant, for an aggregate purchase price of $5,500,000, in a private placement that occurred simultaneously with the closing of AMCI’s IPO. Each placement warrant entitles the holder thereof to purchase one share of our common stock at a price of $11.50 per share. The placement warrants (including the common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. As a result of the partial exercise of the underwriter’s over-allotment option, Sponsor purchased an additional 410,416 placement warrants for aggregate gross process of $410,416.

PIPE

On December 22, 2020 AMCI entered into subscription agreements, pursuant to which certain investors agreed to purchase, and AMCI agreed to sell to the investors, an aggregate of 6,500,000 shares of AMCI Class A common stock for gross proceeds to AMCI of $65,000,000 (the “PIPE Investment”). The PIPE Investment closed substantially immediately prior to the Closing of the Business Combination.

Working Capital Warrants

In addition, in order to finance transaction costs in connection with an intended initial business combination, on November 20, 2020, the Sponsor agreed to loan AMCI up to $1,000,000 as a working capital loan. This loan was non-interest bearing and due at the earlier of the date on which AMCI consummates its Business Combination or February 22, 2021. On November 20, 2020, AMCI borrowed $400,000 on the working capital loan. At the option of the lender, at Closing, such loan was converted into working capital warrants at a price of $1.00 per warrant. The working capital warrants are identical to the placement warrants, including as to exercise price, exercisability and exercise period.

The sales of the above securities were exempt from the registration requirements of the Securities Act in reliance on the exemptions afforded by Section 4(a)(2) of the Securities Act. Other than the IPO, no sales involved underwriters, underwriting discounts or commissions or public offerings of securities of the registrant.

Item 16.	Exhibits and Financial Statements.

(a)	Exhibits. The following exhibits are being followed herewith:

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of October 12, 2020 by and among AMCI, our sponsor, in its capacity as Purchaser Representative thereunder, Advent and Vassilios Gregoriou in his capacity as Seller Representative thereunder (incorporated by reference to Exhibit 2.1 of AMCI Acquisition Corp.’s Registration Statement on Form S-4/A (Reg. No. 333-250946), filed with the SEC on January 14, 2021).

2.2
First Amendment to Agreement and Plan of Merger, dated as of October 19, 2020, by and among AMCI, our sponsor, in its capacity as Purchaser Representative thereunder, Advent and Vassilios Gregoriou in his capacity as Seller Representative thereunder (incorporated by reference to Exhibit 2.2 of AMCI Acquisition Corp.’s Registration Statement on Form S-4/A (Reg. No. 333-250946), filed with the SEC on January 14, 2021).

2.3
Second Amendment to Agreement and Plan of Merger, dated as of December 31, 2020, by and among AMCI, our sponsor, in its capacity as Purchaser Representative thereunder, Advent and Vassilios Gregoriou in his capacity as Seller Representative thereunder (incorporated by reference to Exhibit 2.3 of AMCI Acquisition Corp.’s Registration Statement on Form S-4/A (Reg. No. 333-250946), filed with the SEC on January 14, 2021).

2.4
Share Purchase Agreement, dated as of June 25, 2021, by and between Advent Technologies Holdings, Inc. and F.E.R. Fischer Edelstahlrohre GmbH (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 25, 2021).

3.1
Second Amended and Restated Certificate of Incorporation of Advent Technologies Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).

3.2	Amended and Restated Bylaws of Advent Technologies Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).

4.1
Warrant Agreement, dated November 15, 2018 by and between AMCI Acquisition Corp. and Continental Stock Transfer & Trust company, as warrant agent (incorporated by reference to Exhibit 4.1 of AMCI Acquisition Corp.’s Registration Statement on Form S-4/A (Reg. No. 333-250946), filed with the SEC on January 14, 2021).

4.2
Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 of AMCI Acquisition Corp.’s Registration Statement on Form S-1/A (Reg. No. 333-227994), filed with the SEC on November 9, 2018).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 of AMCI Acquisition Corp.’s Registration Statement on Form S-1/A (Reg. No. 333-227994), filed with the SEC on November 9, 2018).

4.4	Description of Securities (incorporated by reference to Exhibit 4.4 of the Company’s Annual Report on Form 10-K, filed with the SEC on May 20, 2021).

5.1†	Opinion of Ropes & Gray LLP

10.1
Form of PIPE Subscription Agreement (incorporated by reference to Exhibit 10.13 of AMCI Acquisition Corp.’s Registration Statement on Form S-4/A (Reg. No. 333- 250946), filed with the SEC on January 14, 2021).

10.2
Securities Subscription Agreement, dated June 25, 2018, between AMCI and our sponsor (incorporated by reference to Exhibit 10.5 of AMCI Acquisition Corp.’s Registration Statement on Form S-1/A (Reg. No. 333-227994), filed with the SEC on November 9, 2018).

10.3
Warrants Purchase Agreement, dated November 15, 2018, between AMCI and our sponsor (incorporated by reference to Exhibit 10.5 of AMCI Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on November 20, 2018).

10.4
Registration Rights Agreement, dated November 15, 2018, by and among AMCI, our sponsor and the holders party thereto (incorporated by reference to Exhibit 10.3 of AMCI Acquisition Corp’s Current Report on Form 8-K, filed with the SEC on November 20, 2018).

10.5
Form of Voting Agreement, dated as of October 12, 2020, by and among AMCI, Advent and the stockholder of Advent party thereto (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on October 16, 2020).

10.6
Form of Lockup Agreement, dated as of October 12, 2020, by and among AMCI, the Purchaser Representative and the stockholder of Advent party thereto (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed with the SEC on October 16, 2020).

10.7+
Employment Agreement, dated as of October 12, 2020, by and between Advent Technologies Inc. and Vassilios Gregoriou (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).

10.8+
Employment Agreement, dated as of January 12, 2021, by and between Advent Technologies Inc. and William Hunter (incorporated by reference to Exhibit 10.8 of the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).

10.8(a)+
Separation Agreement and General Release between William Hunter and Advent Technologies Holdings, Inc., dated as of July 1, 2021 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on July 6, 2021).

10.9+
Employment Agreement, dated as of December 31, 2020, by and between Advent Technologies SA and Christos Kaskavelis (incorporated by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).

10.10+
Employment Agreement, dated as of October 12, 2020, by and between Advent Technologies Inc. and Emory De Castro (incorporated by reference to Exhibit 10.10 of the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).

10.11+
Employment Agreement, dated as of October 12, 2020, by and between Advent Technologies, Inc. and James F. Coffey (incorporated by reference to Exhibit 10.11 of the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).

10.12+	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.13 of the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).

10.13+	Form of Director Offer Letters (incorporated by reference to Exhibit 10.14 of the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).

10.14+
Offer Letter Agreement, dated as of July 2, 2021, by and between Advent Technologies Holdings, Inc. and Kevin Brackman (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed with the SEC on July 6, 2021).

10.15+
Employment Agreement, dated as of August 13, 2021, by and between Advent Technologies, Inc. and Kevin Brackman (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on August 18, 2021).

10.16
Lease Agreement, dated as of February 5, 2021 by and between Advent Technologies, Inc. and BP Hancock LLC. (incorporated by reference to Exhibit 10.15 of the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).

10.17
Lease Agreement, dated as of March 8, 2021, by and between Advent Technologies, Inc. and Hood Park LLC (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K/A, filed with the SEC on March 26, 2021).

10.18+	2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.12 of the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2021)

10.19
Lease Agreement, dated as of September 2, 2019, by and between Advent Technologies S.A. and Patras Science Park S.A. (English summary of Greek original) (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).

10.20
Lease Agreement, dated as of September 25, 2019, by and between Advent Technologies S.A. and Patras Science Park S.A. (English summary of Greek original) (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).

10.21
Lease Agreement, dated as of August 30, 2021, by and between Advent Technologies GmbH and fisher group SE & Co., KG (English summary of German original) (incorporated by reference to Exhibit 10.21 of the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2022).

16.1	Letter from Marcum LLP to the SEC, dated February 9, 2021 (incorporated by reference to Exhibit 16.1 of the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2022)

23.1*	Consent of Marcum LLP, independent registered accounting firm for AMCI Acquisition Corp.

23.2*	Consent of Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm for Advent Technologies Holdings, Inc.

23.3*	Consent of Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent auditors for Advent Technologies A/S

23.4*	Consent of Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent auditors for Advent Technologies GmbH

23.3†	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1†	Power of Attorney (included in the signature page to this registration statement).

101.INS*	Inline XBRL Instance

101.SCH*	Inline XBRL Taxonomy Extension Schema

101.CAL*	Inline XBRL Taxonomy Extension Calculation

101.LAB*	Inline XBRL Taxonomy Extension Labels

101.PRE*	Inline XBRL Taxonomy Extension Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL and contained in Exhibit 101)

*	Filed herewith.
+	Indicated a management or compensatory plan, contract or arrangement.
†	Previously filed.

(b) Financial Statements. The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No.1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 15th day of April, 2022.

Advent Technologies Holdings, Inc.

By:	/s/ Vassilios Gregoriou
Name:	Vassilios Gregoriou
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Vassilios Gregoriou and Kevin Brackman his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates below.

Name	Position	Date

/s/ Vassilios Gregoriou	Chief Executive Officer and Chairman of the Board	April 15, 2022
Vassilios Gregoriou

/s/ Kevin Brackman	Chief Financial Officer	April 15, 2022
Kevin Brackman

*	Chief Technology Officer and Director	April 15, 2022
Emory De Castro

/s/ Christos Kaskavelis	Chief Marketing Officer and Director	April 15, 2022
Christos Kaskavelis

*	Director	April 15, 2022
Katherine E. Fleming

*	Director	April 15, 2022
Anggelos Skutaris

*	Director	April 15, 2022
Katrina Fritz

/s/ Lawrence Epstein	Director	April 15, 2022
Lawrence Epstein

*By:	/s/ Vassilios Gregoriou
Vassilios Gregoriou
Attorney-in-fact